Attached to this message is a Free Writing Prospectus, dated May 16, 2006, that supersedes the information presented in each of the Free Writing Prospectus, dated May 7, 2006 (the "Preliminary Prospectus") and the Free Writing
Prospectus, dated May 7, 2006 and any other free writing prospectuses delivered or made available prior to the date hereof. The attached Free Writing Prospectus contains updated information with respect to the mortgage pool and the offered certificate structure.

Where information in the Preliminary Prospectus was changed, the updated information will be shown in the attached Free Writing Prospectus as underlined text (other than with respect to certain tables where the updated information will be marked by a vertical bar in the margin only). In the event that text was deleted, a single "carrot mark" will be inserted at the location of the deleted text. Throughout the attached Free Writing Prospectus, the location of updated information will be highlighted in the margin on the side of each applicable page with a vertical line.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, Inc.,
Credit Suisse Securities (USA) LLC and Nomura Securities International, Inc.,
(collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement
(including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC
(SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov (www.sec.gov).

Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis.

You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury
Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.
Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.: 333-131262

The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR COMPLETED PRIOR TO SALE, DATED MAY 16, 2006.

PROSPECTUS SUPPLEMENT
(To accompany prospectus dated March 21, 2006)

$2,637,006,000 (Approximate)
(Offered Certificates)
Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2006-C25
(Issuing Entity)
Wachovia Commercial Mortgage Securities, Inc.
(Depositor)
Wachovia Bank, National Association
CWCapital LLC
(Sponsors)

You should carefully consider the risk factors beginning on page S-50 of this prospectus supplement and on page 14 of the accompanying prospectus.
Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.
The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the Sponsors, the Depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.
This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated May , 2006.

The trust fund:

•	As of May 11, 2006, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $2,862,422,428.

•	The trust fund will consist of a pool of 152 fixed rate mortgage loans.

•	The mortgage loans are secured by first liens on commercial and multifamily properties.

•	All of the mortgage loans were originated or acquired by Wachovia Bank, National Association and CWCapital LLC.

The certificates:

•	The trust fund will issue 30 classes of certificates.

•	Only the 15 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus.

•	Distributions on the certificates will occur on a monthly basis, commencing in June 2006.

•	The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate Description	Assumed Final Distribution Date(2)	CUSIP No.	Expected Fitch/Moody’s Rating(3)
Class A-1	$85,824,000	2.998%	Fixed	November 15, 2010		AAA/Aaa
Class A-2	$122,437,000	4.277%	Fixed(4)	June 15, 2011		AAA/Aaa
Class A-3	$57,689,000	2.015%	WAC(5)	March 15, 2013		AAA/Aaa
Class A-PB1	$50,000,000	1.747%	WAC(5)	March 15, 2013		AAA/Aaa
Class A-PB2	$75,775,000	2.647%	WAC(5)	August 15, 2015		AAA/Aaa
Class A-4	$723,742,000	25.284%	WAC(6)	April 15, 2016		AAA/Aaa
Class A-5	$500,000,000	17.468%	WAC(6)	April 15, 2016		AAA/Aaa
Class A-1A	$388,228,000	13.563%	WAC(6)	April 15, 2016		AAA/Aaa
Class A-M	$286,242,000	10.000%	WAC(6)	May 15, 2016		AAA/Aaa
Class A-J	$218,260,000	7.625%	WAC(6)	May 15, 2016		AAA/Aaa
Class B	$10,734,000	0.375%	WAC(6)	May 15, 2016		AA+/Aa1
Class C	$35,781,000	1.250%	WAC(6)	May 15, 2016		AA/Aa2
Class D	$32,202,000	1.125%	WAC(6)	May 15, 2016		AA−/Aa3
Class E	$17,890,000	0.625%	WAC(6)	May 15, 2016		A+/A1
Class F	$32,202,000	1.125%	WAC(6)	May 15, 2016		A/A2

(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-131262) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m.–5 p.m. EST).

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Credit Suisse Securities (USA) LLC and Nomura Securities International, Inc. are acting as co-managers for this offering. Wachovia Capital Markets, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Credit Suisse Securities (USA) LLC and Nomura Securities International, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately            % of the initial certificate balance of the offered certificates, plus accrued interest from May 1, 2006 before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about May 31, 2006.

WACHOVIA SECURITIES

BB&T Capital Markets	Credit Suisse	NOMURA

May    , 2006

Wachovia Bank Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2006-C25

Geographic Overview of Mortgage Pool[1]

Washington
6 properties
$75,678,531
2.6% of total
Kansas
3 properties
$29,498,514
1.0% of total
Nebraska
1 property
$83,000,000
2.9% of total
Missouri
7 properties
$57,293,000
2.0% of total
Wisconsin
2 properties
$39,450,000
1.4% of total
Illinois
6 properties
$228,279,079
8.0% of total
Indiana
1 property
$26,000,000
0.9% of total
New York
4 properties
$224,200,000
7.8% of total
Maine
2 properties
$4,369,138
0.2% of total
New Hampshire
1 property
$11,700,000
0.4% of total
Utah
1 property
$11,200,000
0.4% of total
Michigan
3 properties
$35,262,394
1.2% of total
Pennsylvania
5 properties
$183,330,000
6.4% of total
Massachusetts
3 properties
$28,506,682
1.0% of total
Nevada
1 property
$28,000,000
1.0% of total
Ohio
16 properties
$149,784,056
5.2% of total
Connecticut
2 properties
$8,795,000
0.3% of total
New Jersey
1 property
$4,586,390
0.2% of total
Northern California[2]
4 properties
$90,051,219
3.1% of total
Delaware
1 property
$77,892,043
2.7% of total
Maryland
3 properties
$64,935,593
2.3% of total
California
22 properties
$371,690,219
13.0% of total
West Virginia
1 property
$7,968,664
0.3% of total
Southern California[2]
18 properties
$281,639,000
9.8% of total
Virginia
5 properties
$38,722,899
1.4% of total
South Carolina
4 properties
$25,044,758
0.9% of total
North Carolina
11 properties
$166,000,264
5.8% of total
Arizona
6 properties
$91,790,000
3.2% of total
Colorado
4 properties
$61,641,469
2.2% of total
Georgia
14 properties
$155,898,841
5.4% of total
Texas
12 properties
$250,149,000
8.7% of total
Tennessee
3 properties
$16,278,869
0.6% of total
Alabama
3 properties
$11,896,589
0.4% of total
Mississippi
3 properties
$19,299,000
0.7% of total
Kentucky
1 property
$12,297,658
0.4% of total
Florida
15 properties
$261,985,979
9.2% of total
>10.0% of Cut-Off Date Pool Balance
>5.0 - 10.0% of Cut-Off Date Pool Balance
>1.0 - 5.0% of Cut-Off Date Pool Balance
≤1.0% of Cut-Off Date Pool Balance

Mortgaged Properties by Property Type

Special Purpose 0.7%
Healthcare 0.5%
Mixed Use 1.6%
Mobile Home Park 0.4%
Industrial 1.7%
Land 0.4%
Multifamily 13.3%
Retail 36.3%
Hospitality 14.4%
Office 30.7%

Geographic Overview of Mortgaged Properties

Prime Outlets Pool, Various

Marriott

Marriott-Chicago, IL

530 Fifth Avenue, New York, NY

mōdis
HUMANA

Independent Square, Jacksonville, FL

Central Parke

medpace

Central Parke Pool, Cincinnati, OH

Westfield
SHOPPINGTOWN

Westfield Gateway, Lincoln, NE

DOUBLETREE PARADISE VALLEY

Doubletree Hotel, Scottsdale, AZ

Hercules Plaza, Wilmington, DE

Piedmont Center Buildings 9-12, Atlanta, GA

Cotswold Village Shops, Charlotte, NC

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indication of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued and the underlying transaction having the characteristics described in these materials. If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This Free Writing Prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this Free Writing Prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this Free Writing Prospectus.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. This Free Writing Prospectus is also referred to herein as the ‘‘prospectus supplement’’.

This Free Writing Prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-50 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ‘‘INDEX OF DEFINED TERMS’’ beginning on page S-238 in this prospectus supplement.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)    in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The ‘‘Assumed Final Distribution Date’’ has been determined on the basis of the assumptions set forth in ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement and a 0% CPR (as defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement). The ‘‘Rated Final Distribution Date’’ is the distribution date to occur in May 2043. See ‘‘DESCRIPTION OF THE CERTIFICATES— Assumed Final Distribution Date; Rated Final Distribution Date’’ and ‘‘RATINGS’’ in this prospectus supplement.

(3)	By each of Fitch, Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The pass-through rate applicable to the Class A-2 certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(5)	The pass-through rate applicable to each of the Class A-3, Class A-PB1 and Class A-PB2 certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement), minus %, % and %, respectively, for the related date.

(6)	The pass-through rate applicable to each of the Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

SUMMARY OF PROSPECTUS SUPPLEMENT

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is May 11, 2006, with respect to 136 mortgage loans, May 1, 2006, with respect to 11 mortgage loans, May 5, 2006, with respect to 4 mortgage loans and May 6, 2006, with respect to 1 mortgage loan), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	One (1) mortgage loan, the Prime Outlets Pool mortgage loan, is part of a split loan structure where the companion loan is pari passu in right of entitlement to payment with the mortgage loan. Certain other mortgage loans are each part of a split loan structure in which the related companion loan is subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C25, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description		Initial Pass- Through Rate	Weighted Average Life (years)(2)		Cash Flow or Principal Window (Mon./Yr.)(2)	Expected Fitch/Moody’s Rating(3)
Class A-1	$85,824,000	2.998%	30.000%	Fixed		%	3.16		06/06–11/10	AAA/Aaa
Class A-2	$122,437,000	4.277%	30.000%	Fixed	(4)	%	4.79		11/10–06/11	AAA/Aaa
Class A-3	$57,689,000	2.015%	30.000%	WAC	(5)	%	5.97		06/11–03/13	AAA/Aaa
Class A-PB1	$50,000,000	1.747%	30.000%	WAC	(5)	%	5.97		07/11–03/13	AAA/Aaa
Class A-PB2	$75,775,000	2.647%	30,000%	WAC	(5)	%	8.03		03/13–08/15	AAA/Aaa
Class A-4	$723,742,000	25.284%	30.000%	WAC	(6)	%	9.64		08/15–04/16	AAA/Aaa
Class A-5	$500,000,000	17.468%	30.000%	WAC	(6)	%	9.88		04/16–04/16	AAA/Aaa
Class A-1A	$388,228,000	13.563%	30.000%	WAC	(6)	%	8.75		06/06–04/16	AAA/Aaa
Class A-M	$286,242,000	10.000%	20.000%	WAC	(6)	%	9.91		04/16–05/16	AAA/Aaa
Class A-J	$218,260,000	7.625%	12.375%	WAC	(6)	%	9.96		05/16–05/16	AAA/Aaa
Class B	$10,734,000	0.375%	12.000%	WAC	(6)	%	9.96		05/16–05/16	AA+/Aa1
Class C	$35,781,000	1.250%	10.750%	WAC	(6)	%	9.96		05/16–05/16	AA/Aa2
Class D	$32,202,000	1.125%	9.625%	WAC	(6)	%	9.96		05/16–05/16	AA−/Aa3
Class E	$17,890,000	0.625%	9.000%	WAC	(6)	%	9.96		05/16–05/16	A+/A1
Class F	$32,202,000	1.125%	7.875%	WAC	(6)	%	9.96		05/16–05/16	A/A2
Class G	$32,202,000	1.125%	6.750%	WAC	(6)	%		(7)	(7)	A−/A3
Class H	$32,203,000	1.125%	5.625%	WAC	(6)	%		(7)	(7)	BBB+/Baa1
Class J	$32,202,000	1.125%	4.500%	WAC	(6)	%		(7)	(7)	BBB/Baa2
Class K	$32,202,000	1.125%	3.375%	WAC	(6)	%		(7)	(7)	BBB−/Baa3
Class L	$10,734,000	0.375%	3.000%	Fixed	(4)	%		(7)	(7)	BB+/Ba1
Class M	$10,734,000	0.375%	2.625%	Fixed	(4)	%		(7)	(7)	BB/Ba2
Class N	$10,734,000	0.375%	2.250%	Fixed	(4)	%		(7)	(7)	BB−/Ba3
Class O	$7,156,000	0.250%	2.000%	Fixed	(4)	%		(7)	(7)	B+/B1
Class P	$7,157,000	0.250%	1.750%	Fixed	(4)	%		(7)	(7)	B/B2
Class Q	$7,156,000	0.250%	1.500%	Fixed	(4)	%		(7)	(7)	B−/B3
Class S	$42,936,427	1.500%	0.000%	Fixed	(4)	%		(7)	(7)	NR/NR
Class IO	$2,862,422,427	N/A	N/A	WAC-IO	(8)	%		(8)	(8)	AAA/Aaa

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Based on no prepayments and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

(3)	By each of Fitch, Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The pass-through rate applicable to each of the Class A-2, Class L, Class M, Class N, Class O, Class P, Class Q and Class S certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(5)	The pass-through rate applicable to each of the Class A-3, Class A-PB1 and Class A-PB2 certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) minus %, % and %, respectively, for the related date.

(6)	The pass-through rate applicable to each of the Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)	The Class IO certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class IO certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the interest accrued on the notional amount of the Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

 THE PARTIES

The Trust Fund	The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of May 1, 2006, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor	Wachovia Commercial Mortgage Securities, Inc. We are a wholly-owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the master servicer, the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23, under which the Prime Outlets Pool whole loan is serviced, and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see ‘‘THE DEPOSITOR’’ in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuing Entity	A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. The issuing entity is also sometimes referred to herein as the trust fund. For more detailed information, see ‘‘DESCRIPTION OF THE CERTIFICATES—The Issuing Entity’’ in this prospectus supplement and the accompanying prospectus.

The Sponsors	Each of Wachovia Bank, National Association and CWCapital LLC will be a sponsor for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors’’ in this prospectus supplement and ‘‘THE SPONSOR’’ in the accompanying prospectus.

The Mortgage Loan Sellers	Each of the sponsors will be a mortgage loan seller for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers’’ in this prospectus supplement. Wachovia Bank, National Association is the master servicer and a sponsor and is an affiliate of one of the underwriters and an affiliate of the depositor. CWCapital LLC is a sponsor and a primary servicer, an affiliate of the initial controlling class representative and an affiliate of the special servicer. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Wachovia Bank, National Association	141	$2,792,694,338	97.6%	97.7%	96.7%
CWCapital LLC*	11	69,728,090	2.4	2.3	3.3
Total	152	$2,862,422,428	100.0%	100.0%	100.0%

*	For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), although 11 mortgage loans, representing 2.4% of the mortgage pool, were sold to the trust fund by CWCapital Mortgage Securities I LLC, all references to ‘‘mortgage loan seller’’ or ‘‘seller’’ with respect to such mortgage loans will be deemed to refer to CWCapital LLC. Prior to this securitization, those mortgage loans were originated and closed by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage Securities I LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC will be separately made to the depositor by CWCapital LLC, and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC.

The Master Servicer	Wachovia Bank, National Association. Wachovia Bank, National Association is our affiliate, one of the mortgage loan sellers, a sponsor and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, the Prime Outlets Pool whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23. The master servicer under the 2006-C23 pooling and servicing agreement is Wachovia Bank, National Association.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The Special Servicer	Initially, CWCapital Asset Management LLC. An affiliate of the special servicer is one of the sponsors, a mortgage loan seller and a primary servicer and another affiliate of the special servicer is the anticipated initial holder of certain non-offered classes of certificates. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the Prime Outlets Pool whole loan is specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23. The special servicer under the 2006-C23 pooling and servicing agreement is LNR Partners, Inc.

Some holders of certificates (initially the holder of the Class S certificates with respect to each mortgage loan other than the Marriott—Chicago, IL mortgage loan, the 530 Fifth Avenue mortgage loan and the Rao's City Views Apartment Building mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the Marriott—Chicago, IL mortgage loan, the 530 Fifth Avenue mortgage loan and the Rao's City Views Apartment Building mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the subordinate companion loan related to the Marriott—Chicago, IL mortgage loan, the 530 Fifth Avenue mortgage loan and the Rao's City Views Apartment Building mortgage loan may appoint or remove the special servicer with respect to the Marriott—Chicago, IL mortgage loan, the 530 Fifth Avenue mortgage loan and the Rao's City Views Apartment Building mortgage loan, respectively, subject to certain conditions set forth in the related intercreditor agreement. With respect to the Prime Outlets Pool mortgage loan, the special servicer may be removed at any time, with or without cause, by the 2006-C23 controlling class representative, but only with the consent of the controlling class representative, subject to certain conditions as set forth in the Prime Outlets Pool intercreditor agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ and ‘‘—The Controlling Class Representative’’ in this prospectus supplement.

It is anticipated that Cadim TACH inc. (an affiliate of the special servicer and an affiliate of one of the sponsors) or an affiliate will purchase certain non-offered classes of certificates (including the Class S certificates). See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ in this prospectus supplement.

The Special Servicer for the Prime Outlets Pool Loan	LNR Partners, Inc. LNR Partners, Inc. is the special servicer for the Prime Outlets Pool mortgage loan. See "SERVICING OF THE MORTGAGE LOANS—LNR Partners, Inc. as 2006-C23 Special Servicer" in this prospectus supplement.

The Primary Servicer for the CWCapital Mortgage Loans	CWCapital LLC. CWCapital LLC is the primary servicer of the mortgage loans originated or acquired by it. CWCapital LLC is also a sponsor, one of the mortgage loan sellers and an affiliate of the special servicer and the initial controlling class representative. See "SERVICING OF THE MORTGAGE LOANS—CWCapital as a Primary Servicer" in this prospectus supplement.

The Trustee	Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

The Underwriters	Wachovia Capital Markets, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Credit Suisse Securities

(USA) LLC and Nomura Securities International, Inc. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is our affiliate and is an affiliate of Wachovia Bank, National Association, which is the master servicer, a sponsor, one of the mortgage loan sellers and the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23, under which the Prime Outlets Pool whole loan is serviced. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. Wachovia Capital Markets, LLC is acting as sole lead manager for this offering. BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Credit Suisse Securities (USA) LLC and Nomura Securities International, Inc. are acting as co-managers for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates.

Significant Obligor	The mortgaged property described on Annex D and in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ securing the Prime Outlets Pool mortgage loan, representing 11.0% of the mortgage pool (12.7% of loan group 1). The borrowers under the Prime Outlets Pool mortgage loan are San Marcos Factory Stores, Ltd., Prime Outlets at San Marcos II Limited Partnership, Gulf Coast Factory Shops Limited Partnership, Coral Isle Factory Shops Limited Partnership, Ohio Factory Shops Partnership, Florida Keys Factory Shops Limited Partnership, Grove City Factory Shops Limited Partnership, Gulfport Factory Shops Limited Partnership, Huntley Factory Shops Limited Partnership, The Prime Outlets at Lebanon Limited Partnership and Prime Outlets at Pleasant Prairie LLC. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Significant Obligor’’, ‘‘—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement.

Certain Affiliations	Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is the master servicer and a sponsor. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly-owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association and CWCapital LLC originated or acquired the mortgage loans and will be selling them to the depositor. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. In addition, Wachovia Bank, National Association is the master servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial

Mortgage Pass-Through Certificates, Series 2006-C23. Additionally, affiliates of CWCapital LLC, a sponsor, are playing several roles in this transaction. CWCapital LLC is a primary servicer and an affiliate of CWCapital Asset Management LLC, the special servicer under this transaction. Further, an affiliate of both the special servicer and CWCapital LLC is the anticipated initial holder of certain non-offered classes of certificates. In addition, LNR Partners, Inc. is the special servicer for the Prime Outlets Pool mortgage loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement.

Transaction Overview

On the closing date, the sponsors/mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of May 1, 2006, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the Prime Outlets Pool whole loan (which will be serviced pursuant to the 2006-C23 pooling and servicing agreement)) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors/mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

 IMPORTANT DATES AND PERIODS

Closing Date	On or about May 31, 2006.

Cut-Off Date	For 136 mortgage loans, representing 96.1% of the mortgage pool (104 mortgage loans in loan group 1 or 96.0% and 32 mortgage loans in loan group 2 or 96.7%), May 11, 2006, for 11 mortgage loans, representing 2.4% of the mortgage pool (8 mortgage loans in loan group 1 or 2.3% and 3 mortgage loans in loan group 2 or 3.3%), May 1, 2006, for 4 mortgage loans, representing 0.5% of the mortgage pool (0.6% of loan group 1), May 5, 2006 and for 1 mortgage loan, representing 0.9% of the mortgage pool (1.1% of loan group 1), May 6, 2006. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in June 2006.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in June 2006.

Collection Period	For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

 THE CERTIFICATES

Offered Certificates	We are offering to you the following 15 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2006-C25 pursuant to this prospectus supplement:

Class A-1 Class A-2 Class A-3 Class A-PB1 Class A-PB2 Class A-4 Class A-5 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

Priority of Distributions	On each distribution date, the owners of the certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or that the master servicer and/or the trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of (i) all of the mortgage loans that are not secured by multifamily or mobile home park properties and (ii) 1 mortgage loan that is secured by a mobile home park property; and

•	Loan group 2 will consist of (i) 33 mortgage loans that are secured by multifamily properties and (ii) 2 mortgage loans that are secured by mobile home park properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee and the 2006-C23 master servicer, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4 and Class A-5 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) on the Class IO certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal first, on the Class A-PB1 certificates and then to the Class A-PB2 certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB1 certificates or the Class A-PB2 certificates is reduced to the planned principal balance set forth in the tables on Annex C-1 and Annex C-2, respectively, to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of each of the Class A-PB1 certificates and the Class A-PB2 certificates is reduced to the planned principal balance set forth in the tables on Annex C-1 and Annex C-2, respectively, to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB1 certificates and the Class A-PB2 certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB1 and Class A-PB2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB1, Class A-PB2 and Class A-1 certificates as set forth in the immediately preceding priorities, principal on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB1, Class A-PB2 and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB1, Class A-PB2, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB1, Class A-PB2, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB1, Class A-PB2, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB1, Class A-PB2, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB1, Class A-PB2, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB1, Class A-PB2, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB1, Class A-PB2, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-4 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB1, Class A-PB2, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB1, Class A-PB2, Class A-1, Class A-2, Class A-3 and Class A-4 certificates as set forth in the immediately preceding priorities, principal on the Class A-5 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB1, Class A-PB2, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB1, Class A-PB2, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB1, Class A-PB2, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A certificates, pro rata, for any realized loss and trust fund expenses borne by such certificates.

Interest on the Class A-M certificates.

Principal on the Class A-M certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-M certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class F certificates.

Principal on the Class F certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class F certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class S certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A certificates remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of each of the Class A-PB1 certificates and the Class A-PB2 certificates to the planned principal amount set forth in the tables on Annex C-1 and Annex C-2, respectively, to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) will be entitled to receive:

•	for each class of these certificates, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates immediately prior to that distribution date;

•	plus any interest that this class of certificates was entitled to receive on all prior distribution dates to the extent not received;

•	minus (other than in the case of the Class IO certificates) that class’ share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class IO certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under ‘‘—Priority of Distributions’’ above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5, Class A-1A and Class IO certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4 and Class A-5 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ and ‘‘—Distributions’’ in this prospectus supplement.

The Class IO certificates will be entitled to distributions of interest only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class IO certificates will accrue interest at a rate as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The certificates (other than the Class Z, Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under ‘‘—Priority of Distributions’’ beginning on page S-15 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class IO certificates:

•	first, pro rata, to the Class IO, Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A certificates as described above under ‘‘— Priority of Distributions’’, and then to each other class of offered certificates in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund.

These distributions are in addition to the distributions of principal and interest described above. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The pass-through rate for each class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ in this prospectus supplement.

The pass-through rate applicable to the Class IO certificates is described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

Principal Distributions	On the closing date, each class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’. The certificate balance for each class of certificates entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class IO certificates do not have principal balances and will not receive distributions of principal.

As reflected in the chart under ‘‘—Priority of Distributions’’ above:

•	generally, the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4 and Class A-5 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-5 certificates has been reduced to zero; provided, however, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of each of the Class A-PB1 certificates and the Class A-PB2 certificates is reduced to the planned principal balance set forth on Annex C-1 and Annex C-2, respectively, to this prospectus supplement;

•	principal is distributed to each class of certificates entitled to receive distributions of principal in the order described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	principal is only distributed on a related class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	generally, no class of certificates is entitled to distributions of principal until the certificate balance of each class of certificates with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement has been reduced to zero; and

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E or Class F certificates or the classes of non-offered certificates be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A certificates have all been reduced to zero.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the workout of a mortgage loan, then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses	Credit support for any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later priority of distribution (other than the Class IO certificates). However, none of the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 or Class A-1A certificates will be subordinate to any other class of Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 or Class A-1A certificates. The certificate balance of a class of certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates on that distribution date.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the offered certificates as indicated on the following table:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-1	$85,824,000	2.998%	9
Class A-2	$122,437,000	4.277%	9
Class A-3	$57,689,000	2.015%	9
Class A-PB1	$50,000,000	1.747%	9
Class A-PB2	$75,775,000	2.647%	9
Class A-4	$723,742,000	25.284%	9
Class A-5	$500,000,000	17.468%	9
Class A-1A	$388,228,000	13.563%	9
Class A-M	$286,242,000	10.000%	8
Class A-J	$218,260,000	7.625%	7
Class B	$10,734,000	0.375%	6
Class C	$35,781,000	1.250%	5
Class D	$32,202,000	1.125%	4
Class E	$17,890,000	0.625%	3
Class F	$32,202,000	1.125%	2
Non-offered certificates (excluding the Class R-I, Class R-II, Class IO and Class Z certificates)	$225,416,427	7.875%	1

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates will result in a corresponding reduction in the notional amount of the Class IO certificates.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loan with one pari passu companion loan, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between the mortgage loan (and therefore to the certificates, other than the Class IO, Class Z, Class R-I and Class R-II certificates) and its pari passu companion loan. Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan. The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2006-C25 certificates in the manner described above.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Fees and Expenses	Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.0231% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.0% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.0% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.0007% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ in this prospectus supplement. The master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23 are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class G, Class H, Class J and Class K certificates then entitled to distributions as follows:

The holders of each class of offered certificates and the Class G, Class H, Class J and Class K certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the Class IO certificates.

The ‘‘discount rate’’ applicable to any class of offered certificates and the Class G, Class H, Class J and Class K certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums or Yield Maintenance Charges
Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class	Allocation Percentage for Class IO
6% - 5% = 33 1/3%	(100% - 33 1/3%) = 66 2/3%
8% - 5%

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Allocation of Additional Interest	On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest	The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. If the master servicer fails to make a required advance, the trustee will be required to make that advance, unless the trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. Notwithstanding the foregoing, with respect to the Prime Outlets Pool mortgage loan, advances with respect to delinquent payments of principal and/or interest will be governed by the 2006-C23 pooling and servicing agreement under similar (although not identical) arrangements as described above with respect to the other mortgage loans included in the trust fund; provided that in the event that the master servicer under the 2006-C23 pooling and servicing agreement fails to make a required advance of delinquent principal and/or interest (i.e., an advance that is determined to be recoverable) with respect to the Prime Outlets Pool mortgage loan, the master servicer will be required to make that advance unless the master servicer determines that this advance would not be recoverable. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. Any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the trustee will not be required to make a principal and interest advance with respect to any companion loan. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	In the event a mortgage loan (other than the Prime Outlets Pool mortgage loan) becomes a defaulted mortgage loan, the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) and, in certain circumstances, the special servicer (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), shall have the option to purchase from the trust fund such defaulted mortgage loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement.

Reimbursement Entitlement of Servicer of the 2006-C23 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23 trust fund are each entitled to reimbursement of its pro rata share of servicing advances made with respect to the Prime Outlets Pool mortgage loan. In the event principal and interest payments related to the Prime Outlets Pool mortgage loan are insufficient to reimburse the master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund	The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the pool of mortgage loans included in the trust fund as of the cut-off date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I and Class R-II certificates) are held by a single certificateholder. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Registration and Denomination	The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences	Two separate real estate mortgage investment conduit elections will be made with respect to the trust fund (‘‘REMIC I’’ and ‘‘REMIC II’’, each a ‘‘REMIC’’). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in REMIC I, and the Class R-II certificates will represent the residual interests in REMIC II.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for federal income tax purposes.

The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class certificates will be treated as having been issued at a [premium], and that the Class certificates will be treated as having been issued with a [de minimis amount of original issue discount] for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1 Class A-2 Class A-3 Class A-PB1 Class A-PB2 Class A-4 Class A-5 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC and Nomura Securities International, Inc. by the U.S. Department of Labor. See ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Fitch, Inc. and Moody’s Investors Service, Inc.:

Class	Expected Rating from Fitch/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-3	AAA/Aaa
Class A-PB1	AAA/Aaa
Class A-PB2	AAA/Aaa
Class A-4	AAA/Aaa
Class A-5	AAA/Aaa
Class A-1A	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A+/A1
Class F	A/A2

The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

 THE MORTGAGE LOANS

General	It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad/bed, loan-to-value ratios and debt service coverage ratios) with respect to 8 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of the mortgage loan with a pari passu companion loan, the calculations of loan balance per square foot/room, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of such mortgage loan and its pari passu companion loan, if any (but not any subordinate companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

	All Mortgage Loans		Loan Group 1		Loan Group 2
Number of Mortgage Loans	152		117		35
Number of Crossed Loan Pools	2		2		0
Number of Mortgaged Properties	173		138		35
Aggregate Balance of all Mortgage Loans	$2,862,422,428		$2,474,194,093		$388,228,335
Number of Mortgage Loans with Balloon Payments(1)	110		81		29
Aggregate Balance of Mortgage Loans with Balloon Payments(1)	$2,287,868,558		$1,999,956,737		$287,911,820
Number of Mortgage Loans with Anticipated Repayment Date(2)	8		6		2
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(2)	$54,275,870		$46,726,356		$7,549,514
Number of Fully Amortizing Mortgage Loans	0		0		0
Aggregate Balance of Fully Amortizing Mortgage Loans	$0		$0		$0
Number of Interest-Only Mortgage Loans(3)	34		30		4
Aggregate Balance of Interest-Only Mortgage Loans(3)	$520,278,000		$427,511,000		$92,767,000
Average Mortgage Loan Balance	$18,831,726		$21,146,958		$11,092,238
Minimum Mortgage Loan Balance	$916,895		$916,895		$2,517,448
Maximum Mortgage Loan Balance	$315,340,000		$315,340,000		$28,400,000
Maximum Balance for a Group of Cross-Collateralized and Cross-Defaulted Mortgage Loans	$16,396,000		$16,396,000		$0
Weighted Average LTV Ratio(4)	69.4%		68.7%		74.1%
Minimum LTV Ratio	16.0%		16.0%		60.5%
Maximum LTV Ratio	81.8%		80.0%		81.8%
Weighted Average LTV Ratio at Maturity or Anticipated Repayment Date(4)	63.2%		62.3%		68.8%
Weighted Average DSCR(5)	1.50	x	1.54	x	1.27	x
Minimum DSCR	1.08	x	1.08	x	1.10	x
Maximum DSCR	5.46	x	5.46	x	1.61	x
Weighted Average Mortgage Loan Interest Rate	5.800%		5.793%		5.846%
Minimum Mortgage Loan Interest Rate	5.150%		5.150%		5.420%
Maximum Mortgage Loan Interest Rate	8.200%		8.200%		6.570%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	113		114		109

	All Mortgage Loans	Loan Group 1	Loan Group 2
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	50	50	58
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	237	237	120
Weighted Average Occupancy Rate(6)	94.0%	94.2%	92.8%

(1)	Does not include mortgage loans that with anticipated repayment dates or that are interest-only for their entire term.

(2)	Does not include mortgage loans that are interest-only for their entire term.

(3)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.

(4)	For purposes of determining the LTV ratio for 6 mortgage loans (loan numbers 3, 32, 36, 63, 89 and 96), representing 8.4% of the mortgage pool (5 mortgage loans in loan group 1 or 9.5% and 1 mortgage loan in loan group 2 or 1.7%), "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is" appraised values. See "RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property" in this prospectus supplement.

(5)	For purposes of determining the DSC ratios for 1 mortgage loan (loan number 24), representing 1.0% of the mortgage pool (1.1% of loan group 1), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or in cash reserves.

(6)	Does not include 16 hospitality properties, representing 14.4% of the mortgage pool (16.7% of loan group 1). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Retail	71	$1,039,479,666	36.3%	42.0%	0.0%
Retail – Anchored	42	617,816,678	21.6	25.0	0.0
Retail – Outlet	11	342,590,000	12.0	13.8	0.0
Retail – Unanchored	14	64,792,295	2.3	2.6	0.0
Retail – Shadow Anchored(2)	4	14,280,693	0.5	0.6	0.0
Office	38	878,984,446	30.7	35.5	0.0
Hospitality	16	412,485,115	14.4	16.7	0.0
Multifamily	33	380,678,820	13.3	0.0	98.1
Industrial	5	48,183,338	1.7	1.9	0.0
Mixed Use	2	45,340,000	1.6	1.8	0.0
Special Purpose	1	21,200,000	0.7	0.9	0.0
Healthcare	2	13,300,000	0.5	0.5	0.0
Mobile Home Park	3	12,135,904	0.4	0.2	1.9
Land	2	10,635,138	0.4	0.4	0.0
Total	173	$2,862,422,428	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

Mortgaged Properties by Property Type

Geographic Concentrations	The mortgaged properties are located throughout 34 states. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)
State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
CA	22	$371,690,219	13.0%
Southern(2)	18	281,639,000	9.8
Northern(2)	4	90,051,219	3.1
FL	15	261,985,979	9.2
TX	12	250,149,000	8.7
IL	6	228,279,079	8.0
NY	4	224,200,000	7.8
PA	5	183,330,000	6.4
NC	11	166,000,264	5.8
GA	14	155,898,641	5.4
OH	16	149,784,056	5.2
Other	68	871,105,190	30.4
Total	173	$2,862,422,428	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)
State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
CA	18	$308,390,219	12.5%
Southern(2)	14	218,339,000	8.8
Northern(2)	4	90,051,219	3.6
FL	15	261,985,979	10.6
IL	6	228,279,079	9.2
NY	3	218,100,000	8.8
PA	5	183,330,000	7.4
TX	7	180,049,000	7.3
OH	16	149,784,056	6.1
Other	68	944,275,761	38.2
Total	138	$2,474,194,093	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San

Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)
State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
TX	5	$70,100,000	18.1%
CA	4	63,300,000	16.3
Southern(2)	4	63,300,000	16.3
GA	6	57,648,299	14.8
NC	5	43,579,491	11.2
WA	4	35,178,531	9.1
KS	2	27,699,514	7.1
IN	1	26,000,000	6.7
CO	2	23,700,000	6.1
Other	6	41,022,500	10.6
Total	35	$388,228,335	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Payment Terms	All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 11 mortgage loans, representing 2.4% of the mortgage pool (8 mortgage loans in loan group 1 or 2.3% and 3 mortgage loans in loan group 2 or 3.3%), are due on the 1st day of the month, payments on 4 mortgage loans, representing 0.5% of the mortgage pool (0.6% of loan group 1), are due on the 5th day of the month and payments on 1 mortgage loan, representing 0.9% of the mortgage pool (1.1% of loan group 1), are due on the 6th day of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month.

•	As of the cut-off date, 143 of the mortgage loans, representing 96.3% of the mortgage pool (108 mortgage loans in loan group 1 or 95.7% and all of the mortgage loans in loan group 2), accrue interest on an actual/360 basis, 8 mortgage loans, representing 3.2% of the mortgage pool (3.7% of loan group 1), accrue interest on a 30/360 basis and 1 mortgage loan, representing 0.5% of the mortgage pool (0.6% of loan group 1), accrues interest on an actual/actual year-days basis. Sixty-eight (68) of the mortgage loans, representing 65.7% of the mortgage pool (46 mortgage loans in loan group 1 or 66.5% and 22 mortgage loans in loan group 2 or 60.7%), have periods during which only interest is due and periods in which principal and interest are due. Thirty-four (34) of the mortgage loans, representing 18.2% of the mortgage pool (30 mortgage loans in loan group 1 or 17.3% and 4 mortgage loans in loan group 2 or 23.9%), provide that only interest is due until maturity or the anticipated repayment date.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
≤ 2,000,000	4	$5,975,895	0.2%	0.2%	0.0%
2,000,001 – 3,000,000	12	30,416,956	1.1	0.9	2.1
3,000,001 – 4,000,000	16	56,834,040	2.0	1.9	2.7
4,000,001 – 5,000,000	16	72,425,089	2.5	2.4	3.5
5,000,001 – 6,000,000	6	32,879,868	1.1	1.1	1.3
6,000,001 – 7,000,000	11	69,732,458	2.4	1.8	6.6
7,000,001 – 8,000,000	7	52,879,996	1.8	1.2	5.8
8,000,001 – 9,000,000	3	26,250,000	0.9	0.7	2.1
9,000,001 – 10,000,000	5	48,562,150	1.7	1.6	2.5
10,000,001 – 15,000,000	24	292,368,785	10.2	8.3	22.1
15,000,001 – 20,000,000	12	202,052,146	7.1	6.2	12.3
20,000,001 – 25,000,000	8	178,068,000	6.2	4.4	18.0
25,000,001 – 30,000,000	8	217,300,000	7.6	5.5	20.8
30,000,001 – 35,000,000	2	64,856,000	2.3	2.6	0.0
35,000,001 – 40,000,000	4	154,289,000	5.4	6.2	0.0
40,000,001 – 45,000,000	3	132,800,000	4.6	5.4	0.0
45,000,001 – 50,000,000	2	94,000,000	3.3	3.8	0.0
50,000,001 – 55,000,000	1	51,000,000	1.8	2.1	0.0
60,000,001 – 65,000,000	1	65,000,000	2.3	2.6	0.0
75,000,001 – 80,000,000	1	77,892,043	2.7	3.1	0.0
80,000,001 – 315,340,000	6	936,840,000	32.7	37.9	0.0
Total	152	$2,862,422,428	100.0%	100.0%	100.0%

Range of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
5.150 – 5.249	4	$44,605,000	1.6%	1.8%	0.0%
5.250 – 5.499	15	232,422,000	8.1	7.4	12.9
5.500 – 5.749	49	972,808,266	34.0	34.1	33.0
5.750 – 5.999	53	1,103,271,883	38.5	39.0	35.9
6.000 – 6.249	16	264,833,684	9.3	10.1	3.6
6.250 – 6.499	11	171,269,201	6.0	6.8	1.0
6.500 – 6.749	3	59,150,000	2.1	0.2	13.7
8.000 – 8.249	1	14,062,394	0.5	0.6	0.0
Total	152	$2,862,422,428	100.0%	100.0%	100.0%

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
1.05 – 1.09	1	$44,000,000	1.5%	1.8%	0.0%
1.10 – 1.14	1	3,900,000	0.1	0.0	1.0
1.15 – 1.19	1	8,950,000	0.3	0.4	0.0
1.20 – 1.24	53	1,131,746,874	39.5	35.5	65.5
1.25 – 1.29	19	263,448,379	9.2	9.3	8.8
1.30 – 1.34	9	77,128,398	2.7	2.0	7.4
1.35 – 1.39	6	160,890,087	5.6	5.5	6.1
1.40 – 1.44	6	100,618,462	3.5	4.1	0.0
1.45 – 1.49	5	66,908,000	2.3	2.1	4.0
1.50 – 1.54	9	317,143,805	11.1	12.8	0.0
1.55 – 1.59	4	39,135,377	1.4	1.4	0.9
1.60 – 1.64	3	31,544,138	1.1	0.3	6.2
1.65 – 1.69	2	35,715,000	1.2	1.4	0.0
1.70 – 1.74	2	14,050,352	0.5	0.6	0.0
1.75 – 1.79	3	21,482,658	0.8	0.9	0.0
1.80 – 1.84	6	130,884,328	4.6	5.3	0.0
1.85 – 1.89	4	205,697,000	7.2	8.3	0.0
1.90 – 1.94	3	11,218,000	0.4	0.5	0.0
1.95 – 1.99	2	5,794,000	0.2	0.2	0.0
2.00 – 2.04	4	94,650,664	3.3	3.8	0.0
2.05 – 2.09	1	5,249,516	0.2	0.2	0.0
2.25 – 2.29	1	2,043,000	0.1	0.1	0.0
2.30 – 3.79	5	44,424,390	1.6	1.8	0.0
3.80 – 5.46	2	45,800,000	1.6	1.9	0.0
Total	152	$2,862,422,428	100.0%	100.0%	100.0%

*	For purposes of determining the DSC ratios for 1 mortgage loan (loan number 24), representing 1.0% of the mortgage pool (1.1% of loan group 1), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or in cash reserves.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
15.01 – 20.00	1	$39,500,000	1.4%	1.6%	0.0%
20.01 – 25.00	1	6,300,000	0.2	0.3	0.0
25.01 – 30.00	1	4,586,390	0.2	0.2	0.0
40.01 – 50.00	3	53,311,910	1.9	2.2	0.0
50.01 – 55.00	8	26,727,617	0.9	1.1	0.0
55.01 – 60.00	8	307,629,913	10.7	12.4	0.0
60.01 – 65.00	24	478,044,226	16.7	16.6	17.4
65.01 – 70.00	24	369,406,901	12.9	13.0	12.4
70.01 – 75.00	34	537,773,458	18.8	20.2	9.7
75.01 – 80.00	46	986,142,013	34.5	32.5	46.9
80.01 – 81.84	2	53,000,000	1.9	0.0	13.7
Total	152	$2,862,422,428	100.0%	100.0%	100.0%

*	For purposes of determining the LTV ratios for 6 mortgage loans (loan numbers 3, 32, 36, 63, 89 and 96), representing 8.4% of the mortgage pool (5 mortgage loans in loan group 1 or 9.5% and 1 mortgage loan in loan group 2 or 1.7%), ‘‘as stabilized’’ appraised values (as defined in the related appraisal) were used as opposed to ‘‘as is’’ appraised values. See ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Range of Remaining Terms to Maturity
or Anticipated Repayment Date*

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
0 – 60	18	$193,866,576	6.8%	5.5%	15.0%
61 – 84	7	77,627,195	2.7	2.6	3.7
109 – 120	126	2,587,838,569	90.4	91.8	81.4
229 – 240	1	3,090,087	0.1	0.1	0.0
Total	152	$2,862,422,428	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Interest-Only, Amortizing Balloon*	62	$1,835,124,301	64.1%	64.8%	59.7%
Amortizing Balloon	48	452,744,257	15.8	16.0	14.4
Interest-Only	14	402,152,000	14.0	13.1	19.8
Interest-Only ARD	20	118,126,000	4.1	4.1	4.0
Interest-Only, Amortizing ARD*	6	46,380,000	1.6	1.7	1.0
Amortizing ARD	2	7,895,870	0.3	0.2	0.9
Total	152	$2,862,422,428	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 84 months with respect to loan group 1 and a period of 24 to 60 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Amortizing – No Partial Interest-Only Period	50	$460,640,127	16.1%	16.2%	15.4%
Partial Interest-Only – Amortizing	68	1,881,504,301	65.7	66.5	60.7
1 - 12	9	144,554,801	5.1	5.8	0.0
13 - 24	11	468,830,000	16.4	18.2	4.7
25 - 36	20	277,087,000	9.7	9.3	11.8
37 - 48	7	488,087,500	17.1	16.8	18.6
49 - 60	20	454,945,000	15.9	14.4	25.7
73 - 84	1	48,000,000	1.7	1.9	0.0
Non-Amortizing	34	520,278,000	18.2	17.3	23.9
Total	152	$2,862,422,428	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, because the fixed periodic payment on the mortgage loans is generally determined assuming interest is calculated on a ‘‘30/360 basis,’’ but interest actually accrues and is applied on the majority of the mortgage loans on an ‘‘actual/360 basis,’’ there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a ‘‘fully amortizing’’ mortgage loan.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions

Prepayment Restriction Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Prohibit prepayment for most of the term of the mortgage loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term(1)(2)	124	$2,278,470,948	79.6%	81.6%	67.1%
Prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term(1)(2)	15	208,473,705	7.3	6.4	13.1
Impose a yield maintenance charge for most or all of the remaining term(1)(2)	8	174,489,000	6.1	4.0	19.8
Prohibit prepayment until a date specified in the related mortgage note; but permit defeasance or impose a yield maintenance charge for most or all of the remaining term(1)(2)	2	148,000,000	5.2	6.0	0.0
Impose a yield maintenance charge for most or all of the remaining term or prohibit prepayment until a date specified in the related mortgage note; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term(1)(2)	1	39,000,000	1.4	1.6	0.0
Prohibit prepayment until a date specified in the related mortgage note; then permit defeasance, then impose a prepayment penalty for most or all of the remaining term(1)(2)	2	13,988,775	0.5	0.6	0.0
Total	152	$2,862,422,428	100.0%	100.0%	100.0%

(1)	For the purposes hereof, ‘‘remaining term’’ refers to either remaining term to maturity or anticipated repayment date, as applicable.

(2)	See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows’’.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance	One hundred twenty-nine (129) of the mortgage loans included in the trust fund as of the cut-off date, representing 86.6% of the mortgage pool (103 mortgage loans in loan group 1 or 89.7% and 26 mortgage loans in loan group 2 or 67.1%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out or yield maintenance periods. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan, and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Twenty Largest Mortgage Loans	The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loan referred to as the Prime Outlets Pool mortgage loan in the immediately following table, the loan balance per square foot, the debt service coverage ratio and the loan-to-value ratio set forth in such table, in each case, are based on the aggregate combined principal balance or combined debt service, as the case may be, of the Prime Outlets Pool mortgage loan and the Prime Outlets Pool pari passu companion loan. No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement.

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Group Balance	% of Initial Pool Balance	Property Type	Loan Balance Per SF/ Room(1)	Weighted Average DSCR(1)	Cut-Off Date LTV Ratio(1)(2)	LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
Prime Outlets Pool	Wachovia	1/10	1	$315,340,000	11.0%	12.7%	Retail-Outlet	$181	1.21x	80.0%	70.1%	5.510%
Marriott-Chicago, IL	Wachovia	1/1	1	195,000,000	6.8	7.9%	Hospitality-Full Service	$163,591	1.86x	64.6%	58.8%	5.877%
530 Fifth Avenue	Wachovia	1/1	1	175,000,000	6.1	7.1%	Office-CBD	$350	1.50x	55.6%	50.8%	5.629%
Independent Square	Wachovia	1/1	1	85,000,000	3.0	3.4%	Office-CBD	$130	1.37x	74.2%	69.4%	5.930%
Central Parke Pool	Wachovia	1/11	1	83,500,000	2.9	3.4%	Various	$103	1.21x	78.0%	72.9%	5.830%
Westfield Gateway	Wachovia	1/1	1	83,000,000	2.9	3.4%	Retail-Anchored	$160	2.02x	57.2%	57.2%	5.880%
Hercules Plaza	Wachovia	1/1	1	77,892,043	2.7	3.1%	Office-CBD	$150	1.83x	65.7%	51.4%	6.270%
Piedmont Center Buildings 9-12	Wachovia	1/1	1	65,000,000	2.3	2.6%	Office-CBD	$118	1.50x	63.4%	63.4%	5.850%
Cotswold Village Shops	Wachovia	1/1	1	51,000,000	1.8	2.1%	Retail-Anchored	$199	1.24x	67.3%	62.8%	5.830%
Doubletree Hotel – Scottsdale, AZ	Wachovia	1/1	1	48,000,000	1.7	1.9%	Hospitality-Full Service	$126,984	1.28x	73.8%	69.5%	5.510%
		10/29		$1,178,732,043	41.2%				1.49x	69.0%	62.7%	5.750%
Campbell Technology Park	Wachovia	1/1	1	$46,000,000	1.6%	1.9%	Office-Suburban	$165	1.42x	67.6%	61.9%	5.640%
Phillips Place	Wachovia	1/1	1	44,500,000	1.6	1.8%	Retail-Anchored	$344	1.38x	78.8%	78.8%	5.780%
Cedarbrook Plaza	Wachovia	1/1	1	44,300,000	1.5	1.8%	Retail-Anchored	$78	1.22x	73.8%	69.1%	6.040%
Bethesda Gateway	Wachovia	1/1	1	44,000,000	1.5	1.8%	Office-CBD	$295	1.08x	79.6%	72.0%	6.060%
Paoli Shopping Center	Wachovia	1/1	1	40,000,000	1.4	1.6%	Retail-Anchored	$241	1.20x	77.4%	68.6%	6.010%
The Paramount Building	Wachovia	1/1	1	39,500,000	1.4	1.6%	Mixed Use-Office/ Retail	$62	5.46x	16.0%	16.0%	5.440%
Sherry Lane Place	Wachovia	1/1	1	39,000,000	1.4	1.6%	Office-CBD	$136	1.20x	62.4%	54.1%	5.930%
Wilshire Roxbury Building	Wachovia	1/1	1	35,789,000	1.3	1.4%	Office-Suburban	$332	1.29x	70.2%	70.2%	6.370%
Wyndham Hotel Greenspoint	Wachovia	1/1	1	34,000,000	1.2	1.4%	Hospitality-Full Service	$72,034	3.52x	40.6%	36.4%	5.660%
Shoppes at North Village	Wachovia	1/1	1	30,856,000	1.1	1.2%	Retail-Anchored	$136	1.67x	63.6%	63.6%	5.150%
		10/10		$397,945,000	13.9%				1.90x	63.8%	59.7%	5.822%
		20/39		$1,576,677,043	55.1%				1.59x	67.7%	61.9%	5.768%

(1)	The Prime Outlets Pool mortgage loan is part of a split loan structure that includes one pari passu companion loan that is not included in the trust fund. With respect to the Prime Outlets Pool mortgage loan, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot are based on the aggregate indebtedness of such mortgage loan and the Prime Outlets Pool pari passu companion loan.

(2)	With respect to 1 mortgage loan (loan number 3), representing 6.1% of the mortgage pool (7.1% of loan group 1), the ‘‘as stabilized’’ appraised value (as defined in the appraisal) was used as opposed to an ‘‘as is’’ appraised value.

Co-Lender Loans	Nine (9) mortgage loans (loan numbers 1, 2, 3, 7, 71, 74, 84, 89 and 97) to be included in the trust fund that were originated or acquired by Wachovia Bank, National Association, representing approximately 28.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1 or 31.2% and 4 mortgage loans in loan group 2 or 7.9%), are, in each case, evidenced by one of two notes which are secured by one or more mortgaged real properties. In each case, the related companion loan will not be part of the trust fund.

One (1) mortgage loan, the Prime Outlets Pool mortgage loan (loan number 1), is part of a split loan structure where the mortgage loan is pari passu in right of entitlement to payment with its pari passu companion loan. The remaining co-lender loans (loan numbers 2, 3, 7, 71, 74, 84, 89 and 97) are part of split loan structures in which the related companion loan is subordinate to the related mortgage loan. In each case, the related companion loan will not be part of the trust fund. Each of these mortgage loans and its related companion loan is subject to an intercreditor agreement.

The intercreditor agreement for the Prime Outlets Pool mortgage loan generally allocates collections in respect of such mortgage loan to the mortgage loan and its pari passu companion loan, on a pro rata basis. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes subordinate companion loans generally allocate collections in respect of that mortgage loan, first, to the related mortgage loan, and then to the related subordinate companion loan. No companion loan is included in the trust fund.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans (other than the Prime Outlets Pool mortgage loan and its pari passu companion loan) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund. The Prime Outlets Pool mortgage loan and its related companion loan are being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23. The master servicer under the 2006-C23 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer under the 2006-C23 pooling and servicing agreement is LNR Partners, Inc. The terms of the 2006-C23 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—

Servicing of the Prime Outlets Pool Loan’’ in this prospectus supplement.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

 RISK FACTORS

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under ‘‘RISK FACTORS’’ in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You	Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See ‘‘RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in the accompanying prospectus.

Prepayments Will Affect Your Yield	Prepayments. The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4 and Class A-5 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on either the Class A-PB1 certificates or the Class A-PB2 certificates will be made in conformity with the schedules attached on Annex C-1 and Annex C-2, respectively, to this prospectus supplement.

Interest Rate Environment. Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

With respect to 1 mortgage loan (loan number 96), representing 0.2% of the mortgage pool (0.2% of loan group 1), an upfront escrow in the amount of $715,000 may be used to pay down the principal balance of the mortgage loan in the event that the related mortgaged property has not met certain occupancy and financial thresholds within 12 months of the origination date (in which event, the amortization schedule will be recast based on the principal balance of the mortgage loan following such prepayment and the monthly debt service payments on the mortgage loan will be adjusted).

With respect to 1 mortgage loan (loan number 122), representing 0.1% of the mortgage pool (1.0% of loan group 2), if the borrower fails to achieve a DSC ratio of at least 1.20x by June 1, 2008, the lender is required to use all or a portion of certain escrowed funds in an amount sufficient to pay down the principal balance of the mortgage loan, together with a 6.5% prepayment premium, so as to achieve a DSC ratio of 1.20x. The borrower is obligated to deliver additional funds to the lender to the extent of any deficiency in the escrowed funds. See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in "YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life" in this prospectus supplement.

Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations. Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled ‘‘Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date’’ in Annex A-7 to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class IO, Class Z, Class R-I and Class R-II certificates) is payable in sequential order to the extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under ‘‘—The Mortgage Loans—Special Risks Associated With High Balance Mortgage Loans’’ below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield	The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Subordination of Subordinate Offered Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5, Class A-1A or Class IO certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks	You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Nine (9) of the mortgage loans (loan numbers 1, 2, 3, 7, 71, 74, 84, 89 and 97), representing 28.l% of the mortgage pool (5 loans in loan group 1 or 31.2% and 4 loans in loan group 2 or 7.9%), are each evidenced by multiple promissory notes. With respect to 1 of these mortgage loans, the Prime Outlets Pool mortgage loan (loan number 1), representing 11.0% of the mortgage pool (12.7% of loan group 1), the related mortgage loan is evidenced by one promissory note that is pari passu in right of payment, and the holder of the pari passu companion note has certain control, consultation and/or consent rights with respect to the servicing and/or administration of the mortgage loan. The trust fund is comprised of only one of the pari passu notes; the related pari passu companion note is included in the trust fund created in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23 transaction. With respect to the other 8 mortgage loans evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one promissory note is subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note. In addition, the holder of the pari passu companion note or the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust’’, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited	There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest	The master servicer is one of the mortgage loan sellers, a sponsor and is an affiliate of the depositor and an affiliate of one of the underwriters. In addition, Wachovia Bank, National Association is also the master servicer under the pooling and servicing agreement executed in connection with the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23 transaction under which the Prime Outlets Pool whole loan is being serviced. CWCapital LLC is one of the mortgage loan sellers, a sponsor and acts as the primary servicer with respect to the mortgage loans it originates or acquires. These affiliations could cause conflicts with a servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to the Marriott—Chicago, IL mortgage loan and the 530 Fifth Avenue mortgage loan, representing 12.9% of the mortgage pool (15.0% of loan group 1). In addition, Wachovia Bank, National Association is the initial holder of the mezzanine loans related to 2 mortgage loans (loan numbers 3 and 5), representing 9.0% of the mortgage pool (10.4% of loan group 1). In addition, Wachovia Bank, National Association is also an equity owner of Capital Lease, LP, the holder of the companion loan with respect to the Hercules Plaza mortgage loan. Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, mezzanine loan or the holder of certain certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer and a sponsor) is also the initial holder of certain subordinate debt which encumbers the mortgaged property securing loan number 44, representing 0.5% of the mortgage pool (4.0% of loan group 2). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of the subordinate debt secured by the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ in this prospectus supplement.

In addition, with respect to 1 mortgage loan (loan number 91), representing 0.2% of the mortgage pool (0.3% of loan group 1), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, owns a 70% preferred equity interest in the related borrower. As a result, a conflict could have arisen during the origination process as a result of Wachovia Bank, National Association being the originator of the related mortgage loan as well as the owner of the equity interests in the related borrower. In addition, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its affiliate’s equity interest in the related borrower. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to any relationship that the master servicer or any affiliate thereof may have with the related borrower. In addition, the special servicer (and any related sub-servicer) will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer is not affiliated with the master servicer or the related borrower.

One of the sponsors, CWCapital LLC, is a primary servicer, an affiliate of the initial controlling class representative and an affiliate of the special servicer, and such sponsor may have interests that conflict with the interests of those affiliates.

One of the underwriters, Wachovia Capital Markets, LLC and/or its affiliates, provided financing to CWCapital LLC in order to fund the mortgage loans sold to the trust fund by CWCapital Mortgage Securities I LLC, which financing arrangements must be terminated on or prior to the closing date. All amounts owing to Wachovia Capital Markets, LLC and/or its affiliates in connection with such financing arrangements must be repaid by the closing date from the proceeds of the offering of the certificates. This may result in a conflict of interest between the interests of Wachovia Capital Markets, LLC and/or its affiliates and the interests of the holders of the certificates.

A master servicer, primary servicer, special servicer or any of their respective affiliates may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in the hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating the mortgage loan earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust fund than would be realized if alternate action had been taken. In general, a master servicer, primary servicer, special servicer or any of their respective affiliates is not required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered certificates.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates and may serve as the initial controlling class representative. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

This could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers; or

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; or

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

For example, with respect to 1 mortgage loan (loan number 1), representing 11.0% of the mortgage pool (12.7% of loan group 1), the property manager for each of the 10 mortgaged properties securing the related mortgage loan is an affiliate of the sponsor. See "DESCRIPTION OF THE MORTGAGE POOL–—Twenty Largest Mortgage Loans" and Annex D to this prospectus supplement.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

LNR Partners, Inc. is the special servicer with respect to the Prime Outlets Pool mortgage loan, which is serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Certain of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. For example, with respect to the Shoppes at North Village mortgage loan (loan number 20), representing 1.1% of the mortgage pool (1.2% of loan group 1), approximately 64% of the total square feet at the mortgaged property is scheduled to expire within three years of the related mortgage loan's maturity date. See "DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans" and Annex D to this prospectus supplement. Certain of such loans may be leased entirely to a single tenant. For example, with respect to the Hercules Plaza mortgage loan (loan number 7), representing 2.7% of the mortgage pool (3.1% of loan group 1), the mortgaged property is leased entirely to one tenant, Hercules Incorporated. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement. With respect to the Quantum Buildings A/B mortgage loan (loan number 22), representing 1.0% of the mortgage pool (1.1% of loan group 1), the mortgaged property is leased entirely to one tenant, Quantum Corp. In addition, the mortgaged properties securing 3 mortgage loans (loan numbers 68, 118 and 126), representing 0.7% of the mortgage pool (0.8% of loan group 1), are leased entirely to Walgreens.

In addition, with respect to 4 mortgage loans (loan numbers 68, 107, 126 and 149), representing 0.7% of the mortgage pool (3 mortgage loans in loan group 1 or 0.7% and 1 mortgage loan in loan group 2 or 1.3%), certain of the major tenants at the related mortgaged property have rights of first refusal and/or purchase options on the related mortgaged property in accordance with the terms of the related loan documents. There can be no assurance that if such options are not waived, the mortgagee's ability to sell the related mortgaged property at foreclosure may be impaired or may adversely affect the foreclosure proceeds.

If leases are not renewed or replaced, if tenants default, if rental rates fall, if tenants vacate the related mortgaged property during the terms of their respective leases and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. For example, with respect to 1 mortgage loan (loan number 14), representing 1.5% of the mortgage pool (1.8% of loan group 1), certain tenants representing approximately 24% of the net rentable area of the related mortgaged property have ‘‘gone dark’’ and are not occupying their leased space at the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. With respect to 1 mortgage loan (loan number 14), representing 1.5% of the mortgage pool (1.8% of loan group 1), a material portion of the rentable area at the related mortgaged property is occupied by U.S. government agencies. In addition, with respect to 1 mortgage loan (loan number 107), representing 0.2% of the mortgage pool (1.3% of loan group 2), the related mortgaged property is 100% master-leased to the Commonwealth of Virginia. Although such U.S. government or state government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, certain of the U.S. government and state government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Certain of the mortgaged properties securing mortgage loans included in the trust fund are located in secondary or tertiary markets that are dominated by one or a small number of tenants. In these markets, actions taken by a single tenant in the market can exacerbate fluctuations in market rents, vacancy rates, property values and other market factors. For example, with respect to 1 mortgage loan (loan number 7), representing 2.7% of the mortgage pool (3.1% of loan group 1), the mortgaged property is located in Wilmington, Delaware, whose central business district market contains approximately 6.7 million square feet of leased space. Bank of America, National Association owns approximately 1.2 million square feet of space in Wilmington, Delaware. Actions Bank of America, National Association may take with respect to their space could materially impact market conditions in Wilmington, Delaware.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses and may require certain governmental approvals to make alterations or modifications to the related mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See ‘‘—Special Risks Associated with Industrial and Mixed-Use Facilities’’ below.

Risks Relating to Certain Property Types	Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Shopping Centers and Other Retail Properties	Retail properties, including shopping centers, secure, in whole or in part, 60 of the mortgage loans included in the trust fund as of the cut-off date, representing 38.8% of the mortgage pool (44.9% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties’’ in the accompanying prospectus.

In addition, 3 mortgage loans secured by a retail mortgaged property (loan numbers 12, 20 and 26), representing 3.6% of the mortgage pool (4.1% of loan group 1), have a movie theater as one of the three largest tenants. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This new construction has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not be easily converted to other uses.

Special Risks Associated with Office Properties	Office properties secure, in whole or in part, 29 of the mortgage loans included in the trust fund as of the cut-off date, representing 31.1% of the mortgage pool (36.0% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’ in the accompanying prospectus.

Included in the mortgage loans secured in whole or in part by office properties are 3 mortgage loans, which are secured by 3 medical office properties, representing approximately 0.9% of the mortgage pool (1.0% of loan group 1). The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Special Risks Associated with Hospitality Properties	Hospitality properties secure 16 of the mortgage loans included in the trust fund as of the cut-off date, representing 14.4% of the mortgage pool (16.7% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties’’ in the accompanying prospectus.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and convention industry. See ‘‘RISK FACTORS—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ in the accompanying prospectus.

Special Risks Associated with Multifamily Properties	Multifamily properties secure 33 of the mortgage loans included in the trust fund as of the cut-off date, representing 13.3% of the mortgage pool (98.1% of loan group 2). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Special Risks Associated with Industrial and Mixed-Use Facilities	Industrial properties secure 5 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.7% of the mortgage pool (1.9% of loan group 1).

Mixed-use properties secure 2 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.6% of the mortgage pool (1.8% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components or (ii) multifamily and retail components, and as such, mortgage loans secured by mixed use properties will share the risks associated with such underlying components. See ‘‘—Special Risks Associated with Office Properties’’, ‘‘—Special Risks Associated with Shopping Centers and Other Retail Properties’’ and ‘‘—Special Risks Associated with Multifamily Properties’’ above and ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Retail Properties’’ and ‘‘—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement, and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related mortgage loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

In addition, some of the related borrowers have provided an environmental indemnification in favor of the mortgagee. For example, with respect to 1 mortgage loan (loan number 44), representing 0.5% of the mortgage pool (4.0% of loan group 2), the related mortgagor has provided an environmental insurance policy in favor of the mortgagee, in lieu of an environmental indemnity.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans	All of the mortgage loans provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest-only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Twenty-eight (28) of the mortgage loans, representing 6.0% of the mortgage pool (25 mortgage loans in loan group 1 or 6.0% and 3 mortgage loans in loan group 2 or 6.0%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Generally, even fully amortizing mortgage loans which pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small ‘‘balloon payment’’ due at maturity. For additional description of risks associated with balloon loans, see ‘‘RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers	Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

One (1) mortgage loan (loan number 1), represents 11.0% of the mortgage pool (12.7% of loan group 1). For further information with respect to this mortgage loan, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Significant Obligor’’, ‘‘—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement.

No group, individual borrower, sponsor or borrower concentration represents more than 12.0% of the mortgage pool (13.8% of loan group 1).

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions	Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state.

Mortgaged Properties by Geographic Concentration(1)
State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
CA	22	$371,690,219	13.0%
Southern(2)	18	281,639,000	9.8
Northern(2)	4	90,051,219	3.1
FL	15	261,985,979	9.2
TX	12	250,149,000	8.7
IL	6	228,279,079	8.0
NY	4	224,200,000	7.8
PA	5	183,330,000	6.4
NC	11	166,000,264	5.8
GA	14	155,898,641	5.4
OH	16	149,784,056	5.2
Other	68	871,105,190	30.4
Total	173	$2,862,422,428	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)
State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
CA	18	$308,390,219	12.5%
Southern(2)	14	218,339,000	8.8
Northern(2)	4	90,051,219	3.6
FL	15	261,985,979	10.6
IL	6	228,279,079	9.2
NY	3	218,100,000	8.8
PA	5	183,330,000	7.4
TX	7	180,049,000	7.3
OH	16	149,784,056	6.1
Other	68	944,275,761	38.2
Total	138	$2,474,194,093	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)
State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
TX	5	$70,100,000	18.1%
CA	4	63,300,000	16.3
Southern(2)	4	63,300,000	16.3
GA	6	57,648,299	14.8
NC	5	43,579,491	11.2
WA	4	35,178,531	9.1
KS	2	27,699,514	7.1
IN	1	26,000,000	6.7
CO	2	23,700,000	6.1
Other	6	41,022,500	10.6
Total	35	$388,228,335	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 22 of the mortgage loans (loan numbers 11, 18, 21, 25, 26, 29, 31, 34, 37, 42, 46, 51, 61, 63, 74, 83, 90, 92, 96, 111, 112 and 122), representing 13.0% of the mortgage pool (18 mortgage loans in loan group 1 or 12.5% and 4 mortgage loans in loan group 2 or 16.3%), are secured by mortgaged properties that are located in the state of California. Eighteen (18) of these mortgage loans (loan numbers 18, 21, 26, 29, 31, 34, 37, 42, 46, 51, 61, 63, 90, 92, 96, 111, 112 and 122), representing 9.8% of the mortgage pool (14 mortgage loans in loan group 1 or 8.8% and 4 mortgage loans in loan group 2 or 16.3%), are secured by mortgaged properties that are located in the state of California, and more specifically in southern California. During the past several years, California's economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties' operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgaged loans and consequently the amount and timing of distributions on the certificates.

Special Risks Associated with High Balance Mortgage Loans	Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 11.0% of the mortgage pool (12.7% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents, in the aggregate, 0.6% of the mortgage pool (0.7% of loan group 1).

•	The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 29.8% of the mortgage pool (34.5% of loan group 1).

•	The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 41.2% of the mortgage pool (47.6% of loan group 1).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by retail properties represent as of the cut-off date 36.3% of the mortgage pool (42.0% of loan group 1);

•	mortgage loans included in the trust fund and secured by office properties represent as of the cut-off date 30.7% of the mortgage pool (35.5% of loan group 1);

•	mortgage loans included in the trust fund and secured by hospitality properties represent as of the cut-off date 14.4% of the mortgage pool (16.7% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily properties represent as of the cut-off date 13.3% of the mortgage pool (98.1% of loan group 2); and

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent as of the cut-off date 3.3% of the mortgage pool (3.8% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to 1 mortgage loan (loan number 83), representing 0.3% of the mortgage pool (0.3% of loan group 1), the related mortgagee has waived the right to require terrorism insurance under the related mortgage loan documents. In addition, with respect to 11 mortgage loans (loan numbers 2, 12, 17, 31,

46, 51, 61, 92, 111, 112 and 129), representing 12.7% of the mortgage pool (14.7% of loan group 1), the related mortgage loan documents limit the annual premiums the related borrower must pay and/or the amount of terrorism insurance the related borrower is required to maintain on the related mortgaged property. There can be no assurances that the terrorism insurance maintained at these mortgaged properties, or the other mortgaged properties in the mortgage pool, will be sufficient to offset any potential losses in the event of damages due to a terrorist act.

In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the tenant. The borrower may not be required to obtain insurance on the related improvements.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks	In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge its interest in that borrower as security for mezzanine debt.

With respect to 1 mortgage loan (loan number 53), representing 0.5% of the mortgage pool (0.6% of loan group 1), the related mortgage loan documents provide that under certain circumstances the related borrower may encumber the related mortgaged property with subordinate debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 10 mortgage loans (loan numbers 3, 4, 5, 22, 25, 27, 49, 76, 80 and 87), representing 16.2% of the mortgage pool (6 mortgage loans in loan group 1 or 16.5% and 4 mortgage loans in loan group 2 or 14.6%), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor or a subordination and standstill agreement entered into in favor of the mortgagee. With respect to 1 mortgage loan (loan number 91), representing 0.2% of the mortgage pool (0.3% of loan group 1), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, owns a 70% preferred interest in the related borrower.

With respect to 1 mortgage loan (loan number 97), representing 0.2% of the mortgage pool (1.6% of loan group 2), the holder of the related subordinate companion loan has the right to convert the related subordinate loan into a mezzanine loan, See "DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Rao's City Views Apartment Building Loan" in this prospectus supplement.

With respect to 1 mortgage loan (loan number 63), representing 0.4% of the mortgage pool (0.5% of loan group 1), the related borrower has guaranteed the debt of an affiliate, subject to certain conditions as set forth in the related mortgage loan documents. See "RISK FACTORS—The Borrower's Form of Entity May Cause Special Risks" in this prospectus supplement.

With respect to 1 mortgage loan (loan number 44), representing 0.5% of the mortgage pool (4.0% of loan group 2), the related borrower has encumbered the related mortgaged property with subordinate debt in the amount of $2,371,638 in favor of Wachovia Bank, National Association. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement.

With respect to 4 mortgage loans (loan numbers 21, 29, 42 and 50), representing 3.0% of the mortgage pool (2 mortgage loans in loan group 1 or 1.3% and 2 mortgage loans in loan group 2 or 13.7%), the related borrower may incur (i) additional unsecured debt, other than in the ordinary course of business subject to certain conditions as set forth in the related mortgage loan documents and/or (ii) under certain circumstances (which may include satisfaction of DSC ratio and LTV ratio tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 15 mortgage loans (loan numbers 1, 4, 8, 13, 16, 17, 22, 25, 28, 45, 46, 51, 76, 81 and 92), representing approximately 25.8% of the mortgage pool (12 mortgage loans in loan group 1 or 27.8% and 3 mortgage loans in loan group 2 or 12.8%), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of DSC ratio and LTV ratio tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See ‘‘—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ above.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing’’ and ‘‘— Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such mortgage loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Eight (8) of the mortgage loans (loan numbers 2, 3, 7, 71, 74, 84, 89 and 97), representing 17.1% of the mortgage pool (4 mortgage loans in loan group 1 or 18.5% and 4 mortgage loans in loan group 2 or 7.9%), have companion loans that are subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement. With respect to 2 of these mortgage loans (loan numbers 2 and 3), representing 12.9% of the mortgage pool (15.0% of loan group 1), the related companion loan is held by Wachovia Bank, National Association. See "RISK FACTORS—Potential Conflicts of Interest" in this prospectus supplement.

The Prime Outlets Pool mortgage loan (loan number 1), representing 11.0% of the mortgage pool (12.7% of loan group 1), has one companion loan that is pari passu in right of entitlement with the Prime Outlets Pool mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the Prime Outlets Pool mortgage loan in Annex D to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holder of the pari passu companion loan has certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks	Certain of the mortgage loans have a sponsor or sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event that any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. For example, the sponsor of 1 mortgage loan (loan number 40), representing 0.6% of the mortgage pool (0.7% of loan group 1), entered into bankruptcy in 2001 due to a weakening economy, a decline in consumer and business travel following September 11, 2001 and increasing debt constraints; however, the sponsor emerged from bankruptcy approximately three years ago. See ‘‘RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks’’ in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. For example, with respect to 1 mortgage loan (loan number 63), representing 0.4% of the mortgage pool (0.5% of loan group 1), the related borrower has entered into a guaranty on behalf of an affiliate securing certain debt as set forth in the related mortgage loan documents. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 26 mortgage loans (loan numbers 9, 20, 21, 29, 30, 33, 34, 42, 44, 45, 47, 54, 55, 58, 66, 78, 81, 84, 95, 98, 101, 106, 117, 123, 125 and 127), representing 13.2% of the mortgage pool (14 mortgage loans in loan group 1 or 7.4% and 12 mortgage loans in loan group 2 or 50.5%), the borrowers own the related mortgaged property as tenants-in-common. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Condominium Agreements Entail Certain Risks	Three (3) mortgage loans (loan numbers 60, 75 and 113), representing 0.9% of the mortgage pool (2 mortgage loans in loan group 1 or 0.7% and 1 mortgage loan in loan group 2 or 2.5%), are subject to the terms of one or more condominium agreements. In each case, the related mortgaged property does not represent the entire condominium regime, and as a result the risks associated with this form of property ownership may be greater because the related borrower does not control 100% of the condominium board. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future.

Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property	In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 6 mortgaged properties securing certain mortgage loans (loan numbers 3, 32, 36, 63, 89 and 96), representing approximately 8.4% of the mortgage pool (5 mortgaged properties in loan group 1 or 9.5% and 1 mortgaged property in loan group 2 or 1.7%), the appraised value represented is the ‘‘as-stabilized’’ value. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement. Information regarding the values of the mortgaged properties at the date of such report is presented under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws	The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises ‘‘as is’’ in the event of a casualty loss with respect thereto.

Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration. In many instances, if a mortgage loan is not in compliance with current zoning requirements, the borrower was required to obtain law and ordinance insurance coverage to offset these risks. However, with respect to 3 mortgage loans (loan numbers 56, 71 and 142), representing 0.9% of the mortgage pool (1 mortgage loan in loan group 1 or 0.5% and 2 mortgage loans in loan group 2 or 3.3%), law and ordinance insurance was not obtained.

Certain Mortgaged Properties May be Redeveloped or Renovated	Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated or that, when and if such redevelopment or renovation is completed, it will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material adverse impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be ‘‘legal non-conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, which especially in a situation where the mortgaged property does not represent the entire condominium building (3 mortgage loans (loan numbers 60, 75 and 113), representing 0.9% of the mortgage pool (2 mortgage loans in loan group 1 or 0.7% and 1 mortgage loan in loan group 2 or 2.5%)), may adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the related borrower’s ability to fulfill its obligations under the related mortgage loan documents. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. See ‘‘RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks’’ in this prospectus supplement.

If the special servicer forecloses on behalf of the trust fund or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties	Two (2) groups of mortgage loans are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions—

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. For example, the Prime Outlets Pool mortgage loan (loan number 1), representing 11.0% of the mortgage pool (12.7% of loan group 1), is secured by 10 mortgaged properties located in 8 states. See ‘‘Prime Outlets Pool Loan’’ in Annex D to this prospectus supplement. In addition, the Central Parke Pool mortgage loan (loan number 5), representing 2.9% of the mortgage pool (3.4% of loan group 1), is secured by 11 mortgaged properties each located in the state of Ohio. See ‘‘Central Parke Pool’’ in Annex D to this prospectus supplement. However, some of these mortgage loans permit the release of individual properties from the related mortgage lien through partial defeasance or otherwise. See ‘‘Prime Outlets Pool Loan’’ in Annex D to this prospectus supplement. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive ‘‘fair consideration’’ or

‘‘reasonably equivalent value’’ for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans’’ in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks	Eighteen (18) mortgage loans (loan numbers 57, 68, 95, 108, 119, 121, 126, 130, 132, 141, 144, 145, 146, 147, 148, 149, 150 and 151), representing 2.5% of the mortgage pool (2.9% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) of the mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require mortgagee consent and will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See Annex D to this prospectus supplement for additional information.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk	Thirty-six (36) of the mortgaged properties securing mortgage loans included in the trust fund, representing 9.6% of the mortgage pool (11.1% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. For example, the mortgaged property securing the Hercules Plaza mortgage loan (loan number 7), representing 2.7% of the mortgage pool (3.1% of loan group 1), is leased entirely to one tenant, Hercules Incorporated. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement. In addition, the mortgaged property securing the Quantum Buildings A/B mortgage loan (loan number 22), representing 1.0% of the mortgage pool (1.1% of loan group 1), is leased entirely to one tenant, Quantum Corp. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied.

Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or franchisors, with respect to hospitality properties, and ground lessors, with respect to leasehold mortgage loans, a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

In addition, certain of the mortgaged properties that are leased to single tenants or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations. For example, with respect to 1 mortgage loan (loan number 4), representing approximately 3.0% of the mortgage pool (3.4% of loan group 1), approximately 16.7% of the net rentable area of the mortgaged property is leased to the Internal Revenue Service, a bureau of the United States Department of the Treasury. With respect to 1 mortgage loan (loan number 14), representing approximately 1.5% of the mortgage pool (1.8% of loan group 1), a material portion of the rentable area at the related mortgaged property is occupied by U.S. government agencies. In addition, with respect to 1 mortgage loan (loan number 107), representing 0.2% of the mortgage pool (1.3% of loan group 2), the related mortgaged property is 100% master-leased to the Commonwealth of Virginia.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For example, with respect to 5 mortgaged properties securing 3 mortgage loans (loan numbers 68, 118 and 126), representing 0.7% of the mortgage pool (0.8% of loan group 1), the single tenant is Walgreens. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties	The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

For example, with respect to 1 mortgage loan, the Prime Outlets Pool mortgage loan (loan number 1), representing 11.0% of the mortgage pool (12.7% of loan group 1), certain of the tenants at certain of the mortgaged properties (including Petite Sophisticate and Casual Corner) are subject to bankruptcy proceedings. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Significant Obligor’’, "—Twenty Largest Mortgage Loans" and Annex D to this prospectus supplement.

Litigation May Have Adverse Effect on Borrowers	From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

With respect to 3 mortgage loans (loan numbers 33, 54 and 68), representing 1.6% of the mortgage pool (1 mortgage loan in loan group 1 or 0.4% and 2 mortgage loans in loan group 2 or 9.0%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

In addition, with respect to 1 mortgage loan (loan number 3), representing 6.1% of the mortgage pool (7.1% of loan group 1), Joseph Chetrit, a sponsor of the related borrower, plead guilty in 1990 to the felony of entry of goods by false statements (pursuant to Title 18 of the United States Code, Sections 542 and 2) in connection with importing fabric into the United States.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding	Thirteen (13) mortgaged properties, representing 8.5% of the mortgage pool (9.8% of loan group 1) by allocated loan amount, are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy

Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans included in the Trust Fund (the ‘‘Mortgage Pool’’) is expected to consist of 152 fixed rate mortgage loans (the ‘‘Mortgage Loans’’), with an aggregate principal balance (the ‘‘Cut-Off Date Pool Balance’’) of $2,862,422,428. The ‘‘Cut-Off Date’’ for (i) 136 of the Mortgage Loans is May 11, 2006, (ii) 11 of the Mortgage Loans is May 1, 2006, (iii) 4 of the Mortgage Loans is May 5, 2006 and (iv) 1 of the Mortgage Loans is May 6, 2006. The ‘‘Cut-Off Date Balance’’ of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, together, the ‘‘Loan Groups’’). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily or mobile home park properties and (ii) 1 Mortgage Loan that is secured by a mobile home park property. Loan Group 1 is expected to consist of 117 Mortgage Loans, with an aggregate Cut-Off Date Balance of $2,474,194,093 (the ‘‘Cut-Off Date Group 1 Balance’’). Loan Group 2 will consist of 35 Mortgage Loans that are secured by multifamily and mobile home park properties, with an aggregate Cut-Off Date Balance of $388,228,335 (the ‘‘Cut-Off Date Group 2 Balance’’ and, together with the Cut-Off Date Group 1 Balance, the ‘‘Cut-Off Date Group Balances’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $916,895 to $315,340,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $18,831,726. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $916,895 to $315,340,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $21,146,958. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $2,517,448 to $28,400,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $11,092,238. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, loan balances per square foot/room/unit/pad/bed, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans, if any; provided that, with respect to the Prime Outlets Pool Loan, numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios reflect the Prime Outlets Pool Pari Passu Companion Loan, as well as the Mortgage Loan itself.

All of the Mortgage Loans are evidenced by a promissory note (each a ‘‘Mortgage Note’’) and are secured by a mortgage, deed of trust or other similar security instrument (each, a ‘‘Mortgage’’) that creates a first mortgage lien on a fee simple estate or, with respect to 13 Mortgaged Properties, representing 8.5% of the Cut-Off Date Pool Balance (9.8% of the Cut-Off Date Group 1 Balance) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a ‘‘Mortgaged Property’’).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Retail	71	$1,039,479,666	36.3%	42.0%	0.0%
Retail - Anchored	42	617,816,678	21.6	25.0	0.0
Retail - Outlet	11	342,590,000	12.0	13.8	0.0
Retail - Unanchored	14	64,792,295	2.3	2.6	0.0
Retail - Shadow Anchored(2)	4	14,280,693	0.5	0.6	0.0
Office	38	878,984,446	30.7	35.5	0.0
Hospitality	16	412,485,115	14.4	16.7	0.0
Multifamily	33	380,678,820	13.3	0.0	98.1
Industrial	5	48,183,338	1.7	1.9	0.0
Mixed Use	2	45,340,000	1.6	1.8	0.0
Special Purpose	1	21,200,000	0.7	0.9	0.0
Healthcare	2	13,300,000	0.5	0.5	0.0
Mobile Home Park	3	12,135,904	0.4	0.2	1.9
Land	2	10,635,138	0.4	0.4	0.0
Total	173	$2,862,422,428	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-Offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the Trust Fund and a description of the material terms of such underlying Mortgage Loans, see ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (‘‘Wachovia’’), in its capacity as a Mortgage Loan Seller, originated or acquired 141 of the Mortgage Loans to be included in the Trust Fund, representing 97.6% of the Cut-Off Date Pool Balance (109 Mortgage Loans in Loan Group 1 or 97.7% of the Cut-Off Date Group 1 Balance and 32 Mortgage Loans in Loan Group 2 or 96.7% of the Cut-Off Date Group 2 Balance). CWCapital LLC (‘‘CWCapital’’) originated or acquired 11 of the Mortgage Loans to be included in the Trust Fund, representing 2.4% of the Cut-Off Date Pool Balance (8 Mortgage Loans in Loan Group 1 or 2.3% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 3.3% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent since its date of origination. A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest.    All of the Mortgage Loans bear interest at rates (each a ‘‘Mortgage Rate’’) that will remain fixed for their remaining terms; provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See ‘‘—Amortization’’ below. One hundred and forty-three (143) of the Mortgage Loans, representing 96.3% of the Cut-Off Date Pool Balance (108 Mortgage Loans in Loan Group 1 or 95.7% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an ‘‘Actual/360 basis’’). Eight (8) of the Mortgage Loans, representing 3.2% of the Cut-Off Date Pool Balance (3.7% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a 360-day year consisting of 12 thirty-day months (a ‘‘30/360 basis’’). These Mortgage Loans are sometimes referred to in this prospectus supplement as the ‘‘30/360 Mortgage Loans’’. One (1) Mortgage Loan, representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of the actual number of days elapsed over the actual number of days in the related calendar year (‘‘Actual/Actual Year-days basis’’). Sixty-eight (68) of the Mortgage Loans, representing 65.7% of the Cut-Off Date Pool Balance (46 Mortgage Loans in Loan Group 1 or 66.5% of the Cut-Off Date Group 1 Balance and 22 Mortgage Loans in Loan Group 2 or 60.7% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Thirty-four (34) of the Mortgage Loans, representing 18.2% of the Cut-Off Date Pool Balance (30 Mortgage Loans in Loan Group 1 or 17.3% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 23.9% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments.    Scheduled payments of principal and/or interest other than Balloon Payments (the ‘‘Periodic Payments’’) on all of the Mortgage Loans are due monthly.

Due Dates.    Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a ‘‘Due Date’’) occurring on the 11th day of the month (or, in the case of 11 Mortgage Loans, the 1st day of the month, in the case of 4 Mortgage Loans, the 5th day of the month and in the case of 1 Mortgage Loan, the 6th day of the month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month.

Amortization.     All of the Mortgage Loans provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the ‘‘Balloon Loans’’), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a ‘‘Balloon Payment’’). Thirty-four (34) of these Mortgage Loans, representing 18.2% of the Cut-Off Date Pool Balance (30 Mortgage Loans in Loan Group 1 or 17.3% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 23.9% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

Twenty-eight (28) of the Balloon Loans (the ‘‘ARD Loans’’), representing 6.0% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 6.0% of the Cut-Off Date Group 1 Balance and

3 Mortgage Loans in Loan Group 2 or 6.0% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the ‘‘Anticipated Repayment Date’’), the Mortgage Loan will accrue additional interest (the ‘‘Additional Interest’’) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the ‘‘Excess Cash Flow’’) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Twenty (20) of these ARD Loans, representing 4.1% of the Cut-Off Date Pool Balance (19 Mortgage Loans in Loan Group 1 or 4.1% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 4.0% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

Sixty-eight (68) of the Balloon Loans and ARD Loans, representing 65.7% of the Cut-Off Date Pool Balance (46 Mortgage Loans in Loan Group 1 or 66.5% of the Cut-Off Date Group 1 Balance and 22 Mortgage Loans in Loan Group 2 or 60.7% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 84 months in the case of Loan Group 1 and, in the case of Loan Group 2, the first 24 to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Thirty-four (34) of the Balloon Loans and ARD Loans, representing 18.2% of the Cut-Off Date Pool Balance (30 Mortgage Loans in Loan Group 1 or 17.3% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 23.9% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Eight (8) of the ARD Loans, representing 1.9% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 1.9% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 1.9% of the Cut-Off Date Group 2 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

Prepayment Provisions.    As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either (i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (124 Mortgage Loans or 79.6% of the Cut-Off Date Pool Balance (98 Mortgage Loans in Loan Group 1 or 81.6% of the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2 or 67.1% of the Cut-Off Date Group 2 Balance)); (ii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a Yield Maintenance Charge for most of the remaining term (15 Mortgage Loans or 7.3% of the Cut-Off Date Pool Balance (10 Mortgage Loans in Loan Group 1 or 6.4% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 13.1% of the Cut-Off Date Group 2 Balance)); (iii) impose a Yield Maintenance Charge for most or all of the remaining term of the Mortgage Loan (8 Mortgage Loans or 6.1% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 4.0% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 19.8% of the Cut-Off Date Group 2 Balance)); (iv) prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance or impose a Yield Maintenance Charge for most or all of the remaining term (2 Mortgage Loans or 5.2% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 6.0% of the Cut-Off Date Group 1 Balance)); (v) impose a Yield Maintenance Charge for most or all of the remaining term or prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most or all of the remaining term (1 Mortgage Loan or 1.4% of the Cut-Off Date Pool Balance (1.6% of the Cut-Off Date Group 1 Balance)); or (vi) prohibit prepayment until a date specified in the related Mortgage Note, then permit defeasance and then impose a prepayment penalty for most or all of the remaining term (2 Mortgage Loans or 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance)); provided that, for purposes of each of the foregoing, ‘‘remaining term’’ refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

One hundred and twenty-nine (129) of the Mortgage Loans, representing 86.6% of the Cut-Off Date Pool Balance (103 Mortgage Loans in Loan Group 1 or 89.7% of the Cut-Off Date Group 1 Balance and 26 Mortgage Loans in Loan Group 2 or 67.1% of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 110% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. A Mortgage Loan may be still subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, ‘‘Defeasance Collateral’’ is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

With respect to 1 Mortgage Loan (loan number 96), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), an upfront escrow in the amount of $715,000 may be used to pay down the principal balance of the Mortgage Loan in the event that the related Mortgaged Property has not met certain occupancy and financial thresholds within 12 months of the origination date (in which event, the amortization schedule will be recast based on the principal balance of the Mortgage Loan following such prepayment and the monthly debt service payments on the Mortgage Loan will be adjusted).

With respect to 1 Mortgage Loan (loan number 122), representing 0.1% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 2 Balance), if the borrower fails to achieve a DSC Ratio of at least 1.20x by June 1, 2008, the lender is required to use all or a portion of certain escrowed funds in an amount sufficient to pay down the principal balance of the Mortgage Loan, together with a 6.5% Prepayment Premium, so as to achieve a DSC Ratio of 1.20x. The borrower is obligated to deliver additional funds to the lender to the extent of any deficiency in the escrowed funds.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee’s prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 1 Mortgage Loan (loan number 53), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future.

With respect to 10 Mortgage Loans (loan numbers 3, 4, 5, 22, 25, 27, 49, 76, 80 and 87), representing 16.2% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 16.5% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 14.6% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor or subordination and standstill agreement entered into in favor of the mortgagee. With respect to 2 of these Mortgage Loans (loan numbers 3 and 5), representing 9.0% of the Cut-Off Date Pool Balance (10.4% of the Cut-Off Date Group 1 Balance) Wachovia Bank, National Association is the holder of the related mezzanine loan. See "RISK FACTORS—Potential Conflicts of Interest" in this prospectus supplement. With respect to 1 Mortgage Loan (loan number 91), representing 0.2% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, owns a 70% preferred equity interest in the related borrower. With respect to 1 Mortgage Loan (loan number 97), representing 0.2% of the Cut-Off Date Pool Balance (1.6% of the Cut-Off Date Group 2 Balance), the holder of the Rao's City Views Apartment Building Companion Loan has the right to convert the Rao's City Views Apartment Building Companion Loan into a mezzanine loan, subject to certain conditions as set forth in the related Mortgage Loan documents. See "DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Rao's City Views Apartment Building Loan" in this prospectus supplement.

With respect to 1 Mortgage Loan (loan number 63), representing 0.4% of the Cut-Off Date Pool Balance (0.5% of the Cut-Off Date Group 1 Balance), the related borrower has guaranteed the debt of an affiliate, as set forth in the related Mortgage Loan documents. See "RISK FACTORS—The Borrower's Form of Entity May Cause Special Risks" in this prospectus supplement.

With respect to 1 Mortgage Loan (loan number 44), representing 0.5% of the Cut-Off Date Pool Balance (4.0% of the Cut-Off Date Group 2 Balance), the related borrower has encumbered the related Mortgaged Property with subordinate debt in the amount of $2,371,638 in favor of Wachovia Bank, National Association. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement.

With respect to 4 Mortgage Loans (loan numbers 21, 29, 42 and 50), representing 3.0% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 1.3% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 13.7% of the Cut-Off Date Group 2 Balance), the related borrower may incur (i) additional unsecured debt, other than in the ordinary course of business subject to certain conditions as set forth in the related Mortgage Loan documents and/or (ii) under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 15 Mortgage Loans (loan numbers 1, 4, 8, 13, 16, 17, 22, 25, 28, 45, 46, 51, 76, 81 and 92), representing 25.8% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 27.8% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 12.8% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See ‘‘—Co-Lender Loans’’ in this prospectus supplement.

Nonrecourse Obligations.    The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions.    Substantially all of the Mortgages contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 26 Mortgage Loans (loan numbers 9, 20, 21, 29, 30, 33, 34, 42, 44, 45, 47, 54, 55, 58, 66, 78, 81, 84, 95, 98, 101, 106, 117, 123, 125 and 127), representing 13.2% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 7.4% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 50.5% of the Cut-Off Date Group 2 Balance), permit the borrowers to transfer tenant-in-common interests to certain transferees as specified in the related Mortgage Loan documents, or to investors that qualify as ‘‘accredited investors’’ under the Securities Act. As provided in, and subject to, the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will determine, in a manner consistent with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans.    Two (2) groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See ‘‘RISK FACTORS—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties.’’ The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

In addition, 3 Mortgage Loans (loan numbers 1, 5 and 68), representing in the aggregate 14.3% of the Cut-Off Date Pool Balance (16.6% of the Cut-Off Date Group 1 Balance), are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers.

Partial Releases.    Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

With respect to 6 Mortgage Loans (loan numbers 1.05, 6, 71, 98, 105 and 123), representing, by allocated loan amount, 4.9% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 5.3% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 2.6% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents permit the release of a parcel without the payment of a release price provided that, among other things, certain financial conditions are met.

Substitutions.    Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See ‘‘RISK FACTORS—The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks’’ in this prospectus supplement.

Certain State Specific Considerations

Twenty-two (22) of the Mortgaged Properties, representing 13.0% of the Cut-Off Date Pool Balance (18 Mortgaged Properties in Loan Group 1 or 12.5% of the Cut-Off Date Group 1 Balance and 4 Mortgaged Properties in Loan Group 2 or 16.3% of the Cut-Off Date Group 2 Balance), are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s "one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the related mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the mortgagee’s right to have a receiver appointed under certain circumstances.

Assessments of Property Condition

Property Inspections.    Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals.    All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to the Mortgaged Properties securing 6 Mortgage Loans (loan numbers 3, 32, 36, 63, 89 and 96), representing, by allocated loan amount, approximately 8.4% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 9.5% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 1.7% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. See also ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Environmental Assessments.    A ‘‘Phase I’’ environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. ‘‘Phase I’’ environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a ‘‘Phase II’’ environmental site assessment as recommended by such ‘‘Phase I’’ assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner. was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances. the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also ‘‘RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ in this prospectus supplement.

Engineering Assessments.    In connection with the origination of all of the Mortgage Loans, other than loan number 137, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least

100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses.    An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. One such evaluation concluded that in the event of an earthquake, 1 Mortgaged Property (loan number 25), representing, by allocated loan amount, 0.9% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date Group 1 Balance), is likely to suffer a probable maximum loss equal to or in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property.

Co-Lender Loans

General.

Nine (9) Mortgage Loans (loan number 1, the ‘‘Prime Outlets Pool Loan’’, loan number 2, the ‘‘Marriott—Chicago, IL Loan’’, loan number 3, the "530 Fifth Avenue Loan", loan number 7, the ‘‘Hercules Plaza Loan’’, loan number 71, the ‘‘Brookside West Loan’’, loan number 74, the ‘‘Hilton Garden Inn—Napa, CA Loan’’, loan number 84, ‘‘The Retreat Apartments Loan’’, loan number 89, the ‘‘Weatherly Apartments Loan’’ and loan number 97, the "Rao's City Views Apartment Building Loan" (collectively, the ‘‘Co-Lender Loans’’)), originated or acquired by Wachovia Bank, National Association, are each evidenced by one of two notes each secured by a mortgage and an assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

The Prime Outlets Pool Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Prime Outlets Pool Pari Passu Companion Loan’’) that is pari passu in right of entitlement to payment with the Prime Outlets Pool Loan. The Prime Outlets Pool Pari Passu Companion Loan and the Prime Outlets Pool Loan are referred to collectively herein as the ‘‘Prime Outlets Pool Whole Loan’’. The Prime Outlets Pool Loan has a Cut-Off Date Balance of $315,340,000, representing 11.0% of the Cut-Off Date Pool Balance (12.7% of the Cut-Off Date Group 1 Balance). The Prime Outlets Pool Pari Passu Companion Loan will not be included in the Trust Fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Significant Obligor’’ and ‘‘Prime Outlets Pool’’ in Annex D to this prospectus supplement.

One (1) Mortgage Loan (loan number 2), which has 1 companion loan (the "Marriott—Chicago, IL Companion Loan"), is part of a split loan structure in which the Marriott—Chicago, IL Companion Loan is subordinate in its right of payment to the Marriott—Chicago, IL Loan.

One (1) Mortgage Loan (loan number 3), which has 1 companion loan (the "530 Fifth Avenue Companion Loan"), is part of a split loan structure in which the 530 Fifth Avenue Companion Loan is subordinate in its right of payment to the 530 Fifth Avenue Loan.

One (1) Mortgage Loan (loan number 7) (the ‘‘Caplease Loan’’) is part of a split loan structure that has 1 companion loan (the ‘‘Caplease Companion Loan’’) that is subordinate in its right of entitlement to payment to the Caplease Loan. Notwithstanding the immediately preceding sentence, the holder of the Caplease Companion Loan has agreed to subordinate its interest in certain respects to the Caplease Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a ‘‘Defaulted Lease Claim’’). See ‘‘—Caplease Loan’’ below. Capital Lease Funding, Inc. (‘‘Caplease’’), is the holder of the Caplease Companion Loan, but may elect to sell the Caplease Companion Loan at any time. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Companion Loan.

Four (4) Mortgage Loans (loan numbers 71, 74, 84 and 89) (each, a ‘‘Mezz Cap Loan’’) are each part of split loan structures which, in each case, have 1 companion loan (each, a ‘‘Mezz Cap Companion Loan’’) that is subordinate in its right of entitlement to payment to the related Mezz Cap Loan. See ‘‘—Mezz Cap Loans’’ below.

One (1) Mortgage Loan (loan number 97), which has 1 companion loan (the ‘‘Rao's City Views Apartment Building Companion Loan’’), is part of a split loan structure in which the Rao's City Views Apartment Building Companion Loan is subordinate in its right of payment to the Rao's City Views Apartment Building Loan.

The Prime Outlets Pool Pari Passu Companion Loan, the Marriott—Chicago, IL Companion Loan, the 530 Fifth Avenue Companion Loan, the Caplease Companion Loan, the Mezz Cap Companion Loans and the Rao's City Views Apartment Building Companion Loan are referred to herein as the ‘‘Companion Loans’’. None of the Companion Loans are included in the Trust Fund. The Prime Outlets Pool Pari Passu Companion Loan is referred to herein as the ‘‘Pari Passu Companion Loan’’ and the Prime Outlets Pool Loan is referred to as the ‘‘Pari Passu Loan’’. The Companion Loans, except for the Pari Passu Companion Loan, are collectively referred to herein as the ‘‘Subordinate Companion Loans’’. The Marriott—Chicago, IL Loan, together with the Marriott—Chicago, IL Companion Loan, is referred to herein as the "Marriott—Chicago, IL Whole Loan". The 530 Fifth Avenue Loan, together with the 530 Fifth Avenue Companion Loan, is referred to herein as the "530 Fifth Avenue Whole Loan". The Caplease Loan, together with the Caplease Companion Loan, is referred to herein as the ‘‘Caplease Whole Loan’’. Each Mezz Cap Loan, together with its respective Mezz Cap Companion Loan, is referred to herein as a ‘‘Mezz Cap Whole Loan’’. The Rao's City Views Apartment Building Loan, together with the Rao's City Views Apartment Building Companion Loan, is referred to herein as the "Rao's City Views Apartment Building Whole Loan". The Prime Outlets Pool Whole Loan, the Marriott—Chicago, IL Whole Loan, the 530 Fifth Avenue Whole Loan, the Caplease Whole Loan, the Mezz Cap Whole Loans and the Rao's City Views Apartment Building Whole Loan are referred to in this prospectus supplement individually as a ‘‘Whole Loan’’, and collectively as the ‘‘Whole Loans’’.

The trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23 transaction (the ‘‘2006-C23 Transaction’’ and the related trust fund, the ‘‘2006-C23 Trust Fund’’) is the holder of the Prime Outlets Pool Pari Passu Companion Loan.

With respect to the Prime Outlets Pool Loan, the terms of the related intercreditor agreement (the ‘‘Prime Outlets Pool Intercreditor Agreement’’), provide that the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan are of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the Marriott—Chicago, IL Loan, the terms of the related intercreditor agreement (the ‘‘Marriott—Chicago, IL Intercreditor Agreement’’) provide that the Marriott—Chicago, IL Companion Loan is subordinate in certain respects to the Marriott—Chicago, IL Loan.

With respect to the 530 Fifth Avenue Building Loan, the terms of the related intercreditor agreement (the ‘‘530 Fifth Avenue Intercreditor Agreement’’) provide that the 530 Fifth Avenue Companion Loan is subordinate in certain respects to the 530 Fifth Avenue Loan.

With respect to the Caplease Loan, the terms of the related intercreditor agreement (the ‘‘Caplease Intercreditor Agreement’’) provide that the Caplease Companion Loan is subordinate in certain respects to the Caplease Loan.

With respect to each Mezz Cap Loan, the terms of the related intercreditor agreement (each, a ‘‘Mezz Cap Intercreditor Agreement’’) provide that the related Mezz Cap Companion Loan is subordinate in certain respects to the related Mezz Cap Loan.

With respect to the Rao's City Views Apartment Building Loan, the terms of the related intercreditor agreement (the "Rao's City Views Apartment Building Intercreditor Agreement") provide that the Rao's City Views Apartment Building Companion Loan is subordinate in certain respects to the Rao's City Views Apartment Building Loan.

The Prime Outlets Pool Intercreditor Agreement, the Marriott—Chicago, IL Intercreditor Agreement, the 530 Fifth Avenue Intercreditor Agreement, the Caplease Intercreditor Agreement, each Mezz Cap

Intercreditor Agreement and the Rao's City Views Apartment Building Intercreditor Agreement are individually referred to in this prospectus supplement as an ‘‘Intercreditor Agreement’’, and collectively as the ‘‘Intercreditor Agreements’’.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Mortgage Loan	Cut-Off Date Principal Balance of Senior Component	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR	Whole Loan Cut-Off Date LTV
Prime Outlets Pool	$315,340,000	$630,680,000	$630,680,000	1.21x	80.0%
Marriott—Chicago, IL	$195,000,000	$195,000,000	$220,000,000	1.63x	72.8%
530 Fifth Avenue	$175,000,000	$175,000,000	$200,000,000	1.30x	63.5%
Hercules Plaza	$77,892,043	$77,892,043	$97,885,077	1.39x	82.6%
Brookside West	$10,280,955	$10,280,955	$10,960,868	1.09x	80.6%
Hilton Garden Inn—Napa, CA	$9,910,219	$9,910,219	$10,655,038	1.24x	71.5%
The Retreat Apartments	$7,560,000	$7,560,000	$8,032,500	1.20x	85.0%
Weatherly Apartments	$6,700,000	$6,700,000	$7,035,000	1.10x	82.8%
Rao's City Views Apartment Building	$6,100,000	$6,100,000	$6,500,000	1.10x	68.4%

Prime Outlets Pool Loan

Servicing Provisions of the Prime Outlets Pool Intercreditor Agreement.    With respect to the Prime Outlets Pool Loan, the 2006-C23 Master Servicer and the 2006-C23 Special Servicer will administer the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan pursuant to the 2006-C23 Pooling and Servicing Agreement and the Prime Outlets Pool Intercreditor Agreement for so long as such Pari Passu Companion Loan is part of the 2006-C23 Trust Fund. The holder of the Prime Outlets Pool Pari Passu Companion Loan or an advisor on its behalf will generally share all of the rights that the 2006-C23 Controlling Class Representative has with respect to directing the 2006-C23 Master Servicer and/or the 2006-C23 Special Servicer with respect to the servicing of the Prime Outlets Pool Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments.    Pursuant to the Prime Outlets Pool Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Prime Outlets Pool Loan and/or the Prime Outlets Pool Pari Passu Companion Loan (subject, in each case, to the rights of the 2006-C23 Master Servicer, the 2006-C23 Special Servicer, the 2006-C23 Trustee, the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the 2006-C23 Pooling and Servicing Agreement) will be applied to the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

Marriott—Chicago, IL Loan

Servicing Provisions of the Marriott—Chicago, IL Intercreditor Agreement.    Pursuant to the terms of the Marriott—Chicago, IL Intercreditor Agreement, the Marriott—Chicago, IL Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Marriott—Chicago, IL Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Marriott—Chicago, IL Whole Loan will be allocated first, to the holder of the Marriott—Chicago, IL Companion Loan, and thereafter to the Marriott—Chicago, IL Loan.

With respect to the Marriott—Chicago, IL Loan, the Master Servicer and Special Servicer will service and administer the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan pursuant to the Pooling and Servicing Agreement and the Marriott—Chicago, IL Intercreditor Agreement for so long as the Marriott—Chicago, IL Loan is part of the Trust Fund. The holder of the Marriott—Chicago, IL Companion Loan will be entitled to advise and direct the Master Servicer and/or

Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Marriott—Chicago, IL Whole Loan at such times as the Marriott—Chicago, IL Companion Loan is not the subject of a Marriott—Chicago, IL Control Appraisal Period (as defined below).

A ‘‘Marriott—Chicago, IL Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) principal balance of the Marriott—Chicago, IL Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Marriott—Chicago, IL Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Marriott—Chicago, IL Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Marriott—Chicago, IL Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Marriott—Chicago, IL Intercreditor Agreement (net of any liens senior to the lien of the Marriott—Chicago, IL Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the Marriott—Chicago, IL Companion Loan.

No advice or direction of the holder of the Marriott—Chicago, IL Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the Marriott—Chicago, IL Whole Loan, the holder of the Marriott—Chicago, IL Companion Loan will be entitled to (i) cure such monetary default within the later of (A) five (5) business days of the giving of the cure notice and (B) the expiration of the mortgagor’s cure period, if any; (ii) cure such non-monetary default within twenty-five (25) days after the later of (Y) the giving by the holder of the Marriott—Chicago, IL Loan of the cure notice and (Z) the expiration of the mortgagor’s cure period, if any; provided, however, if such non-monetary default is susceptible of cure but cannot be reasonably cured within such period above and if curative action was promptly commenced and is being continuously and diligently pursued by the holder of the Marriott—Chicago, IL Companion Loan, such holder of the Marriott—Chicago, IL Companion Loan may be given an additional period of time as is reasonably necessary to cure such non-monetary default, subject to the conditions contained in the Marriott—Chicago, IL Intercreditor Agreement; and/or (iii) purchase the Marriott—Chicago, IL Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the Marriott—Chicago, IL Intercreditor Agreement; provided, further, however, the holder of the Marriott—Chicago, IL Companion Loan may only cure such defaults six (6) times during the life of the Marriott—Chicago, IL Loan and no such cure may exceed three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balance of the Marriott—Chicago, IL Loan together with all unpaid interest thereon at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Marriott—Chicago, IL Loan is responsible and any other Additional Trust Fund Expenses in respect of the Marriott—Chicago, IL Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout Fee payable to the Special Servicer pursuant to the Pooling and Servicing Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of REO Property, any and all costs and expenses incurred by the Trust Fund during the time it owned the Mortgaged Property, net of all cash receipts from the Mortgaged Property actually received by the Trust Fund during such period, and any and all costs and expenses incurred by the Trust Fund in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the Marriott—Chicago, IL Whole Loan.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Marriott—Chicago, IL Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Marriott—Chicago, IL Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the Marriott—Chicago, IL Companion Loan under the Marriott—Chicago, IL Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Marriott—Chicago, IL Whole Loan will be paid in the following manner:

First, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan) of the principal balance of the Marriott—Chicago, IL Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Marriott—Chicago, IL Whole Loan, in an amount equal to the holder of the Marriott—Chicago, IL’s pro rata portion (based upon the outstanding principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan) of the principal balance of the Marriott—Chicago, IL Whole Loan;

Third, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Marriott—Chicago, IL Loan;

Fourth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding;

Fifth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan) of the principal balance of the Marriott—Chicago, IL Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Marriott—Chicago, IL Whole Loan, in an amount equal to the holder of the Marriott—Chicago, IL Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan) of the principal balance of the Marriott—Chicago, IL Whole Loan;

Seventh, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Marriott—Chicago, IL Companion Loan;

Eighth, to the holder of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan, pro rata (based upon the outstanding principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Marriott—Chicago, IL Whole Loan;

Ninth, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan) portion of all assumption fees, to the extent actually paid;

Tenth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan) portion of all assumption fees, to the extent actually paid;

Eleventh, to the holder of the Marriott—Chicago, IL Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Marriott—Chicago, IL Companion Loan made cure payments in accordance with the terms of the Marriott—Chicago, IL Intercreditor Agreement shall be paid to the holder of the Marriott—Chicago, IL Companion Loan;

Twelfth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to any default interest;

Thirteenth, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan) portion of the late charges accruing under the Marriott—Chicago, IL Whole Loan; provided, however, that all late charges which accrued during any and all periods for which the holder of the Marriott—Chicago, IL Companion Loan made cure payments shall be instead paid to the holder of the Marriott—Chicago, IL Companion Loan;

Fourteenth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan) portion of the late charges accruing under the Marriott—Chicago, IL Whole Loan;

Fifteenth, to the holders of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Sixteenth, any excess, pro rata, to the holders of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan (based upon the principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan, respectively or if such principal balances are zero, based on the initial principal balance of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan, respectively).

Following the occurrence and during the continuance of a Marriott—Chicago, IL Special Event of Default (subject to the cure and purchase rights of holder of the Marriott—Chicago, IL Companion Loan under the Marriott—Chicago, IL Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Marriott—Chicago, IL Whole Loan will be paid in the following manner:

First, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to the principal balance of the Marriott—Chicago, IL Loan until paid in full;

Third, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Marriott—Chicago, IL Loan;

Fourth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by the holder of the Marriott—Chicago, IL Companion Loan;

Fifth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to the principal balance of the Marriott—Chicago, IL Companion Loan until paid in full;

Seventh, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Marriott—Chicago, IL Companion Loan;

Eighth, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Marriott—Chicago, IL Loan;

Ninth, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to its pro rata portion (based upon the initial principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan) portion of all assumption fees, to the extent actually paid;

Tenth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to its pro rata portion (based upon the initial principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan) portion of all assumption fees, to the extent actually paid;

Eleventh, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the Marriott—Chicago, IL Companion Loan;

Twelfth, to the holder of the Marriott—Chicago, IL Loan in an amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Marriott—Chicago, IL Companion Loan made cure payments shall be instead paid to the holder of the Marriott—Chicago, IL Companion Loan;

Thirteenth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the Marriott—Chicago, IL Loan, in an amount equal to its pro rata (based upon the initial principal balances of the Marriott—Chicago, IL Companion Loan and the Marriott—Chicago, IL Loan) portion of the late charges accruing under the Marriott—Chicago, IL Whole Loan, provided, however, that all late charges which accrued during any and all periods for which the holder of the Marriott—Chicago, IL Companion Loan made cure payments shall be paid instead to the holder of the Marriott—Chicago, IL Companion Loan;

Fifteenth, to the holder of the Marriott—Chicago, IL Companion Loan, in an amount equal to its pro rata (based upon the ratio between the initial principal balances of the Marriott—Chicago, IL Companion Loan and the Marriott—Chicago, IL Loan) portion of the late charges accruing under the Marriott—Chicago, IL Whole Loan;

Sixteenth, to the holder of the Marriott—Chicago, IL Loan and the holder of the Marriott—Chicago, IL Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated thereto calculated at the applicable interest rate from the date such realized loss was allocated to the Marriott—Chicago, IL Loan or the Marriott—Chicago, IL Companion Loan, as applicable. through the date such realized loss was reimbursed; and

Seventeenth, any excess, pro rata, to the holders of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan (based upon the initial principal balances of the Marriott—Chicago, IL Loan and the Marriott—Chicago, IL Companion Loan, respectively).

530 Fifth Avenue Loan

Servicing Provisions of the 530 Fifth Avenue Intercreditor Agreement.    Pursuant to the terms of the 530 Fifth Avenue Intercreditor Agreement, the 530 Fifth Avenue Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The 530 Fifth Avenue Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 530 Fifth Avenue Whole Loan will be allocated first, to the holder of the 530 Fifth Avenue Companion Loan, and thereafter to the 530 Fifth Avenue Loan.

With respect to the 530 Fifth Avenue Loan, the Master Servicer and Special Servicer will service and administer the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan pursuant to the Pooling and Servicing Agreement and the 530 Fifth Avenue Intercreditor Agreement for so long as the 530 Fifth Avenue Loan is part of the Trust Fund. The holder of the 530 Fifth Avenue Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 530 Fifth Avenue Whole Loan at such times as the 530 Fifth Avenue Companion Loan is not the subject of a 530 Fifth Avenue Control Appraisal Period (as defined below).

A ‘‘530 Fifth Avenue Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) principal balance of the 530 Fifth Avenue Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the 530 Fifth Avenue Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the 530 Fifth Avenue Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the 530 Fifth Avenue Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the 530 Fifth Avenue Intercreditor Agreement (net of any liens senior to the lien of the 530 Fifth Avenue Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the 530 Fifth Avenue Companion Loan.

No advice or direction of the holder of the 530 Fifth Avenue Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the 530 Fifth Avenue Whole Loan, the holder of the 530 Fifth Avenue Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of receipt of the cure notice; (ii) cure such non-monetary default within thirty (30) days of receipt of the cure notice; and/or (iii) purchase the 530 Fifth Avenue Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the 530 Fifth Avenue Intercreditor Agreement; provided, further, however, the holder of the 530 Fifth Avenue Companion Loan may only cure such defaults six (6) times during the life of the 530 Fifth Avenue Loan and no such cure may exceed four (4) consecutive months. The purchase price will generally equal the unpaid aggregate principal balance of the 530 Fifth Avenue Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the 530 Fifth Avenue Loan is responsible and any other Additional Trust Fund Expenses in respect of the 530 Fifth Avenue Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance. No prepayment consideration will be payable in connection with such a purchase of the 530 Fifth Avenue Whole Loan.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the 530 Fifth Avenue Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘530 Fifth Avenue Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the 530 Fifth Avenue Companion Loan under the 530 Fifth Avenue Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 530 Fifth Avenue Whole Loan will be paid in the following manner:

First, to the holder of the 530 Fifth Avenue Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the 530 Fifth Avenue Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan) of the principal balance of the 530 Fifth Avenue Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the 530 Fifth Avenue Whole Loan, in an amount equal to the holder of the 530 Fifth Avenue’s pro rata portion (based upon the outstanding principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan) of the principal balance of the 530 Fifth Avenue Whole Loan;

Third, to the holder of the 530 Fifth Avenue Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 530 Fifth Avenue Loan;

Fourth, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the related borrower;

Fifth, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan) of the principal balance of the 530 Fifth Avenue Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the 530 Fifth Avenue Whole Loan, in an amount equal to the holder of the 530 Fifth Avenue Companion Loan’s pro rata portion (based upon the outstanding principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan) of the principal balance of the 530 Fifth Avenue Whole Loan;

Seventh, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 530 Fifth Avenue Companion Loan;

Eighth, to the holders of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan, pro rata (based upon the outstanding principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 530 Fifth Avenue Whole Loan;

Ninth, to the holders of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan, pro rata (based upon the outstanding principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan, respectively) in an amount equal to any extension fees, to the extent actually paid, allocable to the 530 Fifth Avenue Whole Loan;

Tenth, to the holder of the 530 Fifth Avenue Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the 530 Fifth Avenue Companion Loan made cure payments in accordance with the terms of the 530 Fifth Avenue Intercreditor Agreement shall be paid to the holder of the 530 Fifth Avenue Companion Loan;

Eleventh, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan, based on the initial principal balance of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan, respectively).

Following the occurrence and during the continuance of a 530 Fifth Avenue Special Event of Default (subject to the cure and purchase rights of holder of the 530 Fifth Avenue Companion Loan under the 530 Fifth Avenue Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 530 Fifth Avenue Whole Loan will be paid in the following manner:

First, to the holder of the 530 Fifth Avenue Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the 530 Fifth Avenue Loan, in an amount equal to the principal balance of the 530 Fifth Avenue Loan until paid in full;

Third, to the holder of the 530 Fifth Avenue Loan, any unreimbursed realized losses, if any, with respect to the 530 Fifth Avenue Loan;

Fourth, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to the principal balance of the 530 Fifth Avenue Companion Loan until paid in full;

Sixth, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the 530 Fifth Avenue Companion Loan;

Seventh, to the holder of the 530 Fifth Avenue Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the 530 Fifth Avenue Loan (based upon the initial principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan);

Eighth, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the 530 Fifth Avenue Companion Loan (based upon the initial principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan);

Ninth, to the holder of the 530 Fifth Avenue Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the 530 Fifth Avenue Loan, in an amount equal to its portion of all extension fees, to the extent actually paid, allocable to the holder of the 530 Fifth Avenue Loan (based upon the ratio between the initial principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan);

Eleventh, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the 530 Fifth Avenue Companion Loan (based upon the ratio between the initial principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan);

Twelfth, to the holder of the 530 Fifth Avenue Loan in an amount equal to any default interest;

Thirteenth, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the 530 Fifth Avenue Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs (including advances) paid or reimbursed by the holder of the 530 Fifth Avenue Companion Loan with respect to the 530 Fifth Avenue Whole Loan; and

Fifteenth, any excess, pro rata, to the holders of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan (based upon the initial principal balances of the 530 Fifth Avenue Loan and the 530 Fifth Avenue Companion Loan, respectively).

Caplease Loan

Servicing Provisions of the Caplease Intercreditor Agreement.    With respect to the Caplease Loan, the Master Servicer and Special Servicer will service and administer the Caplease Loan and the Caplease Companion Loan pursuant to the Pooling and Servicing Agreement and the Caplease Intercreditor Agreement for so long as the Caplease Loan is part of the Trust Fund. The Caplease Loan and the Caplease Companion Loan are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend the Caplease Loan or the Caplease Companion Loan in a manner materially adverse to the holder of the Caplease Companion Loan without the consent of the holder of the Caplease Companion Loan. The holder of the Caplease Companion Loan will be entitled to advise the Special Servicer with respect to certain matters related to the Caplease Whole Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event the Caplease Loan becomes ninety (90) days or more delinquent, an acceleration of the Caplease Whole Loan after an event of default under the related loan documents occurs, the principal balance of the Caplease Whole Loan is not paid at maturity, or the borrower files a petition for bankruptcy, the holder of the Caplease Companion Loan will be entitled to purchase the Caplease Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of the Caplease Loan, together with accrued and unpaid interest thereon up to (but not exceeding) the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the related Mortgage Loan documents.

Applications of Payments.    Pursuant to the Caplease Intercreditor Agreement, to the extent described below, the right of the holder of the Caplease Companion Loan to receive payments with respect to the Caplease Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the Trust Fund to receive payments with respect to the Caplease Loan. All payments and proceeds of the Caplease Loan and the Caplease Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, first, to the holder of the Caplease Loan, for reimbursement of servicing advances together with interest thereon and second, to the holder of the Caplease Companion Loan, for reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

First, to the holder of the Caplease Loan, in an amount equal to interest due with respect to the Caplease Loan at the pre-default interest rate thereon;

Second, to the holder of the Caplease Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the Caplease Loan (including, following acceleration, the full principal balance thereof);

Third, following any lease acceleration or termination, but only prior to any reinstatement of such credit lease following any cure or waiver of the default permitting such lease acceleration or termination, to the holder of the Caplease Loan for any outstanding advances and any other unreimbursed costs made by or on behalf of the holder of the Caplease Loan;

Fourth, to fund any applicable reserves under the terms of the Mortgage Loan documents for the Caplease Whole Loan;

Fifth, to the holder of the Caplease Companion Loan, in an amount equal to amounts then due with respect to the Caplease Companion Loan (including reimbursement of any advances made by or on behalf of the holder of the Caplease Companion Loan), then, interest due with respect to the Caplease Companion Loan at the pre-default interest rate thereon and then, any scheduled payments of principal allocable to the Caplease Companion Loan (including, following acceleration, the full principal balance thereof);

Sixth, to reimburse the Master Servicer, Special Servicer or the holder of the Caplease Companion Loan for any outstanding advances made by either such party on the related Caplease Loan or the Caplease Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

Seventh, sequentially to the Caplease Loan and then the Caplease Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

Eighth, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid); and

Ninth, to any default interest on the Caplease Companion Loan, to the holder of the Caplease Companion Loan and any default interest on the Caplease Loan, to the holder of the Caplease Loan.

Proceeds of Defaulted Lease Claims will be applied first, to payment of amounts due under the Caplease Companion Loan, and thereafter will be payable to the holder of the Caplease Loan.

Mezz Cap Loans

Servicing Provisions of the Mezz Cap Intercreditor Agreements.    With respect to the Mezz Cap Loans, the Master Servicer and Special Servicer will service and administer the Mezz Cap Loans and the Mezz Cap Companion Loans pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as such Mezz Cap Loan is part of the Trust Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Mezz Cap Loan or the related Mortgage Loan documents without obtaining the prior written consent of the holder of the related Mezz Cap Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any Mezz Cap Loan or the related Mortgage Loan documents adversely affects the lien priority of the related mortgage or constitutes a material modification as specified in the related Mezz Cap Intercreditor Agreement, provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event that (i) any payment of principal or interest on a Mezz Cap Loan or Mezz Cap Companion Loan becomes ninety (90) or more days delinquent, (ii) the principal balance of a Mezz Cap Loan or Mezz Cap Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap Loan or Mezz Cap Companion Loan is not paid at maturity, (iv) the related borrower declares bankruptcy or is otherwise subject to a bankruptcy proceeding or (v) any other event where the cash flow payment under a Mezz Cap Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall below, the holder of a Mezz Cap Companion Loan will have the right to purchase the related Mezz Cap Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions as set forth in the related Mezz Cap Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Mezz Cap Loan, together with all accrued and unpaid interest on the related Mezz Cap Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the related Mezz Cap Loan is responsible and other expenses as provided in the related Mezz Cap Intercreditor Agreement. Unless the borrower or an affiliate is purchasing a Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of such Mezz Cap Loan.

Application of Payments.    Pursuant to the related Mezz Cap Intercreditor Agreement and prior to the occurrence of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, the related borrower is required to make separate monthly payments of principal and interest to the Master Servicer and the holder of the related Mezz Cap Companion Loan. Any escrow and reserve payments required in respect of a Mezz Cap Whole Loan are required to be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, and subject to certain rights of the holder of a Mezz Cap Companion Loan to purchase the related Mezz Cap Loan from the Trust Fund, all payments and proceeds (of whatever nature) on such Mezz Cap Companion Loan will be subordinated to all payments due on related Mezz Cap Loan and the amounts with respect to such Mezz Cap Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) in the following manner:

First, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such party, including unreimbursed advances and interest thereon;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such party;

Third, to the holder of the related Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Loan at the pre-default interest rate thereon;

Fourth, to the holder of the related Mezz Cap Loan, in an amount equal to the principal balance of such Mezz Cap Loan until paid in full;

Fifth, to the holder of the related Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap Loan;

Sixth, to the holder of the related Mezz Cap Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Mezz Cap Companion Loan;

Seventh, to the holder of the related Mezz Cap Companion Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Companion Loan at the pre-default interest rate thereon;

Eighth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to the principal balance of such Mezz Cap Companion Loan until paid in full;

Ninth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap Companion Loan;

Tenth, to the holder of the related Mezz Cap Loan; and then to the holder of the related Mezz Cap Companion Loan, in an amount equal to any unpaid default interest accrued on such Mezz Cap Loan and such Mezz Cap Companion Loan, respectively;

Eleventh, any amounts collected or recovered on the related Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer or trustee in respect of the related Mezz Cap Loan or related Mezz Cap Companion Loan, are payable to the holder of such Mezz Cap Loan and such Mezz Cap Companion Loan on a pro rata basis as determined by the initial balance of each such loan; and

Twelfth, any excess amounts that are not required to be paid to the related borrower or to a party other than the mortgagee under the related Mortgage Loan documents, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Companion Loan, on a pro rata basis, determined by the initial principal balances of each such loan.

Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related late charges due and payable), (ii) no other material event of default (of the kind described in the first paragraph of this ‘‘—Application of Payments’’ section) exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with respect to the event of default, then the Master Servicer and/or the Special Servicer, as applicable, may apply the amount paid by the borrower (or otherwise available) net of amounts payable to the Master Servicer and/or the Special Servicer, as applicable, or Trustee, first, to the holder of the related Mezz Cap Loan in an amount equal to the accrued and unpaid interest on the related Mezz Cap Loan and then an amount equal to any current and delinquent scheduled principal payments on the related Mezz Cap Loan and, second, to the holder of the related Mezz Cap Companion Loan in an amount equal to the accrued and unpaid interest on the related Mezz Cap Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on the related Mezz Cap Companion Loan.

Rao's City Views Apartment Building Loan

Servicing Provisions of the Rao's City Views Apartment Building Intercreditor Agreement.    Pursuant to the terms of the Rao's City Views Apartment Building Intercreditor Agreement, the Rao's City Views Apartment Building Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Rao's City Views Apartment Building Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Rao's City Views

Apartment Building Whole Loan will be allocated first, to the holder of the Rao's City Views Apartment Building Companion Loan and thereafter to the Rao's City Views Apartment Building Loan.

With respect to the Rao's City Views Apartment Building Loan, the Master Servicer and Special Servicer will service and administer the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan pursuant to the Pooling and Servicing Agreement and the Rao's City Views Apartment Building Intercreditor Agreement for so long as the Rao's City Views Apartment Building Loan is part of the Trust Fund. The holder of the Rao's City Views Apartment Building Companion Loan will be entitled to advise and direct the Special Servicer with respect to certain matters, including, among other things, foreclosure, any sale of the Mortgaged Property, any release of the related borrower or material modifications of the Rao's City Views Apartment Building Whole Loan at such times as the Rao's City Views Apartment Building Companion Loan is not the subject of a Rao's City Views Apartment Building Control Appraisal Period (as defined below).

A "Rao's City Views Apartment Building Control Appraisal Period" shall be deemed to have occurred if and so long as (a) principal balance of the Rao's City Views Apartment Building Companion Loan minus an amount equal to the excess, if any, of (i)(A) the outstanding principal balance of the Rao's City Views Apartment Building Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Rao's City Views Apartment Building Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Rao's City Views Apartment Building Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Rao's City Views Apartment Building Intercreditor Agreement (net of any liens senior to the lien of the Rao's City Views Apartment Building Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the Rao's City Views Apartment Building Companion Loan.

No advice or direction of the holder of the Rao's City Views Apartment Building Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative" in this prospectus supplement.

In the event of certain defaults under the Rao's City Views Apartment Building Whole Loan, the holder of the Rao's City Views Apartment Building Companion Loan will be entitled to (i) cure such monetary default within 5 business days of receipt of the cure notice and cure such non-monetary default within 30 days of receipt of the cure notice and/or (ii) purchase the Rao's City Views Apartment Building Loan from the Trust Fund after the expiration of the cure period, subject to certain terms in the Rao's City Views Apartment Building Intercreditor Agreement. Notwithstanding the foregoing, the rights of the holder of the Rao's City Views Apartment Building Companion Loan to cure a monetary default or non-monetary default will be limited to six (6) cure events over the life of the Rao's City Views Apartment Building Whole Loan and no single cure event may exceed four (4) consecutive months. Under the Rao's City Views Apartment Building Loan Intercreditor Agreement, a cure event is defined as the exercise of cure rights by the holder of the Rao's City Views Apartment Building Companion Loan, whether for 1 month or for consecutive months in the aggregate. The purchase price will generally equal the unpaid aggregate principal balance of the Rao's City Views Apartment Building Loan, together with all accrued and unpaid interest thereon (other than default interest) at the related mortgage interest rate, and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Rao's City Views Apartment Building Loan is responsible and any other Additional Trust Fund Expenses in respect of the Rao's City Views Apartment Building Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Rao's City Views Apartment Building Whole Loan becomes a Specially Serviced Mortgage Loan (a "Rao's City Views Apartment Building Special Event of Default") has occurred and is continuing (subject to the cure and purchase rights of holder of the Rao's City Views Apartment Building Companion Loan under the Rao's City Views Apartment Building Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Rao's City Views Apartment Building Whole Loan will be paid in the following manner:

First, to the holder of the Rao's City Views Apartment Building Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Rao's City Views Apartment Building Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan) of the principal balance of the Rao's City Views Apartment Building Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Rao's City Views Apartment Building Whole Loan, in an amount equal to the holder of the Rao's City Views Apartment Building Loan's pro rata portion (based upon the outstanding principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan) of the principal balance of the Rao's City Views Apartment Building Whole Loan;

Third, to the holder of the Rao's City Views Apartment Building Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Rao's City Views Apartment Building Loan;

Fourth, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the borrower;

Fifth, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan) of the principal balance of the Rao's City Views Apartment Building Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Rao's City Views Apartment Building Whole Loan, in an amount equal to the holder of the Rao's City Views Apartment Building Companion Loan's pro rata portion (based upon the outstanding principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan) of the principal balance of the Rao's City Views Apartment Building Whole Loan;

Seventh, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Rao's City Views Apartment Building Companion Loan;

Eighth, to the holder of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan, pro rata (based upon the outstanding principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Rao's City Views Apartment Building Whole Loan;

Ninth, to the holder of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan, pro rata (based upon the outstanding principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan), in an amount equal to any extension fees, to the extent actually paid, allocable to the Rao's City Views Apartment Building Whole Loan;

Tenth, to the holder of the Rao's City Views Apartment Building Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Rao's City Views Apartment Building Companion Loan made cure payments in accordance with the terms of the Rao's City Views Apartment Building Intercreditor Agreement shall be paid to the holder of the Rao's City Views Apartment Building Companion Loan;

Eleventh, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan (based on the initial principal balance of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan, respectively).

Following the occurrence and during the continuance of a Rao's City Views Apartment Building Special Event of Default (subject to the cure and purchase rights of holder of the Rao's City Views Apartment Building Companion Loan under the Rao's City Views Apartment Building Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Rao's City Views Apartment Building Whole Loan will be paid in the following manner:

First, to the holder of the Rao's City Views Apartment Building Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Rao's City Views Apartment Building Loan, in an amount equal to the principal balance of the Rao's City Views Apartment Building Loan until paid in full;

Third, to the holder of the Rao's City Views Apartment Building Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Rao's City Views Apartment Building Loan;

Fourth, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to the principal balance of the Rao's City Views Apartment Building Companion Loan until paid in full;

Sixth, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Rao's City Views Apartment Building Companion Loan;

Seventh, to the holder of the Rao's City Views Apartment Building Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Rao's City Views Apartment Building Loan (based upon the ratio between the initial principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan);

Eighth, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Rao's City Views Apartment Building Companion Loan (based upon the ratio between the outstanding principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan);

Ninth, to the holder of the Rao's City Views Apartment Building Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the Rao's City Views Apartment Building Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the Rao's City Views Apartment Building Loan (based upon the outstanding principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan);

Eleventh, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the Rao's City Views Apartment Building Companion Loan (based upon the outstanding principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan);

Twelfth, to the holder of the Rao's City Views Apartment Building Loan, in an amount equal to any default interest;

Thirteenth, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the Rao's City Views Apartment Building Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs and advances paid or reimbursed by the holder of the Rao's City Views Apartment Building Companion Loan pursuant to the Rao's City Views Apartment Building Intercreditor Agreement; and

Fifteenth, any excess, pro rata, to the holders of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan (based upon the initial principal balances of the Rao's City Views Apartment Building Loan and the Rao's City Views Apartment Building Companion Loan, respectively).

Conversion to Mezzanine Debt. The holder of the Rao's City Views Apartment Building Companion Loan has the right to require the holder of the Rao's City Views Apartment Building Loan to convert the Rao's City Views Apartment Building Companion Loan into a mezzanine loan pursuant to the terms of the related Mortgage Loan documents.

Application of Amounts Paid to Trust Fund.    On or before each Distribution Date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan; and in the case of the Prime Outlets Pool Loan, such amounts will be applied and distributed in accordance with the 2006-C23 Pooling and Servicing Agreement.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans

Pursuant to the terms of the related Intercreditor Agreement, the holder of the subordinate loan secured by the related Mortgaged Property (the ‘‘Subordinate Loan’’) with respect to 1 Mortgage Loan (loan number 44) generally has the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the Subordinate Loan documents with respect to such subordinate loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers, subject to certain conditions set forth in the related intercreditor agreement and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

The holder of the Subordinate Loan shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related Intercreditor Agreement.

The Mortgage Loan documents for the Subordinate Loan generally may be amended without the consent of the holder of the related Subordinate Loan; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan, provided, however, in a work-out context the forgoing consent is generally not required.

The holder of the Subordinate Loan may not exercise any rights it may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee’s sole and absolute discretion.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7, Annex D and Annex E to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7, Annex D and Annex E unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of DSC Ratios, LTV Ratios and Loan per Sq. Ft., Unit, Pad, Room or Bed with respect to the Prime Outlets Pool Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of, as applicable, the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions,’’ in this prospectus supplement and under ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7, Annex D and Annex E to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading ‘‘Cross Collateralized and Cross Defaulted Loan Flag’’ with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7, Annex D and Annex E:

(i)    References to ‘‘DSC Ratio’’ and ‘‘DSCR’’ are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The ‘‘Net Cash Flow’’ for a Mortgaged Property is the ‘‘net cash flow’’ of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a ‘‘Rental Property’’); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 68 Mortgage Loans, representing 65.7% of the Cut-Off Date Pool Balance (46 Mortgage Loans in Loan Group 1 or 66.5% of the Cut-Off Date Group 1 Balance and 22 Mortgage Loans in Loan Group 2 or 60.7% of the Cut-Off Date Group 2 Balance), where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan, the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 1 Mortgage Loan (loan number 24), representing 1.0% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date Group 1 Balance), such ratio was adjusted by taking into account amounts available under certain holdbacks; (iii) with respect to 1 Mortgage Loan (loan number 52), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), such ratio was calculated based upon the current scheduled debt service of $117,777 due under the related Note. Commencing with the payment due in March 2007, such payment will increase to $132,609 through and including the related Maturity Date; and (iv) with respect to Mortgage Loans that are interest-only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis; and for purposes of calculating the DSC Ratios provided herein for the Prime Outlets Pool Loan, the debt service on the Prime Outlets Pool Pari Passu Companion Loan will be taken into account. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In general, ‘‘net cash flow’’ is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

In determining the ‘‘revenue’’ component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See ‘‘—Wachovia’s Underwriting Standards—Escrow Requirements—Replacement Reserves’’ and ‘‘—CWCapital’s Underwriting Standards—Escrow Requirements’’ in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii)    References to ‘‘Cut-Off Date LTV’’ and ‘‘Cut-Off Date LTV Ratio’’ are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for the Mortgaged Properties related to 6 Mortgage Loans (loan numbers 3, 32, 36, 63, 89 and 96), representing, by allocated loan amount, approximately 8.4% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 9.5% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 1.7% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. The table below shows the Cut-Off Date LTV Ratios calculated using the "as-is" appraised values and the "as-stabilized" appraised values for the 6 Mortgage Loans:

Property Name	Mortgage Loan No.	"As-Is" Cut-off Date LTV	"As-Is" Date	"As-Stabilized" Cut-Off Date LTV	"As-Stabilized" Date
530 Fifth Avenue	3	56.5%	05/01/06	55.6%	09/01/07
Burlington Crossing	32	73.6%	03/22/06	58.3%	09/01/06
West Goshen Town Center	36	84.4%	02/16/06	77.0%	08/01/06
Seven for All Mankind	63	92.0%	07/16/05	74.7%	07/16/06
Weatherly Apartments	89	86.5%	10/19/05	78.8%	05/30/06
Sunrise Plaza	96	76.5%	04/03/06	75.9%	04/03/06

(iii)    References to ‘‘Maturity Date LTV Ratio’’ and ‘‘LTV at ARD or Maturity’’ are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (with respect to the CWCapital Mortgage Loans, the expected balance of the related Balloon Loans is calculated assuming no scheduled debt service payments are made on the related maturity date; and with respect to the Wachovia Mortgage Loans, the expected balance of the related Balloon Loans is calculated assuming a scheduled debt service payment is made on the related maturity date) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third party appraisal thereof available to the Mortgage Loan Sellers, which for the Mortgaged Properties related to 6 Mortgage Loans (loan numbers 3, 32, 36, 63, 89 and 96), representing, by allocated loan amount, approximately 8.4% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 9.5% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 1.7% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. The table below shows the Maturity Date LTV Ratios calculated using the "as-is" appraised values and the "as-stabilized" appraised values for the 6 Mortgage Loans:

Property Name	Mortgage Loan No.	"As-Is" Maturity Date LTV	"As-Is" Date	"As- Stabilized" Maturity Date LTV	"As- Stabilized" Date
530 Fifth Avenue	3	51.6%	05/01/06	50.8%	09/01/07
Burlington Crossing	32	73.6%	03/22/06	58.3%	09/01/06
West Goshen Town Center	36	74.5%	02/16/06	67.9%	08/01/06
Seven for All Mankind	63	78.7%	07/16/05	63.9%	07/16/06
Weatherly Apartments	89	80.7%	10/19/05	73.6%	05/30/06
Sunrise Plaza	96	67.5%	04/03/06	67.0%	04/03/06

(iv)    References to ‘‘Loan per Sq. Ft., Unit, Pad, Room or Bed’’ are, for each Mortgage Loan secured by a lien on a multifamily property, mobile home park property, hospitality property or assisted living facility or other healthcare property or a student housing property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan) divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Prime Outlets Pool Loan, of the Prime Outlets Pool Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v)    References to ‘‘Year Built’’ are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

(vi)    References to ‘‘weighted averages’’ or ‘‘WA’’ are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii) References to ‘‘Underwritten Replacement Reserves’’ represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii)    References to ‘‘Administrative Cost Rate’’ for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.0007%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix)    References to ‘‘Remaining Term to Maturity’’ represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x)    References to ‘‘Remaining Amortization Term’’ represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi)    References to ‘‘L (    )’’ or ‘‘Lockout’’ or ‘‘Lockout Period’’ represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to ‘‘O (    )’’ represent the number of monthly payments for which (a) no

Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to ‘‘YM (    )’’ represent the period for which the Yield Maintenance Charge is assessed. ‘‘3% ( )’’, ‘‘2% ( )’’ and ‘‘1% (    )’’ each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an ‘‘Open Period’’) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii)    References to ‘‘D (    )’’ or ‘‘Defeasance’’ represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii)    References to ‘‘Occupancy Percentage’’ are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv)    References to ‘‘Original Term to Maturity’’ are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv)    References to ‘‘NA’’ indicate that, with respect to a particular category of data, such data is not applicable.

(xvi)    References to ‘‘NAV’’ indicate that, with respect to a particular category of data, such data is not available.

(xvii)    References to ‘‘Capital Imp. Reserve’’ are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii)    References to ‘‘Replacement Reserve’’ are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix)    References to ‘‘TI/LC Reserve’’ are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx)    The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex A-7 to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under ‘‘—Wachovia’s Underwriting Standards’’, ‘‘—CWCapital’s Underwriting Standards’’ and ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and in the prospectus under ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’. Certain Mortgage Loans set forth on Annex E have scheduled principal payments that, when applied in accordance with the distribution waterfall described in "DESCRIPTION OF THE CERTIFICATES—Distributions", are expected to support distributions to the holders of the Class A-1, Class A-2 and Class A-3 Certificates.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group 1 Balance	Property Type	Loan Balance Per SF/ Room(1)	Weighted Average DSCR(1)	Cut-Off Date LTV Ratio(1)(2)	LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
Prime Outlets Pool	Wachovia	1/10	1	$315,340,000	11.0%	12.7%	Retail – Outlet	$181	1.21x	80.0%	70.1%	5.510%
Marriott—Chicago, IL	Wachovia	1/1	1	195,000,000	6.8	7.9%	Hospitality – Full Service	$163,591	1.86x	64.6%	58.8%	5.877%
530 Fifth Avenue	Wachovia	1/1	1	175,000,000	6.1	7.1%	Office – CBD	$350	1.50x	55.6%	50.8%	5.629%
Independent Square	Wachovia	1/1	1	85,000,000	3.0	3.4%	Office – CBD	$130	1.37x	74.2%	69.4%	5.930%
Central Parke Pool	Wachovia	1/11	1	83,500,000	2.9	3.4%	Various	$103	1.21x	78.0%	72.9%	5.830%
Westfield Gateway	Wachovia	1/1	1	83,000,000	2.9	3.4%	Retail – Anchored	$160	2.02x	57.2%	57.2%	5.880%
Hercules Plaza	Wachovia	1/1	1	77,892,043	2.7	3.1%	Office – CBD	$150	1.83x	65.7%	51.4%	6.270%
Piedmont Center Buildings 9-12	Wachovia	1/1	1	65,000,000	2.3	2.6%	Office – CBD	$118	1.50x	63.4%	63.4%	5.850%
Cotswold Village Shops	Wachovia	1/1	1	51,000,000	1.8	2.1%	Retail – Anchored	$199	1.24x	67.3%	62.8%	5.830%
Doubletree Hotel— Scottsdale, AZ	Wachovia	1/1	1	48,000,000	1.7	1.9%	Hospitality – Full Service	$126,984	1.28x	73.8%	69.5%	5.510%
		10/29		$1,178,732,043	41.2%				1.49x	69.0%	62.7%	5.750%
Campbell Technology Park	Wachovia	1/1	1	$46,000,000	1.6%	1.9%	Office – Suburban	$165	1.42x	67.6%	61.9%	5.640%
Phillips Place	Wachovia	1/1	1	44,500,000	1.6	1.8%	Retail – Anchored	$344	1.38x	78.8%	78.8%	5.780%
Cedarbrook Plaza	Wachovia	1/1	1	44,300,000	1.5	1.8%	Retail – Anchored	$78	1.22x	73.8%	69.1%	6.040%
Bethesda Gateway	Wachovia	1/1	1	44,000,000	1.5	1.8%	Office – CBD	$295	1.08x	79.6%	72.0%	6.060%
Paoli Shopping Center	Wachovia	1/1	1	40,000,000	1.4	1.6%	Retail – Anchored	$241	1.20x	77.4%	68.6%	6.010%
The Paramount Building	Wachovia	1/1	1	39,500,000	1.4	1.6%	Mixed Use – Office/Retail	$62	5.46x	16.0%	16.0%	5.440%
Sherry Lane Place	Wachovia	1/1	1	39,000,000	1.4	1.6%	Office – CBD	$136	1.20x	62.4%	54.1%	5.930%
Wilshire Roxbury Building	Wachovia	1/1	1	35,789,000	1.3	1.4%	Office – Suburban	$332	1.29x	70.2%	70.2%	6.370%
Wyndham Hotel Greenspoint	Wachovia	1/1	1	34,000,000	1.2	1.4%	Hospitality – Full Service	$72,034	3.52x	40.6%	36.4%	5.660%
Shoppes at North Village	Wachovia	1/1	1	30,856,000	1.1	1.2%	Retail – Anchored	$136	1.67x	63.6%	63.6%	5.150%
		10/10		$397,945,000	13.9%				1.90x	63.8%	59.7%	5.822%
		20/39		$1,576,677,043	55.1%				1.59x	67.7%	61.9%	5.768%

(1)	The Prime Outlets Pool Loan is part of a split loan structure that includes the Prime Outlets Pool Pari Passu Companion Loan, which is not included in the Trust Fund. With respect to the Prime Outlets Pool Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and loan balance per square foot are based on the aggregate indebtedness of, or debt service on, as applicable, the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan.

(2)	For purposes of determining LTV ratios, with respect to 1 Mortgage Loan (loan number 3), representing 6.1% of the Cut-Off Date Pool Balance (7.1% of the Cut-Off Date Group 1 Balance), the appraised value for the Mortgaged Property is based on an ‘‘as-stabilized’’ basis.

Prime Outlets Pool Loan

The Loan.    The Prime Outlets Pool Mortgage Loan (the ‘‘Prime Outlets Pool Loan’’) represents a $315,340,000 mortgage loan evidenced by a pari passu promissory note (the ‘‘Prime Outlets Pool Note’’), dated January 9, 2006, in the original principal amount of $315,340,000. The Mortgaged Property secures the Prime Outlets Pool Loan and the other pari passu promissory note (the ‘‘Prime Outlets Pool Pari Passu Note’’), dated January 9, 2006, in the original principal amount of $315,340,000, and such note is held by the trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23 transaction. The Prime Outlets Pool Note, together with the Prime Outlets Pool Pari Passu Note, comprise the aggregate indebtedness on the Mortgaged Property in the amount of $630,680,000. The Prime Outlets Pool Loan is secured by first priority mortgages or deeds of trust (the ‘‘Prime Outlets Pool Mortgage’’), subject to permitted encumbrances, on the borrower’s fee and leasehold interests in 10 retail properties located in the following states: 3 Mortgaged Properties are located in Florida and 1 Mortgaged Property is located in each of Texas, Pennsylvania, Ohio, Wisconsin, Illinois, Mississippi and Tennessee. Each Mortgaged Property is a retail outlet shopping center. The Prime Outlets Pool Loan represents approximately 11.0% of the Cut-Off Date Pool Balance. The Prime Outlets Pool Loan was originated on January 9, 2006, and has an outstanding principal balance as of the Cut-Off Date of $315,340,000. The Prime Outlets Pool Note bears interest at 5.510% per annum.

As of the Cut-Off Date, the Prime Outlets Pool Loan has a remaining term of 116 months and matures on January 11, 2016. The Prime Outlets Pool Loan may be (i) prepaid, in whole, but not in part, on or after November 11, 2015 with no prepayment charge, (ii) prepaid with a yield maintenance charge in connection with a release of certain parcels of the Mortgaged Property, in part, at any time after the second anniversary of the Closing Date or (iii) defeased with United States government obligations in whole or in part at any time after the second anniversary of the Closing Date.

The Borrowers.    The borrowers under the Prime Outlets Pool Loan consist of 11 separate special purpose entities: San Marcos Factory Stores, Ltd., Prime Outlets at San Marcos II Limited Partnership, Gulf Coast Factory Shops Limited Partnership, Coral Isle Factory Shops Limited Partnership, Ohio Factory Shops Partnership, Florida Keys Factory Shops Limited Partnership, Grove City Factory Shops Limited Partnership, Gulfport Factory Shops Limited Partnership, Huntley Factory Shops Limited Partnership, The Prime Outlets at Lebanon Limited Partnership and Prime Outlets at Pleasant Prairie LLC. The legal counsel to the borrowers delivered a non consolidation opinion in connection with the origination of the Prime Outlets Pool Loan. The sponsor is David Lichtenstein. Mr. Lichtenstein has built a portfolio of approximately 20,000 apartment units and approximately 27 million square feet of commercial and retail space in 28 states over the past 17 years as president and founder of The Lightstone Group.

Guaranty and Indemnification.    The Prime Outlets Pool Loan is generally non-recourse. The Prime Outlets Pool Loan is fully recourse to the borrower in the event of (a) any proceeding, action, petition or filing under the bankruptcy code or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency or the arrangement or adjustment of debts is filed by, consented to, or acquiesced in, by the borrower, or if the borrower institutes any proceeding for its dissolution or liquidation or makes an assignment for the benefit of creditors, (b) the borrower or any affiliate contests or interferes with mortgagee’s enforcement of its rights and remedies under the Mortgage Loan documents by asserting any defense (x) as to the validity of the obligations under the Mortgage Loan documents or in any way relating to the structure of the borrower or the enforceability of the mortgagee’s rights and remedies under the Mortgage Loan documents, or (y) for the purpose of delaying, hindering or impairing mortgagee’s rights and remedies under the Mortgage Loan documents (provided that if any such person or entity obtains a non-appealable order successfully asserting a contest, the borrower will not have liability for actions of the borrower described in this clause (b)). Under limited circumstances, the Prime Outlets Pool Loan is recourse to the borrower for losses or damages arising out of certain circumstances, including, but not limited to: (i) fraud or intentional misrepresentation by the borrower, guarantor or any of their affiliates in connection with the Mortgage Loan documents, (ii) misappropriation of tenant security deposits or rent collected more than one month in advance, (iii) misappropriation or conversion by the borrower of insurance proceeds or condemnation proceeds; (iv) the borrower’s failure to comply with certain provisions of the Mortgage Loan documents relating to its organization and existence, indemnification of the mortgagee and environmental compliance, (v) any arson or waste to or of the Mortgaged Property or damage to the Mortgaged Property resulting from the intentional acts or intentional omissions of borrower, guarantor or any of their affiliates or, to the extent that there is sufficient cash flow, failure to pay any taxes, or in lieu thereof, deposit a sum equal to any tax into the Prime Outlets Pool Central Account (as defined below), (vi) any claims, actions or proceedings initiated by borrower or any affiliate of the borrower alleging that the relationship between borrower and mortgagee is that of joint venturers, partners, tenants-in-common, joint tenants or any relationship other than that of debtor and creditor, (vii) a transfer in violation of the Mortgage Loan documents, or (viii) the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of the Mortgage or the priority thereof, against the Mortgaged Property.

The guarantor of the Prime Outlets Pool Loan is David Lichtenstein. The Prime Outlets Pool Loan becomes recourse to the guarantor for losses or damages arising out of certain circumstances, including, but not limited to: (i) fraud or intentional misrepresentation by the borrower, guarantor, or any of their affiliates in connection with the Mortgage Loan documents; (ii) misappropriation by the borrower, guarantor, or any of their affiliates of tenant security deposits or rent; (iii) misapplication or conversion by the borrower, guarantor or any of their affiliates of insurance proceeds or condemnation proceeds; (iv) any arson or waste to or of the Mortgaged Property or damage to the Mortgaged Property resulting from the intentional acts or intentional omissions of borrower or any affiliate of the borrower, (v) the borrower’s failure to comply with certain provisions of the Mortgage Loan documents relating to its organization and existence, indemnification of the mortgagee and environmental compliance; (vi) the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss or impairment of the lien of the Mortgage or the priority thereof, against the Mortgaged Property or (vii) any claims, actions or proceedings initiated by borrower or any affiliate of the borrower alleging that the relationship between borrower and mortgagee is that of joint venturers, partners, tenants-in-common, joint tenants or any relationship other than that of debtor and creditor. In addition, the Prime Outlets Pool Loan is fully recourse to the guarantor in the event (a) any proceeding, action, petition or filing under the bankruptcy code or any similar state or federal law now or hereafter in effect relating to the bankruptcy, reorganization or insolvency or the arrangement or adjustment of debts of borrower is filed by, consented to or acquiesced in by the borrower or the guarantor, or filed against borrower by any affiliate of either borrower or guarantor, or if the borrower, the guarantor or any of their affiliates institutes any proceeding for the borrower’s dissolution or liquidation, or borrower makes an assignment for the benefit of creditors, (b) of a transfer in violation of the Mortgage Loan documents or (c) the borrower or any affiliate contests or interferes with mortgagee’s enforcement of its rights and remedies under the Mortgage Loan documents by asserting any defense (x) as to the validity of the obligations under the Mortgage Loan documents or in any way relating to the structure of the company or the enforceability of the mortgagee’s rights and remedies under the Mortgage Loan documents, or (y) for the purpose of delaying, hindering or impairing mortgagee’s rights and remedies under the Mortgage Loan documents (provided that if any such person or entity obtains a non-appealable order successfully asserting a contest, guarantor will not have any liabilty for actions of the borrower described in this clause (c)).

Prime Outlets Acquisition Company LLC, an affiliate of the sponsor, has provided a guaranty for all sums required for fully constructing, equipping and completing the improvements and other work (the ‘‘Prime Outlets Pool Project’’) to the Mortgaged Property located in Homestead, Florida, including, without limitation, (i) constructing, equipping, completing and paying for the Prime Outlets Pool Project and (ii) keeping the Mortgaged Property free and clear of all liens connected with or arising from the construction, equipping or completion of the Prime Outlets Pool Project whether equal to or prior in lien priority or subordinate to the lien of the related Mortgage Loan documents.

Insurance.    The borrower is required to maintain insurance against loss or damage by fire, casualty and other hazards included in an ‘‘all-risk’’ policy or its equivalent, with such endorsements as the mortgagee may from time to time reasonably require and which are customarily required by institutional lenders of similar properties similarly situated, including, without limitation, if the Mortgaged Property constitutes a legal non-conforming use, an ordinance of law coverage endorsement which contains coverage for (a) demolition costs, (b) losses due to operation of law, and (c) increased costs of construction covering the Mortgaged Property in an amount not less than (y) 100% of the insurable replacement value of the Mortgaged Property or (z) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent borrower, mortgagee and any other insured thereunder from being deemed to be a co-insurer. In addition, the borrower is required to maintain, in accordance with the Mortgage Loan documents, certain insurance for the Mortgaged Property, including, but not limited to, commercial general liability insurance, business interruption and rent loss insurance, leakage of sprinkler systems insurance, boiler and machinery insurance, flood insurance, worker’s compensation insurance and terrorism insurance. All policies of insurance are required to be issued by one or more financially sound and responsible insurance companies authorized to do business in the state where the Mortgaged Property is located, each with claims paying ability rating and/or financial strength rating of ‘‘A’’ or better by S&P.

Casualty and Condemnation.    The Mortgage Loan documents provide that if the Mortgaged Property is damaged or destroyed, in whole or in part, or if any portion of the Mortgaged Property is taken (or threatened to be taken) by any governmental authority through eminent domain or otherwise, the borrower is required to give prompt notice to the mortgagee.

In connection with a casualty event, the borrower must promptly proceed with the repair, restoration or rebuilding of the Mortgaged Property to a condition such that the Mortgaged Property is at least equal in value to that immediately prior to such damage or destruction or taking (a ‘‘Prime Outlets Pool Restoration’’). Insurance proceeds will be disbursed to the borrower to be used for the Prime Outlets Pool Restoration provided certain conditions are satisfied, including: (a) no default under the Prime Outlets Pool Loan has occurred and is continuing; (b) the mortgagee is reasonably satisfied that the debt service coverage, after substantial completion of the Prime Outlets Pool Restoration, will be at least equal to 1.05x, (c) no more than 30% of the reasonably estimated fair market value of the Mortgaged Property is damaged or destroyed, (d) the mortgagee is reasonably satisfied that the Prime Outlets Pool Restoration can be completed six months prior to the maturity date of the Prime Outlets Pool Loan, and (e) the mortgagee is reasonably satisfied that the Prime Outlets Pool Restoration can be completed within twelve months of the damage to or destruction of the Mortgaged Property. In the event that any of the above conditions are not satisfied, the mortgagee has the option, in its sole discretion, to apply any insurance proceeds it may receive to the payment of the Prime Outlets Pool Loan, without any prepayment fee or charge of any kind, or to allow such proceeds to be used for the Prime Outlets Pool Restoration. In the event that the mortgagee elects or is obligated to allow insurance proceeds to be used for the Prime Outlets Pool Restoration, any excess proceeds remaining after completion of such Prime Outlets Pool Restoration will be applied to the payment of the Prime Outlets Pool Loan without any prepayment fee or charge of any kind.

In the case of a Substantial Taking, condemnation proceeds will be payable to the mortgagee in reduction of the Prime Outlets Pool Loan but without any prepayment fee or charge of any kind, and if the borrower elects to apply any condemnation proceeds it may receive to the payment of the Prime Outlets Pool Loan, the borrower may prepay the balance of the Prime Outlets Pool Loan without any prepayment fee or charge of any kind. A ‘‘Substantial Taking’’ is (i) a taking of such portion of the Mortgaged Property that would, in the mortgagee’s reasonable discretion, leave remaining a balance of the Mortgaged Property which would not under then current economic conditions, applicable development laws and other applicable legal requirements, permit the restoration of the Mortgaged Property so as to constitute a complete, rentable facility of the same sort as existed prior to the taking, having adequate ingress and egress to the Mortgaged Property, capable of producing a projected net operating income (as reasonably determined by the mortgagee) yielding a projected debt service coverage for the next two years of not less than 1.05x, or (ii) a taking which occurs less than two years prior to the maturity date, or (iii) a taking which the mortgagee is not reasonably satisfied could be restored within twelve months and at least six months prior to the maturity date, or (iv) a taking of 15% or more of the Mortgaged Property.

In the event of a taking which is less than a Substantial Taking, the borrower at its sole cost and expense (whether or not the award has been received or will be sufficient for restoration) must proceed diligently to restore, or cause the restoration of, the remaining improvements not so taken, to maintain a complete, rentable, self contained fully operational facility of the same sort as existed prior to the taking in as good a condition as is reasonably possible. In the event of such taking, the mortgagee must receive the condemnation proceeds and pay over the same: (i) first, provided no default has occurred and is continuing, to the borrower to the extent of any portion of the award as may be necessary to pay the reasonable cost of restoration of the improvements remaining, and (ii) second, to the mortgagee, in reduction of the Prime Outlets Pool Loan without any prepayment premium or charge of any kind.

Transfer of the Mortgaged Property and Interests in the Borrower.    The Mortgage Loan documents provide that the borrower may not permit, without the prior written consent of the mortgagee, any conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of all or any portion of any legal or beneficial interest in (a) all or any portion of the Mortgaged Property, or (b) any interest in the borrower (a ‘‘Transfer’’). In addition, the borrower may not further encumber or permit the further encumbrance in any manner of all or any part of the Mortgaged Property. The borrower may not further encumber or permit the further encumbrance in any manner of the borrower or any direct or indirect interest in the borrower, except as expressly described in the following sentence. The holder, directly or indirectly, of all of the legal and equitable interest in the borrower (the ‘‘Prime Outlets Pool Mezzanine Borrower’’), may obtain a loan secured by a pledge of the direct or indirect interest in the borrower (the ‘‘Prime Outlets Pool Mezzanine Loan’’) provided that (i) the Prime Outlets Pool Mezzanine Loan is made to the Prime Outlets Pool Mezzanine Borrower, (ii) the Prime Outlets Pool Mezzanine Loan is not secured by the Mortgaged Property, (iii) the borrower provides to the mortgagee an intercreditor agreement in form and substance acceptable to the mortgagee, (iv) the aggregate loan-to-value ratio does not exceed 90%, (v) the aggregate debt service coverage does not fall below 1.10x, (vi) the borrower pays the mortgagee all of the costs and expenses (including reasonably attorneys fees) incurred by mortgagee and (vii) certain other conditions set forth in the related Mortgage Loan documents.

Partial Release.    The borrower may obtain the release of certain Mortgaged Properties from the lien of the mortgage other than (a) the Mortgaged Properties located in Ellenton, Florida, Grove City, Pennsylvania and Jefferson, Ohio or (b) any Mortgaged Property, together with all prior releases or prepayments, that would result in the principal amount being prepaid and/or defeased in excess of 25% of the initial amount of the Prime Outlets Pool Loan. Prior to any such release, the borrower must satisfy certain conditions described in the Mortgage Loan documents, including, but not limited to: (i)(A) subsequent to the second anniversary of the Closing Date, the defeasance or prepayment, as applicable, of (i) a principal amount equal to 125% of the loan amount allocated to such portion of the Mortgaged Property or (ii) 110% of the amount allocated to such portion of the Mortgaged Property in the case of the Mortgaged Properties located in Huntley, Illinois and Naples, Florida only or (iii) the greater of (a) $43,000 per acre of the out-parcel being released or (b) the net sales price received by the borrower in connection with any sale of the out-parcel to a bona-fide third party which is not an affiliate of the borrower in the case of the Mortgaged Property located in San Marcos, Texas only with respect to the applicable parcel of the Mortgaged Property to be released and (B) such amount as would cause the pro forma aggregate debt service coverage of all cross-collateralized properties immediately following the release to equal the greater of the aggregate debt service coverage as of the Mortgage Loan’s origination date and the aggregate debt service coverage immediately prior to giving effect to such release, (ii) providing evidence that the calculations set forth in (i)(B) above are true, correct and complete in all respects, (iii) no event of default has occurred and is continuing with respect to the Prime Outlets Pool Loan, (iv) the borrower will prepare any documents and instruments necessary to effect such release, and (v) the borrower will pay to the mortgagee, together with any prepayment premium and other amounts due under the Mortgage Loan documents, the applicable yield maintenance charge.

Cash Management and Reserves.    The borrower is required to give to each tenant of the Mortgaged Property an irrevocable direction to deliver all rent payments directly into a mortgagee-designated collection account (the ‘‘Prime Outlets Pool Collection Account’’). The borrower is required to collect all security deposits from tenants and deposit such deposits in a segregated demand deposit bank account at such bank as may be reasonably satisfactory to the mortgagee. Notwithstanding the foregoing, all rents received by the property manager or the borrower are required to be deposited by the property manager or the borrower into the Prime Outlets Pool Collection Account within one business day of receipt. All available funds on deposit in the Prime Outlets Pool Collection Account will be transferred on every business day to a central account (the ‘‘Prime Outlets Pool Central Account’’). The Prime Outlets Pool

Central Account and the Prime Outlets Pool Collection Account are under the sole dominion and control of the mortgagee. On or before each payment date, all funds transferred or deposited into the Prime Outlets Pool Central Account will be applied as set forth in the Mortgage Loan documents as follows: (i) first, to a reserve for taxes and insurance; (ii) second, to a reserve for the monthly debt service payments; (iii) third, to a reserve for replacement costs; (iv) fourth, to a reserve for reletting expenses, (v) fifth, during any O&M Operative Period (as defined below), to reserves for (a) cash expenses, (b) net capital expenses and (c) extraordinary expenses; (vi) sixth, during any O&M Operative Period (as defined below), the balance, if any, to a curtailment reserve; and (vii) seventh, provided no event of default has occurred and is continuing and subject to certain other conditions set forth in the Mortgage Loan documents, the balance, if any, to the borrower. An ‘‘O&M Operative Period’’ is any period of time commencing upon the determination by the mortgagee that the aggregate debt service coverage for the preceding fiscal quarter is less than 1.05x and terminating on the payment date next succeeding the date upon which the mortgagee has determined that the aggregate debt service coverage has been 1.05x or greater for the two immediately preceding fiscal quarters.

Additional Debt.    The borrower and each or their general partners may not incur any debt or guarantee any obligation other than (i) the Prime Outlets Pool Loan, (ii) unsecured trade and operational debt which (a) is not evidenced by a note, (b) is incurred in the ordinary course of the operation of the applicable parcel of the Mortgaged Property, (c) does not exceed in the aggregate 2% of the initial allocated loan amount with respect to such cross-collateralized property and (d) is paid prior to the earlier to occur of the forty-fifth day after the date incurred and the date when due.

Property Management.    The Mortgaged Properties are managed by Prime Retail, L.P., a Delaware limited partnership, and an affiliate of the borrower (the ‘‘Prime Outlets Pool Manager’’). The Mortgage Loan documents provide that the borrower will manage the Mortgaged Property or cause the Mortgaged Property to be managed in accordance with the ‘‘Approved Manager Standard’’. The Mortgage Loan documents define the Approved Manager Standard as the standard of business operations, practices and procedures customarily employed by entities which possess (i) the employment of a senior executive who has the responsibility for oversight of the Mortgaged Property and has at least seven years of experience in the management of outlet shopping centers and (ii) the management of not less than five outlet shopping center properties (excluding the Mortgaged Properties which secure the Prime Outlets Pool Loan) having an aggregate leaseable square footage of not less than the lesser of (a) one million leaseable square feet and (b) five times the leaseable square feet of the Mortgaged Property. The Prime Outlets Pool Manager is entitled to receive a monthly management fee equal to four percent of the gross rental revenue actually collected and received by the Prime Outlets Pool Manager on behalf of the borrowers by or from the Mortgaged Property during the preceding month and other incentive fees, less the amortized allowance as set forth in the management agreement. See "RISK FACTORS—Potential Conflicts of Interest" in this prospectus supplement.

Intercreditor Agreement.    The holders of the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan are parties to an intercreditor and servicing agreement (the ‘‘Prime Outlets Pool Intercreditor Agreement’’), dated March 7, 2006, which sets forth the payments and rights of such holders. The Prime Outlets Pool Intercreditor Agreement provides that the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan are of equal priority with each other and no portion of any of the loans will have priority or preference over any other. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Prime Outlets Pool Loan’’ in this prospectus supplement.

The Mortgaged Properties.    The Mortgaged Properties consist of 10 retail outlet centers located in various locations throughout the United States. The Mortgaged Properties contain approximately 3,492,882 square feet of retail space. As of November 28, 2005, the Mortgaged Properties had an occupancy of approximately 89.0%. Additional information relating to the 10 Mortgaged Properties securing the Prime Outlets Pool Loan is set forth in Annex D to this prospectus supplement.

Recent Hailstorm Damage.    In April 2006, the Prime Outlets at San Marcos Mortgaged Property, representing 2.7% of the Cut-Off Date Pool Balance by allocated loan amount (3.1% of the Loan Group 1 Cut-Off Date Balance by allocated loan amount), suffered hailstorm damage to its roof and exterior. The related insurance policy at the Mortgaged Property is expected to cover any of the costs associated with the restoration and repair of the Mortgaged Property. After closing for one day immediately after the hailstorm for maintenance, the Mortgaged Property re-opened and remains open for business.

Pending Renovations.    While there are certain customary capital improvement projects planned at the Mortgaged Properties to maintain the current physical condition, other than the renovations described below, there are not any material renovations pending. However, there is an ongoing renovation at a parcel adjacent to the Prime Outlets at Pleasant Prairie Mortgaged Property for which certain reserves have been taken and a renovation of the Prime Outlets at San Marcos Mortgaged Property for which a completion guaranty has been obtained.

Additional Financial Information.    Additional information with regard to the borrowers, the Mortgaged Properties and the Prime Outlets Pool Loan, including (i) general competitive conditions to which the Mortgaged Properties are subject, (ii) occupancy rates at the Mortgaged Properties, (iii) historical financial performance information (including, net operating income and effective annual rental per square foot for the Mortgaged Properties) and (iv) information regarding lease expirations at the Mortgaged Properties is set forth in the large loan summary for the Prime Outlets Pool Loan contained in Annex D to this prospectus supplement.

Additional information with respect to loan number 1, detailed descriptions of loan numbers 2 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this prospectus supplement as Annex D. Prospective investors are encouraged to carefully review the entire prospectus supplement, including each attached Annex, which are considered part of this prospectus supplement.

The Sponsors

Wachovia Bank, National Association

General.    Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, is a Sponsor of this securitization, acquired or originated and underwrote 141 Mortgage Loans included in the Trust Fund. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and 3,131 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the ‘‘Depositor’’). See ‘‘THE SPONSOR’’ in the accompanying prospectus.

Wachovia’s Securitization Program.    One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of January 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $42.7 billion. Approximately $39.4 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters. Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of January 1, 2006, Wachovia securitized approximately $39.4 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.    Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards for Wachovia’’ section.

Loan Analysis.    Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. Four (4) Mortgage Loans (loan numbers 94, 115, 135 and 152), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), sold to the Depositor by Wachovia, were originated by Branch Banking and Trust Company. Additionally, 1 Mortgage Loan (loan number 7), representing 2.7% of the Cut-Off Date Pool Balance (3.1% of the Cut-Off Date Group 1 Balance), sold to the Depositor by Wachovia, was originated by Caplease Services Corp. One (1) Mortgage Loan (loan number 23), representing 1.0% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date Group 1 Balance), sold to the Depositor by Wachovia, was originated by Citigroup Global Markets Realty Corp. Additionally, 1 Mortgage Loan (loan number 25), representing 0.9% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date Group 1 Balance), sold to the Depositor by Wachovia, was originated by GKK Trading Corp. In each case, Wachovia re-underwrote such Mortgage Loans to Wachovia’s underwriting guidelines. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval.    Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the ‘‘revenue’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization), the type of tenants and leases at the

Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with an LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio and the LTV Ratio disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratio and the LTV Ratio in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information.’’

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The DSC Ratios and LTV Ratios described above under ‘‘—DSC Ratios and LTV Ratios’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment. In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral consists of improvements located in California or in seismic zone 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

CWCapital LLC

General.    CWCapital LLC (‘‘CWCapital’’) is a Massachusetts limited liability company, whose principal offices are located in Needham, Massachusetts. CWCapital is an affiliate of CWCapital Asset Management LLC, which is the special servicer, and Cadim TACH, inc., which is anticipated to be the initial Controlling Class Representative. In addition, CWCapital will act as primary servicer of the CWCapital Mortgage Loans.

CWCapital was organized as a limited liability company in the State of Massachusetts in April 2002. CWCapital is a wholly-owned subsidiary of CW Financial Services LLC. The principal offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. CWCapital’s telephone number is (781) 707-9300.

CWCapital and its predecessor entities have been lending and investing in the commercial real estate industry since 1992.

CWCapital’s Securitization Program

CWCapital commenced directly selling mortgage loans into securitizations in the fall of 2004. To date, CWCapital has sold commercial mortgage loans (in each case, along with other mortgage loan sellers/sponsors) into a total of six transactions, among four different securitization programs. CWCapital originates commercial mortgage loans primarily for securitization, with the remainder being sold in third-party whole loan sales or for inclusion in CDOs. The commercial mortgage loans originated by CWCapital include both fixed-rate loans and floating-rate loans and both conduit loans and large loans. CWCapital also originates and acquires mezzanine debt which is generally not securitized, and originates first mortgage loans pursuant to programs sponsored by the U.S. Department of Housing and Urban Development and the Federal National Mortgage Association.

CWCapital has originated in excess of $1,200,000,000 in commercial mortgage loans that were ultimately included in securitizations since the inception of its commercial mortgage securitization program in 2004, of which approximately $253,000,000 and $598,000,000 were securitized in 2004 and 2005, respectively. Approximately $69,728,090 of commercial mortgage loans are expected to be purchased by the Depositor for inclusion in the Trust Fund.

As a sponsor, CWCapital originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of them by transferring the mortgage loans to a depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters for the related securitization, CWCapital works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

CWCapital is an affiliate of the special servicer and the initial Controlling Class Representative. CWCapital is also the primary servicer with respect to the CWCapital Mortgage Loans that will be sold to the Trust Fund.

All of the CWCapital Mortgage Loans were sold to CWCapital Mortgage Securities I LLC (‘‘CWCMSI’’ ), one of its affiliates, after their respective origination or acquisition dates, which will then sell such Mortgage Loans to the Trust Fund. However, all references in this prospectus supplement to ‘‘seller’’ with respect to such Mortgage Loans refer or will be deemed to refer to CWCapital LLC, the representations and warranties made by CWCapital in connection with the sale to CWCMSI will be separately made to the depositor by CWCapital and recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of such mortgage loans, if defective, will be solely against CWCapital.

CWCapital’s Underwriting Standards

Loan Analysis.    Generally, CWCapital performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. CWCapital typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. CWCapital generally requires third-party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of CWCapital or a third-party consultant for compliance with program standards. One (1) Mortgage Loan (loan number 52), representing 0.5% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), sold to the Depositor by CWCMSI, was originated by The Northwestern Mutual Life Insurance Company. CWCapital re-underwrote such Mortgage Loan to its underwriting guidelines. In some instances, one or more provisions of the guidelines were waived or modified by CWCapital where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for the mortgage loans that CWCapital originates will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, LTV Ratio, reserves or other factors. For example, CWCapital may originate a mortgage loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CWCapital's judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for the mortgage loans that CWCapital originates will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, DSC Ratio, reserves or other factors. For example, CWCapital may originate a mortgage loan with a LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CWCapital's judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios and the LTV Ratios disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratios and the LTV Ratios in this prospectus supplement, see "DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information."

Environmental Assessments and Insurance.    ‘‘Phase I’’ environmental site assessments or updates of previously conducted assessments are performed on all of the properties. ‘‘Phase II’’ environmental site assessments are performed on some properties. These environmental site assessments are performed for CWCapital or the report is delivered to CWCapital as part of its acquisition or origination of the mortgage loan. With respect to a majority of the properties, these environmental assessments are performed during the 12-month period before the applicable cut-off date.

Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the related properties.

Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the Mortgaged Properties are described in ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property.’’

Property Condition Assessments.    Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all of the properties in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the inspections will be conducted within the 12-month period before the applicable cut-off date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are required to be completed before closing or cash reserves are required to be established to fund the deferred maintenance or replacement items or both.

Appraisal.    An appraisal for each property is performed or an existing appraisal is updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals will be performed during the 12-month period before the applicable cut-off date. The appraised value of the related property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties will contain a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. For a discussion of the risks related to appraisals, see ‘‘RISK FACTORS—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property.’’

For information about the values of the Mortgaged Properties available to the Depositor as of the Cut-Off Date, see Annex A-1 to this prospectus supplement.

Seismic Report.    If the property consists of improvements located in California or in seismic zone 3 or 4, CWCapital may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CWCapital may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily use the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that are considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used. See "RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses" in this prospectus supplement.

Zoning and Building Code Compliance.    In connection with the origination of a mortgage loan, CWCapital will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Hazard, Liability and Other Insurance.    The mortgage loans typically require that the property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy will contain appropriate endorsements to avoid the application of co-insurance and will not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

(1)	the outstanding principal balance of the mortgage loan;

(2)	the full insurable value of the property;

(3)	the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

(4)	100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans will require that the property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases, there will be a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Earnouts and Additional Collateral Loans.    Some of the mortgage loans will additionally be secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified DSC Ratios or LTV Ratios. For a description of the cash reserves or letters or credit and related earnout information with respect to the CWCapital Mortgage Loans, see Annex A-1 to this prospectus supplement.

Escrow Requirements.    Generally, CWCapital requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by CWCapital are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CWCapital with sufficient funds to satisfy all taxes and assessments. CWCapital may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide CWCapital with sufficient funds to pay all insurance premiums. CWCapital may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. CWCapital may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, CWCapital generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. CWCapital may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the related loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the related mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, CWCapital may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CWCapital may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CWCapital's evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

CWCapital’s Servicing

CWCapital will enter into a subservicing agreement with the Master Servicer in order to become a primary servicer with respect to the CWCapital Mortgage Loans. For additional information about CWCapital as primary servicer, see ‘‘SERVICING OF THE MORTGAGE LOANS—CWCapital as a Primary Servicer’’ in this prospectus supplement.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

Significant Obligor

The Mortgaged Property securing the Prime Outlets Pool Loan represents 11.0% of the Cut-Off Date Pool Balance (12.7% of the Cut-Off Date Group 1 Balance). The borrowers under the Prime Outlets Pool Loan are San Marcos Factory Stores, Ltd., Prime Outlets at San Marcos II Limited Partnership, Gulf

Coast Factory Shops Limited Partnership, Coral Isle Factory Shops Limited Partnership, Ohio Factory Shops Partnership, Florida Keys Factory Shops Limited Partnership, Grove City Factory Shops Limited Partnership, Gulfport Factory Shops Limited Partnership, Huntley Factory Shops Limited Partnership, The Prime Outlets at Lebanon Limited Partnership and Prime Outlets at Pleasant Prairie LLC. The Mortgaged Property securing the Prime Outlets Pool Loan and related borrowers described above are described more fully in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’ and together, the ‘‘Mortgage Loan Purchase Agreements’’). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under ‘‘—Mortgage Loan History’’.

One hundred and forty-one (141) of the Mortgage Loans (the ‘‘Wachovia Mortgage Loans’’), representing 97.6% of the Cut-Off Date Pool Balance (109 Mortgage Loans in Loan Group 1 or 97.7% of the Cut-Off Date Group 1 Balance and 32 Mortgage Loans in Loan Group 2 or 96.7% of the Cut-Off Date Group 2 Balance), were originated or acquired by Wachovia Bank, National Association (‘‘Wachovia’’).

Eleven (11) of the Mortgage Loans (the ‘‘CWCapital Mortgage Loans’’), representing 2.4% of the Cut-Off Date Pool Balance (8 Mortgage Loans in Loan Group 1 or 2.3% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 3.3% of the Cut-Off Date Group 2 Balance), were originated or acquired by CWCapital LLC (‘‘CWCapital’’) and subsequently sold by CWCapital to CWCapital Mortgage Securities I LLC. For purposes of the information contained in this prospectus supplement (including the Annexes to this prospectus supplement), although 11 Mortgage Loans, representing 2.4% of the Cut-Off Date Pool Balance, were sold to the Trust Fund by CWCapital Mortgage Securities I LLC, all references to ‘‘mortgage loan seller’’ or ‘‘seller’’ with respect to the CWCapital Mortgage Loans will be deemed to refer to CWCapital. The representations and warranties made by CWCapital in connection with the sale of the CWCapital Mortgage Loans to CWCapital Mortgage Securities I LLC will be separately made to the Depositor by CWCapital and the sole recourse to cure a material document defect or a material breach in respect of the CWCapital Mortgage Loans or to repurchase or replace any of the CWCapital Mortgage Loans, if defective, will be against CWCapital.

Wachovia has no obligation to repurchase or substitute any of the CWCapital Mortgage Loans. CWCapital has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement has been provided by Wachovia. All information concerning the CWCapital Mortgage Loans contained in or used in the preparation of this prospectus supplement has been provided by CWCapital.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a ‘‘pro forma’’ title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the Prime Outlets Pool Loan, the 2006-C23 Trustee will hold the original documents related to the Prime Outlets Pool Loan for the benefit of the 2006-C23 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the ‘‘Purchase Price’’) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the ‘‘Substitution Shortfall Amount’’); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the ‘‘Core Material Documents’’)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90-day cure period described herein will not be reduced.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases’’ in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

The Trustee is required to maintain custody of the Mortgage File for each Mortgage Loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor and the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. The Trustee is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, the Trustee is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. The Trustee has been engaged in the mortgage document custody business for more than 25 years. The Trustee maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. The Trustee maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. The Trustee maintains each Mortgage File as a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Mortgage Files are segregated by transaction and/or issuer. As of March 31, 2006, the Trustee was acting as custodian of more than 25,000 commercial mortgage loan files.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the holders of Certificates representing a majority of the voting rights allocated to the Controlling Class); (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (except in the case of the CWCapital Mortgage Loans with respect to which the representations and warranties made by CWCapital to CWCapital Mortgage Securities I LLC, in connection with the sale of such Mortgage Loans to CWCapital Mortgage Securities I LLC, will also be made separately by CWCapital to the Depositor) (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i)    the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(ii)    as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iii)    immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(iv)    the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(v)    each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi)    as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

(vii)    each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(viii)    the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(ix)    all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(x)    as of the date of origination, there was no proceeding pending, and subsequent to that date, the applicable Mortgage Loan Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of such Mortgaged Property;

(xi)    each Mortgaged Property was covered by (1) a fire and extended perils included within the classification ‘‘All Risk of Physical Loss’’ insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the

Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller’s knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

(xii)    other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xiii)    as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv)    one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv)    an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Except with respect to the CWCapital Mortgage Loans, each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association, in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so. With respect to the CWCapital Mortgage Loans, the sole recourse to cure a material document defect or a material breach in respect of the CWCapital Mortgage Loans or to repurchase or replace a defective Mortgage Loan, will be against CWCapital, and CWCapital Mortgage Securities I LLC will not in any event be obligated to repurchase or replace the CWCapital Mortgage Loans if CWCapital defaults on its obligations to do so.

With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third party set forth in the Pooling and Servicing Agreement (a ‘‘Determination Party’’) as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a ‘‘Crossed Loan’’ and, collectively, a ‘‘Crossed Group’’), and (iii) the applicable document omission or defect (a ‘‘Defect’’) or breach of a representation and warranty (a ‘‘Breach’’) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’ unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

 SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the Prime Outlets Pool Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the Prime Outlets Pool Pari Passu Companion Loan) for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a ‘‘Loan Pair’’) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the Prime Outlets Pool Pari Passu Companion Loan is pari passu in right of entitlement to payment with the Prime Outlets Pool Loan, to the extent set forth in the Prime Outlets Pool Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the ‘‘Servicing Standard’’).

Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes the Prime Outlets Pool Loan. See ‘‘—Servicing of the Prime Outlets Pool Loan’’ below for a description of the servicing of the Prime Outlets Pool Loan.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below, following the subsection captioned ‘‘—Servicing of the Prime Outlets Pool Loan’’, is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans (but excluding the Prime Outlets Pool Loan and its respective Pari Passu Companion Loan). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’. for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time, provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any sub-servicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer and Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will be the master servicer (in such capacity, the ‘‘Master Servicer’’) under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on Enable US software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of March 31, 2006
By Approximate Number	10,015	15,531	18,233
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$197.8

Within this portfolio, as of March 31, 2006, are approximately 15,811 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $168.4 billion related to commercial mortgage backed securities.

In addition to servicing loans related to commercial mortgage-backed securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of January 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications;

(iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and SA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. CWCapital LLC will be one of the primary servicers with respect to the CWCapital Mortgage Loans and in this capacity will be responsible for certain servicing and administrative functions under a sub-servicing agreement with the Master Servicer. See "SERVICING OF THE MORTGAGE LOANS—CWCapital as a Primary Servicer" in this prospectus supplement.

Generally, all amounts received by the Master Servicer on the underlying Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account as further described in this prospectus supplement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will ordinarily be performed by the Trustee as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

CWCapital Asset Management LLC (‘‘CWCAM’’), a Massachusetts limited liability company, will initially be appointed as Special Servicer of the underlying Mortgage Loans under the Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 700 Twelfth Street, N.W., Suite 700, Washington, D.C. 20005 and its telephone number is (888) 880-8958. CWCAM and its affiliates are involved in the real estate investment, finance and management business, including:

•	originating commercial and multifamily real estate loans;

•	investing in high-yielding real estate loans; and

•	investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. (‘‘CMAE’’) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the Non-Offered Certificates. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

Because CWCAM was not formed until June 2005, CWCAM did not service any CMBS pools as of December 31, 2003, or as of December 31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then current face value in excess of $32 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates.

CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham, Massachusetts) and CWCAM manages or services investments in over 88 markets throughout the United States. As of December 31, 2005, CWCAM had 36 employees responsible for the special servicing of commercial real estate assets, of which 25 employees worked full-time on special servicing and 11 employees had shared-time responsibilities in special servicing. As of December 31, 2005, within the CMBS pools described in the preceding paragraph, 138 assets were actually in special servicing. CWCAM also serves as collateral manager, disposition consultant or consultant for 12 collateralized debt obligation transactions. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI MAE Services L.P., operations that it has acquired. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

CWCAM is not an affiliate of the Depositor, the Trust Fund, the Master Servicer or the Trustee. However, CWCAM is an affiliate of CWCapital LLC, a Sponsor under this transaction and an affiliate of Cadim TACH inc., the anticipated initial holder of certain Non-Offered Certificates. There are no specific relationships involving or relating to this transaction or the underlying Mortgage Loans between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction— between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

From time-to-time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

The information set forth herein regarding the Special Servicer has been provided by CWCAM.

LNR Partners, Inc. as 2006-C23 Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), with its principal executive offices located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600, is the special servicer under the 2006-C23 Pooling and Servicing Agreement and is responsible for providing special servicing for the Prime Outlets Pool Pari Passu Companion Loan.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties;

•	investing in high-yielding real estate loans; and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities ("CMBS").

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the 2006-C23 Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years similar to the Mortgaged Property securing the Prime Outlets Pool Whole Loan. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially services a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Prime Outlets Pool Whole Loan. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Property securing the Prime Outlets Pool Whole Loan for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers, and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard under the 2006-C23 Pooling and Servicing Agreement. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items are evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard under the 2006-C23 Pooling and Servicing Agreement and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type as the Mortgaged Property securing the Prime Outlets Pool Whole Loan. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties in the 2006-C23 Pooling and Servicing Agreement. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the 2006-C23 Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under the 2006-C23 Pooling and Servicing Agreement do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO Loans in accordance with the terms of the 2006-C23 Pooling and Servicing Agreement and consistent with the Servicing Standard under the 2006-C23 Pooling and Servicing Agreement. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Prime Outlets Pool Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the Prime Outlets Pool Whole Loan or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard under the 2006-C23 Pooling and Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction performed by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the Sponsors, the Trust Fund, the Master Servicer, the Trustee or any originators with respect to the Prime Outlets Pool Whole Loan.

Except for LNR Partners acting as special servicer for the Prime Outlets Pool Pari Passu Companion Loan, there are no specific relationships involving or relating to this transaction or the securitized Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years relating to the Prime Outlets Pool Whole Loan. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from this transaction—between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

The information set forth herein regarding LNR Partners, Inc. has been provided by LNR Partners, Inc.

CWCapital as a Primary Servicer

CWCapital will be the primary servicer for all of the CWCapital Mortgage Loans that are included in the Trust Fund, and will perform its duties as primary servicer pursuant to a primary servicing agreement entered into with the Master Servicer. The primary servicing agreement will require CWCapital to perform its obligations under the primary servicing agreement in a manner which is generally consistent with the Pooling and Servicing Agreement. The principal servicing offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors—CWCapital LLC’’ for additional information regarding CWCapital.

CWCapital has been servicing loans since 1986. As of December 31, 2005, CWCapital was responsible for servicing approximately 904 commercial and multifamily mortgage loans, totaling approximately $6.27 billion in aggregate outstanding principal amount, including mortgage loans securitized in mortgage-backed securitization transactions. The properties securing these mortgage loans include multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

The following tables provide, in the aggregate and by asset type, the number of commercial mortgage loans serviced by CWCapital as primary servicer and the aggregate outstanding principal balances of these mortgage loans as of December 31, 2005 and the end of the preceding two calendar years.

Servicing Volumes for
CWCapital LLC as Primary Servicer

	December 31, 2003	December 31, 2004	December 31, 2005
Number of Loans Serviced	802	804	904
Aggregate Outstanding Principal Balance ($ in millions)	4562	4823	6272

Servicing Volumes by Asset Type for
CWCapital LLC as Primary Servicer

	December 31, 2003		December 31, 2004		December 31, 2005
Asset Type	Number of Loans Serviced	AOPB* ($ in millions)	Number of Loans Serviced	AOPB* ($ in millions)	Number of Loans Serviced	AOPB* ($ in millions)
Number of Loans Serviced Aggregate Outstanding Principal Balance ($ in millions)	802	4561.1	804	4822.9	904	6272
Retail	71	453.6	67	456.2	90	601.7
Office	47	332.6	59	429.6	87	1142.7
Multifamily	396	2058.3	395	2196	395	2533.5
Industrial	17	125.2	16	123.1	30	242.9
Hospitality	36	262.4	38	328.5	41	375.9
Other	235	1329.4	229	1289.3	261	1375.3
Total	802	4561.6	804	4822.9	904	6272

*	Aggregate Outstanding Principal Balance

CWCapital is rated by Fitch and S&P as a primary servicer and master servicer. CWCapital's ratings by each of these Rating Agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS3+	Average
Master Servicer	CMS3	Average

CWCapital has made certain changes to its servicing policies and procedures during the past three years including, but not limited to, the addition of (i) a lock-box system for processing payments, (ii) an insurance and risk-management division, (iii) a website where mortgage loan borrowers can access information regarding their mortgage loans and (iv) a disaster recovery site.

Under the primary servicing agreement, CWCapital, as primary servicer with respect to all CWCapital Mortgage Loans that are included in the Trust Fund, will perform substantially all of the servicing duties of the Master Servicer described under ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’ in the accompanying prospectus with respect to such Mortgage Loans, except for advancing and remitting funds to the Trustee.

Payments received by CWCapital with respect to the Mortgage Loans are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any Mortgage Loans that are not included in the Trust Fund.

CWCapital does not have any custodial responsibility with respect to the Mortgage Loans included in the Trust Fund. On occasion, CWCapital as primary servicer may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent CWCapital performs custodial functions as primary servicer, documents will be maintained in its vault.

In consideration of the performance of its servicing obligations, CWCapital, as primary servicer, will be paid a servicing fee, which is included in the loan administration cost rate for the applicable Mortgage Loans as set forth on Annex A-1. In addition, CWCapital will be entitled to all or a portion of the additional compensation described under ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ with respect to the CWCapital Mortgage Loans.

The primary servicing agreement provides that CWCapital may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except if the parties otherwise agree. In addition, unless an event of default under the primary servicing agreement occurs or the Pooling and Servicing Agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the Mortgage Loans serviced by CWCapital are repaid, repurchased or liquidated or the related Mortgaged Properties become REO Property. Events of default under the primary servicing agreement will include, but are not limited to:

•	the failure of the CWCapital to perform in any material respect its obligations under the primary servicing agreement, which is not cured within the period set forth in the primary servicing agreement,

•	a breach by CWCapital of any representation or warranty contained in the primary servicing agreement that materially and adversely affects the interests of the Master Servicer or the holders of any Class of Certificates, which is not cured within the period set forth in the primary servicing agreement,

•	the failure by CWCapital to remit to the Master Servicer amounts required to be deposited into the Certificate Account or any other amounts required to be remitted under the primary servicing agreement, or the failure by CWCapital to deliver reports to the Master Servicer as required by the primary servicing agreement,

•	certain events of bankruptcy or insolvency involving CWCapital,

•	the failure by CWCapital to maintain any insurance policy as required by the primary servicing agreement,

•	in the case of Moody's or Fitch, such Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or placed one or more Classes of Certificates on "watch status" in contemplation of rating downgrade or withdrawal, in either case, citing servicing concerns with CWCapital as the sole or material factor in such rating action or in the case of S&P, CWCapital is removed from S&P's approved primary servicer list, and

•	CWCapital shall cease to be an approved servicer of multifamily mortgage loans for at least one of Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Association ("FNMA") or the Department of Housing and Urban Development ("HUD").

Upon the occurrence and continuance of an event of default by CWCapital under the primary servicing agreement, the Master Servicer may (but is not required to) terminate the rights and obligations of CWCapital under the primary servicing agreement. The Master Servicer is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. If the Master Servicer terminates CWCapital as primary servicer under the primary servicing agreement or the parties otherwise agree to terminate the primary servicing agreement, the Master Servicer will be required to itself perform its servicing responsibilities under the Pooling and Servicing Agreement until a new primary servicer, if any, is appointed.

Any successor primary servicer is required to be (i) a company whose business includes the origination and servicing of mortgage loans and which is authorized to transact business in the states in which the related Mortgaged Properties are located, (ii) an approved servicer of multifamily mortgage loans for FHLMC or FNMA or a HUD-approved servicer and (iii) acceptable to the Master Servicer (which acceptance must not be unreasonably withheld or delayed).

Under the primary servicing agreement, CWCapital will indemnify the Master Servicer with respect to the performance of its duties as primary servicer, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence by the Master Servicer in the performance of its duties thereunder or by the Master Servicer’s reckless disregard of obligations and duties thereunder. The primary servicing agreement will provide that the liability of the primary servicer to the Master Servicer will be subject to limitations that are substantially similar to the limitations described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus.

Certain Special Servicing Provisions

With respect to the Mortgage Loans, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the ‘‘Controlling Class Representative’’) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the Prime Outlets Pool Loan, the rights of the Controlling Class Representative to advise on certain servicing actions are shared with the 2006-C23 Controlling Class Representative. For example, the 2006-C23 Special Servicer may be removed at any time, with or without cause, by the 2006-C23 Controlling Class Representative, but only with the consent of the Controlling Class Representative. See ‘‘—Servicing of the Prime Outlets Pool Loan’’ below. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in ‘‘—The Controlling Class Representative’’ below including, with respect to the Marriott—Chicago, IL Loan, the 530 Fifth Avenue Loan and Rao's City Views Apartment Building Loan, the right to replace the Special Servicer solely with respect to the Marriott—Chicago, IL Loan, the 530 Fifth Avenue Loan and Rao's City Views Apartment Building Loan, respectively. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See ‘‘—The Controlling Class Representative’’ below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The ‘‘Controlling Class’’ is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the Prime Outlets Pool Loan) or Companion Loan (other than the Prime Outlets Pool Pari Passu Companion Loan) as to which (a) the related mortgagor has (i) failed to make within 60 days of the date due any Balloon Payment; provided, however, that if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days), 120 days following such default; (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion

Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a ‘‘Servicing Transfer Event’’).

In general, as long as a Co-Lender Loan (other than the Prime Outlets Pool Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the Prime Outlets Pool Pari Passu Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the Prime Outlets Pool Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the Prime Outlets Pool Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an ‘‘REO Property’’), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as ‘‘Specially Serviced Mortgage Loans’’. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than the Prime Outlets Pool Loan) or Companion Loan (other than the Prime Outlets Pool Pari Passu Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a ‘‘Corrected Mortgage Loan’’ as to which the Master Servicer will re-assume servicing responsibilities):

(a)    with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b)    with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c)    with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d)    with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer), either directly or through sub-servicers, will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Collection and Other Servicing Procedures’’ in the attached prospectus.

Servicing of the Prime Outlets Pool Loan

The Prime Outlets Pool Loan, and any related REO Property, is being serviced under the pooling and servicing agreement which governs the 2006-C23 Transaction (the ‘‘2006-C23 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the 2006-C23 Pooling and Servicing Agreement (the ‘‘2006-C23 Master Servicer’’) will generally make advances and remit collections on the Prime Outlets Pool Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on the Prime Outlets Pool Loan, and to enforce the terms of the Prime Outlets Pool Intercreditor Agreement and make certain advances with respect to the Prime Outlets Pool Loan, subject to its non-recoverability determination to the extent the 2006-C23 Master Servicer fails to make any advance it would otherwise be required to under the 2006-C23 Pooling and Servicing Agreement. The servicing arrangements under the 2006-C23 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	Wachovia Bank, National Association is the 2006-C23 Master Servicer under the 2006-C23 Pooling and Servicing Agreement. The special servicer under the 2006-C23 Pooling and Servicing Agreement with respect to each of the mortgage loans serviced under the 2006-C23 Pooling and Servicing Agreement is LNR Partners, Inc. (the ‘‘2006-C23 Special Servicer’’).

•	The trustee under the 2006-C23 Pooling and Servicing Agreement is Wells Fargo Bank, N.A. (the ‘‘2006-C23 Trustee’’), who will be the mortgagee of record for the Prime Outlets Pool Loan.

•	The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2006-C23 Master Servicer, the 2006-C23 Special Servicer or the 2006-C23 Trustee or (b) except as described below, make servicing advances with respect to the Prime Outlets Pool Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Prime Outlets Pool Loan is dependent on its receipt of the corresponding information and collection from the 2006-C23 Master Servicer or the 2006-C23 Special Servicer.

•	Pursuant to the 2006-C23 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Prime Outlets Pool Loan will be generally the same as under the Pooling and Servicing Agreement.

•	The Master Servicer will be required to make P&I Advances with respect to the Prime Outlets Pool Loan that the 2006-C23 Master Servicer is required but fails to make, unless the 2006-C23 Master Servicer or the Master Servicer, after receiving the necessary information from the 2006-C23 Master Servicer, has determined that such advance would not be recoverable from collections on the Prime Outlets Pool Loan.

•	If the 2006-C23 Master Servicer determines that a servicing advance it made with respect to the Prime Outlets Pool Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

•	The 2006-C23 Master Servicer is responsible for any request made by the borrower under the Prime Outlets Pool Whole Loan to approve certain leasing activities other than granting or entering into any subordination, non-disturbance or attornment agreement (an ‘‘SNDA’’), it being agreed pursuant to the terms of the 2006-C23 Pooling and Servicing Agreement, that the 2006-C23 Master Servicer shall not grant, but shall forward to the 2006-C23 Special Servicer, all requests for and any lease that requires an SNDA (or any waiver, consent, approval, amendment or modification in connection therewith).

The 2006-C23 Master Servicer.    Wachovia Bank, National Association is the 2006-C23 Master Servicer under the 2006-C23 Pooling and Servicing Agreement. See ‘‘—The Master Servicer’’ in this prospectus supplement.

The 2006-C23 Special Servicer. LNR Partners, Inc. is the 2006-C23 Special Servicer under the 2006-C23 Pooling and Servicing Agreement. See "—LNR Partners, Inc. as 2006-C23 Special Servicer" in this prospectus supplement.

The 2006-C23 Trustee.    Wells Fargo Bank, N.A. is the 2006-C23 Trustee under the 2006-C23 Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer and Primary Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund. With respect to each mortgage loan for which a primary servicer acts as primary servicer, a portion of the master servicing fee is payable to that primary servicer.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer and Primary Servicer(5)	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(6) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(7)	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer (or Primary Servicer, if applicable) and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(8)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(9) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Expenses
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	The 2006-C23 Master Servicer and 2006-C23 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Prime Outlets Pool Loan pursuant to the 2006-C23 Pooling and Servicing Agreement. See "—Servicing of the Prime Outlets Pool Loan" in this prospectus supplement.

(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates.

(4)	The Master Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.0900% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(5)	The Master Servicer will be entitled to the indicated amounts with respect to the Mortgage Loans. However, with respect to each Mortgage Loan for which a primary servicer acts as primary servicer, that primary servicer will be entitled to all or a portion of the indicated amount that is otherwise payable to the Master Servicer. See "—CWCapital as a Primary Servicer" in this prospectus supplement.

(6)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(7)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Compensation and Payment of Expenses’’ section.

(8)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(9)	The Trustee Fee Rate will equal 0.0007% per annum, as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The ‘‘Master Servicing Fee’’ is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The ‘‘Master Servicing Fee Rate’’ is a per annum rate ranging from 0.0200% to 0.0900%. As of the Cut-Off Date, the weighted average Master Servicing Fee Rate will be approximately 0.0231% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to ‘‘Mortgage Loans’’ will include the Companion Loans unless otherwise specified.

The Prime Outlets Pool Loan will be serviced by the 2006-C23 Master Servicer.

CWCapital LLC will be entitled to a primary servicing fee with respect to the Mortgage Loans for which it is the primary servicer. The rate at which the primary servicing fee for each Mortgage Loan accrues is included in the Master Servicing Fee Rate for each of those Mortgage Loans.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the ‘‘Servicing Fees’’) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The ‘‘Special Servicing Fee’’ is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the ‘‘Special Servicing Fee Rate’’) equal to 0.25% per annum, is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a ‘‘Liquidation Fee’’ with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a ‘‘Workout Fee’’ with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a ‘‘Prepayment Interest Excess’’) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation.

However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a ‘‘Compensating Interest Payment’’), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.0100% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees and any additional servicing compensation of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus.

As and to the extent described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan and subject to the Master Servicer’s right to approve certain transfers of the equity interests in the related borrowers and waivers regarding due-on-sale and due-on-encumbrance provisions for certain Mortgage Loans as described below) to modify, waive or amend any term of any Mortgage Loan (other than the Prime Outlets Pool Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not ‘‘significant’’ within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. As provided in the Pooling and Servicing Agreement, the Master Servicer may approve certain transfers of the equity interests in the related borrowers and waivers regarding due-on-sale or due-on-encumbrance provisions relating to Mortgage Loans with tenants-in-common borrowing entities, subject to the Servicing Standard, the related Mortgage Loan documents and certain limiting conditions as set forth in the Pooling and Servicing Agreement, including Rating Agency approval of any such waivers for Mortgage Loans with certain outstanding Stated Principal Balances and that meet certain other financial thresholds.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the Prime Outlets Pool Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity date of Mortgage Loans with an original maturity of five years or less with Controlling

Class approval for up to two one-year extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class IO Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under ‘‘—General’’ above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the Prime Outlets Pool Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

For any Mortgage Loan, other than a Specially Serviced Mortgage Loan and/or the Prime Outlets Pool Loan, and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities, subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to the Prime Outlets Pool Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i)    any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii)    any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii)    any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v)    any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii)    any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix)    any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x)    any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi)    any determination to allow a borrower not to maintain terrorism insurance; and

(xii)    any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Cadim TACH inc. or an affiliate, will be the initial Controlling Class Representative.

Pursuant to the 2006-C23 Pooling and Servicing Agreement and the Prime Outlets Pool Intercreditor Agreement, with respect to the Prime Outlets Pool Loan, the Controlling Class Representative will generally share with the controlling class representative under the 2006-C23 Pooling and Servicing Agreement (the ‘‘2006-C23 Controlling Class Representative’’) the rights given to the 2006-C23 Controlling Class Representative under the 2006-C23 Pooling and Servicing Agreement to direct the 2006-C23 Master Servicer and/or 2006-C23 Special Servicer with respect to the servicing of the Prime Outlets Pool Loan and the related Pari Passu Companion Loan. American Capital Strategies, Ltd. is the 2006-C23 Controlling Class Representative and is an affiliate of the 2006-C23 Special Servicer. In general, in the event that the 2006-C23 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Prime Outlets Pool Loan, the 2006-C23 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the 2006-C23 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the Prime Outlets Pool Intercreditor Agreement and the 2006-C23 Pooling and Servicing Agreement provide that the 2006-C23 Controlling Class Representative and the Controlling Class Representative will contract with a third party designated under the Prime Outlets Pool Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the 2006-C23 Controlling Class Representative and the Controlling Class Representative in accordance with the Prime Outlets Pool Intercreditor Agreement.

In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan prior to the expiration of the related repurchase period. In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Loan or Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan and certain other matters related to Defaulted Lease Claims. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Caplease Loans—Servicing Provisions of the Caplease Intercreditor Agreement’’ in this prospectus supplement.

Further, notwithstanding the foregoing, the holder of each Mezz Cap Companion Loan may exercise certain approval rights relating to a modification of the related Mezz Cap Loan or such related Mezz Cap Companion Loan that materially and adversely affects the holder of such Mezz Cap Companion Loan prior to the expiration of the related repurchase period. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Mezz Cap Loans—Servicing Provisions of the Mezz Cap Intercreditor Agreements’’ in this prospectus supplement.

Further, notwithstanding the foregoing, provided no Marriott—Chicago, IL Control Appraisal Period is in effect under the Marriott—Chicago, IL Intercreditor Agreement, the holder of the Marriott—Chicago, IL Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Marriott—Chicago, IL Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the Marriott—Chicago, IL Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Marriott—Chicago, IL Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Marriott—Chicago, IL Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the Mortgaged Property if approval by the mortgagee is required by the Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Marriott—Chicago, IL Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Marriott—Chicago, IL Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Marriott—Chicago, IL Intercreditor Agreement: (A) any modification or waiver of a monetary term of the Marriott—Chicago, IL Whole Loan and any modification of, or waiver with respect to, the Marriott—Chicago, IL Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Marriott—Chicago, IL Whole Loan or a modification or waiver of any other monetary term of the Marriott—Chicago, IL Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other sums other than de minimis sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the Marriott—Chicago, IL Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in the borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the Mortgage Loan documents; (B) any modification of, or waiver with respect to, the Marriott—Chicago, IL Whole Loan that would result in a discounted pay-off of the Marriott—Chicago, IL Whole Loan; (C) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise; (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Marriott—Chicago, IL Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Marriott—Chicago, IL Whole Loan (other than pursuant to a purchase option contained in the Marriott—Chicago, IL Intercreditor Agreement or in the Pooling and Servicing Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Marriott—Chicago, IL Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Marriott—Chicago, IL Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Marriott—Chicago, IL Whole Loan; (H) any substitution of the bank holding the central account, unless such bank agrees in writing (x) to comply with the terms of the Marriott—Chicago, IL Intercreditor Agreement and (y) to provide to the holder of the Marriott—Chicago, IL Companion Loan copies of the weekly reconciliation required to be prepared thereunder; (I) any determination (x) not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the Marriott—Chicago, IL Whole Loan; (J) any material changes to or waivers of any of the insurance requirements; (K) any determination to apply loss proceeds to the payment of the debt and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which the mortgagee may give or withhold pursuant to the Mortgage; (L) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents; and (M) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower.

Further, notwithstanding the foregoing, provided no 530 Fifth Avenue Control Appraisal Period is in effect under the 530 Fifth Avenue Intercreditor Agreement, the holder of the 530 Fifth Avenue Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the 530 Fifth Avenue Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the 530 Fifth Avenue Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the 530 Fifth Avenue Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the 530 Fifth Avenue Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the Mortgaged Property if approval by the mortgagee is required by the Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the 530 Fifth Avenue Companion Loan or its designee will be entitled to exercise rights and powers with respect to the 530 Fifth Avenue Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the 530 Fifth Avenue Intercreditor Agreement: (A) any modification of the 530 Fifth Avenue Whole Loan and any modification of, or waiver with respect to, the 530 Fifth Avenue Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the 530 Fifth Avenue Whole Loan or a modification or waiver of any other monetary term of the 530 Fifth Avenue Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the 530 Fifth Avenue Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the 530 Fifth Avenue Whole Loan that would result in a discounted pay-off of the 530 Fifth Avenue Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise; (D) any sale of the 530 Fifth Avenue Whole Loan or the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the 530 Fifth Avenue Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower; (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the 530 Fifth Avenue Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the 530 Fifth Avenue Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the 530 Fifth Avenue Whole Loan; (H)  any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, provided no Rao's City Views Apartment Building Control Appraisal Period is in effect under the Rao's City Views Apartment Building Intercreditor Agreement, the holder of the Rao's City Views Apartment Building Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Rao's City Views Apartment Building Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the Rao's City Views Apartment Building Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Rao's City Views Apartment Building Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Rao's City Views Apartment Building Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the Mortgaged Property if approval by the mortgagee is required by the Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Rao's City Views Apartment Building, prepay next premium Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Rao's City Views Apartment Building Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Rao's City Views Apartment Building Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Rao's City Views Apartment Building Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Rao's City Views Apartment Building Whole Loan or a modification or waiver of any other monetary term of the Rao's City Views Apartment Building Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the Rao's City Views Apartment Building Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Rao's City Views Apartment Building Whole Loan that would result in a discounted pay-off of the Rao's City Views Apartment Building Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Rao's City Views Apartment Building Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Rao's City Views Apartment Building Whole Loan (other than pursuant to a purchase option contained in the Rao's City Views Apartment Building Intercreditor Agreement or in the Pooling and Servicing Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Rao's City Views Apartment Building Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Rao's City Views Apartment Building Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Rao's City Views Apartment Building Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative.    The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the Prime Outlets Pool Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Prime Outlets Pool Loan will be serviced under the 2006-C23 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the Prime

Outlets Pool Loan’’ above. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans’’) (the ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the Trust Fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ‘‘independent contractor,’’ within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A)

and Treasury regulations thereunder. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, would not constitute ‘‘rents from real property,’’ or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units) to customers in the ordinary course of a trade or business, will not constitute ‘‘rents from real property’’. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the Prime Outlets Pool Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the Prime Outlets Pool Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than the Prime Outlets Pool Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; provided, however, with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. In addition, beginning in 2006, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the Prime Outlets Pool Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and, in the case of the Master Servicer, at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the Prime Outlets Pool Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

 DESCRIPTION OF THE CERTIFICATES

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C25 (the ‘‘Certificates’’) will be issued pursuant to a pooling and servicing agreement, dated as of May 1, 2006, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the ‘‘Trust Fund’’) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

The Certificates consist of the following classes (each, a ‘‘Class’’) designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Subordinate Certificates’’ and, together with the Class A Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class IO Certificates (together with the Sequential Pay Certificates, the ‘‘REMIC Regular Certificates’’); (iv) the Class R-I and Class R-II Certificates (collectively, the ‘‘REMIC Residual Certificates’’); and (v) the Class Z Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class IO Certificates (collectively, the ‘‘Non-Offered Certificates’’), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a Sponsor, pursuant to that certain Transfer Affidavit and Agreement (the ‘‘Transfer Affidavit and Agreement’’), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Issuing Entity is also sometimes referred to herein as the Trust Fund. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’, ‘‘—The Special Servicer’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’. Additional information may also be found in the accompanying prospectus under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See ‘‘RISK FACTORS—The Offered Certificates—The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans’’ in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’). The Offered Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amounts

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$85,824,000	2.998%
Class A-2 Certificates	$122,437,000	4.277%
Class A-3 Certificates	$57,689,000	2.015%
Class A-PB1 Certificates	$50,000,000	1.747%
Class A-PB2 Certificates	$75,775,000	2.647%
Class A-4 Certificates	$723,742,000	25.284%
Class A-5 Certificates	$500,000,000	17.468%
Class A-1A Certificates	$388,228,000	13.563%
Class A-M Certificates	$286,242,000	10.000%
Class A-J Certificates	$218,260,000	7.625%
Class B Certificates	$10,734,000	0.375%
Class C Certificates	$35,781,000	1.250%
Class D Certificates	$32,202,000	1.125%
Class E Certificates	$17,890,000	0.625%
Class F Certificates	$32,202,000	1.125%
Non-Offered Certificates (other than the Class R-I, Class R-II, Class IO and Class Z Certificates)	$225,416,427	7.875%

The ‘‘Certificate Balance’’ of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

The Class IO Certificates do not have a Certificate Balance, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the ‘‘Notional Amount’’). The Class IO Certificates have 25 separate components (each, a ‘‘Component’’), each corresponding to a different Class of Sequential Pay Certificates. Each such Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The Component Balance (the ‘‘Component Balance’’) of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On each Distribution Date, the Notional Amount of the Class IO Certificates generally will be equal to the aggregate outstanding Component Balances of the Components on such Distribution Date. The initial Notional Amount of the Class IO Certificates will equal approximately $2,862,422,427 (subject to a permitted variance of plus or minus 5.0%).

The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, ‘‘Mortgage Deferred Interest’’ is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, ‘‘Certificate Deferred Interest’’). With respect to the Sequential Pay Certificates, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5 and Class A-1A Certificates, which amounts shall be applied pro rata (based on the Certificate Balances of the remaining Classes)) to such Classes. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class IO Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

Pass-Through Rates

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. Each of the Class IO Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

The Pass-Through Rate applicable to the Class IO Certificates for the initial Distribution Date will equal approximately      % per annum.

The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component balances of such Components immediately prior to the Distribution Date). The ‘‘Strip Rate’’ in respect of any Class of Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution Date minus the Pass-Through Rate for the Class of Sequential Pay Certificates corresponding to such Component (but in no event will any Strip Rate be less than zero).

In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class IO Certificates, its Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the ‘‘Interest Accrual Period’’ will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The ‘‘Weighted Average Net Mortgage Rate’’ for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The ‘‘Net Mortgage Rate’’ for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 8 Mortgage Loans (loan numbers (31, 46, 51, 60, 61, 92, 111 and 112), representing 3.2% of the Cut-Off Date Pool Balance (3.7% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The ‘‘Collection Period’’ for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The ‘‘Determination Date’’ will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in June 2006.

Distributions

General.    Except as described below with respect to the Class Z Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a ‘‘Distribution Date’’). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the ‘‘Certificateholders’’) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in June 2006.

The Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class R-I, Class R-II and Class Z Certificateholders) on each related Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i)    any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii)    any Prepayment Premiums and Yield Maintenance Charges;

(iii)    all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv)    any amounts deposited in the Certificate Account in error;

(v)    any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

(vi)    if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

(b)    all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date (other than, in the case of the Master Servicer, any P&I Advances allocable to the Pari Passu Companion Loan) and all P&I Advances made by the 2006-C23 Master Servicer with respect to such Distribution Date and the Prime Outlets Pool Loan;

(c)    any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d)    if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

See ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ‘‘—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Interest Reserve Account.    The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the ‘‘Interest Reserve Loans’’) which accrues interest on an Actual/360 basis or on an Actual/Actual Year-days basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the ‘‘Interest Reserve Amount’’). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account.    The Master Servicer will establish and will maintain a ‘‘Certificate Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts’’ in the prospectus.

Distribution Account.    The Trustee will establish and will maintain a ‘‘Distribution Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount will be used to make distributions on the Certificates.

Gain-on-Sale Reserve Account.    The Trustee will establish and will maintain a ‘‘Gain-on-Sale Reserve Account’’ in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account.    The Trustee will establish and will maintain an ‘‘Additional Interest Account’’ in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Other than the Assessment of Compliance and the Attestation Report, as such terms are defined in the accompanying prospectus, required to be delivered by certain parties, as described in the accompanying prospectus, there will be no independent certification of the account activity with respect to any of the Distribution Account, the Interest Reserve Account, the Additional Interest Account or the Gain-on-Sale Reserve Account.

Application of the Available Distribution Amount.    On each Distribution Date, the Trustee will (except as otherwise described under ‘‘—Termination’’ below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates and Class A-5 Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class IO Certificates, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal first, to the holders of the Class A-PB1 Certificates and then to the Class A-PB2 Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB1 Certificates is reduced to the Class A-PB1 Planned Principal Balance set forth on Annex C-1 to this prospectus supplement and the Certificate Balance of the Class A-PB2 Certificates is reduced to the Class A-PB2 Planned Principal Balance set forth on Annex C-2 to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB1 Certificates and the Class A-PB2 Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB1 Certificates and the Class A-PB2 Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB1 Certificates, the Class A-PB2 Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-PB1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(7)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-PB2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(8)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates as set forth in clauses (2), (3), (4), (5), (6) and (7) above, to distributions of principal to the holders of the Class A-4 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date;

(9)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates as set forth in clauses (2), (3), (4), (5), (6), (7) and (8) above, to distributions of principal to the holders of the Class A-5 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-5 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in the respect of the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates on such Distribution Date;

(10)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates have been made on such Distribution Date;

(11)	to distributions to the holders of the Class A-PB1 Certificates, the Class A-PB2 Certfificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(12)	to distributions of interest to the holders of the Class A-M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class A-M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(13)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates) equal to the Principal Distribution Amount in respect of such Class A-M Certificates for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates with an earlier priority of payment;

(14)	to distributions to the holders of the Class A-M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(15)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(16)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount in respect of such Class A-J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of payment;

(17)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(18)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(19)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount in respect of such Class B Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(20)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(21)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(22)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount in respect of such Class C Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(23)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(24)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(25)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount in respect of such Class D Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(26)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(27)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(28)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount in respect of such Class E Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(29)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(30)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(31)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount in respect of such Class F Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(32)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(33)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(34)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount in respect of such Class G Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(35)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(36)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(37)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount in respect of such Class H Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(38)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(39)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(40)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount in respect of such Class J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(41)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(42)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(43)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount in respect of such Class K Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(44)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(45)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(46)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount in respect of such Class L Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(47)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(48)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(49)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount in respect of such Class M Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(50)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(51)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(52)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount in respect of such Class N Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(53)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(54)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(55)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount in respect of such Class O Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(56)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(57)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(58)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount in respect of such Class P Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(59)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(60)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(61)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount in respect of such Class Q Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(62)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(63)	to distributions of interest to the holders of the Class S Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(64)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class S Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class S Certificates) equal to the Principal Distribution Amount in respect of such Class S Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(65)	to distributions to the holders of the Class S Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(66)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (65) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see ‘‘—Termination’’ below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7), (8), (9) and (10) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-PB1 Certificates, the Class A-PB2 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and without regard to the Principal Distribution Amount for such date.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ equals with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’) and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The ‘‘Accrued Certificate Interest’’ in respect of the Class IO Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of the Class IO Certificates, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class IO Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class IO Certificates) for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and the Prime Outlets Pool Pari Passu Companion Loan with respect to Prime Outlets Pool Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Prime Outlets Pool Whole Loan, which shall be allocated, pro rata, among the Prime Outlets Pool Pari Passu Companion Loan and the Prime Outlets Pool Loan, with any Prepayment Interest Shortfall allocated to the Prime Outlets Pool Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

Principal Distribution Amount.    So long as the Class A-5 and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the ‘‘Loan Group 1 Principal Distribution Amount’’ and with respect to Loan Group 2, the ‘‘Loan Group 2 Principal Distribution Amount’’). On each Distribution Date after the Certificate Balances of the Class A-5 Certificates or the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee or the 2006-C23 Master Servicer, as applicable:

(a)    the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee or the 2006-C23 Master Servicer, as applicable, prior to such Collection Period;

(b)    the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c)    with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d)    the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e)    if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding

Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-PB1 Planned Principal Balance.    The ‘‘Class A-PB1 Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth on Annex C-1 to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB1 Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB1 Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB1 Certificates until the Certificate Balance of the Class A-PB1 Certificates is reduced to zero.

Class A-PB2 Planned Principal Balance.    The ‘‘Class A-PB2 Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth on Annex C-2 to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB2 Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB2 Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-PB1 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB2 Certificates until the Certificate Balance of the Class A-PB2 Certificates is reduced to zero.

The ‘‘Scheduled Payment’’ due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The ‘‘Assumed Scheduled Payment’’ is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to the Prime Outlets Pool Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts that would have been ‘‘due’’ on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to ‘‘Mortgage Loan’’ or ‘‘Mortgage Loans’’ in the definitions of ‘‘Principal Distribution Amount’’ and ‘‘Weighted Average Net Mortgage Rate’’ are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an ‘‘REO Loan’’). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges.    In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates as set forth below. ‘‘Yield Maintenance Charges’’ are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered ‘‘Prepayment Premiums’’.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant

Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class IO Certificates.

The ‘‘Discount Rate’’ applicable to any Class of Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Distributions of Additional Interest.    On each Distribution Date, any Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, the Class IO Certificates and each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates and Class IO Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates (other than the Class IO Certificates), (b) to the holders of the Class E Certificates by means of the subordination of the Class F Certificates and the Non-Offered Certificates (other than the Class IO Certificates), (c) to the holders of the Class D Certificates by means of the subordination of the Class E

Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class IO Certificates), (d) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class IO Certificates), (e) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class IO Certificates), (f) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class IO Certificates), (g) to the holders of the Class A-M Certificates, by means of the subordination of the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class IO Certificates) and (h) to the holders of the Class A Certificates and Class IO Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-5 Certificates will receive principal payments only after the Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2 and Class A-4 Certificates have been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1, Class A-2, Class A-3, Class A-PB1 and Class A-PB2 Certificates have been reduced to zero, the Class A-PB2 Certificates will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1, Class A-2, Class A-3 and Class A-PB1 Certificates has been reduced to zero, the Class A-PB1 Certificates will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1, Class A-2 and Class A-3 Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 and Class A-2 Certificates has been reduced to zero, the Certificate Balance of the Class A-PB1 Certificates has been reduced to the Class A-PB1 Planned Principal Balance and the Certificate Balance of the Class A-PB2 Certificates has been reduced to the Class A-PB2 Planned Principal Balance, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, the Certificate Balance of the Class A-PB1 Certificates has been reduced to the Class A-PB1 Planned Principal Balance and the Certificate Balance of the Class A-PB2 Certificates has been reduced to the Class A-PB2 Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB1 Certificates has been reduced to the Class A-PB1 Planned Principal Balance and the Certificate Balance of the Class A-PB2 Certificates has been reduced to the Class A-PB2 Planned Principal Balance. However after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates, to the extent such Classes remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and Class IO Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class S Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighteenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes are reduced to zero.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the Prime Outlets Pool Whole Loan will be allocated in accordance with the Prime Outlets Pool Intercreditor Agreement pro rata to the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan.

‘‘Realized Losses’’ are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

‘‘Additional Trust Fund Expenses’’ include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans (other than the Prime Outlets Pool Loan, as provided below) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such

Appraisal Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in ‘‘—Appraisal Reductions’’ below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. In general, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the Prime Outlets Pool Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2006-C23 Master Servicer in accordance with the 2006-C23 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the Prime Outlets Pool Loan may be reduced by an appraisal reduction amount as calculated under the 2006-C23 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2006-C23 Master Servicer fails to make a required principal and interest advance on the Prime Outlets Pool Loan pursuant to the 2006-C23 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the Prime Outlets Pool Loan), the Master Servicer will be required to make the P&I Advance on the Prime Outlets Pool Loan, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master Servicer and the Trustee may conclusively rely on the non-recoverability determination of the 2006-C23 Master Servicer. If any principal and interest advances are made with respect to the Prime Outlets Pool Loan under the 2006-C23 Pooling and Servicing Agreement or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2006-C23 Pooling and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, including in the event that the 2006-C23 Master Servicer has made a principal and interest advance on the Prime Outlets Pool Loan that it or the 2006-C23 Special Servicer subsequently determines is not recoverable from expected collections on the Prime Outlets Pool Loan, from general collections on all Mortgage Loans in the Trust.

The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (‘‘Related Proceeds’’). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a ‘‘Nonrecoverable P&I Advance’’), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

With respect to any nonrecoverable servicing advances made on the Prime Outlets Pool Loan and the Prime Outlets Pool Pari Passu Companion Loan, the Master Servicer and the Trustee may recover such amounts pro rata from the trust and the related holders of the Prime Outlets Pool Pari Passu Companion Loan; provided that, in the event the pro rata shares, together with amounts available for reimbursement to the Master Servicer or the Trustee from general collections under the Pooling and Servicing Agreement, are not sufficient to reimburse the Master Servicer or Trustee, the advancing party may collect the full amount thereof from the related holders of the Prime Outlets Pool Pari Passu Companion Loan.

In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an ‘‘Advance’’), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The ‘‘Reimbursement Rate’’ is equal to the ‘‘prime rate’’ published in the ‘‘Money Rates’’ Section of The Wall Street Journal, as such ‘‘prime rate’’ may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Trustee, as applicable, will be required to give Fitch and Moody’s at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

Appraisal Reductions

Other than with respect to the Prime Outlets Pool Loan, upon the earliest of the date (each such date, a ‘‘Required Appraisal Date’’) that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to sixty (60) days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within sixty (60) days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding sixty (60) days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a ‘‘Required Appraisal Loan’’), the Special Servicer is required to obtain (within sixty (60) days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A ‘‘Qualified Appraiser’’ is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the related Mortgaged Property's property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an ‘‘Appraisal Reduction Amount’’ exists with respect to the related Required Appraisal Loan, such determination to be made by the Special Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Master Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master    Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans to the extent the Special Servicer had actual knowledge of such advance, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan (other than the Prime Outlets Pool Pari Passu Companion Loan), similar fees and expenses to the extent the Special Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes. See ‘‘—P&I Advances’’ above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. With respect to the Prime Outlets Pool Loan, the appraisal reduction amount will be calculated under the 2006-C23 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the Prime Outlets Pool Loan’’ in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse order of payment priorities.

Reports to Certificateholders; Available Information

Trustee Reports.    Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a)    A statement (a ‘‘Distribution Date Statement’’), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

(ii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and the applicable Interest Distribution Amount;

(iii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v)    the Available Distribution Amount;

(vi)    (a) the aggregate amount of P&I Advances (including any such advances made on the Prime Outlets Pool Loan as required by the 2006-C23 Pooling and Servicing Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii)    the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii)    the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix)    the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x)    the number of the Mortgage Loans and the aggregate Stated Principal Balance (immediately after such Distribution Date) of the Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent ninety (90) days or more, (d) as to which foreclosure proceedings have been commenced and (e) with respect to each Specially Serviced Mortgage Loan, the Mortgaged Property type and a brief description of the reason for delinquency and the Mortgage Loan’s status, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee;

(xi)    as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii)    with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii)    with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a ‘‘Final Recovery Determination’’) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv)    the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

(xv)    any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

(xvi)    the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

(xvii)    the Principal Distribution Amount;

(xviii)    the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix)    the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx)    the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates on such Distribution Date;

(xxi)    the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the Notional Amount of the Class IO Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii)    the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

(xxiii)    the aggregate amount of interest on P&I Advances (including any such advances made on the Prime Outlets Pool Loan under the 2006-C23 Pooling and Servicing Agreement) paid to the Master Servicer or the Trustee (or the 2006-C23 Master Servicer, as applicable) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxiv)    the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee (and, if applicable, the 2006-C23 Master Servicer and the 2006-C23 Special Servicer) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxv)    the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

(xxvi)    the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii)    the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii)    the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix)    the original and thereafter, the current credit support levels for each Class of REMIC Regular Certificates;

(xxx)    the original and thereafter, the current ratings for each Class of REMIC Regular Certificates;

(xxxi)    the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxxii)    the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

(xxxiii)    the value of any REO Property included in the Trust Fund as of the end of the Collection Period, based on the most recent appraisal or valuation.

(b)    A ‘‘CMSA Loan Periodic Update File’’ and a ‘‘CMSA Property File’’ (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c)    A ‘‘CMSA Collateral Summary File’’ and a ‘‘CMSA Bond File’’ setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d)    A ‘‘CMSA Reconciliation of Funds Report’’ setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (‘‘SEC’’) through its EDGAR system located at www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a)    CMSA Delinquent Loan Status Report;

(b)    CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c)    CMSA Historical Liquidation Report;

(d)    CMSA REO Status Report;

(e)    CMSA Servicer Watch List/Portfolio Review Guidelines;

(f)    CMSA Operating Statement Analysis Report;

(g)    CMSA NOI Adjustment Worksheet;

(h)    CMSA Comparative Financial Status Report;

(i)    CMSA Loan Level Reserve/LOC Report; and

(j)    CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (‘‘CMSA’’) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the ‘‘Unrestricted Servicer Reports’’, and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the ‘‘Restricted Servicer Reports’’.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third-party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘WHERE YOU CAN FIND MORE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 301-815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates.    Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically.    On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at www.ctslink.com, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

‘‘Privileged Person’’ means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information.    The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer’s certificates delivered by the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the ‘‘Table Assumptions’’ set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	November 15, 2010
Class A-2	June 15, 2011
Class A-3	March 15, 2013
Class A-PB1	March 15, 2013
Class A-PB2	August 15, 2015
Class A-4	April 15, 2016
Class A-5	April 15, 2016
Class A-1A	April 15, 2016
Class A-M	May 15, 2016
Class A-J	May 15, 2016
Class B	May 15, 2016
Class C	May 15, 2016
Class D	May 15, 2016
Class E	May 15, 2016
Class F	May 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE TRUST FUNDS’’ in the accompanying prospectus.

The ‘‘Rated Final Distribution Date’’ with respect to each Class of Offered Certificates is the Distribution Date in May 2043 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See ‘‘RATINGS’’ in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificates as follows: (i) 4% in the case of the Class IO Certificates and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the ‘‘Majority Subordinate Certificateholder’’) and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer, the Special Servicer or the Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under ‘‘—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to the Prime Outlets Pool Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under the 2006-C23 Pooling and Servicing Agreement.

The Trustee

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) is acting as trustee (the ‘‘Trustee’’) pursuant to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the ‘‘REMIC Administrator’’). See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Reporting and Other Administrative Matters’’ in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or ‘‘control’’ person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable ‘‘out-of-pocket’’ expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an ‘‘unanticipated expense incurred by the REMIC’’ within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees, as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee has served as loan file custodian for various mortgage loans owned by the Sponsors, including for Mortgage Loans included in the Trust Fund. The terms of the custodial agreements are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the Pooling and Servicing Agreement with respect to the custody of the Mortgage Loans supersede any such custodial agreement. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Under the terms of the Pooling and Servicing Agreement, the Trustee is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of each REMIC included in the Trust Fund and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust Fund. As of March 31, 2006, the Trustee was providing securities administration services as trustee and/or paying agent on more than 336 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $273 billion.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2006, Wells Fargo Bank was acting as trustee on more than 269 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $242 billion.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment.    The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB1 Certificates to the Class A-PB1 Planned Principal Balance, then, to reduce the Certificate Balance of the Class A-PB2 Certificates to the Class A-PB2 Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, and then the Non-Offered Certificates (other than the Class IO Certificates and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the 2006-C23 Master Servicer or the 2006-C23 Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates and Class A-5 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to each of the Class A-PB1 Certificates and the Class A-PB2 Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-PB1 Certificates and the Class A-PB2 Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates,

Class A-3 Certificates and Class A-1A Certificates (and with respect to the Class A-PB2 Certificates only, the Class A-PB1 Certificates) remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will generally be distributed first, on the Class A-PB1 Certificates and then on the Class A-PB2 Certificates until the Certificate Balances of the Class A-PB1 Certificates and the Class A-PB2 Certificates, respectively, are reduced to zero. Accordingly, the Class A-PB1 Certificates and the Class A-PB2 Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates (and the Class IO Certificates with respect to shortfalls of interest). As more fully described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

Pass-Through Rate.    The yield on the Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS—Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans (except 9 Mortgage Loans, representing 7.5% of the Cut-Off Date Pool Balance, which may be prepaid with a Yield Maintenance Charge as of the Closing Date) may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

With respect to 1 Mortgage Loan (loan number 96), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), an upfront escrow in the amount of $715,000 may be used to pay down the principal balance of the Mortgage Loan in the event that the related Mortgaged Property has not met certain occupancy and financial thresholds within 12 months of the origination date (in which event, the amortization schedule will be recast based on the principal balance of the Mortgage Loan following such prepayment and the monthly debt service payments on the Mortgage Loan will be adjusted).

With respect to 1 Mortgage Loan (loan number 122), representing 0.1% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 2 Balance), if the borrower fails to achieve a DSC Ratio of at least 1.20x by June 1, 2008, the lender is required to use all or a portion of certain escrowed funds in an amount sufficient to pay down the principal balance of the Mortgage Loan, together with a 6.5% Prepayment Premium, so as to achieve a DSC Ratio of 1.20x. The borrower is obligated to deliver additional funds to the lender to the extent of any deficiency in the escrowed funds. See "—Weighted Average Life" in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates, on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination.    Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, to reduce the Certificate Balance of the Class A-PB1 Certificates to the Class A-PB1 Planned Principal Balance, then, to reduce the Certificate Balance of the Class A-PB2 Certificates to the Class A-PB2 Planned Principal Balance, then, to the Class A-1 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB1 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB2 Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates, until the Certificate Balance thereof is reduced to zero, and then, to the Class A-5 Certificates, until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates in that order, in each case until the Certificate Balance of such Class of Certificates, is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB1 Certificates, Class A-PB2 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates may mature earlier or later than indicated by the tables. With respect to each of the Class A-PB1 Certificates and the Class A-PB2 Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB1 Certificates and the Class A-PB2 Certificates on each Distribution Date would be reduced to the Class A-PB1 Planned Principal Balance and the Class A-PB2 Planned Principal Balance, respectively, for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB1 Certificates or the Class A-PB2 Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed first, on the Class A-PB1 Certificates until the Certificate Balance of Class A-PB1 Certificates are reduced to zero and then on the Class A-PB2 Certificates until the Certificate Balance of the Class A-PB2 Certificates are reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed ‘‘0% CPR’’ assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR’’, ‘‘50% CPR’’, ‘‘75% CPR’’ and ‘‘100% CPR’’, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a ‘‘Scenario’’). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the ‘‘Table Assumptions’’): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in June 2006, (xiv) the Closing Date for the sale of the Offered Certificates is May 31, 2006, (xv) generally with respect to Mortgage Loans that permit the lender to apply certain reserves and holdbacks to prepay the Mortgage Loan if certain performance thresholds are not met, the analysis assumes that such amounts are held as additional collateral and not used to prepay the Mortgage Loan, (xvi) with respect to 1 Mortgage Loan (loan number 96), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), the analysis assumes that amounts held in reserve accounts are presumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan, and (xvii) with respect to 1 Mortgage Loan (loan number 122), representing 0.1% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date Group 2 Balance), the analysis assumes that the Mortgaged Property will satisfy certain performance measures set forth in the Mortgage Loan documents and certain amounts held in reserve accounts are presumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan. See "RISK FACTORS—Prepayments Will Affect Your Yield" in this prospectus supplement.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered

Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	93	93	93	93	93
05/15/08	81	81	81	81	81
05/15/09	64	63	61	59	22
05/15/10	41	28	16	2	0
05/15/11	0	0	0	0	0
Weighted Average Life (in years)	3.16	3.07	2.98	2.88	2.67

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	79
05/15/11	2	2	2	2	2
05/15/12	0	0	0	0	0
Weighted Average Life (in years)	4.79	4.70	4.62	4.55	4.38

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	18	18	18	18	18
05/15/13	0	0	0	0	0
Weighted Average Life (in years)	5.97	5.95	5.93	5.89	5.67

Percentages of the Closing Date Certificate Balance of the Class A-PB1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	48	48	48	48	49
05/15/13	0	0	0	0	0
Weighted Average Life (in years)	5.97	5.97	5.97	5.97	5.98

Percentages of the Closing Date Certificate Balance of the Class A-PB2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	93	92	91	90	76
05/15/14	52	31	10	0	0
05/15/15	8	0	0	0	0
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	8.03	7.69	7.49	7.33	7.01

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	99	97
05/15/15	100	97	94	93	89
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.64	9.57	9.51	9.46	9.29

Percentages of the Closing Date Certificate Balance of the Class A-5 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.88	9.87	9.85	9.80	9.58

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	99	99	99	98	86
05/15/10	99	95	92	88	85
05/15/11	83	83	83	83	83
05/15/12	82	82	82	82	80
05/15/13	78	78	78	78	78
05/15/14	77	77	77	77	77
05/15/15	76	76	76	76	76
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	8.75	8.68	8.61	8.54	8.28

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.91	9.89	9.88	9.88	9.69

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.95	9.91	9.75

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class F Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
05/15/07	100	100	100	100	100
05/15/08	100	100	100	100	100
05/15/09	100	100	100	100	100
05/15/10	100	100	100	100	100
05/15/11	100	100	100	100	100
05/15/12	100	100	100	100	100
05/15/13	100	100	100	100	100
05/15/14	100	100	100	100	100
05/15/15	100	100	100	100	100
05/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-PB1, Class A-PB2, Class A-4 and Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘YIELD AND MATURITY CONSIDERATIONS’’ section.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the ‘‘REMIC Regulations’’), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (‘‘REMIC I’’ and ‘‘REMIC II’’) will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the 2006-C23 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the ‘‘regular interests’’ in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in the grantor trust. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Class      Certificates will be treated as having been issued at a [premium], and that the Class      Certificates will be treated as having been issued with a [de minimis amount of original issue discount] for federal income tax reporting purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the accompanying prospectus.

The Internal Revenue Service (the ‘‘IRS’’) has issued regulations (the ‘‘OID Regulations’’) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

The Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a ‘‘real estate investment trust’’ (‘‘REIT’’). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 13.3% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Reporting and Other Administrative Matters’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus.

 ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a ‘‘Plan’’) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (‘‘Similar Law’’).

The US Department of Labor has issued individual exemptions to each of the Underwriters (other than BB&T Capital Markets, a division of Scott & Stringfellow, Inc. ("BB&T Capital Markets")) (Prohibited Transaction Exemption (‘‘PTE’’) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (‘‘Wachovia Securities’’), PTE 89-90 (October 17, 1989) to Credit Suisse Securities (USA) LLC (‘‘Credit Suisse’’) and PTE 93-32 (May 14, 1993) to Nomura Securities International, Inc. (‘‘Nomura Securities’’) (each, an ‘‘Exemption’’ and collectively, the ‘‘Exemptions’’)), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term ‘‘Underwriter’’ shall include (a) Wachovia Securities, (b) BB&T Capital Markets, (c) Credit Suisse, (d) Nomura Securities, (e) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, BB&T Capital Markets, Credit Suisse or Nomura Securities and (f) any member of the underwriting syndicate or selling group of which Wachovia Securities, BB&T Capital Markets, Credit Suisse and Nomura Securities or a person described in (e) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’) or Fitch, Inc. (‘‘Fitch’’) or any successor thereto (each, an ‘‘NRSRO’’). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The ‘‘Restricted Group’’ consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a ‘‘Party in Interest,’’ as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

CERTAIN RELATIONSHIPS AMONG PARTIES

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor and the Master Servicer. Wachovia Securities and/or its affiliates provided financing to CWCapital in order to fund a portion of the CWCapital Mortgage Loans sold to the Trust Fund under the related Mortgage Loan Purchase Agreement, which financing arrangements must be terminated on or prior to the Closing Date and all amounts owing to Wachovia Securities and/or its affiliates in connection with such financing arrangements

(solely with respect to such CWCapital Mortgage Loans) must be repaid by the Closing Date from the proceeds of the offering of the Certificates. This may result in a conflict of interest between the interests of Wachovia Securities and/or its affiliates and the interests of the holders of the Certificates.

CWCapital, a Sponsor, one of the Mortgage Loan Sellers and the primary servicer of the Mortgage Loans originated or acquired by it, is an affiliate of the Special Servicer and the initial Controlling Class Representative.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

 RATINGS

The Offered Certificates are required as a condition of their issuance to have received the following ratings from Fitch and Moody’s (together, the ‘‘Rating Agencies’’):

Class	Expected Ratings from Fitch/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-3	AAA/Aaa
Class A-PB1	AAA/Aaa
Class A-PB2	AAA/Aaa
Class A-4	AAA/Aaa
Class A-5	AAA/Aaa
Class A-1A	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A+/A1
Class F	A/A2

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See ‘‘RISK FACTORS—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks’’ in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

2006-C23 Controlling Class Representative	S-177
2006-C23 Master Servicer	S-164
2006-C23 Pooling and Servicing Agreement	S-164
2006-C23 Special Servicer	S-165
2006-C23 Transaction	S-105
2006-C23 Trust Fund	S-105
2006-C23 Trustee	S-165
30/360 basis	S-97
30/360 Mortgage Loans	S-97
530 Fifth Avenue Companion Loan	S-104
530 Fifth Avenue Control Appraisal Period	S-111
530 Fifth Avenue Intercreditor Agreement	S-105
530 Fifth Avenue Loan	S-104
530 Fifth Avenue Special Event of Default	S-111
530 Fifth Avenue Whole Loan	S-105
Accrued Certificate Interest	S-198
Actual/360 basis	S-97
Actual/Actual Year-days basis	S-97
Additional Interest	S-98
Additional Interest Account	S-191
Additional Trust Fund Expenses	S-205
Administrative Cost Rate	S-124
Advance	S-207
Anticipated Repayment Date	S-98
Appraisal Reduction Amount	S-209
Approved Manager Standard	S-131
ARD Loans	S-97
Assumed Final Distribution Date	S-215
Assumed Scheduled Payment	S-200
Available Distribution Amount	S-189
Balloon Loans	S-97
Balloon Payment	S-97
BB&T Capital Markets	S-233
Breach	S-150
Brookside West Loan	S-104
Capital Imp. Reserve	S-125
Caplease	S-104
Caplease Companion Loan	S-104
Caplease Intercreditor Agreement	S-105
Caplease Loan	S-104
Caplease Whole Loan	S-105
Certificate Account	S-190
Certificate Balance	S-186
Certificate Deferred Interest	S-187
Certificateholders	S-189
Certificates	S-185
Class	S-185
Class A Certificates	S-185
Class A-PB1 Planned Principal Balance	S-200
Class A-PB2 Planned Principal Balance	S-200
CMAE	S-156
CMBS	S-157
CMSA	S-213
CMSA Bond File	S-212
CMSA Collateral Summary File	S-212
CMSA Loan Periodic Update File	S-212
CMSA Property File	S-212
CMSA Reconciliation of Funds Report	S-212
Code	S-145
Co-Lender Loans	S-104
Collection Period	S-189
Companion Loans	S-105
Compensating Interest Payment	S-173
Component	S-187
Component Balance	S-187
Constant Prepayment Rate	S-224
Controlling Class	S-162
Controlling Class Representative	S-162
Core Material Documents	S-145
Corrected Mortgage Loan	S-164
CPR	S-224
Credit Suisse	S-233
Crossed Group	S-150
Crossed Loan	S-150
Custodian	S-144
Cut-Off Date	S-95
Cut-Off Date Balance	S-95
Cut-Off Date Group 1 Balance	S-95
Cut-Off Date Group 2 Balance	S-95
Cut-Off Date Group Balances	S-95
Cut-Off Date LTV	S-123
Cut-Off Date LTV Ratio	S-123
Cut-Off Date Pool Balance	S-95
CWCAM	S-155
CWCapital	S-97, S-138, S-143
CWCapital Mortgage Loans	S-143
CWCMSI	S-139
D ( )	S-125
Defaulted Lease Claim	S-104
Defaulted Mortgage Loan	S-181

Defeasance	S-125
Defeasance Collateral	S-99
Defect	S-150
Depositor	S-132
Determination Date	S-189
Determination Party	S-150
Discount Rate	S-202
Distributable Certificate Interest	S-198
Distribution Account	S-190
Distribution Date	S-189
Distribution Date Statement	S-210
DSC Ratio	S-121
DSCR	S-121
DTC	S-186
Due Date	S-97
ERISA	S-232
Excess Cash Flow	S-98
Excluded Plan	S-234
Exemption	S-233
Exemptions	S-233
FHLMC	S-161
Final Recovery Determination	S-211
Fitch	S-233
FNMA	S-161
Form 8-K	S-151
FSMA	S-3
Gain-on-Sale Reserve Account	S-191
Hercules Plaza Loan	S-104
Hilton Garden Inn—Napa, CA Loan	S-104
HUD	S-161
Intercreditor Agreement	S-106
Intercreditor Agreements	S-106
Interest Accrual Period	S-188
Interest Reserve Account	S-190
Interest Reserve Amount	S-190
Interest Reserve Loans	S-190
IRS	S-232
L ( )	S-124
Liquidation Fee	S-172
LNR	S-157
LNR Partners	S-157
Loan Group 1	S-95
Loan Group 1 Principal Distribution Amount	S-199
Loan Group 2	S-95
Loan Group 2 Principal Distribution Amount	S-199
Loan Groups	S-95
Loan Pair	S-152
Loan per Sq. Ft., Unit, Pad, Room or Bed	S-124
Lockout	S-124
Lockout Period	S-124
LTV at ARD or Maturity	S-123
Majority Subordinate Certificateholder	S-216
Marriott—Chicago, IL Companion Loan	S-104
Marriott—Chicago, IL Control Appraisal Period	S-107
Marriott—Chicago, IL Intercreditor Agreement	S-105
Marriott—Chicago, IL Loan	S-104
Marriott—Chicago, IL Special Event of Default	S-108
Marriott—Chicago, IL Whole Loan	S-105
Master Servicer	S-153
Master Servicing Fee	S-171
Master Servicing Fee Rate	S-171
Maturity Date LTV Ratio	S-123
Mezz Cap Companion Loan	S-105
Mezz Cap Intercreditor Agreement	S-105
Mezz Cap Loan	S-105
Mezz Cap Whole Loan	S-105
Moody’s	S-233
Mortgage	S-95
Mortgage Deferred Interest	S-187
Mortgage File	S-144
Mortgage Loan Purchase Agreement	S-143
Mortgage Loan Purchase Agreements	S-143
Mortgage Loans	S-95, S-171
Mortgage Note	S-95
Mortgage Pool	S-95
Mortgage Rate	S-97
Mortgaged Property	S-95
NA	S-125
NAV	S-125
Net Aggregate Prepayment Interest Shortfall	S-198
Net Cash Flow	S-121
Net Mortgage Rate	S-188
Nomura Securities	S-233
Non-Offered Certificates	S-185
Nonrecoverable P&I Advance	S-206
Notional Amount	S-187
NRSRO	S-233
O ( )	S-124
Occupancy Percentage	S-125
Offered Certificates	S-185
OID Regulations	S-232

Open Period	S-125
Option Price	S-181
Original Term to Maturity	S-125
O&M Operative Period	S-131
Pari Passu Companion Loan	S-105
Pari Passu Loan	S-105
Periodic Payments	S-97
Plan	S-233
Pooling and Servicing Agreement	S-185
Prepayment Interest Excess	S-172
Prepayment Interest Shortfall	S-172
Prepayment Premiums	S-201
Primary Collateral	S-151
Prime Outlets Pool Central Account	S-130
Prime Outlets Pool Collection Account	S-130
Prime Outlets Pool Intercreditor Agreement	S-105, S-131
Prime Outlets Pool Loan	S-104, S-127
Prime Outlets Pool Manager	S-131
Prime Outlets Pool Mezzanine Borrower	S-130
Prime Outlets Pool Mezzanine Loan	S-130
Prime Outlets Pool Mortgage	S-127
Prime Outlets Pool Note	S-127
Prime Outlets Pool Pari Passu Companion Loan	S-104
Prime Outlets Pool Pari Passu Note	S-127
Prime Outlets Pool Project	S-128
Prime Outlets Pool Restoration	S-129
Prime Outlets Pool Whole Loan	S-104
Principal Distribution Amount	S-199
Privileged Person	S-214
Prospectus Directive	S-2
PTE	S-233
Purchase Option	S-181
Purchase Price	S-145
P&I	S-154
P&I Advance	S-205
Qualified Appraiser	S-209
Qualified Substitute Mortgage Loan	S-146
Rao’s City Views Apartment Building Companion Loan	S-105
Rao’s City Views Apartment Building Control Appraisal Period	S-117
Rao’s City Views Apartment Building Intercreditor Agreement	S-105
Rao’s City Views Apartment Building Loan	S-104
Rao’s City Views Apartment Building Special Event of Default	S-118
Rao’s City Views Apartment Building Whole Loan	S-105
Rated Final Distribution Date	S-215
Rating Agencies	S-236
Realized Losses	S-204
Reimbursement Rate	S-207
REIT	S-232
Related Proceeds	S-206
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-3
Remaining Amortization Term	S-124
Remaining Term to Maturity	S-124
REMIC	S-33
REMIC Administrator	S-217
REMIC I	S-33, S-231
REMIC II	S-33, S-231
REMIC Regular Certificates	S-185
REMIC Regulations	S-231
REMIC Residual Certificates	S-185
Rental Property	S-122
REO Extension	S-182
REO Loan	S-201
REO Property	S-164
Replacement Reserve	S-125
Required Appraisal Date	S-208
Required Appraisal Loan	S-209
SA	S-154
Scenario	S-224
Scheduled Payment	S-200
SEC	Cover, S-212
Securities Act	S-185
Sequential Pay Certificates	S-185
Servicing Fees	S-172
Servicing Standard	S-152
Servicing Transfer Event	S-163
Similar Law	S-233
SMMEA	S-34
SNDA	S-165
Special Servicing Fee	S-172
Special Servicing Fee Rate	S-172
Specially Serviced Mortgage Loans	S-164
Stated Principal Balance	S-188
Strip Rate	S-187
Subordinate Certificates	S-185
Subordinate Companion Loans	S-105

Subordinate Loan	S-120
Substantial Taking	S-129
Substitution Shortfall Amount	S-145
S&P	S-233
Table Assumptions	S-215, S-224
The Retreat Apartments Loan	S-104
TI/LC Reserve	S-125
Transfer	S-130
Transfer Affidavit and Agreement	S-185
Trust Fund	S-185
Trustee	S-217
Trustee Fee	S-171, S-217
Underwriter	S-233
Underwritten Replacement Reserves	S-124
UPB	S-154
Voting Rights	S-216
WA	S-124
Wachovia	S-97, S-132, S-143
Wachovia Mortgage Loans	S-143
Wachovia Securities	S-233
Weatherly Apartments Loan	S-104
Weighted Average Net Mortgage Rate	S-188
Wells Fargo Bank	S-217
Whole Loan	S-105
Whole Loans	S-105
Workout Fee	S-172
Workout-Delayed Reimbursement Amount	S-207
Year Built	S-124
Yield Maintenance Charges	S-201
YM ( )	S-125

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

                          ANNEX A-1       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                 LOAN
MORTGAGE LOAN    GROUP
   NUMBER       NUMBER                PROPERTY NAME                                             ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      1            1     Prime Outlets Pool(1)                                     Various
    1.01                 Prime Outlets at San Marcos                               3939 Interstate Highway 35 South
    1.02                 Prime Outlets at Grove City                               1911 Leesburg-Grove City Road
    1.03                 Prime Outlets at Ellenton                                 5461 Factory Shops Boulevard
    1.04                 Prime Outlets at Jeffersonville                           8000 Factory Shops Boulevard
    1.05                 Prime Outlets at Pleasant Prairie                         11211 120th Avenue
    1.06                 Prime Outlets at Huntley                                  11800 Factory Shops Boulevard
    1.07                 Prime Outlets at Gulfport                                 10000 Factory Shops Boulevard
    1.08                 Prime Outlets at Naples                                   6060 Collier Boulevard
    1.09                 Prime Outlets at Lebanon                                  One Outlet Village Boulevard
    1.10                 Prime Outlets at Florida City                             250 East Palm Drive
      2            1     Marriott - Chicago, IL                                    540 North Michigan Avenue
      3            1     530 Fifth Avenue(2)                                       530 Fifth Avenue
      4            1     Independent Square                                        1 Independent Drive
      5            1     Central Parke Pool                                        Various
    5.01                 4600 Smith Road                                           4600 Smith Road
    5.02                 4643 Forest Avenue                                        4643 Forest Avenue
    5.03                 4600 Montgomery Road                                      4600 Montgomery Road
    5.04                 4650 Montgomery Road                                      4650 Montgomery Road
    5.05                 2100 Sherman Avenue                                       2100 Sherman Avenue
    5.06                 4700 Smith Road                                           4700 Smith Road
    5.07                 2300 Wall Street                                          2300 Wall Street
    5.08                 4650 Wesley Avenue                                        4650 Wesley Avenue
    5.09                 4850 Smith Road                                           4850 Smith Road
    5.10                 4600 Wesley Avenue                                        4600 Wesley Avenue
    5.11                 4623 Wesley Avenue                                        4623 Wesley Avenue
      6            1     Westfield Gateway                                         6100 "O" Street
      7            1     Hercules Plaza                                            1313 North Market Street
      8            1     Piedmont Center Buildings 9-12                            3565 Piedmont Road NE
      9            1     Cotswold Village Shops                                    104-334 South Sharon Amity Road
     10            1     Doubletree Hotel - Scottsdale, AZ                         5401 North Scottsdale Road
     11            1     Campbell Technology Park                                  635, 655, 675, 695 Campbell Parkway
     12            1     Phillips Place                                            6705-6907 Phillips Place Court
     13            1     Cedarbrook Plaza                                          1000 Easton Road
     14            1     Bethesda Gateway                                          7201 Wisconsin Avenue
     15            1     Paoli Shopping Center                                     Routes 30 & 252
     16            1     The Paramount Building                                    1501 Broadway
     17            1     Sherry Lane Place                                         5956 Sherry Lane
     18            1     Wilshire Roxbury Building                                 9701 Wilshire Boulevard
     19            1     Wyndham Hotel Greenspoint                                 12400 Greenspoint Drive
     20            1     Shoppes at North Village                                  5201 North Belt Highway
     21            2     Waterstone Apartments Lot 3                               1171 East Baywood Drive
     22            1     Quantum Buildings A/B                                     10125 & 10205 Federal Drive
     23            1     Hampton Inn - Las Vegas, NV                               4955-75 South Industrial Road
     24            1     Prime Outlets - St. Augustine, FL(3)                      500 Belz Outlet Boulevard
     25            1     Caribbean Corporate Center                                1310-1314, 1315, 1320-1324, & 1325-1327 Chesapeak
                                                                                   Terrace
     26            1     Carmenita Plaza                                           13171-13543 Telegraph Road
     27            2     Fountainhead                                              4400 Horizon Hill Boulevard
     28            2     Oaks of Eagle Creek                                       5483 Holly Springs Drive
     29            2     Waterstone Apartments Lot 2                               1171 East Baywood Drive
     30            2     Regents Center                                            12490 Quivira Street
     31            1     Metro Pointe 6                                            949 South Coast Drive
     32            1     Burlington Crossing(2)                                    1899 South Burlington Boulevard
     33            2     The Meadows Apartment Complex                             99 Ascension Drive
     34            1     808 South Olive Street and 801-807 South Hill Street      808 South Olive Street and 801-807 South Hill
                                                                                   Street
     35            1     Salem Consumer Square                                     5415-5597 Salem Avenue
     36            1     West Goshen Town Center(2)                                1115 West Chester Pike
     37            1     Cerritos College Square                                   10802-10930 Alondra Boulevard
     38            1     Skagit Valley Square                                      100-310 East College Way
     39            1     Marketplace at Westtown                                   1524 West Chester Pike
     40            1     Crowne Plaza - Worcester, MA                              10 Lincoln Square
     41            1     Citrus Tower Village                                      240 Citrus Tower Boulevard
     42            1     Summit Ridge Business Park                                6759, 6769, &6779 Mesa Ridge Road
     43            2     Allegro                                                   4115 Roosevelt Street
     44            2     Brodick Hill Apartments                                   7703 Lee Road
     45            2     Platte View Landing Apartments                            90 South Miller Street
     46            1     Puente Hills Business Center III                          17700 Castleton Street
     47            1     Joesler Village                                           1825 East River Road
     48            1     The Atrium Tower Office Building                          7680 Universal Boulevard
     49            2     The Lodge                                                 4900 Medical Drive
     50            1     Caprock Center                                            2625-2811 50th Street
     51            1     Puente Hills Business Center I                            17870/17890 Castleton Street
     52            1     EDS Building(4)                                           1075 West Entrance Drive
     53            1     Hilton Garden Inn - Colonial Heights, VA                  800 Southpark Boulevard
     54            2     The Enclave at Deep River Plantation Apartment Complex    4203 River Birch Loop
     55            2     The Arbors on Saratoga Apartments                         6225 Saratoga Boulevard
     56            1     Summit Medical Office                                     620 Summit Crossing Place
     57            1     BJ's - Homestead, FL                                      600 SE 8th Street
     58            2     Spring Lake Apartments                                    1287 Cedar Shoals Drive
     59            1     Holiday Inn - Louisville, KY                              2715 Fern Valley Road
     60            1     Fresh Market Shoppes Shopping Center                      890 William Hilton Parkway
     61            1     Metro Pointe 4                                            959 South Coast Drive
     62            1     Rosenstar Retail Center                                   1111 South Willow Street
     63            1     Seven for All Mankind(2)                                  4440 East 26th Street
     64            1     Cowboy Partners Center                                    6440 South Wasatch Boulevard
     65            1     Embassy Plaza                                             3900 West Ina Road
     66            2     Arbor Trace Apartments                                    624 Suhtai Court
     67            1     Trade Centre Office Building                              750 Trade Centre Way
     68            1     Walgreens Pool                                            Various
    68.01                Walgreens - Saint Louis, MO (Gravois Avenue)              11590 Gravois Avenue
    68.02                Walgreens - Florissant, MO                                500 Howdershell Road
    68.03                Walgreens - Saint Louis, MO (Telegraph Road)              6071 Telegraph Road
     69            1     Hampton Inn - Largo, MD                                   9421  Largo Drive West
     70            1     Hampton Inn Bowie                                         15202 Major Lansdale Boulevard
     71            2     Brookside West                                            420 Berckmans Road
     72            2     Greenspire Apartments                                     8380 Greenspire Drive
     73            1     Merchants Pointe                                          2811 Clark Road
     74            1     Hilton Garden Inn - Napa, CA                              3585 Solano Avenue
     75            2     200 Roy Street                                            200 Roy Street
     76            1     Quantum Building C(5)                                     10285 Federal Drive
     77            1     Plaza Del Oro                                             6442-6488 North Oracle Road
     78            1     Northside Johns Creek Medical                             3890 Johns Creek Parkway
     79            1     Westchase I and II                                        9700 Richmond, 3300 South Gessner Road
     80            2     Landera                                                   13400 Blanco Road
     81            2     Mountainside Village Apartments                           1187 South Beech Drive
     82            1     Holiday Inn - Charleston, WV                              699 Kanawha Boulevard
     83            1     Wal-Mart - Rancho Cordova, CA                             10655 Folsom Boulevard
     84            2     The Retreat Apartments                                    3475 Pleasantdale Road
     85            1     PGA National Office Center                                300 Avenue of the Champions
     86            1     Village Plaza Shopping Center                             25100-25320 75th Street
     87            2     Woods of Elm Creek                                        11707 Vance Jackson Road
     88            1     Homeplace of Burlington                                   118 Alamance Road
     89            2     Weatherly Apartments(2)                                   1700 Weatherly Drive
     90            2     Stonybrook Apartments                                     730 South Beach Boulevard
     91            1     Oak Haven Assisted Living                                 2333 Ashley River Road
     92            1     Puente Hills Business Center II                           17800 Castleton Street
     93            2     6700 Roosevelt                                            1016 NE 67th Street
     94            1     Hampton Inn - Norcross, GA                                440 Technology Parkway
     95            1     Kohl's - Saint Joseph, MO                                 5505 North Belt Highway
     96            1     Sunrise Plaza(2),(6)                                      901-939 W Avenue J
     97            2     Rao's City Views Apartment Building                       455 East 114th Street
     98            1     5100 Hickory Hill Road                                    5100 Hickory Hill Road
     99            1     Hampton Inn - Fairhaven, MA                               1 Hampton Way
     100           1     Esquire Building                                          6710 Clayton Road
     101           1     Dolphin Square                                            205-229 Gulf Breeze Parkway
     102           1     Hampton Inn - Franklin, MA                                735 Union Street
     103           1     415 Executive Center                                      415 Washington Street
     104           2     Greenbriar Commons                                        3000 Stone Hogan Connector SW
     105           1     North Madison Corners                                     7950 US Highway 72 West
     106           1     Rosser International Building                             512-524 West Peachtree Street
     107           2     Capital Garage Apartments                                 1301 West Broad Street
     108           1     Lowe's - Enterprise, AL                                   1301 Boll Weevil Circle
     109           2     Springwood Apartments                                     172 Allen Street
     110           1     Monmouth Mobile Home Park                                 4017 Route 1
     111           1     Business Center I                                         950 South Coast Drive
     112           1     Business Center II                                        940 South Coast Drive
     113           1     Sam Hughes Place                                          446 North Campbell Avenue
     114           1     The Shops at Stonehenge                                   2013-2077 Wal-Mart Way
     115           1     Hampton Inn - Carrollton, GA                              102 South Cottage Hill Road
     116           1     Sterling Plaza II                                         22405 Enterprise Street
     117           1     Conn's - Goodwill Shopping Center                         2514 SW Military Drive
     118           1     Walgreens - Decatur, IL                                   625 W. Pershing Road
     119           1     CVS - Okeechobee, FL                                      106 North Parrott Avenue
     120           2     Cedar Creek Apartments                                    1300-1306, 1412 East Street; 309,315,329 Paul J.
                                                                                   Manafort Drive
     121           1     Federal Express - Rockford, IL                            3901 Dawes Road
     122           2     Lido Estates MHC(7)                                       2545 East Avenue I
     123           1     Carle Foundation Office Building                          206 West Anthony Drive
     124           1     CVS - Cape Coral, FL                                      1611 NE Pine Island Road
     125           1     Chadwick West Shopping Center                             637 Spartanburg Highway
     126           1     Walgreens - Twin Oaks, MO                                 1391 Big Bend Road
     127           1     Bi-Lo Plaza                                               155 Carolina Square
     128           2     Willowood Estates Manufactured Housing Community          2201 East MacArthur Road
     129           1     Amity Commons Shopping Center                             687-713 North Broadway
     130           1     Academy Sports - Macon, GA                                1689 Eisenhower Parkway
     131           1     Rite Aid - Toledo, OH                                     1605 Broadway
     132           1     La-Z Boy - Glendale, AZ                                   6976 West Bell Road
     133           1     Fairfield Inn & Suites - Charleston, SC                   2600 Elm Center Road
     134           2     Stonewood Apartment Homes                                 4524 Newby Drive
     135           1     Eckerd - Lawrenceville, GA                                1900 Duluth Highway
     136           1     Ballantyne Shopping Center                                13855 Conlan Circle
     137           1     Hannaford - Topsham, ME                                   41 Lewiston Road, Route 196
     138           1     Office Depot Plaza                                        5450-5468 US Highway 80
     139           2     Catawba Place Apartments                                  1920 2nd Avenue Drive NE
     140           2     Winchester Apartments                                     11737 Greenwood Avenue NE
     141           1     CVS - Madison, MS                                         110 Colony Crossing Way
     142           2     Eastside/Waterside Apartments                             1960 16th Street, N.E.; 1930 20th Ave Dr., N.E.
     143           1     Flamingo Plaza                                            4713 & 4725 South Flamingo Road
     144           1     CVS - Richland Hills, TX                                  7200 Grapevine Highway
     145           1     Rite Aid - Defiance, OH                                   618 North Clinton Street
     146           1     Rite Aid - Wauseon, OH                                    1496 North Shoop Avenue
     147           1     Rite Aid - Enterprise, AL                                 903 Rucker Boulevard
     148           1     CVS - Alpharetta, GA                                      184 North Main Street
     149           1     Staples - Crossville, TN                                  2547 North Main Street
     150           1     David's Bridal - Lenexa, KS                               9310-9320 Marshall Drive
     151           1     Rite Aid - Saco, ME                                       461 Main Street
     152           1     Swann/Henderson Retail Center                             3601 Henderson Boulevard

                                                         CROSS COLLATERALIZED
MORTGAGE LOAN                                                  AND CROSS              LOAN         MORTGAGE         GENERAL
   NUMBER              CITY        STATE     ZIP CODE     DEFAULTED LOAN FLAG        PURPOSE      LOAN SELLER    PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

      1         Various            Various   Various                                 Refinance      Wachovia          Retail
    1.01        San Marcos           TX       78666                                                                   Retail
    1.02        Grove City           PA       16127                                                                   Retail
    1.03        Ellenton             FL       34222                                                                   Retail
    1.04        Jeffersonville       OH       43128                                                                   Retail
    1.05        Pleasant Prairie     WI       53158                                                                   Retail
    1.06        Huntley              IL       60142                                                                   Retail
    1.07        Gulfport             MS       39503                                                                   Retail
    1.08        Naples               FL       34114                                                                   Retail
    1.09        Lebanon              TN       37090                                                                   Retail
    1.10        Homestead            FL       33034                                                                   Retail
      2         Chicago              IL       60611                                 Acquisition     Wachovia       Hospitality
      3         New York             NY       10036                                  Refinance      Wachovia          Office
      4         Jacksonville         FL       32202                                  Refinance      Wachovia          Office
      5         Cincinnati           OH       45212                                 Acquisition     Wachovia         Various
    5.01        Cincinnati           OH       45212                                                                   Retail
    5.02        Cincinnati           OH       45212                                                                   Office
    5.03        Cincinnati           OH       45212                                                                   Office
    5.04        Cincinnati           OH       45212                                                                   Office
    5.05        Cincinnati           OH       45212                                                                   Office
    5.06        Cincinnati           OH       45212                                                                   Office
    5.07        Cincinnati           OH       45212                                                                   Office
    5.08        Cincinnati           OH       45212                                                                   Office
    5.09        Cincinnati           OH       45212                                                                   Office
    5.10        Cincinnati           OH       45212                                                                   Office
    5.11        Cincinnati           OH       45212                                                                   Office
      6         Lincoln              NE       68505                                  Refinance      Wachovia          Retail
      7         Wilmington           DE       19801                                  Refinance      Wachovia          Office
      8         Atlanta              GA       30305                                 Acquisition     Wachovia          Office
      9         Charlotte            NC       28211                                  Refinance      Wachovia          Retail
     10         Scottsdale           AZ       85250                                 Acquisition     Wachovia       Hospitality
     11         Campbell             CA       95008                                 Acquisition     Wachovia          Office
     12         Charlotte            NC       28210                                  Refinance      Wachovia          Retail
     13         Wyncote              PA       19095                                  Refinance      Wachovia          Retail
     14         Bethesda             MD       20814                                 Acquisition     Wachovia          Office
     15         Paoli                PA       19301                                  Refinance      Wachovia          Retail
     16         New York             NY       10036                                  Refinance      Wachovia        Mixed Use
     17         Dallas               TX       75225                                 Acquisition     Wachovia          Office
     18         Beverly Hills        CA       90210                                 Acquisition     Wachovia          Office
     19         Houston              TX       77060                                  Refinance      Wachovia       Hospitality
     20         Saint Joseph         MO       64506                                 Acquisition     Wachovia          Retail
     21         Corona               CA       92881                                 Acquisition     Wachovia       Multifamily
     22         Colorado Springs     CO       80908                                 Acquisition     Wachovia          Office
     23         Las Vegas            NV       89118                                  Refinance      Wachovia       Hospitality
     24         Saint Augustine      FL       32084                                  Refinance      Wachovia          Retail
     25         Sunnyvale            CA       94089                                 Acquisition     Wachovia          Office
     26         Santa Fe Springs     CA       90670                                  Refinance      Wachovia          Retail
     27         San Antonio          TX       78229                                 Acquisition     Wachovia       Multifamily
     28         Indianapolis         IN       46254                                 Acquisition     Wachovia       Multifamily
     29         Corona               CA       92881                                 Acquisition     Wachovia       Multifamily
     30         Overland Park        KS       66210                                 Acquisition     Wachovia       Multifamily
     31         Costa Mesa           CA       92626                                  Refinance      Wachovia          Office
     32         Burlington           WA       98233                                 Acquisition     Wachovia          Retail
     33         Asheville            NC       28806                                 Acquisition     Wachovia       Multifamily
     34         Los Angeles          CA       90014                                 Acquisition     Wachovia     Special Purpose
     35         Dayton               OH       45426                                 Acquisition     Wachovia          Retail
     36         West Chester         PA       19382                                  Refinance      Wachovia          Retail
     37         Cerritos             CA       90703                                  Refinance      Wachovia          Retail
     38         Mount Vernon         WA       98273                                 Acquisition     Wachovia          Retail
     39         Westtown Township    PA       19382                                  Refinance      Wachovia          Retail
     40         Worcester            MA       01608                                  Refinance      Wachovia       Hospitality
     41         Clermont             FL       34711                                  Refinance      Wachovia          Retail
     42         San Diego            CA       92121                                 Acquisition     Wachovia        Industrial
     43         Seattle              WA       98105                                  Refinance      Wachovia       Multifamily
     44         Lithia Springs       GA       30122                                 Acquisition     Wachovia       Multifamily
     45         Brighton             CO       80601                                 Acquisition     Wachovia       Multifamily
     46         City of Industry     CA       91784                                  Refinance      Wachovia          Office
     47         Tucson               AZ       85718                                  Refinance      Wachovia          Retail
     48         Orlando              FL       32819                                 Acquisition     Wachovia          Office
     49         San Antonio          TX       78229                                 Acquisition     Wachovia       Multifamily
     50         Lubbock              TX       79413                                 Acquisition     Wachovia          Retail
     51         City of Industry     CA       91784                                  Refinance      Wachovia          Office
     52         Auburn Hills         MI       48326                                  Refinance    CWCapital LLC       Office
     53         Colonial Heights     VA       23834                                  Refinance      Wachovia       Hospitality
     54         Greensboro           NC       27409                                 Acquisition     Wachovia       Multifamily
     55         Corpus Christi       TX       78414                                 Acquisition     Wachovia       Multifamily
     56         Gastonia             NC       28054                                  Refinance      Wachovia          Office
     57         Homestead            FL       33030                                 Acquisition     Wachovia          Retail
     58         Athens               GA       30605                                 Acquisition     Wachovia       Multifamily
     59         Louisville           KY       40213                                  Refinance      Wachovia       Hospitality
     60         Hilton Head Island   SC       29928                                 Acquisition     Wachovia          Retail
     61         Costa Mesa           CA       92626                                  Refinance      Wachovia          Office
     62         Manchester           NH       03103                                 Acquisition     Wachovia          Retail
     63         Vernon               CA       90023                                  Refinance      Wachovia        Industrial
     64         Salt Lake City       UT       84121                                  Refinance      Wachovia          Office
     65         Tucson               AZ       85741                                  Refinance      Wachovia          Retail
     66         Virginia Beach       VA       23451                                 Acquisition     Wachovia       Multifamily
     67         Portage              MI       49002                                  Refinance      Wachovia          Office
     68         Various              MO      Various          Cole Portfolio        Acquisition     Wachovia          Retail
    68.01       Saint Louis          MO       63126                                                                   Retail
    68.02       Florissant           MO       63031                                                                   Retail
    68.03       Saint Louis          MO       63129                                                                   Retail
     69         Largo                MD       20774                                  Refinance      Wachovia       Hospitality
     70         Bowie                MD       20716                                  Refinance    CWCapital LLC    Hospitality
     71         Augusta              GA       30909                                  Refinance      Wachovia       Multifamily
     72         Portage              MI       49024                                  Refinance      Wachovia       Multifamily
     73         Sarasota             FL       34231                                  Refinance      Wachovia          Retail
     74         Napa                 CA       94558                                  Refinance      Wachovia       Hospitality
     75         Seattle              WA       98109                                  Refinance      Wachovia       Multifamily
     76         Colorado Springs     CO       80908                                 Acquisition     Wachovia        Industrial
     77         Tucson               AZ       85704                                  Refinance      Wachovia          Retail
     78         Suwanne              GA       30024     Atlanta Office Portfolio     Refinance      Wachovia          Office
     79         Houston              TX       77042                                 Acquisition   CWCapital LLC       Office
     80         San Antonio          TX       78216                                 Acquisition     Wachovia       Multifamily
     81         Lakewood             CO       80228                                 Acquisition     Wachovia       Multifamily
     82         Charleston           WV       25301                                  Refinance      Wachovia       Hospitality
     83         Rancho Cordova       CA       95670                                 Acquisition     Wachovia           Land
     84         Doraville            GA       30340                                 Acquisition     Wachovia       Multifamily
     85         Palm Beach Gardens   FL       33418                                  Refinance      Wachovia          Office
     86         Salem                WI       53168                                  Refinance      Wachovia          Retail
     87         San Antonio          TX       78230                                 Acquisition     Wachovia       Multifamily
     88         Burlington           NC       27215                                  Refinance      Wachovia        Healthcare
     89         Stone Mountain       GA       30083                                 Acquisition     Wachovia       Multifamily
     90         Anaheim              CA       92804                                  Refinance      Wachovia       Multifamily
     91         Charleston           SC       29414                                 Acquisition     Wachovia        Healthcare
     92         City of Industry     CA       91784                                  Refinance      Wachovia          Office
     93         Seattle              WA       98115                                  Refinance      Wachovia       Multifamily
     94         Norcross             GA       30092                                  Refinance      Wachovia       Hospitality
     95         Saint Joseph         MO       64506                                 Acquisition     Wachovia          Retail
     96         Lancaster            CA       93534                                 Acquisition   CWCapital LLC       Retail
     97         New York             NY       10029                                  Refinance      Wachovia       Multifamily
     98         Memphis              TN       38141                                 Acquisition     Wachovia        Industrial
     99         Fairhaven            MA       02719                                 Acquisition     Wachovia       Hospitality
     100        Richmond Heights     MO       63117                                 Acquisition   CWCapital LLC     Mixed Use
     101        Gulf Breeze          FL       32561                                 Acquisition     Wachovia          Retail
     102        Franklin             MA       02038                                 Acquisition     Wachovia       Hospitality
     103        Waukegan             IL       60085                                  Refinance      Wachovia          Office
     104        Atlanta              GA       30331                                  Refinance    CWCapital LLC    Multifamily
     105        Madison              AL       35758                                  Refinance      Wachovia          Retail
     106        Atlanta              GA       30308     Atlanta Office Portfolio     Refinance      Wachovia          Office
     107        Richmond             VA       23220                                 Acquisition     Wachovia       Multifamily
     108        Enterprise           AL       36330                                 Acquisition     Wachovia          Retail
     109        New Britain          CT       06053                                 Acquisition     Wachovia       Multifamily
     110        Monmouth Junction    NJ       08852                                  Refinance      Wachovia     Mobile Home Park
     111        Costa Mesa           CA       92626                                  Refinance      Wachovia          Office
     112        Costa Mesa           CA       92626                                  Refinance      Wachovia          Office
     113        Tucson               AZ       85716                                  Refinance      Wachovia          Retail
     114        Midlothian           VA       23113                                  Refinance      Wachovia          Retail
     115        Carrollton           GA       30117                                  Refinance      Wachovia       Hospitality
     116        Sterling             VA       20164                                  Refinance    CWCapital LLC       Retail
     117        San Antonio          TX       78224                                 Acquisition   CWCapital LLC       Retail
     118        Decatur              IL       62526                                 Acquisition     Wachovia          Retail
     119        Okeechobee           FL       34972                                 Acquisition     Wachovia          Retail
     120        New Britain          CT       06053                                 Acquisition     Wachovia       Multifamily
     121        Rockford             IL       61102                                 Acquisition     Wachovia        Industrial
     122        Lancaster            CA       93535                                 Acquisition   CWCapital LLC  Mobile Home Park
     123        Champaign            IL       61822                                 Acquisition     Wachovia          Office
     124        Cape Coral           FL       33909                                 Acquisition     Wachovia          Retail
     125        Hendersonville       NC       28792                                 Acquisition     Wachovia          Retail
     126        Twin Oaks            MO       63021                                 Acquisition     Wachovia          Retail
     127        Edgefield            SC       29824                                 Acquisition     Wachovia          Retail
     128        Wichita              KS       67216                                 Acquisition   CWCapital LLC  Mobile Home Park
     129        Amityville           NY       11701                                  Refinance      Wachovia          Retail
     130        Macon                GA       31206                                 Acquisition     Wachovia          Retail
     131        Toledo               OH       43609                                 Acquisition     Wachovia          Retail
     132        Glendale             AZ       85308           Cole Portfolio        Acquisition     Wachovia          Retail
     133        North Charleston     SC       29406                                  Refinance      Wachovia       Hospitality
     134        Durham               NC       27704                                 Acquisition     Wachovia       Multifamily
     135        Lawrenceville        GA       30043                                  Refinance      Wachovia          Retail
     136        Charlotte            NC       28277                                  Refinance    CWCapital LLC       Retail
     137        Topsham              ME       04086                                  Refinance      Wachovia           Land
     138        Pearl                MS       39208                                 Acquisition     Wachovia          Retail
     139        Hickory              NC       28601                                  Refinance      Wachovia       Multifamily
     140        Seattle              WA       98133                                  Refinance      Wachovia       Multifamily
     141        Madison              MS       39110                                 Acquisition     Wachovia          Retail
     142        Hickory              NC       28601                                  Refinance      Wachovia       Multifamily
     143        Cooper City          FL       33330                                  Refinance      Wachovia          Retail
     144        Richland Hills       TX       76118                                 Acquisition     Wachovia          Retail
     145        Defiance             OH       43512           Cole Portfolio        Acquisition     Wachovia          Retail
     146        Wauseon              OH       43567                                 Acquisition     Wachovia          Retail
     147        Enterprise           AL       36330                                 Acquisition     Wachovia          Retail
     148        Alpharetta           GA       30004                                 Acquisition     Wachovia          Retail
     149        Crossville           TN       38555                                 Acquisition     Wachovia          Retail
     150        Lenexa               KS       66215                                 Acquisition     Wachovia          Retail
     151        Saco                 ME       04072                                 Acquisition     Wachovia          Retail
     152        Tampa                FL       33609                                  Refinance      Wachovia          Retail

                                                                                 % OF
                                                                               AGGREGATE
                                                                                  CUT-     % OF AGGREGATE     % OF AGGREGATE
MORTGAGE LOAN     SPECIFIC PROPERTY       ORIGINAL LOAN    CUT-OFF DATE LOAN    OFF DATE      CUT-OFF DATE     CUT-OFF DATE
   NUMBER                TYPE              BALANCE ($)        BALANCE ($)       BALANCE     GROUP 1 BALANCE   GROUP 2 BALANCE
-------------------------------------------------------------------------------------------------------------------------------

      1                 Outlet            315,340,000.00     315,340,000.00      11.02%         12.75%
    1.01                Outlet             76,750,000.00
    1.02                Outlet             60,620,000.00
    1.03                Outlet             56,050,000.00
    1.04                Outlet             37,550,000.00
    1.05                Outlet             32,250,000.00
    1.06                Outlet             16,000,000.00
    1.07                Outlet             13,500,000.00
    1.08                Outlet             8,600,000.00
    1.09                Outlet             8,300,000.00
    1.10                Outlet             5,720,000.00
      2              Full Service         195,000,000.00     195,000,000.00       6.81%         7.88%
      3                  CBD              175,000,000.00     175,000,000.00       6.11%         7.07%
      4                  CBD               85,000,000.00     85,000,000.00        2.97%         3.44%
      5                Various             83,500,000.00     83,500,000.00        2.92%         3.37%
    5.01              Unanchored
    5.02               Suburban
    5.03               Suburban
    5.04               Suburban
    5.05               Suburban
    5.06                 Flex
    5.07                 Flex
    5.08                 Flex
    5.09               Suburban
    5.10                 Flex
    5.11                 Flex
      6                Anchored            83,000,000.00     83,000,000.00        2.90%         3.35%
      7                  CBD               78,000,000.00     77,892,043.17        2.72%         3.15%
      8                  CBD               65,000,000.00     65,000,000.00        2.27%         2.63%
      9                Anchored            51,000,000.00     51,000,000.00        1.78%         2.06%
     10              Full Service          48,000,000.00     48,000,000.00        1.68%         1.94%
     11                Suburban            46,000,000.00     46,000,000.00        1.61%         1.86%
     12                Anchored            44,500,000.00     44,500,000.00        1.55%         1.80%
     13                Anchored            44,300,000.00     44,300,000.00        1.55%         1.79%
     14                  CBD               44,000,000.00     44,000,000.00        1.54%         1.78%
     15                Anchored            40,000,000.00     40,000,000.00        1.40%         1.62%
     16             Office/Retail          39,500,000.00     39,500,000.00        1.38%         1.60%
     17                  CBD               39,000,000.00     39,000,000.00        1.36%         1.58%
     18                Suburban            35,789,000.00     35,789,000.00        1.25%         1.45%
     19              Full Service          34,000,000.00     34,000,000.00        1.19%         1.37%
     20                Anchored            30,856,000.00     30,856,000.00        1.08%         1.25%
     21              Conventional          28,400,000.00     28,400,000.00        0.99%                             7.32%
     22                Suburban            28,250,000.00     28,250,000.00        0.99%         1.14%
     23              Full Service          28,000,000.00     28,000,000.00        0.98%         1.13%
     24                 Outlet             27,250,000.00     27,250,000.00        0.95%         1.10%
     25                Suburban            26,500,000.00     26,500,000.00        0.93%         1.07%
     26                Anchored            26,500,000.00     26,500,000.00        0.93%         1.07%
     27              Conventional          26,400,000.00     26,400,000.00        0.92%                             6.80%
     28              Conventional          26,000,000.00     26,000,000.00        0.91%                             6.70%
     29              Conventional          24,600,000.00     24,600,000.00        0.86%                             6.34%
     30              Conventional          24,050,000.00     24,050,000.00        0.84%                             6.19%
     31                Suburban            23,868,000.00     23,868,000.00        0.83%         0.96%
     32                Anchored            22,000,000.00     22,000,000.00        0.77%         0.89%
     33              Conventional          21,300,000.00     21,300,000.00        0.74%                             5.49%
     34         Parking Garage/Retail      21,200,000.00     21,200,000.00        0.74%         0.86%
     35                Anchored            20,800,000.00     20,800,000.00        0.73%         0.84%
     36                Anchored            20,250,000.00     20,250,000.00        0.71%         0.82%
     37                Anchored            19,600,000.00     19,600,000.00        0.68%         0.79%
     38                Anchored            18,500,000.00     18,500,000.00        0.65%         0.75%
     39                Anchored            18,160,000.00     18,160,000.00        0.63%         0.73%
     40              Full Service          17,380,000.00     17,301,880.86        0.60%         0.70%
     41                Anchored            17,297,000.00     17,297,000.00        0.60%         0.70%
     42                  Flex              16,900,000.00     16,900,000.00        0.59%         0.68%
     43              Conventional          16,250,000.00     16,217,053.39        0.57%                             4.18%
     44              Conventional          15,717,000.00     15,717,000.00        0.55%                             4.05%
     45              Conventional          15,700,000.00     15,700,000.00        0.55%                             4.04%
     46                Suburban            15,600,000.00     15,600,000.00        0.54%         0.63%
     47               Unanchored           15,575,000.00     15,575,000.00        0.54%         0.63%
     48                Suburban            15,500,000.00     15,484,212.11        0.54%         0.63%
     49              Conventional          14,780,000.00     14,780,000.00        0.52%                             3.81%
     51                Suburban            14,200,000.00     14,200,000.00        0.50%         0.57%
     52                Suburban            15,000,000.00     14,062,394.18        0.49%         0.57%
     52                Suburban            15,000,000.00     14,062,394.18        0.49%         0.57%
     53            Limited Service         14,000,000.00     14,000,000.00        0.49%         0.57%
     54              Conventional          13,725,000.00     13,725,000.00        0.48%                             3.54%
     55              Conventional          13,600,000.00     13,600,000.00        0.48%                             3.50%
     56                Medical             13,100,000.00     13,080,685.71        0.46%         0.53%
     57                Anchored            12,362,000.00     12,362,000.00        0.43%         0.50%
     58              Conventional          12,300,000.00     12,300,000.00        0.43%                             3.17%
     59              Full Service          12,350,000.00     12,297,657.73        0.43%         0.50%
     60                Anchored            11,870,000.00     11,870,000.00        0.41%         0.48%
     61                Suburban            11,732,000.00     11,732,000.00        0.41%         0.47%
     62                Anchored            11,700,000.00     11,700,000.00        0.41%         0.47%
     63        Warehouse/Manufacturing     11,500,000.00     11,500,000.00        0.40%         0.46%
     64                  CBD               11,200,000.00     11,200,000.00        0.39%         0.45%
     65                Anchored            11,100,000.00     11,100,000.00        0.39%         0.45%
     66              Conventional          11,062,500.00     11,062,500.00        0.39%                             2.85%
     67                Suburban            11,000,000.00     11,000,000.00        0.38%         0.44%
     68                Anchored            10,660,000.00     10,660,000.00        0.37%         0.43%
    68.01              Anchored            3,999,000.00
    68.02              Anchored            3,372,000.00
    68.03              Anchored            3,289,000.00
     69            Limited Service         10,500,000.00     10,485,240.54        0.37%         0.42%
     70            Limited Service         10,500,000.00     10,450,352.15        0.37%         0.42%
     71              Conventional          10,300,000.00     10,280,955.16        0.36%                             2.65%
     72              Conventional          10,200,000.00     10,200,000.00        0.36%                             2.63%
     73                Anchored            10,000,000.00      9,980,332.22        0.35%         0.40%
     74            Limited Service         9,920,000.00       9,910,218.66        0.35%         0.40%
     75              Conventional          9,800,000.00       9,780,130.66        0.34%                             2.52%
     76                  Flex              9,725,000.00       9,691,468.64        0.34%         0.39%
     77                Anchored            9,200,000.00       9,200,000.00        0.32%         0.37%
     78                Medical             9,000,000.00       9,000,000.00        0.31%         0.36%
     79                Suburban            8,950,000.00       8,950,000.00        0.31%         0.36%
     80              Conventional          8,300,000.00       8,300,000.00        0.29%                             2.14%
     81              Conventional          8,000,000.00       8,000,000.00        0.28%                             2.06%
     82              Full Service          8,000,000.00       7,966,664.40        0.28%         0.32%
     83                 Retail             7,641,000.00       7,641,000.00        0.27%         0.31%
     84              Conventional          7,560,000.00       7,560,000.00        0.26%                             1.95%
     85                Suburban            7,500,000.00       7,492,331.54        0.26%         0.30%
     86                Anchored            7,200,000.00       7,200,000.00        0.25%         0.29%
     87              Conventional          7,020,000.00       7,020,000.00        0.25%                             1.81%
     88            Assisted Living         7,000,000.00       7,000,000.00        0.24%         0.28%
     89              Conventional          6,700,000.00       6,700,000.00        0.23%                             1.73%
     90              Conventional          6,400,000.00       6,400,000.00        0.22%                             1.65%
     91            Assisted Living         6,300,000.00       6,300,000.00        0.22%         0.25%
     92                Suburban            6,300,000.00       6,300,000.00        0.22%         0.25%
     93              Conventional          6,300,000.00       6,287,226.85        0.22%                             1.62%
     94            Limited Service         6,250,000.00       6,206,362.29        0.22%         0.25%
     95                Anchored            6,195,000.00       6,195,000.00        0.22%         0.25%
     96               Unanchored           6,150,000.00       6,150,000.00        0.21%         0.25%
     97              Conventional          6,100,000.00       6,100,000.00        0.21%                             1.57%
     98               Warehouse            6,100,000.00       6,093,869.11        0.21%         0.25%
     99            Limited Service         5,955,285.00       5,955,285.00        0.21%         0.24%
     100            Office/Retail          5,840,000.00       5,840,000.00        0.20%         0.24%
     101               Anchored            5,550,000.00       5,550,000.00        0.19%         0.22%
     102           Limited Service         5,249,516.00       5,249,516.00        0.18%         0.21%
     103               Suburban            5,200,000.00       5,194,723.57        0.18%         0.21%
     104             Conventional          5,100,000.00       5,090,343.42        0.18%                             1.31%
     105               Anchored            5,000,000.00       4,994,588.71        0.17%         0.20%
     106                 CBD               5,000,000.00       4,988,775.21        0.17%         0.20%
     107           Student Housing         4,865,000.00       4,865,000.00        0.17%                             1.25%
     108               Anchored            4,859,000.00       4,859,000.00        0.17%         0.20%
     109             Conventional          4,720,000.00       4,720,000.00        0.16%                             1.22%
     110           Mobile Home Park        4,600,000.00       4,586,389.73        0.16%         0.19%
     111               Suburban            4,500,000.00       4,500,000.00        0.16%         0.18%
     112               Suburban            4,500,000.00       4,500,000.00        0.16%         0.18%
     113              Unanchored           4,500,000.00       4,500,000.00        0.16%         0.18%
     114           Shadow Anchored         4,500,000.00       4,500,000.00        0.16%         0.18%
     115           Limited Service         4,500,000.00       4,468,580.85        0.16%         0.18%
     116           Shadow Anchored         4,300,000.00       4,295,398.68        0.15%         0.17%
     117              Unanchored           4,250,000.00       4,250,000.00        0.15%         0.17%
     118               Anchored            4,251,000.00       4,246,355.79        0.15%         0.17%
     119               Anchored            4,076,000.00       4,076,000.00        0.14%         0.16%
     120           Student Housing         4,075,000.00       4,075,000.00        0.14%                             1.05%
     121             Distribution          3,998,000.00       3,998,000.00        0.14%         0.16%
     122           Mobile Home Park        3,900,000.00       3,900,000.00        0.14%                             1.00%
     123               Medical             3,840,000.00       3,840,000.00        0.13%         0.16%
     124               Anchored            3,812,000.00       3,812,000.00        0.13%         0.15%
     125               Anchored            3,750,000.00       3,750,000.00        0.13%         0.15%
     126               Anchored            3,742,000.00       3,742,000.00        0.13%         0.15%
     127               Anchored            3,685,000.00       3,681,401.18        0.13%         0.15%
     128           Mobile Home Park        3,660,000.00       3,649,514.19        0.13%                             0.94%
     129              Unanchored           3,600,000.00       3,600,000.00        0.13%         0.15%
     130               Anchored            3,478,000.00       3,478,000.00        0.12%         0.14%
     131              Unanchored           3,487,500.00       3,471,056.07        0.12%         0.14%
     132              Unanchored           3,415,000.00       3,415,000.00        0.12%         0.14%
     133           Limited Service         3,200,000.00       3,193,356.74        0.11%         0.13%
     134             Conventional          3,120,000.00       3,120,000.00        0.11%                             0.80%
     135              Unanchored           3,112,000.00       3,093,624.02        0.11%         0.13%
     136           Shadow Anchored         3,100,000.00       3,090,087.48        0.11%         0.12%
     137                Retail             3,000,000.00       2,994,138.21        0.10%         0.12%
     138               Anchored            2,990,000.00       2,990,000.00        0.10%         0.12%
     139             Conventional          2,920,000.00       2,917,042.73        0.10%                             0.75%
     140             Conventional          2,900,000.00       2,894,120.30        0.10%                             0.75%
     141               Anchored            2,809,000.00       2,809,000.00        0.10%         0.11%
     142             Conventional          2,520,000.00       2,517,447.83        0.09%                             0.65%
     143           Shadow Anchored         2,400,000.00       2,395,207.25        0.08%         0.10%
     144               Anchored            2,379,000.00       2,379,000.00        0.08%         0.10%
     145              Unanchored           2,321,000.00       2,321,000.00        0.08%         0.09%
     146              Unanchored           2,142,000.00       2,142,000.00        0.07%         0.09%
     147              Unanchored           2,043,000.00       2,043,000.00        0.07%         0.08%
     148               Anchored            2,015,000.00       2,015,000.00        0.07%         0.08%
     149               Anchored            1,885,000.00       1,885,000.00        0.07%         0.08%
     150               Anchored            1,799,000.00       1,799,000.00        0.06%         0.07%
     151              Unanchored           1,375,000.00       1,375,000.00        0.05%         0.06%
     152              Unanchored            925,000.00         916,895.46         0.03%         0.04%

                                                                                                      INTEREST
                                                                                                       ACCURAL
                                          MATURITY                        LOAN           INTEREST      METHOD      ORIGINAL TERM
MORTGAGE LOAN   ORIGINATION   FIRST PAY   DATE OR                    ADMINISTRATIVE      ACCRUAL       DURING      TO MATURITY OR
   NUMBER          DATE         DATE        ARD      MORTGAGE RATE     COST RATE          METHOD         IO          ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

      1          01/09/06     02/11/06    01/11/16      5.5100%       0.02070%         Actual/360     Actual/360        120
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
      2          04/07/06     05/11/06    04/11/16    5.87692308%     0.02070%         Actual/360     Actual/360        120
      3          05/09/06     06/11/06    05/11/16    5.62857143%     0.02070%         Actual/360     Actual/360        120
      4          03/21/06     05/11/06    04/11/16      5.9300%       0.02070%         Actual/360     Actual/360        120
      5          05/04/06     06/11/06    05/11/16      5.8300%       0.02070%         Actual/360     Actual/360        120
    5.01
    5.02
    5.03
    5.04
    5.05
    5.06
    5.07
    5.08
    5.09
    5.10
    5.11
      6          05/10/06     06/11/06    05/11/16      5.8800%       0.02070%         Actual/360     Actual/360        120
      7          03/31/06     05/11/06    04/11/16      6.2700%       0.02070%         Actual/360                       120
      8          03/16/06     05/11/06    04/11/16      5.8500%       0.02070%         Actual/360     Actual/360        120
      9          05/02/06     06/11/06    05/11/16      5.8300%       0.02070%         Actual/360     Actual/360        120
     10          10/05/05     11/11/05    10/11/15      5.5100%       0.02070%         Actual/360     Actual/360        120
     11          04/20/06     06/11/06    05/11/16      5.6400%       0.02070%         Actual/360     Actual/360        120
     12          03/23/06     05/11/06    04/11/16      5.7800%       0.02070%         Actual/360     Actual/360        120
     13          04/04/06     05/11/06    04/11/16      6.0400%       0.02070%         Actual/360     Actual/360        120
     14          02/28/06     04/11/06    03/11/16      6.0600%       0.03570%         Actual/360     Actual/360        120
     15          04/04/06     05/11/06    04/11/16      6.0100%       0.02070%         Actual/360     Actual/360        120
     16          04/10/06     05/11/06    04/11/16      5.4400%       0.02070%         Actual/360     Actual/360        120
     17          04/07/06     05/11/06    04/11/16      5.9300%       0.02070%         Actual/360     Actual/360        120
     18          04/17/06     06/11/06    05/11/11      6.3700%       0.02070%         Actual/360     Actual/360         60
     19          02/24/06     04/11/06    03/11/16      5.6600%       0.02070%         Actual/360     Actual/360        120
     20          11/04/05     12/11/05    11/11/15      5.1500%       0.02070%         Actual/360     Actual/360        120
     21          03/30/06     05/11/06    04/11/11      6.5700%       0.05070%         Actual/360     Actual/360         60
     22          02/06/06     03/11/06    02/11/16      5.4600%       0.02070%         Actual/360     Actual/360        120
     23          07/29/05     09/11/05    08/11/15      5.9800%       0.02070%         Actual/360     Actual/360        120
     24          03/31/06     05/11/06    04/11/16      6.0900%       0.02070%         Actual/360     Actual/360        120
     25          06/28/05     08/06/05    07/06/10      5.9150%       0.02070%         Actual/360     Actual/360         60
     26          02/07/06     03/11/06    02/11/16      5.6900%       0.02070%         Actual/360     Actual/360        120
     27          05/05/06     06/11/06    05/11/16      5.9400%       0.02070%         Actual/360     Actual/360        120
     28          04/07/06     05/11/06    04/11/16      5.7700%       0.02070%         Actual/360     Actual/360        120
     29          03/30/06     05/11/06    04/11/11      6.5700%       0.05070%         Actual/360     Actual/360         60
     30          03/30/06     05/11/06    04/11/16      5.4200%       0.02070%         Actual/360     Actual/360        120
     31          04/13/06     06/11/06    05/11/16      5.4900%       0.02070%           30/360                         120
     32          04/18/06     06/11/06    05/11/16      5.5300%       0.05070%         Actual/360     Actual/360        120
     33          03/15/06     05/11/06    04/11/16      5.7000%       0.02070%         Actual/360     Actual/360        120
     34          03/28/06     05/11/06    04/11/12      6.2100%       0.02070%         Actual/360     Actual/360         72
     35          04/26/06     06/11/06    05/11/16      5.8300%       0.02070%         Actual/360     Actual/360        120
     36          03/17/06     05/11/06    04/11/16      5.8100%       0.02070%         Actual/360     Actual/360        120
     37          04/05/06     05/11/06    04/11/16      5.6600%       0.02070%         Actual/360     Actual/360        120
     38          03/30/06     05/11/06    04/11/16      5.7700%       0.02070%         Actual/360     Actual/360        120
     39          03/17/06     05/11/06    04/11/16      5.8100%       0.02070%         Actual/360     Actual/360        120
     40          02/01/06     03/11/06    02/11/11      6.0400%       0.02070%         Actual/360                        60
     41          03/23/06     05/11/06    04/11/16      5.7400%       0.02070%         Actual/360     Actual/360        120
     42          03/07/06     04/11/06    03/11/12      5.7500%       0.05070%         Actual/360     Actual/360         72
     43          02/27/06     04/11/06    03/11/16      5.5300%       0.02070%         Actual/360                       120
     44          04/11/06     05/11/06    04/11/16      5.8200%       0.02070%         Actual/360     Actual/360        120
     45          03/16/06     05/11/06    04/11/16      5.4500%       0.02070%         Actual/360     Actual/360        120
     46          04/13/06     06/11/06    05/11/16      5.4900%       0.02070%           30/360                         120
     47          04/20/06     06/11/06    05/11/16      5.8700%       0.05070%         Actual/360     Actual/360        120
     48          03/31/06     05/11/06    04/11/16      5.8800%       0.02070%         Actual/360                       120
     49          05/05/06     06/11/06    05/11/16      5.9400%       0.02070%         Actual/360     Actual/360        120
     50          03/30/06     05/11/06    04/11/11      6.0400%       0.02070%         Actual/360     Actual/360         60
     51          04/13/06     06/11/06    05/11/16      5.4900%       0.02070%           30/360                         120
     52          01/15/02     03/01/02    01/01/12      8.2000%       0.04070%        Actual/Actual                     119
     53          04/20/06     06/11/06    05/11/16      6.2700%       0.02070%         Actual/360                       120
     54          03/17/06     05/11/06    04/11/16      5.7700%       0.02070%         Actual/360     Actual/360        120
     55          03/31/06     05/11/06    04/11/16      5.5900%       0.06070%         Actual/360     Actual/360        120
     56          04/07/06     05/11/06    04/11/16      5.8600%       0.02070%         Actual/360                       120
     57          12/16/05     02/11/06    01/11/16      5.4200%       0.02070%         Actual/360     Actual/360        120
     58          04/10/06     05/11/06    04/11/16      5.7100%       0.02070%         Actual/360     Actual/360        120
     59          12/27/05     02/11/06    01/11/16      5.7100%       0.02070%         Actual/360                       120
     60          03/07/06     04/11/06    03/11/16      5.6900%       0.06070%           30/360         30/360          120
     61          04/13/06     06/11/06    05/11/16      5.4900%       0.02070%           30/360                         120
     62          04/04/06     05/11/06    04/11/16      5.8600%       0.02070%         Actual/360     Actual/360        120
     63          04/13/06     06/11/06    05/11/16      6.2800%       0.02070%         Actual/360                       120
     64          05/01/06     06/11/06    05/11/16      5.9400%       0.02070%         Actual/360     Actual/360        120
     65          04/20/06     06/11/06    05/11/16      5.8900%       0.05070%         Actual/360     Actual/360        120
     66          05/01/06     06/11/06    05/11/16      5.7000%       0.02070%         Actual/360     Actual/360        120
     67          03/15/06     05/11/06    04/11/16      5.4800%       0.02070%         Actual/360     Actual/360        120
     68          11/02/05     12/11/05    11/11/15      5.4800%       0.02070%         Actual/360     Actual/360        120
    68.01
    68.02
    68.03
     69          03/23/06     05/11/06    04/11/16      6.1700%       0.02070%         Actual/360                       120
     70          01/19/06     03/01/06    02/01/11      5.6800%       0.04070%         Actual/360                        60
     71          03/02/06     04/11/06    03/11/16      5.9500%       0.02070%         Actual/360                       120
     72          03/15/06     05/11/06    04/11/16      5.4800%       0.02070%         Actual/360     Actual/360        120
     73          02/27/06     04/11/06    03/11/16      5.6700%       0.02070%         Actual/360                       120
     74          03/23/06     05/11/06    04/11/16      6.0500%       0.02070%         Actual/360                       120
     75          02/27/06     04/11/06    03/11/16      5.5300%       0.02070%         Actual/360                       120
     76          02/06/06     03/11/06    02/11/16      5.5100%       0.02070%         Actual/360                       120
     77          04/20/06     06/11/06    05/11/16      5.8900%       0.07070%         Actual/360     Actual/360        120
     78          03/23/06     05/11/06    04/11/16      5.6900%       0.02070%         Actual/360     Actual/360        120
     79          01/27/06     03/01/06    02/01/16      5.6450%       0.06070%         Actual/360     Actual/360        120
     80          05/05/06     06/11/06    05/11/16      5.9400%       0.02070%         Actual/360     Actual/360        120
     81          01/30/06     03/11/06    02/11/16      5.7000%       0.02070%         Actual/360     Actual/360        120
     82          12/27/05     02/11/06    01/11/16      5.8000%       0.02070%         Actual/360                       120
     83          03/09/06     04/11/06    03/11/16      5.8400%       0.02070%         Actual/360     Actual/360        120
     84          11/04/05     12/11/05    11/11/12      6.0300%       0.02070%         Actual/360     Actual/360         84
     85          03/31/06     05/11/06    04/11/16      5.8600%       0.02070%         Actual/360                       120
     86          04/13/06     06/11/06    05/11/16      5.8600%       0.02070%         Actual/360                       120
     87          05/05/06     06/11/06    05/11/16      5.9400%       0.02070%         Actual/360     Actual/360        120
     88          03/31/06     05/11/06    04/11/16      5.9700%       0.02070%         Actual/360     Actual/360        120
     89          11/30/05     01/11/06    12/11/12      5.8200%       0.02070%         Actual/360     Actual/360         84
     90          04/05/06     05/11/06    04/11/16      6.0300%       0.07070%         Actual/360     Actual/360        120
     91          03/09/06     04/11/06    03/11/11      6.3300%       0.02070%         Actual/360     Actual/360         60
     92          04/13/06     06/11/06    05/11/16      5.4900%       0.02070%           30/360                         120
     93          02/27/06     04/11/06    03/11/16      5.5300%       0.02070%         Actual/360                       120
     94          11/30/05     01/05/06    12/05/15      6.1200%       0.02070%         Actual/360                       120
     95          11/04/05     12/11/05    11/11/15      5.1800%       0.02070%         Actual/360     Actual/360        120
     96          04/27/06     06/01/06    05/01/16      6.5550%       0.06070%         Actual/360     Actual/360        120
     97          04/03/06     05/11/06    04/11/16      5.6900%       0.02070%         Actual/360     Actual/360        120
     98          03/21/06     05/11/06    04/11/16      5.9500%       0.02070%         Actual/360                       120
     99          03/06/06     04/11/06    03/11/13      6.3000%       0.02070%         Actual/360     Actual/360         84
     100         03/01/06     04/01/06    03/01/16      5.7230%       0.06070%         Actual/360     Actual/360        120
     101         03/01/06     04/11/06    03/11/16      5.6400%       0.02070%         Actual/360     Actual/360        120
     102         03/06/06     04/11/06    03/11/13      6.3000%       0.02070%         Actual/360     Actual/360         84
     103         03/15/06     05/11/06    04/11/16      5.9000%       0.02070%         Actual/360                       120
     104         02/08/06     04/01/06    03/01/11      5.8430%       0.06070%         Actual/360                        60
     105         03/22/06     05/11/06    04/11/16      5.5600%       0.02070%         Actual/360                       120
     106         03/23/06     05/11/06    04/11/16      5.6900%       0.02070%         Actual/360                       120
     107         04/26/06     06/11/06    05/11/16      5.6700%       0.02070%         Actual/360     Actual/360        120
     108         12/01/05     01/11/06    12/11/10      5.5200%       0.02070%         Actual/360     Actual/360         60
     109         04/26/06     06/11/06    05/11/16      5.6800%       0.02070%         Actual/360     Actual/360        120
     110         03/10/06     04/11/06    03/11/16      5.5200%       0.02070%         Actual/360                       120
     111         04/13/06     06/11/06    05/11/16      5.4900%       0.02070%           30/360                         120
     112         04/13/06     06/11/06    05/11/16      5.4900%       0.02070%           30/360                         120
     113         04/20/06     06/11/06    05/11/16      5.8700%       0.09070%         Actual/360     Actual/360        120
     114         05/02/06     06/11/06    05/11/16      6.3600%       0.02070%         Actual/360     Actual/360        120
     115         11/30/05     01/05/06    12/05/15      6.1200%       0.02070%         Actual/360                       120
     116         03/23/06     05/01/06    04/01/16      5.6200%       0.06070%         Actual/360                       120
     117         03/06/06     05/01/06    04/01/16      5.7870%       0.06070%         Actual/360     Actual/360        120
     118         03/16/06     05/11/06    04/11/16      5.5100%       0.02070%         Actual/360                       120
     119         01/13/06     03/11/06    02/11/16      5.6000%       0.02070%         Actual/360     Actual/360        120
     120         04/26/06     06/11/06    05/11/16      5.6700%       0.02070%         Actual/360     Actual/360        120
     121         12/09/05     01/11/06    12/11/10      5.6100%       0.02070%         Actual/360     Actual/360         60
     122         05/02/06     07/01/06    06/01/16      6.4375%       0.06070%         Actual/360     Actual/360        120
     123         04/24/06     06/11/06    05/11/16      5.8800%       0.02070%         Actual/360     Actual/360        120
     124         04/18/06     06/11/06    05/11/16      5.1500%       0.02070%         Actual/360     Actual/360        120
     125         03/23/06     05/11/06    04/11/16      6.0200%       0.02070%         Actual/360     Actual/360        120
     126         12/16/05     02/11/06    01/11/16      5.1800%       0.02070%         Actual/360     Actual/360        120
     127         04/04/06     05/11/06    04/11/16      6.1000%       0.02070%         Actual/360                       120
     128         02/16/06     04/01/06    03/01/16      5.7100%       0.06070%         Actual/360                       120
     129         05/01/06     06/11/06    05/11/16      6.2100%       0.02070%         Actual/360                       120
     130         01/06/06     02/11/06    01/11/16      5.6900%       0.02070%         Actual/360     Actual/360        120
     131         01/27/06     03/11/06    02/11/16      5.7000%       0.02070%         Actual/360                       120
     132         10/25/05     12/11/05    11/11/10      5.7600%       0.02070%         Actual/360     Actual/360         60
     133         04/06/06     05/11/06    04/11/16      6.3500%       0.02070%         Actual/360                       120
     134         03/22/06     05/11/06    04/11/16      5.7300%       0.02070%         Actual/360     Actual/360        120
     135         12/14/05     02/05/06    01/05/16      5.9000%       0.02070%         Actual/360                       120
     136         01/23/06     03/01/06    02/01/26      5.9510%       0.06070%         Actual/360                       240
     137         02/23/06     04/11/06    03/11/16      5.7000%       0.06070%         Actual/360                       120
     138         02/28/06     04/11/06    03/11/11      6.2900%       0.02070%         Actual/360     Actual/360         60
     139         03/21/06     05/11/06    04/11/16      5.9100%       0.02070%         Actual/360                       120
     140         02/27/06     04/11/06    03/11/16      5.5300%       0.02070%         Actual/360                       120
     141         01/19/06     03/11/06    02/11/16      5.6000%       0.02070%         Actual/360     Actual/360        120
     142         03/21/06     05/11/06    04/11/16      5.9100%       0.02070%         Actual/360                       120
     143         03/03/06     04/11/06    03/11/16      5.6000%       0.02070%         Actual/360                       120
     144         12/08/05     01/11/06    12/11/10      5.5200%       0.02070%         Actual/360     Actual/360         60
     145         01/04/06     02/11/06    01/11/16      5.7600%       0.02070%         Actual/360     Actual/360        120
     146         01/26/06     03/11/06    02/11/16      5.8000%       0.02070%         Actual/360     Actual/360        120
     147         01/26/06     03/11/06    02/11/16      5.8000%       0.02070%         Actual/360     Actual/360        120
     148         12/01/05     01/11/06    12/11/10      5.5200%       0.02070%         Actual/360     Actual/360         60
     149         01/26/06     03/11/06    02/11/11      5.7100%       0.02070%         Actual/360     Actual/360         60
     150         01/11/06     02/11/06    01/11/11      5.8600%       0.02070%         Actual/360     Actual/360         60
     151         01/27/06     03/11/06    02/11/11      5.8200%       0.02070%         Actual/360     Actual/360         60
     152         10/25/05     12/05/05    11/05/15      5.8800%       0.02070%         Actual/360                       120

                  REMAINING                                                                        MATURITY DATE
                     TERM                                                                             OR ARD
MORTGAGE LOAN   TO MATURITY OR   REMAINING IO   ORIGINAL AMORT   REMAINING AMORT   MONTHLY P&I        BALLOON
   NUMBER         ARD (MOS.)     PERIOD (MOS.)    TERM (MOS.)      TERM (MOS.)     PAYMENTS ($)     BALANCE ($)     ARD LOAN
-----------------------------------------------------------------------------------------------------------------------------

      1              116              20              360              360         1,792,444.82    276,292,379.51       N
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
      2              119              41              360              360         1,153,738.32    177,438,180.77       N
      3              120              48              360              360         1,007,793.34    160,039,116.68       N
      4              119              59              360              360          505,798.89     79,455,464.21        N
      5              120              60              360              360          491,535.15     77,949,859.50        N
    5.01
    5.02
    5.03
    5.04
    5.05
    5.06
    5.07
    5.08
    5.09
    5.10
    5.11
      6              120              120             IO                IO              IO         83,000,000.00        N
      7              119                              300              299          515,506.83     60,961,910.73        N
      8              119              119             IO                IO              IO         65,000,000.00        N
      9              120              60              360              360          300,219.07     47,610,093.82        N
     10              113              77              300              300          295,048.72     45,201,285.93        N
     11              120              48              360              360          265,237.75     42,075,650.49        N
     12              119              119             IO                IO              IO         44,500,000.00        N
     13              119              59              360              360          266,741.21     41,471,417.21        N
     14              118              34              360              360          265,501.93     39,812,904.20        N
     15              119              23              360              360          240,077.44     35,458,259.49        N
     16              119              119             IO                IO              IO         39,500,000.00        N
     17              119              11              360              360          232,072.43     33,788,561.63        N
     18               60              60              IO                IO              IO         35,789,000.00        N
     19              118              34              360              360          196,475.15     30,522,127.73        N
     20              114              114             IO                IO              IO         30,856,000.00        Y
     21               59              59              IO                IO              IO         28,400,000.00        N
     22              117               9              360              360          159,692.13     24,157,398.25        N
     23              111              27              360              360          167,514.28     25,289,123.52        N
     24              119              11              360              360          164,957.60     23,707,101.86        N
     25               50              19              330              330          162,745.47     25,487,433.12        N
     26              117              21              360              360          153,638.22     23,316,073.33        N
     27              120              60              360              360          157,264.39     24,682,079.55        N
     28              119              47              360              360          152,059.44     23,833,451.09        N
     29               59              59              IO                IO              IO         24,600,000.00        N
     30              119              119             IO                IO              IO         24,050,000.00        N
     31              120                              360              360          135,370.17     19,695,287.06        N
     32              120              120             IO                IO              IO         22,000,000.00        N
     33              119              47              360              360          123,625.29     19,502,029.13        N
     34               71              11              360              360          129,981.02     19,890,836.24        N
     35              120              60              360              360          122,442.29     19,417,450.03        N
     36              119              23              360              360          118,946.48     17,868,835.30        N
     37              119              59              360              360          113,262.15     18,253,695.92        Y
     38              119              35              360              360          108,196.14     16,643,416.13        N
     39              119              23              360              360          106,670.02     16,024,595.03        N
     40               57                              300              297          112,404.93     15,721,964.15        N
     41              119              35              360              360          100,830.74     15,551,809.36        N
     42               70              34              360              360          98,623.81      16,255,052.19        N
     43              118                              360              358          92,571.81      13,590,538.26        N
     44              119              119             IO                IO              IO         15,717,000.00        Y
     45              119              59              360              360          88,650.98      14,578,191.58        N
     46              120                              360              360          88,477.23      12,872,736.64        N
     47              120              60              360              360          92,082.24      14,547,687.04        N
     48              119                              360              359          91,737.89      13,100,801.45        N
     49              120              60              360              360          88,044.23      13,818,224.84        N
     50               59              23              360              360          88,632.74      14,187,722.78        N
     51              120                              360              360          80,536.97      11,717,491.05        N
     52               68                            Varies            Varies          Steps        11,181,340.27        N
     53              120                              300              300          92,526.87      10,943,073.97        N
     54              119              47              360              360          80,269.84      12,581,312.16        N
     55              119              35              360              360          77,989.00      12,190,797.66        N
     56              119                              300              299          83,285.96      10,098,355.54        N
     57              116              116             IO                IO              IO         12,362,000.00        Y
     58              119              35              360              360          71,467.22      11,052,326.90        N
     59              116                              360              356          71,757.73      10,380,993.48        N
     60              118              118             IO                IO              IO         11,870,000.00        N
     61              120                              360              360          66,539.42       9,680,958.10        N
     62              119              35              360              360          69,097.79      10,544,667.83        N
     63              120                              360              360          71,032.01       9,835,254.77        N
     64              120              24              360              360          66,718.23       9,913,142.92        N
     65              120              60              360              360          65,767.14      10,370,672.98        N
     66              120              48              360              360          64,206.80      10,129,083.20        N
     67              119              59              360              360          62,318.83      10,218,406.22        N
     68              114              114             IO                IO              IO         10,660,000.00        Y
    68.01
    68.02
    68.03
     69              119                              300              299          68,746.96       8,179,208.48        N
     70               57                              300              297          65,612.74       9,464,694.26        N
     71              118                              360              358          61,422.99       8,724,770.41        N
     72              119              59              360              360          57,786.55       9,475,249.41        N
     73              118                              360              358          57,850.07       8,399,523.43        N
     74              119                              360              359          59,794.67       8,426,812.22        N
     75              118                              360              358          55,827.92       8,196,139.99        N
     76              117                              360              357          55,278.51       8,123,828.07        N
     77              120              60              360              360          54,509.70       8,595,512.74        N
     78              119              119             IO                IO              IO          9,000,000.00        N
     79              117              33              360              360          51,634.32       8,041,322.32        Y
     80              120              60              360              360          49,442.97       7,759,896.22        N
     81              117              57              360              360          46,432.03       7,452,498.60        N
     82              116                              360              356          46,940.24       6,742,806.26        N
     83              118              118             IO                IO              IO          7,641,000.00        N
     84               78              18              360              360          45,471.94       7,075,898.41        N
     85              119                              360              359          44,293.46       6,335,308.30        N
     86              120                              360              360          42,521.72       6,082,396.63        N
     87              120              60              360              360          41,818.03       6,563,189.33        N
     88              119              11              360              360          41,833.62       6,070,966.20        N
     89               79              19              360              360          39,397.83       6,253,428.46        N
     90              119              35              360              360          38,494.76       5,787,233.05        N
     91               58              34              360              360          39,118.57       6,161,660.66        N
     92              120                              360              360          35,731.19       5,198,605.18        N
     93              118                              360              358          35,889.38       5,268,947.14        N
     94              115                              300              295          40,728.54       4,858,779.23        N
     95              114              114             IO                IO              IO          6,195,000.00        Y
     96              120              12              360              360          39,094.90       5,423,238.46        N
     97              119              59              360              360          35,365.78       5,683,373.55        N
     98              119                              360              359          36,376.72       5,166,549.65        N
     99               82              10              360              360          36,861.59       5,506,835.41        N
     100             118              23              360              360          33,973.61       5,162,475.28        Y
     101             118              34              360              360          32,001.51       4,980,269.23        N
     102              82              10              360              360          32,493.08       4,854,212.79        N
     103             119                              360              359          30,843.10       4,397,730.83        N
     104              58                              360              358          30,064.20       4,769,430.88        N
     105             119                              360              359          28,577.96       4,185,195.54        N
     106             119                              240              239          34,933.13       3,239,590.17        N
     107             120              36              360              360          28,144.06       4,368,188.23        N
     108              55              55              IO                IO              IO          4,859,000.00        Y
     109             120              36              360              360          27,335.11       4,238,851.97        N
     110             118                              300              298          28,302.99       3,504,893.15        N
     111             120                              360              360          25,522.28       3,713,289.42        N
     112             120                              360              360          25,522.28       3,713,289.42        N
     113             120              24              360              360          26,604.82       3,976,580.38        N
     114             120              12              360              360          28,030.01       3,942,196.57        N
     115             115                              300              295          29,324.55       3,498,321.07        N
     116             119                              360              359          24,739.65       3,613,175.89        N
     117             119              59              360              360          24,901.83       3,970,160.39        Y
     118             119                              360              359          24,163.39       3,552,749.96        Y
     119             117              117             IO                IO              IO          4,076,000.00        Y
     120             120              36              360              360          23,573.90       3,658,862.70        N
     121              55              55              IO                IO              IO          3,998,000.00        Y
     122             120              24              300              300          26,180.97       3,285,444.63        Y
     123             120              36              360              360          22,727.32       3,462,350.20        Y
     124             120              120             IO                IO              IO          3,812,000.00        N
     125             119              35              360              360          22,531.39       3,390,300.01        N
     126             116              116             IO                IO              IO          3,742,000.00        Y
     127             119                              360              359          22,330.91       3,134,906.31        N
     128             118                              300              298          22,936.91       2,817,177.27        Y
     129             120                              360              360          22,072.25       3,072,667.42        N
     130             116              116             IO                IO              IO          3,478,000.00        Y
     131             117                              300              297          21,834.83       2,672,182.67        N
     132              54              54              IO                IO              IO          3,415,000.00        Y
     133             119                              240              239          23,576.59       2,126,703.48        N
     134             119              59              360              360          18,167.85       2,908,520.06        N
     135             116                              300              296          19,860.86       2,401,122.22        N
     136             237                              360              357          18,488.52       1,765,729.63        N
     137             118                              360              358          17,412.01       2,522,164.37        N
     138              58              58              IO                IO              IO          2,990,000.00        N
     139             119                              360              359          17,338.27       2,470,230.71        N
     140             118                              360              358          16,520.51       2,425,388.37        N
     141             117              117             IO                IO              IO          2,809,000.00        Y
     142             119                              360              359          14,963.17       2,131,842.93        N
     143             118                              360              358          13,777.90       2,011,562.83        N
     144              55              55              IO                IO              IO          2,379,000.00        Y
     145             116              116             IO                IO              IO          2,321,000.00        Y
     146             117              117             IO                IO              IO          2,142,000.00        Y
     147             117              117             IO                IO              IO          2,043,000.00        Y
     148              55              55              IO                IO              IO          2,015,000.00        Y
     149              57              57              IO                IO              IO          1,885,000.00        Y
     150              56              56              IO                IO              IO          1,799,000.00        Y
     151              57              57              IO                IO              IO          1,375,000.00        Y
     152             114                              300              294           5,892.12        713,238.09         N

                                                                                                                        CUT-OFF
                                                                          MORTGAGE   MORTGAGE                             DATE
MORTGAGE LOAN                                                APPRAISED      LOAN       LOAN     APPRAISAL                 LTV
   NUMBER       PREPAYMENT PROVISIONS                        VALUE ($)     NUMBER     NUMBER       DATE     DSCR (X)     RATIO
--------------------------------------------------------------------------------------------------------------------------------

      1         L(28),D(89),O(3)                            788,350,000      1          1        01/01/06     1.21       80.00%
    1.01                                                    200,000,000     1.01       1.01      01/01/06
    1.02                                                    148,000,000     1.02       1.02      01/01/06
    1.03                                                    137,000,000     1.03       1.03      01/01/06
    1.04                                                     91,600,000     1.04       1.04      01/01/06
    1.05                                                     78,700,000     1.05       1.05      01/01/06
    1.06                                                     40,000,000     1.06       1.06      01/01/06
    1.07                                                     36,500,000     1.07       1.07      01/01/06
    1.08                                                     21,500,000     1.08       1.08      01/01/06
    1.09                                                     20,750,000     1.09       1.09      01/01/06
    1.10                                                     14,300,000     1.10       1.10      01/01/06
      2         L(25),D(91),O(4)                            302,000,000      2          2        02/01/06     1.86       64.57%
      3         L(24),D(93),O(3)                            315,000,000      3          3        09/01/07     1.50       55.56%
      4         L(25),D(92),O(3)                            114,500,000      4          4        12/30/05     1.37       74.24%
      5         L(24),D(93),O(3)                            107,000,000      5          5        03/22/06     1.21       78.04%
    5.01                                                                    5.01       5.01
    5.02                                                                    5.02       5.02
    5.03                                                                    5.03       5.03
    5.04                                                                    5.04       5.04
    5.05                                                                    5.05       5.05
    5.06                                                                    5.06       5.06
    5.07                                                                    5.07       5.07
    5.08                                                                    5.08       5.08
    5.09                                                                    5.09       5.09
    5.10                                                                    5.10       5.10
    5.11                                                                    5.11       5.11
      6         L(24),D(89) or GRTR1%orYM(89),O(7)          145,000,000      6          6        03/22/06     2.02       57.24%
      7         L(25),D(93),O(2)                            118,500,000      7          7        03/01/06     1.83       65.73%
      8         L(25),D(91) or GRTR1%orYM(91),O(4)          102,500,000      8          8        03/01/06     1.50       63.41%
      9         L(24),GRTR1%orYM(60),O(36)                   75,800,000      9          9        04/09/06     1.24       67.28%
     10         L(31),D(86),O(3)                             65,000,000      10         10       02/28/06     1.28       73.85%
     11         GRTR2%orYM(117),O(3)                         68,000,000      11         11       03/01/06     1.42       67.65%
     12         L(48),GRTR1%orYM(68),O(4)                    56,500,000      12         12       02/14/06     1.38       78.76%
     13         L(25),D(91),O(4)                             60,000,000      13         13       12/19/05     1.22       73.83%
     14         L(26),D(90),O(4)                             55,300,000      14         14       02/01/06     1.08       79.57%
     15         L(25),D(91),O(4)                             51,700,000      15         15       01/05/06     1.20       77.37%
     16         L(25),D(89),O(6)                            247,500,000      16         16       03/01/06     5.46       15.96%
     17         GRTR2%orYM(116),O(4) or L(25),D(91),O(4)     62,500,000      17         17       03/01/06     1.20       62.40%
     18         GRTR1%orYM(35),O(25)                         51,000,000      18         18       03/29/06     1.29       70.17%
     19         L(26),D(90),O(4)                             83,810,000      19         19       01/17/06     3.52       40.57%
     20         L(48),D(68),O(4)                             48,500,000      20         20       09/24/05     1.67       63.62%
     21         GRTR1%orYM(36),O(24)                         34,700,000      21         21       02/10/06     1.20       81.84%
     22         L(27),D(87),O(6)                             39,950,000      22         22       12/02/05     1.46       70.71%
     23         L(33),D(83),O(4)                             37,500,000      23         23       07/06/05     1.50       74.67%
     24         L(25),D(91),O(4)                             34,800,000      24         24       03/01/06     1.26       78.30%
     25         L(34),D(22),O(4)                             37,100,000      25         25       05/23/05     1.20       71.43%
     26         L(27),D(90),O(3)                             42,000,000      26         26       12/17/05     1.24       63.10%
     27         L(24),D(90),O(6)                             33,900,000      27         27       03/16/06     1.20       77.88%
     28         L(25),D(92),O(3)                             33,500,000      28         28       02/28/06     1.20       77.61%
     29         GRTR1%orYM(36),O(24)                         30,200,000      29         29       02/10/06     1.20       81.46%
     30         L(48),D(69),O(3)                             38,200,000      30         30       03/21/06     1.61       62.96%
     31         L(24),D(89),O(7)                             32,000,000      31         31       02/28/06     1.28       74.59%
     32         L(24),D(93),O(3)                             37,750,000      32         32       09/01/06     1.80       58.28%
     33         L(25),D(91),O(4)                             28,000,000      33         33       02/18/06     1.31       76.07%
     34         L(25),D(44),O(3)                             26,500,000      34         34       02/12/06     1.25       80.00%
     35         L(24),D(92),O(4)                             26,000,000      35         35       03/03/06     1.20       80.00%
     36         L(25),D(91),O(4)                             26,300,000      36         36       08/01/06     1.23       77.00%
     37         L(25),D(92),O(3)                             28,800,000      37         37       02/22/06     1.22       68.06%
     38         L(25),D(90),O(5)                             23,200,000      38         38       02/08/06     1.21       79.74%
     39         L(25),D(91),O(4)                             22,700,000      39         39       01/20/06     1.20       80.00%
     40         L(27),D(30),O(3)                             24,900,000      40         40       12/27/05     1.40       69.49%
     41         L(25),D(92),O(3)                             23,300,000      41         41       01/26/06     1.24       74.24%
     42         L(26),GRTR1%orYM(39),O(7)                    22,700,000      42         42       02/21/06     1.23       74.45%
     43         L(24),GRTR2%orYM(93),O(3)                    24,700,000      43         43       02/07/06     1.26       65.66%
     44         L(25),GRTR1%orYM(92),O(3)                    24,200,000      44         44       02/15/06     1.49       64.95%
     45         GRTR1%orYM(116),O(4)                         23,000,000      45         45       11/02/05     1.20       68.26%
     46         L(24),D(89),O(7)                             20,900,000      46         46       02/14/06     1.24       74.64%
     47         L(24),D(93),O(3)                             19,800,000      47         47       03/04/06     1.20       78.66%
     48         L(25),D(92),O(3)                             19,700,000      48         48       01/27/06     1.28       78.60%
     49         L(24),D(90),O(6)                             18,750,000      49         49       03/16/06     1.20       78.83%
     50         L(25),D(32),O(3)                             18,400,000      50         50       02/09/06     1.23       80.00%
     51         L(24),D(89),O(7)                             20,200,000      51         51       02/14/06     1.50       70.30%
     52         L(32),GRTR0.5%orYM(83),O(4)                  28,300,000      52         52       09/01/01     1.55       49.69%
     53         L(24),D(93),O(3)                             19,400,000      53         53       02/14/06     1.40       72.16%
     54         L(25),D(91),O(4)                             18,100,000      54         54       02/19/06     1.20       75.83%
     55         L(45),D(72),O(3)                             18,250,000      55         55       12/06/05     1.37       74.52%
     56         L(25),D(91),O(4)                             17,200,000      56         56       01/06/06     1.32       76.05%
     57         L(48),D(68),O(4)                             19,600,000      57         57       12/23/05     1.84       63.07%
     58         L(45),D(72),O(3)                             16,100,000      58         58       11/01/05     1.21       76.40%
     59         L(28),D(89),O(3)                             18,500,000      59         59       11/08/05     1.79       66.47%
     60         L(26),D(90),O(4)                             17,800,000      60         60       02/20/06     1.53       66.69%
     61         L(24),D(89),O(7)                             19,800,000      61         61       02/28/06     1.57       59.25%
     62         L(25),D(92),O(3)                             15,200,000      62         62       03/07/06     1.25       76.97%
     63         GRTR1%orYM(116),O(4)                         15,400,000      63         63       07/16/06     1.23       74.68%
     64         L(24),D(93),O(3)                             16,300,000      64         64       03/09/06     1.26       68.71%
     65         L(24),D(93),O(3)                             14,500,000      65         65       03/04/06     1.21       76.55%
     66         L(24),D(92),O(4)                             14,800,000      66         66       03/21/06     1.24       74.75%
     67         L(25),D(92),O(3)                             14,000,000      67         67       12/28/05     1.31       78.57%
     68         L(48),D(68),O(4)                             16,860,000      68         68       09/21/05     1.80       63.23%
    68.01                                                    6,330,000     68.01      68.01      09/21/05
    68.02                                                    5,330,000     68.02      68.02      09/21/05
    68.03                                                    5,200,000     68.03      68.03      09/21/05
     69         L(25),D(92),O(3)                             15,200,000      69         69       02/23/06     1.52       68.98%
     70         L(27),D(29),O(4)                             14,200,000      70         70       11/29/05     1.72       73.59%
     71         L(36),D(81),O(3)                             13,600,000      71         71       02/03/06     1.22       75.60%
     72         L(25),D(92),O(3)                             13,300,000      72         72       12/28/05     1.38       76.69%
     73         L(26),D(91),O(3)                             12,500,000      73         73       12/27/05     1.20       79.84%
     74         L(48),D(65),O(7)                             14,900,000      74         74       12/15/05     1.40       66.51%
     75         L(24),GRTR2%orYM(93),O(3)                    14,300,000      75         75       02/07/06     1.25       68.39%
     76         L(27),D(87),O(6)                             14,550,000      76         76       12/02/05     1.59       66.61%
     77         L(24),D(93),O(3)                             12,900,000      77         77       03/04/06     1.26       71.32%
     78         L(25),D(58),3%(12),2%(12),1%(10),O(3)        12,200,000      78         78       02/09/06     1.47       73.77%
     79         L(27),D(89),O(4)                             12,000,000      79         79       12/05/05     1.19       74.58%
     80         L(24),D(90),O(6)                             10,475,000      80         80       03/17/06     1.21       79.24%
     81         GRTR1%orYM(116),O(4)                         10,850,000      81         81       11/02/05     1.22       73.73%
     82         L(28),D(89),O(3)                             13,000,000      82         82       11/02/05     2.03       61.28%
     83         L(26),D(88),O(6)                             11,400,000      83         83       02/11/06     1.45       67.03%
     84         L(48),D(29),O(7)                             9,450,000       84         84       01/18/06     1.34       80.00%
     85         L(25),D(92),O(3)                             14,300,000      85         85       02/23/06     1.33       52.39%
     86         L(24),D(93),O(3)                             10,100,000      86         86       02/07/06     1.42       71.29%
     87         L(24),D(90),O(6)                             9,275,000       87         87       03/17/06     1.21       75.69%
     88         L(25),GRTR1%orYM(91),O(4)                    10,100,000      88         88       03/02/06     1.51       69.31%
     89         L(48),D(29),O(7)                             8,500,000       89         89       05/30/06     1.20       78.82%
     90         L(25),D(92),O(3)                             9,200,000       90         90       03/02/06     1.21       69.57%
     91         L(26),GRTR1%orYM(30),O(4)                    9,400,000       91         91       02/21/06     1.45       67.02%
     92         L(24),D(89),O(7)                             26,800,000      92         92       02/14/06     4.38       23.51%
     93         L(24),GRTR2%orYM(93),O(3)                    9,700,000       93         93       02/07/06     1.21       64.82%
     94         L(47),D(71),O(2)                             8,400,000       94         94       10/13/05     1.43       73.89%
     95         L(48),D(68),O(4)                             8,750,000       95         95       09/24/05     1.75       70.80%
     96         L(24),D(92),O(4)                             8,100,000       96         96       04/03/06     1.20       75.93%
     97         L(25),D(91),O(4)                             9,500,000       97         97       01/27/06     1.23       64.21%
     98         L(25),D(92),O(3)                             7,670,000       98         98       03/01/06     1.23       79.45%
     99         L(26),D(54),O(4)                             11,500,000      99         99       02/01/06     1.84       51.79%
     100        L(26),D(90),O(4)                             7,375,000      100        100       01/10/06     1.29       79.19%
     101        L(26),GRTR1%orYM(90),O(4)                    7,400,000      101        101       02/16/06     1.20       75.00%
     102        L(26),D(54),O(4)                             10,800,000     102        102       02/01/06     2.07       48.61%
     103        L(36),GRTR2%orYM(80),O(4)                    6,600,000      103        103       02/10/06     1.26       78.71%
     104        L(26),D(27),O(7)                             8,300,000      104        104       10/04/05     1.21       61.33%
     105        L(25),D(92),O(3)                             6,250,000      105        105       02/01/06     1.27       79.91%
     106        L(25),D(58),3%(12),2%(12),1%(10),O(3)        8,500,000      106        106       02/16/06     1.26       58.69%
     107        L(24),D(93),O(3)                             6,500,000      107        107       03/01/06     1.27       74.85%
     108        L(48),D(8),O(4)                              7,350,000      108        108       10/01/05     1.66       66.11%
     109        L(24),D(93),O(3)                             5,900,000      109        109       03/10/06     1.21       80.00%
     110        L(26),D(91),O(3)                             17,900,000     110        110       01/31/06     3.26       25.62%
     111        L(24),D(89),O(7)                             6,900,000      111        111       02/28/06     1.63       65.22%
     112        L(24),D(89),O(7)                             6,200,000      112        112       02/28/06     1.37       72.58%
     113        GRTR2%orYM(117),O(3)                         6,100,000      113        113       03/04/06     1.21       73.77%
     114        L(24),D(89),O(7)                             7,500,000      114        114       02/15/06     1.22       60.00%
     115        L(47),D(71),O(2)                             6,000,000      115        115       10/20/05     1.33       74.48%
     116        L(25),D(91),O(4)                             5,600,000      116        116       03/01/06     1.32       76.70%
     117        L(25),D(91),O(4)                             5,840,000      117        117       01/05/06     1.32       72.77%
     118        L(25),D(91),O(4)                             5,570,000      118        118       02/01/06     1.20       76.24%
     119        L(48),D(68),O(4)                             6,250,000      119        119       12/09/05     1.88       65.22%
     120        L(24),D(93),O(3)                             5,100,000      120        120       03/10/06     1.22       79.90%
     121        L(48),D(8),O(4)                              6,200,000      121        121       10/17/05     1.94       64.48%
     122        L(23),D(93),O(4)                             6,450,000      122        122       01/27/06     1.10       60.47%
     123        L(24),D(93),O(3)                             4,800,000      123        123       04/01/06     1.27       80.00%
     124        L(24),D(93),O(3)                             5,850,000      124        124       12/12/05     1.89       65.16%
     125        L(48),D(69),O(3)                             4,900,000      125        125       03/06/02     1.20       76.53%
     126        L(48),D(68),O(4)                             5,800,000      126        126       10/31/05     1.93       64.52%
     127        L(25),D(92),O(3)                             4,700,000      127        127       01/06/06     1.31       78.33%
     128        L(26),D(90),O(4)                             5,950,000      128        128       01/04/06     1.59       61.34%
     129        L(24),GRTR2%orYM(93),O(3)                    6,800,000      129        129       02/10/06     1.70       52.94%
     130        L(48),D(68),O(4)                             5,350,000      130        130       01/01/06     1.91       65.01%
     131        L(48),GRTR1%orYM(69),O(3)                    4,650,000      131        131       12/22/05     1.23       74.65%
     132        L(48),D(8),O(4)                              5,700,000      132        132       09/21/05     1.95       59.91%
     133        L(25),D(92),O(3)                             5,275,000      133        133       02/02/06     1.53       60.54%
     134        L(25),D(92),O(3)                             4,000,000      134        134       02/21/06     1.25       78.00%
     135        L(47),D(70),O(3)                             4,300,000      135        135       11/11/05     1.22       71.94%
     136        L(27),D(209),O(4)                            4,350,000      136        136       09/29/05     1.35       71.04%
     137        L(26),D(91),O(3)                             5,000,000      137        137       11/09/05     1.62       59.88%
     138        L(26),D(31),O(3)                             4,600,000      138        138       01/05/06     1.75       65.00%
     139        L(25),D(92),O(3)                             3,650,000      139        139       02/07/06     1.21       79.92%
     140        L(24),GRTR2%orYM(93),O(3)                    4,500,000      140        140       02/07/06     1.21       64.31%
     141        L(48),D(68),O(4)                             4,400,000      141        141       12/02/05     1.89       63.84%
     142        L(25),D(92),O(3)                             3,150,000      142        142       02/07/06     1.22       79.92%
     143        L(48),D(68),O(4)                             3,500,000      143        143       02/15/06     1.53       68.43%
     144        L(48),D(8),O(4)                              3,675,000      144        144       09/21/05     1.99       64.73%
     145        L(48),D(68),O(4)                             4,250,000      145        145       10/13/05     2.37       54.61%
     146        L(48),D(68),O(4)                             4,000,000      146        146       12/22/05     2.35       53.55%
     147        L(48),D(68),O(4)                             3,740,000      147        147       12/23/05     2.29       54.63%
     148        L(48),D(8),O(4)                              3,100,000      148        148       10/24/05     1.83       65.00%
     149        L(48),D(8),O(4)                              2,925,000      149        149       11/11/05     2.01       64.44%
     150        L(48),D(8),O(4)                              3,310,000      150        150       01/15/06     2.00       54.35%
     151        L(48),D(8),O(4)                              2,500,000      151        151       12/20/05     2.46       55.00%
     152        L(47),D(71),O(2)                             1,280,000      152        152       08/18/05     1.26       71.63%

                                                                                             CUT-OFF DATE
                                                                                                 LOAN                      OCCUPANCY
MORTGAGE LOAN     LTV RATIO AT      YEAR                                         UNIT OF        AMOUNT        OCCUPANCY     "AS  OF"
   NUMBER       MATURITY OR ARD     BUILT    YEAR RENOVATED   NUMBER OF UNITS    MEASURE    PER (UNIT) ($)      RATE          DATE
------------------------------------------------------------------------------------------------------------------------------------

      1              70.09%        Various       Various         3,492,882       Sq. Ft.        180.56         88.99%       11/28/05
    1.01                            1990          2005            640,974        Sq. Ft.                       92.26%       11/28/05
    1.02                            1994                          532,290        Sq. Ft.                       97.12%       11/28/05
    1.03                            1991                          476,534        Sq. Ft.                       98.34%       11/28/05
    1.04                            1993                          409,923        Sq. Ft.                       96.51%       11/28/05
    1.05                            1989          2001            270,324        Sq. Ft.                       97.28%       11/28/05
    1.06                            1994                          279,387        Sq. Ft.                       78.77%       11/28/05
    1.07                            1995                          302,799        Sq. Ft.                       79.42%       11/28/05
    1.08                            1991                          145,962        Sq. Ft.                       78.92%       11/28/05
    1.09                            1998                          226,816        Sq. Ft.                       77.66%       11/28/05
    1.10                            1994                          207,873        Sq. Ft.                       58.13%       11/28/05
      2              58.75%         1978          2005             1,192          Rooms       163,590.60       71.66%       12/31/05
      3              50.81%         1957          1999            499,554        Sq. Ft.        350.31         100.00%      03/01/06
      4              69.39%         1975          1999            651,601        Sq. Ft.        130.45         95.55%       05/01/06
      5              72.85%        Various                        810,615        Sq. Ft.        103.01         96.61%       04/27/06
    5.01                            1992                          79,986         Sq. Ft.                       100.00%      04/27/06
    5.02                            2003                          95,000         Sq. Ft.                       100.00%      04/27/06
    5.03                            1990                          92,763         Sq. Ft.                       97.24%       04/27/06
    5.04                            1995                          81,500         Sq. Ft.                       100.00%      04/27/06
    5.05                            1993                          77,171         Sq. Ft.                       95.50%       04/27/06
    5.06                            1990                          74,212         Sq. Ft.                       97.40%       04/27/06
    5.07                            1991                          72,806         Sq. Ft.                       88.11%       04/27/06
    5.08                            1994                          71,630         Sq. Ft.                       87.29%       04/27/06
    5.09                            1991                          60,000         Sq. Ft.                       100.00%      04/27/06
    5.10                            1994                          53,714         Sq. Ft.                       100.00%      04/27/06
    5.11                            1993                          51,833         Sq. Ft.                       96.62%       04/27/06
      6              57.24%         1960          2005            518,744        Sq. Ft.        160.00         89.53%       02/15/06
      7              51.44%         1982                          518,409        Sq. Ft.        150.25         100.00%      02/02/06
      8              63.41%         1983                          549,561        Sq. Ft.        118.28         73.37%       01/01/06
      9              62.81%         1958          2000            256,745        Sq. Ft.        198.64         98.16%       04/20/06
     10              69.54%         1984          2006              378           Rooms       126,984.13       69.12%       01/31/06
     11              61.88%         2000                          278,765        Sq. Ft.        165.01         89.10%       02/22/06
     12              78.76%         1997                          129,379        Sq. Ft.        343.95         100.00%      02/14/06
     13              69.12%         1963          1998            569,244        Sq. Ft.         77.82         92.90%       04/17/06
     14              71.99%         1986          2004            149,074        Sq. Ft.        295.16         95.32%       01/27/06
     15              68.58%         1956          2000            166,234        Sq. Ft.        240.62         99.08%       04/01/06
     16              15.96%         1926          2006            638,566        Sq. Ft.         61.86         98.78%       02/01/06
     17              54.06%         1982                          286,429        Sq. Ft.        136.16         84.24%       12/08/05
     18              70.17%         1973          2005            107,664        Sq. Ft.        332.41         92.88%       03/31/06
     19              36.42%         1984          2005              472           Rooms        72,033.90       86.30%       12/31/05
     20              63.62%         2005                          226,160        Sq. Ft.        136.43         94.97%       09/30/05
     21              81.84%         1988          2005              216           Units       131,481.48       90.74%       04/02/06
     22              60.47%         1999                          284,163        Sq. Ft.         99.41         100.00%      02/27/06
     23              67.44%         1999          2002              319           Rooms        87,774.29       80.92%       01/31/06
     24              68.12%         1998                          249,258        Sq. Ft.        109.32         76.60%       01/01/06
     25              68.70%         1989                          253,540        Sq. Ft.        104.52         53.54%       02/28/06
     26              55.51%         1982          2006            163,399        Sq. Ft.        162.18         94.86%       01/03/06
     27              72.81%         1984                            688           Units        38,372.09       91.42%       04/28/06
     28              71.14%         1987                            632           Units        41,139.24       83.39%       03/15/06
     29              81.46%         1991          2005              184           Units       133,695.65       96.20%       04/02/06
     30              62.96%         1991                            424           Units        56,721.70       95.52%       03/27/06
     31              61.55%         1990                          121,043        Sq. Ft.        197.19         99.18%       02/28/06
     32              58.28%         2004                          162,187        Sq. Ft.        135.65         94.88%       02/15/06
     33              69.65%         1974          2001              392           Units        54,336.73       95.15%       02/23/06
     34              75.06%         1966                          300,213        Sq. Ft.         70.62         100.00%      01/30/06
     35              74.68%         1988                          274,652        Sq. Ft.         75.73         92.32%       04/18/06
     36              67.94%         1950          2006            138,943        Sq. Ft.        145.74         94.16%       03/06/06
     37              63.38%         1973          1999            142,523        Sq. Ft.        137.52         100.00%      04/20/06
     38              71.74%         1973          2005            172,018        Sq. Ft.        107.55         96.23%       01/11/06
     39              70.59%         1979          2004            115,064        Sq. Ft.        157.83         93.05%       03/01/06
     40              63.14%         1982          1995              243           Rooms        71,201.16       64.21%       12/31/05
     41              66.75%         2004                          172,300        Sq. Ft.        100.39         99.19%       04/21/06
     42              71.61%         2000                          133,841        Sq. Ft.        126.27         94.92%       03/31/06
     43              55.02%         1998                            142           Units       114,204.60       99.30%       01/31/06
     44              64.95%         2003                            312           Units        50,375.00       91.35%       02/28/06
     45              63.38%         2003                            216           Units        72,685.19       92.13%       02/16/06
     46              61.59%         1986                          108,461        Sq. Ft.        143.83         97.46%       02/01/06
     47              73.47%         1999                          72,856         Sq. Ft.        213.78         100.00%      04/01/06
     48              66.50%         1985                          106,611        Sq. Ft.        145.24         100.00%      03/16/06
     49              73.70%         1981                            384           Units        38,489.58       91.93%       04/28/06
     50              77.11%         1960          2005            258,129        Sq. Ft.         57.03         83.63%       04/30/06
     51              58.01%         1982                          111,346        Sq. Ft.        127.53         95.68%       02/01/06
     52              39.51%         2001                          210,000        Sq. Ft.         66.96         100.00%      05/01/06
     53              56.41%         2004                            155           Rooms        90,322.58       72.36%       03/31/06
     54              69.51%         2005                            220           Units        62,386.36       85.00%       12/22/05
     55              66.80%         1998                            252           Units        53,968.25       92.46%       03/21/06
     56              58.71%         1998                          88,679         Sq. Ft.        147.51         100.00%      03/28/06
     57              63.07%         2005                          117,593        Sq. Ft.        105.13         100.00%      11/22/05
     58              68.65%         1997                            220           Units        55,909.09       85.91%       03/21/06
     59              56.11%         1967          2005              406           Rooms        30,289.80       49.40%       12/31/05
     60              66.69%         1983          2004            86,120         Sq. Ft.        137.83         100.00%      02/06/06
     61              48.89%         1990                          82,871         Sq. Ft.        141.57         89.11%       02/28/06
     62              69.37%         1966          2004            86,669         Sq. Ft.        135.00         100.00%      03/01/06
     63              63.87%         1955          2005            220,000        Sq. Ft.         52.27         100.00%      04/01/06
     64              60.82%         1999                          71,462         Sq. Ft.        156.73         98.71%       02/01/06
     65              71.52%         1981                          111,381        Sq. Ft.         99.66         95.71%       04/01/06
     66              68.44%         1984                            148           Units        74,746.62       98.65%       04/11/06
     67              72.99%         2004                          79,112         Sq. Ft.        139.04         100.00%      03/01/06
     68              63.23%         2001                          45,360         Sq. Ft.        235.01         100.00%      10/04/05
    68.01                           2001                          15,120         Sq. Ft.                       100.00%      10/04/05
    68.02                           2001                          15,120         Sq. Ft.                       100.00%      10/04/05
    68.03                           2001                          15,120         Sq. Ft.                       100.00%      10/04/05
     69              53.81%         1987          2003              127           Rooms        82,560.95       73.30%       12/31/05
     70              66.65%         1999                            103           Rooms       101,459.73       80.97%       12/31/05
     71              64.15%         1971          1996              188           Units        54,685.93       98.40%       01/30/06
     72              71.24%         1978          2002              288           Units        35,416.67       94.10%       03/01/06
     73              67.20%         1977          2001            87,796         Sq. Ft.        113.68         100.00%      12/31/05
     74              56.56%         2002                            80            Rooms       123,877.73       79.88%       02/28/06
     75              57.32%         1993                            76            Units       128,685.93       100.00%      01/31/06
     76              55.83%         1999                          122,041        Sq. Ft.         79.41         100.00%      02/27/06
     77              66.63%         1976          2004            103,493        Sq. Ft.         88.89         100.00%      04/01/06
     78              73.77%         2000                          52,090         Sq. Ft.        172.78         100.00%      03/01/06
     79              67.01%         1978          2003            154,426        Sq. Ft.         57.96         88.25%       02/01/06
     80              74.08%         1983                            184           Units        45,108.70       94.57%       04/27/06
     81              68.69%         1985                            124           Units        64,516.13       98.39%       01/17/06
     82              51.87%         1967          1996              256           Rooms        31,119.78       48.62%       12/31/05
     83              67.03%         2000                          120,000        Sq. Ft.         63.68         100.00%      03/02/06
     84              74.88%         1985          1998              226           Units        33,451.33       95.58%       03/31/06
     85              44.30%         2000                          60,000         Sq. Ft.        124.87         91.85%       03/31/06
     86              60.22%         1980          2005            62,572         Sq. Ft.        115.07         95.28%       03/29/06
     87              70.76%         1983                            185           Units        37,945.95       95.14%       04/28/06
     88              60.11%         1998                            86            Beds         81,395.35       93.02%       03/20/06
     89              73.57%         1983                            224           Units        29,910.71       86.61%       03/31/06
     90              62.90%         1964          2006              56            Units       114,285.71       94.64%       04/05/06
     91              65.55%         1999                            123           Beds         51,219.51       72.40%       01/22/06
     92              19.40%         1984                          138,232        Sq. Ft.         45.58         98.33%       02/01/06
     93              54.32%         1988                            88            Units        71,445.76       95.45%       01/31/06
     94              57.84%         1996          2004              149           Rooms        41,653.44       60.40%       12/31/05
     95              70.80%         2005                          88,800         Sq. Ft.         69.76         100.00%      12/22/04
     96              66.95%         1988                          48,800         Sq. Ft.        126.02         85.90%       03/31/06
     97              59.82%         1899          2005              22            Units       277,272.73       86.36%       03/07/06
     98              67.36%         1999                          127,000        Sq. Ft.         47.98         100.00%      03/20/06
     99              47.89%         1995                            107           Rooms        55,656.87       63.39%       12/31/05
     100             70.00%         1939          2000            54,433         Sq. Ft.        107.29         100.00%      01/06/06
     101             67.30%         1958          2005            31,370         Sq. Ft.        176.92         86.13%       03/01/06
     102             44.95%         2000                            94            Rooms        55,845.91       68.63%       12/31/05
     103             66.63%         1940          1983            73,418         Sq. Ft.         70.76         79.55%       04/01/06
     104             57.46%         1974          1993              174           Units        29,254.85       89.08%       03/09/06
     105             66.96%         1995                          66,245         Sq. Ft.         75.40         96.38%       04/11/06
     106             38.11%         1928          1980            62,328         Sq. Ft.         80.04         95.29%       03/01/06
     107             67.20%         1919          2000              36            Units       135,138.89       100.00%      03/31/06
     108             66.11%         1995                          95,173         Sq. Ft.         51.05         100.00%      11/01/05
     109             71.84%         1970          2006              111           Units        42,522.52       94.59%       03/16/06
     110             19.58%         1950                            280           Pads         16,379.96       100.00%      02/28/06
     111             53.82%         1986                          38,989         Sq. Ft.        115.42         99.27%       02/01/06
     112             59.89%         1986                          38,989         Sq. Ft.        115.42         85.63%       02/01/06
     113             65.19%         2005                          16,367         Sq. Ft.        274.94         84.60%       03/31/06
     114             52.56%         2006                          31,170         Sq. Ft.        144.37         85.02%       04/17/06
     115             58.31%         2003                            77            Rooms        58,033.52       77.67%       12/31/05
     116             64.52%         2005                          22,474         Sq. Ft.        191.13         100.00%      03/01/06
     117             67.98%         1997                          50,560         Sq. Ft.         84.06         100.00%      01/01/06
     118             63.78%         2006                          14,820         Sq. Ft.        286.53         100.00%      02/21/06
     119             65.22%         2001                          13,050         Sq. Ft.        312.34         100.00%      12/20/05
     120             71.74%         1957          2005              60            Units        67,916.67       95.00%       03/16/06
     121             64.48%         1994          2005            68,133         Sq. Ft.         58.68         100.00%      09/13/05
     122             50.94%         1987                            121           Pads         32,231.40       96.70%       03/31/06
     123             72.13%         1995          2006            29,680         Sq. Ft.        129.38         100.00%      04/19/06
     124             65.16%         2004                          13,813         Sq. Ft.        275.97         100.00%      11/04/05
     125             69.19%         1991                          38,320         Sq. Ft.         97.86         100.00%      04/18/06
     126             64.52%         2005                          14,739         Sq. Ft.        253.88         100.00%      12/15/05
     127             66.70%         2001                          42,214         Sq. Ft.         87.21         100.00%      01/01/06
     128             47.35%         1998                            278           Pads         13,127.75       80.00%       01/04/06
     129             45.19%         1989                          40,299         Sq. Ft.         89.33         100.00%      04/19/06
     130             65.01%         2005                          74,596         Sq. Ft.         46.62         100.00%      01/06/06
     131             57.47%         1999                          11,180         Sq. Ft.        310.47         100.00%      01/10/06
     132             59.91%         2001                          23,000         Sq. Ft.        148.48         100.00%      10/01/05
     133             40.32%         2002                            79            Rooms        40,422.24       78.45%       12/31/05
     134             72.71%         1983                            100           Units        31,200.00       92.00%       03/07/06
     135             55.84%         2005                          12,739         Sq. Ft.        242.85         100.00%      11/01/05
     136             40.59%         2005                          10,000         Sq. Ft.        309.01         100.00%      03/22/06
     137             50.44%          NA                           71,000         Sq. Ft.         42.17         100.00%      02/16/06
     138             65.00%         2000                          30,060         Sq. Ft.         99.47         100.00%      02/14/06
     139             67.68%         1997                            80            Units        36,463.03       97.50%       03/08/06
     140             53.90%         1989                            40            Units        72,353.01       90.00%       01/31/06
     141             63.84%         2004                          13,824         Sq. Ft.        203.20         100.00%      01/13/06
     142             67.68%         1996                            88            Units        28,607.36       96.59%       03/08/06
     143             57.47%         2004                           7,200         Sq. Ft.        332.67         100.00%      04/05/06
     144             64.73%         1997                          10,908         Sq. Ft.        218.10         100.00%      11/14/05
     145             54.61%         2005                          14,564         Sq. Ft.        159.37         100.00%      11/29/05
     146             53.55%         2005                          14,564         Sq. Ft.        147.07         100.00%      01/24/06
     147             54.63%         2005                          14,564         Sq. Ft.        140.28         100.00%      01/24/06
     148             65.00%         1998                          10,125         Sq. Ft.        199.01         100.00%      11/03/05
     149             64.44%         2001                          23,942         Sq. Ft.         78.73         100.00%      01/11/06
     150             54.35%         2006                          12,000         Sq. Ft.        149.92         100.00%      12/28/05
     151             55.00%         1997                          11,180         Sq. Ft.        122.99         100.00%      12/22/05
     152             55.72%         1950          2001             5,058         Sq. Ft.        181.28         100.00%      08/15/05

                                                             MOST           MOST           MOST         MOST
MORTGAGE LOAN                                               RECENT         RECENT         RECENT       RECENT        UW
   NUMBER                  MOST RECENT PERIOD            REVENUES ($)   EXPENSES ($)      NOI ($)      NCF ($)    REVENUES ($)
---------------------------------------------------------------------------------------------------------------------------------

      1                     T-12 Thru 10/05               75,100,078     24,291,394     50,808,684   50,244,858    81,307,368
    1.01                    T-12 Thru 10/05               12,174,359      3,871,815      8,302,544    8,193,578    16,518,168
    1.02                    T-12 Thru 10/05               15,825,956      4,820,150     11,005,806   10,941,931    16,455,845
    1.03                    T-12 Thru 10/05               14,148,847      3,820,390     10,328,457   10,204,558    14,597,852
    1.04                    T-12 Thru 10/05               10,020,218      2,590,042      7,430,176    7,401,481    10,738,450
    1.05                    T-12 Thru 10/05               7,751,536       2,434,769      5,316,767    5,265,405    7,808,028
    1.06                    T-12 Thru 10/05               3,591,240       1,662,351      1,928,889    1,867,424    3,817,106
    1.07                    T-12 Thru 10/05               4,668,457       1,945,130      2,723,327    2,711,215    4,690,272
    1.08                    T-12 Thru 10/05               1,963,845        681,343       1,282,502    1,231,415    1,874,093
    1.09                    T-12 Thru 10/05               3,132,749       1,322,144      1,810,605    1,785,655    3,057,196
    1.10                    T-12 Thru 10/05               1,822,871       1,143,260       679,611      642,194     1,750,361
      2                           2005                    84,465,090     58,717,596     25,747,494   21,545,937    91,641,196
      3                           2005                    22,286,065      8,705,656     13,580,409   13,503,787    28,050,328
      4                         YE 2005                   13,005,852      6,072,907      6,932,945    6,802,625    14,650,572
      5                           2005                    10,573,370      4,509,740      6,063,630    5,942,037    13,255,104
    5.01
    5.02
    5.03
    5.04
    5.05
    5.06
    5.07
    5.08
    5.09
    5.10
    5.11
      6                           2005                    13,158,037      3,919,527      9,238,510    9,134,761    14,915,614
      7                                                                                                            12,815,515
      8                           2005                    10,508,366      3,858,818      6,649,548    6,513,924    9,910,792
      9                           2005                    4,589,878       1,158,961      3,430,917    3,378,023    5,752,072
     10                     T-3 Ending 1/06               20,406,620     15,161,100      5,245,520    4,429,258    20,770,913
     11                           2005                    5,962,274       1,523,895      4,438,379    4,410,502    6,470,592
     12                           2005                    4,785,561       1,290,834      3,494,728    3,477,908    4,976,207
     13                           2005                    6,929,841       2,651,998      4,277,843    4,198,149    6,780,827
     14                           2005                    4,973,124       1,552,832      3,420,292    3,247,723    5,038,819
     15                           2005                    4,340,245        837,017       3,503,228    3,486,605    4,428,652
     16                      Year End 2005                25,026,332     13,314,430     11,711,902   11,552,261    25,418,923
     17                           2005                    7,392,421       3,499,944      3,892,477    3,835,191    7,174,424
     18                           2005                    3,064,275       1,555,535      1,508,740    1,508,740    4,715,288
     19                           2005                    27,023,451     18,459,811      8,563,640    7,482,702    27,976,614
     20                                                                                                            4,069,706
     21                                                                                                            3,270,144
     22                                                                                                            4,212,341
     23                     T-12 Ending 1/06              9,514,557       5,918,040      3,596,517    3,216,013    9,325,339
     24                      Year End 2005                4,747,156       2,081,067      2,666,089    2,628,429    4,346,703
     25                           2005                    4,479,996        707,380       3,772,616    3,721,908    3,515,594
     26                   2005 YTD ann (10/05)            3,169,131        826,325       2,342,806    2,277,447    3,348,091
     27                        T-12 2/06                  4,749,090       2,404,888      2,344,202    2,172,202    4,858,706
     28                  T-12 Thru 2/06 Annual            4,293,931       1,971,098      2,322,833    2,224,873    4,303,832
     29                                                                                                            2,830,856
     30                           2005                    3,695,361       1,367,881      2,327,480    2,221,480    3,637,885
     31                           2005                    3,490,496       1,150,053      2,340,443    2,296,868    3,462,623
     32                                                                                                            3,081,500
     33                           2005                    3,123,594       1,182,901      1,940,693    1,842,693    3,196,114
     34                           2005                    2,156,105        833,379       1,322,726    1,322,726    2,841,475
     35                           2005                    2,916,830        734,277       2,182,553    2,141,355    3,271,310
     36                           2005                    2,215,261        511,453       1,703,808    1,676,019    2,338,986
     37                           2005                    2,262,921        561,859       1,701,062    1,672,557    2,343,188
     38                                                                                                            2,015,454
     39                           2005                    2,181,301        473,873       1,707,428    1,684,415    2,109,651
     40                           2005                    9,839,546       7,509,307      2,330,239    1,936,657    9,839,564
     41                           2005                    2,194,509        642,721       1,551,788    1,397,334    2,274,000
     42                  2005 Annualized 11/05            1,960,893        500,304       1,460,589    1,447,205    2,253,741
     43                           2005                    1,882,919        517,762       1,365,157    1,329,657    1,969,764
     44                           T-6                     2,099,176        963,453       1,135,723    1,073,323    2,383,201
     45                      T-12 as of Jan               2,107,023        745,144       1,361,879    1,318,679    2,096,484
     46                           2005                    3,083,532       1,667,375      1,416,157    1,398,803    3,107,362
     47                           2005                    1,872,067        497,653       1,374,414    1,367,128    1,957,846
     48                           2005                    2,115,141        611,496       1,503,645    1,484,455    2,161,242
     49                        T-12 2/06                  2,587,056       1,321,367      1,265,689    1,169,689    2,721,995
     50                           2005                    1,487,798        350,720       1,137,078    1,098,359    1,749,023
     51                           2005                    3,218,042       1,748,947      1,469,095    1,451,280    3,353,537
     52                Full Year ending 12-31-05          3,613,840       1,095,319      2,518,521    2,518,521    3,389,522
     53                     T-12(end Mar 06)              4,356,446       2,516,327      1,840,119    1,665,863    4,426,446
     54                                                                                                            1,860,813
     55                       T-12M 11/05                 2,544,991       1,249,001      1,295,990    1,232,486    2,530,530
     56                           2005                    1,961,077        820,508       1,140,569    1,131,701    2,240,984
     57                                                                                                            1,255,658
     58                        T-12 11/05                 1,766,233        799,115        967,118      909,918     1,882,115
     59                           2005                    6,975,745       5,270,884      1,704,861    1,704,861    7,106,871
     60                           2005                    1,309,118        397,693        911,425      874,394     1,473,257
     61                           2005                    2,267,532        751,221       1,516,311    1,485,649    2,161,451
     62                           2005                    1,564,942        347,579       1,217,363    1,204,362    1,409,406
     63                                                                                                            1,480,173
     64                           2005                    1,455,824        421,888       1,033,936    1,023,217    1,567,296
     65                           2005                    1,546,918        444,014       1,102,904    1,086,197    1,531,579
     66                           2005                    1,596,662        527,653       1,069,009    1,032,009    1,637,007
     67                           2005                    1,171,462        586,538        584,924      535,212     1,684,738
     68                                                                                                            1,087,500
    68.01                                                                                                           408,000
    68.02                                                                                                           344,000
    68.03                                                                                                           335,500
     69                           2005                    4,072,999       2,576,004      1,496,995    1,496,995    4,030,162
     70                Full Year ending 12-31-05          3,579,918       1,934,400      1,645,518    1,502,321    3,357,133
     71                           2005                    1,593,838        682,562        911,276      864,276     1,646,543
     72                           2005                    1,916,206       1,200,828       715,378      643,378     2,012,749
     73                           2005                    1,160,172        248,099        912,073      903,294     1,327,517
     74                       TTM 2/28/06                 3,429,916       2,292,322      1,137,594    1,137,594    3,409,540
     75                           2005                    1,229,241        397,214        832,027      807,175     1,270,572
     76                                                                                                            1,747,066
     77                           2005                    1,252,979        397,412        855,567      835,903     1,272,298
     78                           2005                    1,267,591        410,161        857,430      851,180     1,231,068
     79          10 Months Annualized through 10-31-05    1,762,668       1,143,322       619,346      619,346     1,986,446
     80                        T-12 2/06                  1,451,457        776,252        675,205      629,205     1,537,394
     81                           2005                    1,035,307        416,521        618,786      587,786     1,106,780
     82                           2005                    5,248,180       3,899,754      1,348,426    1,348,426    5,371,390
     83                                                                                                             655,000
     84                     T-12 Thru 10/05               1,450,590        888,799        561,791      516,591     1,610,138
     85                     2005 Annualized               1,354,500        443,189        911,311      884,098     1,325,870
     86                           2005                     947,799         142,352        805,447      797,313      893,523
     87                         T12 2/06                  1,333,274        704,333        628,941      582,691     1,353,870
     88               2005 / T-12 (ending Dec 05)         2,392,041       1,710,052       681,989      660,489     2,474,488
     89                     T-12 Thru 10/05               1,439,381        989,165        450,216      450,216     1,439,381
     90                           2005                     773,042         280,328        492,714      481,514      803,520
     91                           T-12                    2,774,761       2,084,908       689,853      659,103     2,829,362
     92                           2005                    4,044,425       1,976,987      2,067,438    2,046,703    4,047,779
     93                         T-3 1/06                   886,120         312,048        574,072      552,072      899,729
     94                 2005 6 Months Annualized          2,214,127       1,405,891       808,236      719,671     2,214,127
     95                                                                                                             908,864
     96                                                                    117,139                                  813,421
     97                                                                                                             664,582
     98                                                                                                             853,954
     99                           2005                    2,373,874       1,466,293       907,581      812,626     2,368,156
     100               Full Year ending 12-31-05           855,536         190,412        665,124      665,124      835,951
     101                          2005                     488,548         140,488        348,060      341,786      637,463
     102                          2005                    2,251,856       1,379,263       872,593      782,519     2,336,795
     103                          2005                     929,581         483,523        446,058      435,045      999,646
     104               Full Year ending 12-31-05          1,277,716        590,672        687,044      594,818     1,204,291
     105                    2005 Annualized                644,658         158,830        485,828      479,203      632,546
     106                          2005                     923,965         408,172        515,793      509,561     1,015,816
     107                          2005                     703,356         334,503        368,853      359,853      747,972
     108                                                                                                            547,282
     109                          2005                     866,275         440,592        425,683      391,051      886,160
     110                 6/05-12/05 Annualized            1,793,403       1,398,886       394,517      384,717     1,790,233
     111                          2005                     953,119         425,441        527,678      513,642     1,000,929
     112                          2005                     859,291         491,837        367,454      353,418      988,396
     113                                                                                                            541,602
     114                                                                                                            550,078
     115                2005 6 Months Annualized          1,512,985        892,589        620,396      559,877     1,401,703
     116                                                                                                            521,868
     117                                                                                                            662,588
     118                                                                                                            353,000
     119                                                                                                            435,130
     120                          2005                     784,117         393,442        390,675      371,655      725,351
     121                                                                                                            445,632
     122               Full Year ending 12-31-05           689,419         225,998        463,421      463,421      632,110
     123                          2005                     170,236         86,002         84,234       81,266       565,112
     124                                                                                                            375,714
     125                          2005                     407,014         63,604         343,410      339,578      391,991
     126                                                                                                            380,000
     127                          2004                     536,079         95,870         440,209      435,988      486,069
     128                 T-12 through 11-30-05             810,588         298,071        512,517      512,517      834,342
     129                          2005                     782,093         234,146        547,947      541,902      761,258
     130                                                                                                            388,360
     131                                                                                                            330,738
     132                                                                                                            398,763
     133                          2005                    1,706,781       1,181,436       525,345      457,074     1,696,070
     134                    T-12 (end 03/06)               717,471         403,095        314,376      288,276      699,940
     135                                                                                                            347,537
     136                                                                                                            385,402
     137                                                                                                            348,200
     138                          2005                     402,202         59,461         342,741      339,735      411,121
     139                  T-12 (end Feb 2006)              486,229         180,015        306,214      286,214      481,224
     140                          2005                     389,759         131,516        258,243      246,923      390,320
     141                                                                                                            302,484
     142                  T-12 (end Feb 2006)              424,904         107,192        317,712      295,712      421,515
     143                                                                                                            313,251
     144                                                                                                            265,249
     145                                                                                                            321,021
     146                                                                                                            296,134
     147                                                                                                            275,148
     148                                                                                                            206,601
     149                                                                                                            221,464
     150                                                                                                            223,440
     151                                                                                                            200,206
     152                          2004                     131,892         22,821         109,071      109,071      124,325

                                                 UW NET
                                    UW NET        CASH                                               LARGEST    LARGEST
MORTGAGE LOAN                      OPERATING      FLOW                                                TENANT    TENANT
   NUMBER       UW EXPENSES ($)   INCOME ($)       ($)      LARGEST TENANT NAME                      SQ. FT.   % OF NRA
-------------------------------------------------------------------------------------------------------------------------

      1            24,982,151     56,325,217   51,881,207   Various                                  Various    Various
    1.01           3,891,477      12,626,691   11,953,720   Pottery Barn Outlet                       63,332     9.88%
    1.02           4,851,101      11,604,744   10,835,441   Vanity Fair                               26,842     5.04%
    1.03           3,968,078      10,629,774    9,898,616   Vanity Fair                               23,272     4.88%
    1.04           2,808,930       7,929,519    7,415,225   Pottery Barn                              27,890     6.80%
    1.05           2,424,215       5,383,812    4,934,801   Nike                                      17,500     6.47%
    1.06           1,858,116       1,958,990    1,636,063   Casual Corner Annex                       11,036     3.95%
    1.07           1,873,673       2,816,599    2,447,502   VF Outlet                                 22,161     7.32%
    1.08            695,374        1,178,719     975,879    Liz Claiborne                             12,000     8.22%
    1.09           1,339,815       1,717,381    1,492,480   Liz Claibourne                            12,048     5.31%
    1.10           1,271,372        478,988      291,480    Bealls                                    15,401     7.41%
      2            61,387,444     30,253,751   25,683,833
      3            9,271,503      18,778,825   18,103,745   JPMorgan                                  72,251     14.5%
      4            5,985,048       8,665,524    8,291,827   MPS Group, Inc.// Modis                  113,927     17.48%
      5            5,488,157       7,766,947    7,145,816   Various                                  Various    Various
    5.01                                                    Fitworks                                  33,174     41.47%
    5.02                                                    Medpace                                   95,000    100.00%
    5.03                                                    Cincinnati Bell                           77,596     83.65%
    5.04                                                    Cincinnati Bell                           81,500    100.00%
    5.05                                                    Cincinnati Bell                           39,400     51.06%
    5.06                                                    The Urology Group                         33,433     45.05%
    5.07                                                    US Bank, National Association             15,125     20.77%
    5.08                                                    ITT Educational                           33,593     46.90%
    5.09                                                    Orau                                      30,000     50.00%
    5.10                                                    TriHealth/GHA                             23,676     44.08%
    5.11                                                    Infusion Partners                         10,253     19.78%
      6            4,510,602      10,405,012    9,879,702   Younkers                                 102,225     19.71%
      7             384,465       12,431,050   11,324,765   Hercules Incorporated                    518,409    100.00%
      8            3,605,138       6,305,654    5,706,788   Kaiser Foundation Health Plan            170,074     30.95%
      9            1,145,551       4,606,521    4,465,830   Harris Teeter                             51,941     20.23%
     10            15,410,023      5,360,890    4,530,054
     11            1,687,883       4,782,709    4,534,406   Qualcomm Inc.                             99,725     35.77%
     12            1,321,067       3,655,140    3,543,778   Phillips Place Cinemas                    30,000     23.19%
     13            2,659,860       4,120,968    3,897,649   Wal-Mart                                 116,605     20.48%
     14            1,549,236       3,489,584    3,428,554   NIA-GS                                    43,475     29.16%
     15             842,809        3,585,844    3,470,895   ACME                                      61,000     36.70%
     16            12,566,214     12,852,709   11,737,185   New York City Off-Track Betting          148,748     23.29%
     17            3,498,223       3,676,200    3,330,560   Bank of Texas                             43,851     15.31%
     18            1,763,437       2,951,852    2,951,852   Synergy Workplaces                        25,602     23.78%
     19            18,667,638      9,308,976    8,288,389
     20            1,311,155       2,758,550    2,650,233   Hollywood Theatre                         30,000     13.26%
     21             983,876        2,286,268    2,243,068
     22            1,324,415       2,887,926    2,802,099   Quantum Corp.                            284,163    100.00%
     23            5,939,669       3,385,670    3,012,656
     24            2,005,708       2,340,995    2,215,939   VF Factory Outlet                         21,044     8.44%
     25             890,700        2,624,893    2,338,500   Accuray, Incorporated                     72,576     28.63%
     26             866,301        2,481,790    2,284,862   Ralph's                                   58,004     35.50%
     27            2,423,120       2,435,586    2,263,586
     28            2,017,163       2,286,669    2,188,709
     29             846,517        1,984,339    1,947,539
     30            1,431,765       2,206,120    2,100,120
     31            1,148,988       2,313,635    2,080,690   The Lending Connection                    26,156     21.61%
     32             819,473        2,262,027    2,195,831   Ross Stores, Inc.                         30,187     18.61%
     33            1,162,049       2,034,065    1,936,065
     34             853,958        1,987,517    1,953,128   Parking Garage                           271,452     90.42%
     35            1,319,795       1,951,514    1,761,065   Cub Foods                                 62,400     22.72%
     36             505,319        1,833,668    1,757,467   Shop Rite                                 58,074     41.80%
     37             586,981        1,756,207    1,664,219   Home Depot                               101,928     71.52%
     38             358,453        1,657,001    1,566,093   Albertson's                               48,296     28.08%
     39             485,236        1,624,416    1,531,010   Clemens Markets, Inc.                     32,705     28.42%
     40            7,553,238       2,286,327    1,892,744
     41             736,976        1,537,024    1,498,194   Belk                                      66,247     38.45%
     42             559,759        1,693,982    1,454,834   Starkey Laboratories, Inc                 34,896     26.07%
     43             529,688        1,440,076    1,404,576
     44             960,908        1,422,293    1,359,893
     45             776,904        1,319,580    1,276,380
     46            1,642,001       1,465,361    1,317,530   The Prudential Insurance Co.              15,098     13.92%
     47             588,130        1,369,716    1,324,774   Rick Engineering                          10,513     14.43%
     48             578,327        1,582,915    1,408,272   Walgreens                                 9,394      8.81%
     49            1,358,430       1,363,565    1,267,565
     50             338,243        1,410,780    1,307,264   Dunlaps                                   42,500     16.46%
     51            1,742,394       1,611,143    1,452,731   Ear Professionals                         4,293      3.86%
     52             964,490        2,425,032    2,193,532   EDS Information Services, LLC            210,000    100.00%
     53            2,689,895       1,736,551    1,559,493
     54             659,236        1,201,577    1,157,577
     55            1,188,190       1,342,340    1,278,836
     56             823,321        1,417,662    1,324,168   Carolina Orthopaedics & Sport Medicine    17,385     19.60%
     57              12,557        1,243,101    1,231,342   BJ's                                     117,593    100.00%
     58             786,026        1,096,089    1,038,889
     59            5,285,522       1,821,349    1,537,074
     60             365,162        1,108,095    1,034,417   The Fresh Market                          21,017     24.40%
     61             749,294        1,412,157    1,256,693   Syspro Impact Software                    19,318     23.31%
     62             320,921        1,088,485    1,035,037   Modell's Sporting Goods                   17,485     20.17%
     63             412,307        1,067,866    1,045,852   Seven for All Mankind, LLC               220,000    100.00%
     64             456,622        1,110,674    1,010,689   First Franklin                            13,022     18.22%
     65             494,974        1,036,605     954,426    Office Depot                              28,654     25.73%
     66             643,145         993,862      956,862
     67             619,438        1,065,300     976,477    Plante & Moran                            28,236     35.69%
     68              32,625        1,054,875    1,050,339   Walgreens                                 15,120     33.33%
    68.01            12,240         395,760      394,248    Walgreens                                 15,120    100.00%
    68.02            10,320         333,680      332,168    Walgreens                                 15,120    100.00%
    68.03            10,065         325,435      323,923    Walgreens                                 15,120    100.00%
     69            2,615,894       1,414,268    1,253,062
     70            1,867,267       1,489,866    1,355,581
     71             698,207         948,336      901,336
     72             986,568        1,026,181     954,181
     73             442,089         885,428      833,699    Sweetbay                                  44,810     51.04%
     74            2,266,489       1,143,051    1,006,669
     75             410,270         860,302      835,450
     76             539,904        1,207,162    1,052,512   Quantum Corp.                            122,041    100.00%
     77             393,838         878,460      820,987    Ace Hardware                              28,222     27.27%
     78             409,129         821,939      753,453    Northside Hospital                        52,090    100.00%
     79            1,082,406        904,040      738,372    Gehan Homes                               11,053     7.16%
     80             775,862         761,532      715,532
     81             393,308         713,472      682,472
     82            4,013,400       1,357,990    1,143,135
     83              6,550          648,450      648,450    Wal-Mart (Ground Lease)                  120,000    100.00%
     84             834,664         775,474      730,274
     85             536,066         789,804      705,962    PGA of America                            30,000     50.00%
     86             134,042         759,481      724,400    SuperValu, Lakeside                       27,500     43.95%
     87             702,678         651,192      604,942
     88            1,694,957        779,531      758,031
     89             871,613         567,768      567,768
     90             233,374         570,146      558,946
     91            2,117,404        711,958      681,208
     92            1,982,224       2,065,555    1,876,210   Soo Mi Kim                                9,902      7.16%
     93             356,487         543,242      521,242
     94            1,425,413        788,714      700,149
     95             308,475         600,389      562,597    Kohl's                                    88,800    100.00%
     96             199,090         614,331      563,301    Children Bureau                           6,700      13.73%
     97             136,737         527,845      522,037
     98             283,157         570,797      538,139    Property Solutions International (PSI)   127,000    100.00%
     99            1,458,997        909,159      814,433
     100            228,469         607,482      525,334    Panera Bread Company                      48,172     88.50%
     101            159,055         478,408      460,801    CVS Pharmacy                              11,970     38.16%
     102           1,435,356        901,438      807,967
     103            491,944         507,703      464,961    County of Lake                            16,622     22.64%
     104            719,674         484,617      437,202
     105            161,846         470,700      434,785    Star Market                               44,000     66.42%
     106            420,018         595,797      529,939    Rosser International                      56,694     90.96%
     107            308,954         439,018      430,018
     108             47,997         499,285      446,464    Lowe's                                    95,173    100.00%
     109            456,196         429,964      395,332
     110            673,873        1,116,360    1,106,560
     111            426,724         574,205      500,584    Volt Information Sciences                 5,203      13.34%
     112            495,704         492,692      420,114    Information Management Resources          4,581      11.75%
     113            144,325         397,277      385,100    Championship Grill                        7,744      47.31%
     114            117,522         432,556      409,456    The Wine Cellar                           5,400      17.32%
     115            878,060         523,644      467,576
     116            109,104         412,764      390,989    Goodwill Thrift Store                     9,653      42.95%
     117            234,291         428,297      393,959    Conn's Appliances (CAI, LP)               37,909     74.98%
     118             3,530          349,470      347,988    Walgreens                                 14,820    100.00%
     119             4,351          430,779      429,474    CVS                                       13,050    100.00%
     120            362,253         363,098      344,078
     121             4,456          441,176      434,362    Federal Express                           68,133    100.00%
     122            275,271         356,839      345,828
     123            194,780         370,332      345,319    Carle Foundation                          29,680    100.00%
     124             3,757          371,956      370,575    CVS                                       13,813    100.00%
     125             61,241         330,750      324,538    Harris Teeter                             32,960     86.01%
     126             3,800          376,200      374,726    Walgreens                                 14,739    100.00%
     127            123,243         362,826      352,362    BI-LO                                     35,914     85.08%
     128            350,571         483,771      438,735
     129            282,763         478,495      450,841    Amity Food Corp.                          14,015     34.78%
     130             3,884          384,476      377,017    Academy Sports                            74,596    100.00%
     131             3,307          327,431      323,098    Rite Aid                                  11,180    100.00%
     132             11,963         386,800      384,500    La-Z Boy                                  23,000    100.00%
     133           1,194,497        501,573      433,730
     134            400,596         299,344      273,244
     135             53,102         294,435      291,505    Eckerd                                    12,739    100.00%
     136             72,581         312,821      299,191    Pei We                                    3,100      31.00%
     137             3,482          344,718      337,618    Hannaford (Ground Lease)                  71,000    100.00%
     138             66,876         344,245      329,849    Office Depot                              20,060     66.73%
     139            210,167         271,057      251,057
     140            139,378         250,942      239,622
     141             3,025          299,459      298,077    CVS                                       13,824    100.00%
     142            180,807         240,708      218,708
     143             58,649         254,602      253,738    Regions Bank                              4,200      58.33%
     144             2,652          262,597      261,506    CVS                                       10,908    100.00%
     145             3,210          317,811      316,355    Rite Aid                                  14,564    100.00%
     146             2,961          293,173      291,716    Rite Aid                                  14,564    100.00%
     147             2,751          272,396      270,940    Rite Aid                                  14,564    100.00%
     148             2,066          204,535      203,320    CVS                                       10,125    100.00%
     149             2,215          219,249      216,855    Staples                                   23,942    100.00%
     150             2,234          221,206      211,096    David's Bridal                            12,000    100.00%
     151             2,002          198,204      196,527    Rite Aid                                  11,180    100.00%
     152             28,515         95,810       89,001     Statscript                                2,138      42.27%

                                                                                          2ND
                                                                               2ND     LARGEST
                    LARGEST                                                  LARGEST    TENANT     2ND LARGEST
MORTGAGE LOAN     TENANT EXP.     2ND LARGEST                                 TENANT     % OF         TENANT
   NUMBER             DATE        TENANT NAME                                SQ. FT.     NRA        EXP. DATE
---------------------------------------------------------------------------------------------------------------

      1             Various       Various                                    Various   Various       Various
    1.01            01/31/18      Neiman Marcus Last Call                     28,048    4.38%        01/31/21
    1.02            11/30/09      Old Navy                                    20,188    3.79%        10/31/10
    1.03            12/31/08      Off 5th Saks                                19,804    4.16%        12/31/11
    1.04            01/31/11      Nike                                        13,840    3.38%        06/30/07
    1.05            05/31/07      Bass Company Store                          9,200     3.40%        12/31/09
    1.06            08/31/06      Liz Claiborne                               10,955    3.92%        03/31/15
    1.07            03/31/10      Burke's                                     13,848    4.57%        09/30/07
    1.08            12/31/09      Mikasa                                      8,120     5.56%        09/30/07
    1.09            03/31/09      Gap                                         9,050     3.99%        04/30/06
    1.10            11/30/07      Nike                                        9,012     4.34%        06/30/10
      2
      3             05/31/13      Time Inc.                                   67,079    13.4%        08/31/10
      4             03/31/11      GSA/IRS                                    109,011    16.73%       11/02/10
      5             Various       Various                                    Various   Various       Various
    5.01            06/30/14      Skeffington's                               12,031    15.04%       01/31/07
    5.02            12/31/13
    5.03            07/17/15      Walgreens                                   3,742     4.03%        04/30/09
    5.04            07/17/15
    5.05            07/17/15      Fidelity Mortgage, Inc.                     12,050    15.61%       08/31/10
    5.06            09/30/12      Medisync, Inc.                              12,395    16.70%       09/30/09
    5.07            03/31/10      Katzen International                        9,247     12.70%       07/31/16
    5.08            03/08/11      Bethesda, Inc.                              19,248    26.87%       05/31/11
    5.09            01/05/07      Cincinnati Bell                             30,000    50.00%       07/17/15
    5.10            06/30/08      ADT Security Services                       12,724    23.69%       07/17/10
    5.11            07/31/07      Concentra Health Services                   8,973     17.31%       07/31/15
      6             12/13/10      Steve & Barry's                             80,083    15.44%       01/31/11
      7             05/31/13
      8             10/31/11      AFA Service Corp.                           21,091    3.84%        07/31/12
      9             09/30/26      Stein Mart, Inc.                            35,698    13.90%       08/31/09
     10
     11             01/18/08      Mohler Nixon & Williams                     39,770    14.27%       12/31/12
     12             11/14/16      Dean and Deluca                             9,365     7.24%    Multiple Spaces
     13             01/31/23      Storage Partners of Cheltenham, PA         102,089    17.93%       07/31/23
     14             09/30/11      IRS-GS                                      29,643    19.88%       11/30/06
     15             02/11/24      Paoli Pharmacy                              13,724    8.26%        11/30/10
     16         Multiple Spaces   Hard Rock Cafe                              44,970    7.04%        01/10/21
     17             05/31/11      Abby Office Centers                         17,580    6.14%        11/30/08
     18             01/31/16      City National Bank                          24,641    22.89%       09/30/08
     19
     20             04/30/20      TJ Maxx                                     28,000    12.38%       05/31/15
     21
     22         Multiple Spaces
     23
     24             03/31/08      Liz Claiborne                               12,000    4.81%        08/31/09
     25             02/29/08      Medarex, Inc.                               36,676    14.47%       10/31/09
     26             09/30/17      Five Star Theaters                          13,700    8.38%          MTM
     27
     28
     29
     30
     31             09/30/07      Pacific Mercantile Bank                     23,974    19.81%       05/31/09
     32             01/31/16      Linens-n-Things                             27,203    16.77%       01/31/16
     33
     34                NA         AMPCO                                       18,750    6.25%        04/30/10
     35             04/01/13      Office Depot                                26,725    9.73%        04/01/07
     36             03/31/19      Office Depot                                21,544    15.51%       06/30/13
     37             01/31/12      Staples                                     24,049    16.87%       12/31/14
     38             11/30/13      G.I. Joe's                                  48,235    28.04%       05/31/20
     39             11/30/22      Eckerd                                      8,640     7.51%        11/11/09
     40
     41             03/21/24      Publix Super Markets, Inc.                  54,379    31.56%       11/30/23
     42             09/30/10      Card Guard Technologies                     24,766    18.50%       01/14/09
     43
     44
     45
     46             05/31/08      E. Sun Bank                                 10,858    10.01%       05/14/10
     47             09/30/09      Sullivans                                   7,514     10.31%       09/30/09
     48             07/31/10      Lockheed Martin Integrated Systems, Inc.    9,020     8.46%        06/30/06
     49
     50             04/30/14      Anthony's                                   37,925    14.69%       01/31/10
     51             09/30/06      Del Terra Real Estate Services              3,701     3.32%        05/31/07
     52             09/30/11
     53
     54
     55
     56             02/15/14      Gaston Radiology                            13,000    14.66%       08/01/21
     57             01/31/26
     58
     59
     60             07/31/19      West Marine                                 7,036     8.17%        09/30/13
     61             07/14/08      Loan Correspondents                         14,306    17.26%       05/23/08
     62             01/31/21      Michaels Stores                             15,884    18.33%       01/31/09
     63             03/31/21
     64             03/07/09      The Penn Mutual Life Insurance              10,412    14.57%       11/30/07
     65             03/21/09      Big Lots                                    17,640    15.84%       05/31/10
     66
     67             04/30/15      Stryker - Leibinger                         27,478    34.73%       04/30/12
     68             Various
    68.01           10/31/21
    68.02           02/28/21
    68.03           12/31/21
     69
     70
     71
     72
     73             11/02/21      ACE Hardware                                12,900    14.69%       06/30/10
     74
     75
     76         Multiple Spaces
     77             10/14/11      OSCO                                        28,000    27.05%       01/31/07
     78             12/31/09
     79             01/31/09      TSC Engineering                             8,630     5.59%        11/30/10
     80
     81
     82
     83             07/14/25
     84
     85             01/31/16      CTX Mortgage Company LLC                    4,974     8.29%        11/30/08
     86             06/30/23      Aurora Pharmacy (frmr Snyder Drug)          11,592    18.53%       06/30/21
     87
     88
     89
     90
     91
     92         Multiple Spaces   Metropolitan Life Insurance                 9,144     6.61%        10/31/10
     93
     94
     95             01/31/26
     96             08/31/06      Progresso Market                            6,000     12.30%       08/31/09
     97
     98             09/20/15
     99
     100            10/31/10      Outback Steakhouse                          6,261     11.50%       08/31/10
     101            01/31/31      Blockbuster                                 8,000     25.50%       07/18/09
     102
     103        Multiple Spaces   State of IL Administration Office           6,053     8.24%        06/30/09
     104
     105            01/31/15      Big B Drugs                                 8,470     12.79%       01/31/10
     106            08/24/12      Trent Jones, D.D.S., P.C.                   2,691     4.32%        02/28/13
     107
     108            04/30/15
     109
     110
     111            03/14/08      Plural Venture Partners, Inc                3,079     7.90%          MTM
     112            11/30/06      Tiempo Escrow II                            4,551     11.67%       11/10/09
     113            08/14/15      Pizzeria Laferlita                          2,510     15.34%       03/31/15
     114            05/31/12      The San Francisco Bread Co.                 4,800     15.40%       10/31/11
     115
     116            11/30/10      BBs Children's House                        3,744     16.66%       03/31/10
     117            08/31/17      Goodwill                                    12,651    25.02%       08/31/09
     118            03/31/31
     119            07/05/26
     120
     121            09/30/15
     122
     123            03/31/17
     124            05/12/24
     125            11/11/16      Endless Summer                              2,660     6.94%        11/30/10
     126            12/31/30
     127            11/30/21      CATO                                        3,570     8.46%        01/31/07
     128
     129        Multiple Spaces   Dollar Store / Gita Bhairam                 6,390     15.86%       09/30/13
     130            01/31/26
     131            07/31/20
     132            10/31/15
     133
     134
     135            09/12/25
     136            09/30/25      Starbucks                                   1,770     17.70%       09/30/15
     137            11/30/30
     138            12/31/15      Hibbett Sporting                            5,000     16.63%       01/31/11
     139
     140
     141            06/10/24
     142
     143            12/31/25      Wendy's (Ground Lease)                      3,000     41.67%       12/31/19
     144            08/28/17
     145            01/31/26
     146            01/31/26
     147            01/31/26
     148            01/31/19
     149            06/30/16
     150            12/31/15
     151            02/28/17
     152            10/14/06      Weekday Gourmet                             1,470     29.06%       08/20/08

                                                                    3RD
                                                     3RD LARGEST  LARGEST       3RD LARGEST
MORTGAGE LOAN                                        TENANT SQ.   TENANT %      TENANT EXP.
   NUMBER        3RD LARGEST TENANT NAME                 FT.       OF NRA           DATE         LOCKBOX
----------------------------------------------------------------------------------------------------------

      1          Various                               Various    Various         Various         Day 1
    1.01         Gap Outlet                            23,876      3.72%          03/31/09
    1.02         Nike                                  13,475      2.53%          02/28/10
    1.03         Nike                                  15,076      3.16%          11/30/08
    1.04         Brooks Brothers                       10,065      2.46%          12/31/08
    1.05         Polo Ralph Lauren                      9,200      3.40%          10/31/08
    1.06         Reebok/Rockport                       10,469      3.75%          08/31/07
    1.07         Nike                                  13,452      4.44%          11/30/07
    1.08         Bass                                   7,504      5.14%            MTM
    1.09         Dress Barn                             8,951      3.95%          06/30/08
    1.10         Dress Barn                             9,008      4.33%          12/31/06
      2                                                                                           Day 1
      3          Mass Mutual Life                      65,992      13.2%          01/31/09        Day 1
      4          Regency Centers                       64,887      9.96%          06/30/17        Day 1
      5          Various                               Various    Various         Various         Day 1
    5.01         Youthland Academy                      8,850      11.06%         01/31/16
    5.02
    5.03         Kaplan Educational Center              3,460      3.73%          07/31/10
    5.04
    5.05         Greater Cinti Hospital                 6,628      8.59%          06/30/09
    5.06         Progressive Casualty                  10,350      13.95%         01/31/08
    5.07         Leukemia Lymphoma Society              6,922      9.51%          11/30/12
    5.08         American Nursing                       6,200      8.66%          05/31/11
    5.09
    5.10         Everest/Dialysis Specialists          10,172      18.94%         01/31/07
    5.11         Landmark                               7,926      15.29%         01/31/07
      6          Circuit City                          32,545      6.27%          01/31/17        Day 1
      7                                                                                           Day 1
      8          National Cable Communications         16,646      3.03%          03/31/10
      9          Marshalls                             35,000      13.63%         01/31/21
     10
     11          Aoptix Technologies                   28,927      10.38%         06/30/10
     12          Restoration Hardware                   8,850      6.84%          09/30/12      Springing
     13          Pathmark Stores, Inc.                 64,636      11.35%         08/31/20        Day 1
     14          Modells                               20,694      13.88%         03/31/09
     15          Pier One Imports                      12,400      7.46%          02/28/12
     16          Atkinson Koven Feinberg Engineers     38,025      5.95%          10/19/14        Day 1
     17          Park City Club                        16,657      5.82%          12/31/17        Day 1
     18          EH World                               8,935      8.30%          10/30/14
     19                                                                                           Day 1
     20          Michaels                              21,300      9.42%          06/30/15      Springing
     21                                                                                         Springing
     22                                                                                           Day 1
     23                                                                                           Day 1
     24          Dress Barn                            10,306      4.13%          12/31/10        Day 1
     25          Airmagnet, Inc.                       26,496      10.45%         01/31/08        Day 1
     26          U Save Furniture                       9,510      5.82%            MTM
     27                                                                                           Day 1
     28                                                                                           Day 1
     29                                                                                         Springing
     30
     31          Assistance in Marketing, Inc           8,703      7.19%          10/31/09
     32          Petsmart                              22,693      13.99%         01/31/20        Day 1
     33                                                                                         Springing
     34          Business Improvement District          8,500      2.83%            MTM           Day 1
     35          AJ Wright                             25,025      9.11%          04/01/12      Springing
     36          GSA                                   12,010      8.64%          10/31/14
     37          Frantones Pizza                        5,500      3.86%            MTM         Springing
     38          Rite Aid                              29,928      17.40%         11/30/13        Day 1
     39          Burger King (pad)                      7,800      6.78%          10/31/09
     40
     41          Blockbuster                            5,816      3.38%          03/31/09
     42          Centocor Research & Dev               21,881      16.35%         10/31/07      Springing
     43
     44                                                                                           Day 1
     45                                                                                         Springing
     46          American Continental Bank              8,194      7.55%          02/28/10
     47          Realty Executives                      6,662      9.14%          10/31/11
     48          American Management                    8,190      7.68%          12/31/06
     49                                                                                           Day 1
     50          Ross Dress for Less                   30,450      11.80%         01/31/16        Day 1
     51          Homewide Lending Corporation           3,554      3.19%            MTM
     52
     53
     54                                                                                         Springing
     55                                                                                         Springing
     56          Gaston Medical Group                  10,353      11.67%         01/31/14
     57                                                                                         Springing
     58                                                                                         Springing
     59                                                                                           Day 1
     60          Bonefish Grill                         5,086      5.91%          11/30/14
     61          TWI Cable Inc.                        10,273      12.40%         01/31/07
     62          Tweeter                               14,283      16.48%         09/30/19
     63
     64          Cowboy Properties, LLC                 5,724      8.01%      Multiple Spaces
     65          Ina / Thornydale, LLC                 14,490      13.01%         10/02/63
     66                                                                                         Springing
     67          Merrill Lynch                          6,143      7.76%          05/31/15
     68                                                                                         Springing
    68.01
    68.02
    68.03
     69
     70                                                                                           Day 1
     71
     72
     73          Dollar General                         6,500      7.40%          10/31/07
     74                                                                                           Day 1
     75
     76                                                                                           Day 1
     77          Baum's Sporting Goods                  5,400      5.22%          04/30/12
     78
     79          Vita-Living, Inc.                      8,131      5.27%          03/31/10        Day 1
     80                                                                                           Day 1
     81                                                                                         Springing
     82                                                                                           Day 1
     83
     84
     85          Sellers Kuykendall                     4,149      6.92%          02/28/11      Springing
     86          Bear Realty of Salem                   7,320      11.70%         02/29/16
     87                                                                                           Day 1
     88
     89
     90                                                                                         Springing
     91
     92          GITI Tire (USA) Ltd.                   6,310      4.56%          09/14/06
     93
     94                                                                                         Springing
     95                                                                                         Springing
     96          Doublz                                 4,800      9.84%          04/30/15
     97
     98                                                                                         Springing
     99                                                                                           Day 1
     100                                                                                          Day 1
     101         Happy Soles/Birkenstock Inc.           2,400      7.65%          09/30/06
     102                                                                                          Day 1
     103         Ancel Glink                            5,641      7.68%          12/31/08
     104
     105         Family Vision Care                     1,800      2.72%          07/31/07      Springing
     106
     107
     108                                                                                        Springing
     109
     110
     111         Snelling and Snelling, Inc             2,886      7.40%            MTM
     112         Analog Devices, Inc.                   3,963      10.16%         07/24/06
     113         Perceptions Salon & Spah-aa            1,612      9.85%          08/15/10
     114         The Cato Corp                          4,160      13.35%         01/31/11
     115                                                                                        Springing
     116         Casa Amiga Warehouse, Inc.             2,092      9.31%          04/30/11      Springing
     117                                                                                          Day 1
     118                                                                                        Springing
     119                                                                                        Springing
     120
     121                                                                                        Springing
     122                                                                                          Day 1
     123                                                                                        Springing
     124
     125         Aly Deli                               1,400      3.65%          07/31/08
     126                                                                                        Springing
     127         Subway                                 1,680      3.98%          11/30/06
     128                                                                                          Day 1
     129         Rent-A-Center                          3,762      9.34%          08/31/15
     130                                                                                        Springing
     131                                                                                        Springing
     132                                                                                        Springing
     133
     134
     135
     136         Hair Cuttery                           1,480      14.80%         02/28/11
     137
     138         Check Into Cash                        2,500      8.32%          12/31/07
     139
     140
     141                                                                                        Springing
     142
     143
     144                                                                                        Springing
     145                                                                                        Springing
     146                                                                                        Springing
     147                                                                                        Springing
     148                                                                                        Springing
     149                                                                                        Springing
     150                                                                                        Springing
     151                                                                                        Springing
     152         T-Mobile / VoiceStream                 1,450      28.67%         08/09/07      Springing

MORTGAGE LOAN             LARGEST AFFILIATED SPONSOR FLAG               MORTGAGE LOAN
   NUMBER        (> THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP 2)         NUMBER
-------------------------------------------------------------------------------------

      1                         David Lichtenstein                          1
    1.01                                                                  1.01
    1.02                                                                  1.02
    1.03                                                                  1.03
    1.04                                                                  1.04
    1.05                                                                  1.05
    1.06                                                                  1.06
    1.07                                                                  1.07
    1.08                                                                  1.08
    1.09                                                                  1.09
    1.10                                                                  1.10
                  DiamondRock Hospitality Limited Partnership and
      2                        Bloodstone TRS, Inc.                         2
      3                      Joe Moinian, Joe Chetrit                       3
      4                                                                     4
      5                                                                     5
    5.01                                                                  5.01
    5.02                                                                  5.02
    5.03                                                                  5.03
    5.04                                                                  5.04
    5.05                                                                  5.05
    5.06                                                                  5.06
    5.07                                                                  5.07
    5.08                                                                  5.08
    5.09                                                                  5.09
    5.10                                                                  5.10
    5.11                                                                  5.11
      6                                                                     6
      7                                                                     7
      8                                                                     8
      9                                                                     9
     10                                                                    10
     11                                                                    11
     12                                                                    12
     13                                                                    13
     14                                                                    14
     15                                                                    15
     16                                                                    16
     17                                                                    17
     18                                                                    18
     19                                                                    19
     20                             Cole Credit                            20
               N. Thomson Bard, Jr., Todd M. Gooding, Sol L. Rabin,
                                Robert D. Scanlan,
                    Griffin Investments LLC, Scanlankemperbard
     21                           Companies, LLC                           21
     22                                                                    22
     23                                                                    23
     24                         David Lichtenstein                         24
     25                                                                    25
     26                                                                    26
     27                             John Curry                             27
     28                        HGGP Capital II, LLC                        28
               N. Thomson Bard, Jr., Todd M. Gooding, Sol L. Rabin,
                                Robert D. Scanlan,
                    Griffin Investments LLC, Scanlankemperbard
     29                           Companies, LLC                           29
     30                 Resource Real Estate Holdings, Inc.                30
     31                                                                    31
     32                                                                    32
     33                     Triple Net Properties, LLC                     33
     34                             Joe Moinian                            34
     35                                                                    35
     36                                                                    36
     37                                                                    37
     38                                                                    38
     39                                                                    39
     40                                                                    40
     41                                                                    41
     42                                                                    42
     43                            Josef Stanzl                            43
     44                Secured California Investments, Inc.                44
     45                      Mark Hamilton, Tony Zanze                     45
     46                                                                    46
     47                                                                    47
     48                                                                    48
     49                             John Curry                             49
     50                                                                    50
     51                                                                    51
     52                                                                    52
     53                                                                    53
     54                      Triple Net Properties LLC                     54
     55                   Covington Realty Partners, LLC                   55
     56                                                                    56
     57                             Cole Credit                            57
     58                   Covington Realty Partners, LLC                   58
     59                                                                    59
     60                                                                    60
     61                                                                    61
     62                                                                    62
     63                                                                    63
     64                                                                    64
     65                                                                    65
     66                                                                    66
     67                            Roger Hinman                            67
     68                             Cole Credit                            68
    68.01                                                                 68.01
    68.02                                                                 68.02
    68.03                                                                 68.03
     69                                                                    69
     70                                                                    70
     71                          Peter H. Glazier                          71
     72                            Roger Hinman                            72
     73                                                                    73
     74                                                                    74
     75                            Josef Stanzl                            75
     76                                                                    76
     77                                                                    77
     78                                                                    78
     79                                                                    79
     80                             John Curry                             80
     81                                                                    81
     82                                                                    82
     83                                                                    83
     84                                                                    84
     85                                                                    85
     86                                                                    86
     87                             John Curry                             87
     88                                                                    88
     89                                                                    89
     90                                                                    90
     91                                                                    91
     92                                                                    92
     93                            Josef Stanzl                            93
     94                                                                    94
     95                             Cole Credit                            95
     96                                                                    96
     97                                                                    97
     98                           John E. Shaffer                          98
     99                                                                    99
     100                                                                   100
     101                                                                   101
     102                                                                   102
     103                                                                   103
     104                                                                   104
     105                                                                   105
     106                                                                   106
     107                                                                   107
     108                            Cole Credit                            108
     109                                                                   109
     110                                                                   110
     111                                                                   111
     112                                                                   112
     113                                                                   113
     114                                                                   114
     115                                                                   115
     116                                                                   116
     117                                                                   117
     118                                                                   118
     119                            Cole Credit                            119
     120                                                                   120
     121                            Cole Credit                            121
     122                                                                   122
     123                                                                   123
     124                                                                   124
     125                                                                   125
     126                            Cole Credit                            126
     127                                                                   127
     128                                                                   128
     129                                                                   129
     130                                                                   130
     131                                                                   131
     132                            Cole Credit                            132
     133                                                                   133
     134                                                                   134
     135                                                                   135
     136                                                                   136
     137                                                                   137
     138                                                                   138
     139                                                                   139
     140                           Josef Stanzl                            140
     141                            Cole Credit                            141
     142                                                                   142
     143                                                                   143
     144                            Cole Credit                            144
     145                            Cole Credit                            145
     146                            Cole Credit                            146
     147                            Cole Credit                            147
     148                            Cole Credit                            148
     149                            Cole Credit                            149
     150                            Cole Credit                            150
     151                            Cole Credit                            151
     152                                                                   152

(1) One Mortgage Loan, representing 11.0% of the Cut-Off Date Pool Balance, is part of a split loan structure and the related pari passu companion loan is not included in the Trust Fund, unless otherwise specified.

(2) Certain of the Mortgage Loans detail "as-stabilized" appraised values as indicated by appraisal dates in the future (6 Mortgage Loans (loan numbers 3,
32, 36, 63, 89 and 96), representing approximately 8.4% of the Cut-Off Date Pool
Balance (5 Morgage Loans in Loan Group 1 or 9.5% of the Cut-Off Date Group 1
Balance and 1 Mortgage Loan in Loan Group 2 or 1.7% of the Cut-Off Date Group 2
Balance)). Reserves were generally taken at closing in order to address the difference between the "as-is" and "as-stabilized" valuation. See RISK FACTORS -
The Mortgage Loans - Inspections and Appraisals May Not Accurately Reflect Value
or Condition of Mortgage Property.

(3) With respect to one Mortgage Loan, representing 1.0% of the Cut-Off Date
Pool Balance (1.1% of the Cut-Off Date Group 1 Balance), the DSC Ratio was
calculated by taking into account amounts available under certain letters of credit and/or cash reserves.

(4) With respect to 1 Mortgage Loan, representing 0.5% pf the Cut-Off Date Pool
Balance (0.6% of the Cut-Off Group 1 Balance), such ratio was calculated based upon the current scheduled debt serviced of $117,777 due under the related note.
Commencing with the payment due in March 2007, such payment will step to
$132,609 through and including the Maturity Date.

(5) Quantum Corp. subleases approximately 72,041 square feet of space to
Lockheed Martin.

(6) An upfront escrow in the amount of $715,000 may be used to pay down the principal balance of the mortgage loan in the event that the related Mortgaged
Property has not met certain occupancy and financial thresholds within 12 months of the origination date (in which event, the amortization schedule will be recast based upon the principal balance of the Mortgage Loan following such prepayment and the monthly debt service payments on the Mortgage Loan will be adjusted).

(7) A monthly escrow was required at origination whereby all excess cash flow is required to be held by the mortgagee. If the borrower fails to achieve a DSC
Ratio of at least 1.20x by June 1, 2008, the lender is required to use all or a portion of the escrowed funds in an amount sufficient to pay down the principal balance of the Mortgage Loan, together with a 6.5% Prepayment Premium, so as to achieve a DSC Ratio of 1.20x. The borrower is obligated to deliver additional funds to the mortgagee to the extent of any deficiency in the escrowed funds.

See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in
the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

                                  ANNEX A-2                 CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

MORTGAGE LOAN    LOAN GROUP
   NUMBER          NUMBER       PROPERTY NAME                               PROPERTY ADDRESS
---------------------------------------------------------------------------------------------------------------------------

     21               2         Waterstone Apartments Lot 3                 1171 East Baywood Drive
     27               2         Fountainhead                                4400 Horizon Hill Boulevard
     28               2         Oaks of Eagle Creek                         5483 Holly Springs Drive
     29               2         Waterstone Apartments Lot 2                 1171 East Baywood Drive
     30               2         Regents Center                              12490 Quivira Street
     33               2         The Meadows Apartment Complex               99 Ascension Drive
     43               2         Allegro                                     4115 Roosevelt Street
     44               2         Brodick Hill Apartments                     7703 Lee Road
     45               2         Platte View Landing Apartments              90 South Miller Street
     49               2         The Lodge                                   4900 Medical Drive
     54               2         The Enclave at Deep River
                                Plantation Apartment Complex                4203 River Birch Loop
     55               2         The Arbors on Saratoga Apartments           6225 Saratoga Boulevard
     58               2         Spring Lake Apartments                      1287 Cedar Shoals Drive
     66               2         Arbor Trace Apartments                      624 Suhtai Court
     71               2         Brookside West                              420 Berckmans Road
     72               2         Greenspire Apartments                       8380 Greenspire Drive
     75               2         200 Roy Street                              200 Roy Street
     80               2         Landera                                     13400 Blanco Road
     81               2         Mountainside Village Apartments             1187 South Beech Drive
     84               2         The Retreat Apartments                      3475 Pleasantdale Road
     87               2         Woods of Elm Creek                          11707 Vance Jackson Road
     89               2         Weatherly Apartments                        1700 Weatherly Drive
     90               2         Stonybrook Apartments                       730 South Beach Boulevard
     93               2         6700 Roosevelt                              1016 NE 67th Street
     97               2         Rao's City Views Apartment Building         455 East 114th Street
     104              2         Greenbriar Commons                          3000 Stone Hogan Connector SW
     107              2         Capital Garage Apartments                   1301 West Broad Street
     109              2         Springwood Apartments                       172 Allen Street
     120              2         Cedar Creek Apartments                      1300-1306, 1412 East Street; 309,315,329
                                                                            Paul J. Manafort Drive
     134              2         Stonewood Apartment Homes                   4524 Newby Drive
     139              2         Catawba Place Apartments                    1920 2nd Avenue Drive NE
     140              2         Winchester Apartments                       11737 Greenwood Avenue NE
     142              2         Eastside/Waterside Apartments               1960 16th Street, N.E.; 1930 20th Ave Dr., N.E.

MORTGAGE LOAN                                                     PROPERTY                                   GENERAL
   NUMBER           PROPERTY CITY          PROPERTY STATE         ZIP CODE             COUNTY             PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------

     21             Corona                       CA                 92881            Riverside             Multifamily
     27             San Antonio                  TX                 78229              Bexar               Multifamily
     28             Indianapolis                 IN                 46254              Marion              Multifamily
     29             Corona                       CA                 92881            Riverside             Multifamily
     30             Overland Park                KS                 66210             Johnson              Multifamily
     33             Asheville                    NC                 28806             Buncombe             Multifamily
     43             Seattle                      WA                 98105               King               Multifamily
     44             Lithia Springs               GA                 30122             Douglas              Multifamily
     45             Brighton                     CO                 80601              Adams               Multifamily
     49             San Antonio                  TX                 78229              Bexar               Multifamily
     54             Greensboro                   NC                 27409             Guilford             Multifamily
     55             Corpus Christi               TX                 78414              Nueces              Multifamily
     58             Athens                       GA                 30605              Clarke              Multifamily
     66             Virginia Beach               VA                 23451       Virginia Beach City        Multifamily
     71             Augusta                      GA                 30909             Richmond             Multifamily
     72             Portage                      MI                 49024            Kalamazoo             Multifamily
     75             Seattle                      WA                 98109               King               Multifamily
     80             San Antonio                  TX                 78216              Bexar               Multifamily
     81             Lakewood                     CO                 80228            Jefferson             Multifamily
     84             Doraville                    GA                 30340              DeKalb              Multifamily
     87             San Antonio                  TX                 78230              Bexar               Multifamily
     89             Stone Mountain               GA                 30083              DeKalb              Multifamily
     90             Anaheim                      CA                 92804              Orange              Multifamily
     93             Seattle                      WA                 98115               King               Multifamily
     97             New York                     NY                 10029             New York             Multifamily
     104            Atlanta                      GA                 30331              Fulton              Multifamily
     107            Richmond                     VA                 23220          Richmond City           Multifamily
     109            New Britain                  CT                 06053             Hartford             Multifamily
     120            New Britain                  CT                 06053             Hartford             Multifamily
     134            Durham                       NC                 27704              Durham              Multifamily
     139            Hickory                      NC                 28601             Catawba              Multifamily
     140            Seattle                      WA                 98133               King               Multifamily
     142            Hickory                      NC                 28601             Catawba              Multifamily

MORTGAGE LOAN                                                                         NUMBER OF STUDIO    NUMBER OF      NUMBER OF
   NUMBER        SPECIFIC PROPERTY TYPE   ELEVATOR BUILDINGS  UTILITIES TENANT PAYS         UNITS         1 BR UNITS    2 BR UNITS
-----------------------------------------------------------------------------------------------------------------------------------

     21               Conventional                N                    W,S                                    80            136
     27               Conventional                N                  E,W,S,T                                 544            144
     28               Conventional                N                   E,W,S                                  280            352
     29               Conventional                N                    W,S                                    56            128
     30               Conventional                N                  E,W,S,T                                 146            224
     33               Conventional                N                    E,G                                   108            180
     43               Conventional                Y                    E,T                   40               66            28
     44               Conventional                N                    E,W                                   186            126
     45               Conventional                N                    E,G                                    72            108
     49               Conventional                N                  E,W,S,T                                 300            84
     54               Conventional                N                    E,G                                    84            110
     55               Conventional                N                     E                                     72            132
     58               Conventional                N                    E,W                                    64            120
     66               Conventional                N                   E,W,S                                                 148
     71               Conventional                N                     E                     8                              6
     72               Conventional                N                     E                                    139            140
     75               Conventional                Y                    E,T                   12               36            24
     80               Conventional                N                  E,W,S,T                                 104            80
     81               Conventional                N                    E,G                                    36            88
     84               Conventional                N                     E                                    108            86
     87               Conventional                N                  E,W,S,T                                 128            57
     89               Conventional                N                    E,W                                   144            80
     90               Conventional                N                    E,S                                    16            40
     93               Conventional                Y                    E,T                   12               52            24
     97               Conventional                Y                     E                     1               12             9
     104              Conventional                N                    E,G                                    32            66
     107            Student Housing               Y                     E                                                   36
     109              Conventional                N                  E,W,S,T                                  43            60
     120            Student Housing               N                    E,W                    1               1             56
     134              Conventional                N                   E,G,T                                   20            80
     139              Conventional                N                    E,T                                                  80
     140              Conventional                Y                    E,T                                    22            18
     142              Conventional                N                    E,T                                    88

                                                        AVERAGE RENT;        AVERAGE RENT;         AVERAGE RENT;
MORTGAGE LOAN        NUMBER OF        NUMBER OF         RENT RANGES -        RENT RANGES -         RENT RANGES -
   NUMBER           3 BR UNITS       4+ BR UNITS        STUDIO UNITS           1 BR UNITS           2 BR UNITS
----------------------------------------------------------------------------------------------------------------

     21                                                                      1095;1095-1095       1353;1295-1385
     27                                                                       591;506-648           829;810-847
     28                                                                       631;600-675           746;695-875
     29                                                                      1095;1095-1095       1360;1295-1385
     30                 54                                                    651;641-659           788;770-802
     33                 104                                                   638;605-655           755;715-775
     43                  8                               845;845-845          964;964-964         1378;1373-1383
     44                                                                       621;590-670           754;745-765
     45                 36                                                    750;750-750           923;850-980
     49                                                                       584;536-599           774;774-774
     54                 26                                                    716;695-765           847;825-895
     55                 48                                                    677;660-690           826;790-875
     58                 36                                                    723;710-810           826;810-845
     66                                                                                            943;925-1011
     71                 136               38             410;410-410                                545;545-545
     72                  9                                                    544;510-565           717;610-765
     75                  4                               823;823-823         1021;1009-1450       1341;1291-1384
     80                                                                       672;630-680           822;820-830
     81                                                                       635;635-635           760;760-760
     84                 32                                                    646;585-670           781;705-810
     87                                                                       637;614-713          931;877-1136
     89                                                                       620;590-673           793;787-797
     90                                                                      1095;1095-1095       1325;1325-1325
     93                                                  720;720-720          871;871-871           991;991-991
     97                                                1202;1202-1202        2287;1955-2720       2718;2465-3638
     104                76                                                    560;560-560           636;625-645
     107                                                                                          1788;1700-2000
     109                 8                                                    635;635-635           680;680-680
     120                 2                               605;605-605          880;880-880         1171;1100-1300
     134                                                                      529;529-529           624;599-649
     139                                                                                            565;565-565
     140                                                                      729;729-729          1012;945-1248
     142                                                                      424;375-435

                      AVERAGE RENT;         AVERAGE RENT;
MORTGAGE LOAN         RENT RANGES -         RENT RANGES -        MORTGAGE LOAN
   NUMBER               3 BR UNITS           4+ BR UNITS            NUMBER
------------------------------------------------------------------------------

     21                                                               21
     27                                                               27
     28                                                               28
     29                                                               29
     30                957;957-957                                    30
     33                853;830-930                                    33
     43               1533;1533-1533                                  43
     44                                                               44
     45               1195;1175-1205                                  45
     49                                                               49
     54               1022;995-1065                                   54
     55                992;960-1150                                   55
     58                980;980-980                                    58
     66                                                               66
     71                754;665-755           870;870-870              71
     72                760;760-760                                    72
     75               1680;1680-1680                                  75
     80                                                               80
     81                                                               81
     84                973;895-1050                                   84
     87                                                               87
     89                                                               89
     90                                                               90
     93                                                               93
     97                                                               97
     104               725;725-725                                    104
     107                                                              107
     109               750;750-750                                    109
     120              1500;1500-1500                                  120
     134                                                              134
     139                                                              139
     140                                                              140
     142                                                              142

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

                                       ANNEX A-3 RESERVE ACCOUNT INFORMATION

                            LOAN
       MORTGAGE            GROUP
     LOAN NUMBER           NUMBER      PROPERTY NAME                                                 GENERAL PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------

          1                  1         Prime Outlets Pool                                                    Retail
        1.01                           Prime Outlets at San Marcos                                           Retail
        1.02                           Prime Outlets at Grove City                                           Retail
        1.03                           Prime Outlets at Ellenton                                             Retail
        1.04                           Prime Outlets at Jeffersonville                                       Retail
        1.05                           Prime Outlets at Pleasant Prairie                                     Retail
        1.06                           Prime Outlets at Huntley                                              Retail
        1.07                           Prime Outlets at Gulfport                                             Retail
        1.08                           Prime Outlets at Naples                                               Retail
        1.09                           Prime Outlets at Lebanon                                              Retail
        1.10                           Prime Outlets at Florida City                                         Retail
          2                  1         Marriott - Chicago, IL                                             Hospitality
          3                  1         530 Fifth Avenue                                                      Office
          4                  1         Independent Square                                                    Office
          5                  1         Central Parke Pool                                                   Various
        5.01                           4600 Smith Road                                                       Retail
        5.02                           4643 Forest Avenue                                                    Office
        5.03                           4600 Montgomery Road                                                  Office
        5.04                           4650 Montgomery Road                                                  Office
        5.05                           2100 Sherman Avenue                                                   Office
        5.06                           4700 Smith Road                                                       Office
        5.07                           2300 Wall Street                                                      Office
        5.08                           4650 Wesley Avenue                                                    Office
        5.09                           4850 Smith Road                                                       Office
        5.10                           4600 Wesley Avenue                                                    Office
        5.11                           4623 Wesley Avenue                                                    Office
          6                  1         Westfield Gateway                                                     Retail
          7                  1         Hercules Plaza                                                        Office
          8                  1         Piedmont Center Buildings 9-12                                        Office
          9                  1         Cotswold Village Shops                                                Retail
         10                  1         Doubletree Hotel - Scottsdale, AZ(2)                               Hospitality
         11                  1         Campbell Technology Park                                              Office
         12                  1         Phillips Place                                                        Retail
         13                  1         Cedarbrook Plaza                                                      Retail
         14                  1         Bethesda Gateway                                                      Office
         15                  1         Paoli Shopping Center                                                 Retail
         16                  1         The Paramount Building                                              Mixed Use
         17                  1         Sherry Lane Place                                                     Office
         18                  1         Wilshire Roxbury Building                                             Office
         19                  1         Wyndham Hotel Greenspoint(3)                                       Hospitality
         20                  1         Shoppes at North Village                                              Retail
         21                  2         Waterstone Apartments Lot 3(4)                                     Multifamily
         22                  1         Quantum Buildings A/B                                                 Office
         23                  1         Hampton Inn - Las Vegas, NV                                        Hospitality
         24                  1         Prime Outlets - St. Augustine, FL                                     Retail
         25                  1         Caribbean Corporate Center                                            Office
         26                  1         Carmenita Plaza                                                       Retail
         27                  2         Fountainhead                                                       Multifamily
         28                  2         Oaks of Eagle Creek                                                Multifamily
         29                  2         Waterstone Apartments Lot 2(5)                                     Multifamily
         30                  2         Regents Center(6)                                                  Multifamily
         31                  1         Metro Pointe 6                                                        Office
         32                  1         Burlington Crossing                                                   Retail
         33                  2         The Meadows Apartment Complex                                      Multifamily
         34                  1         808 South Olive Street and 801-807 South Hill Street             Special Purpose
         35                  1         Salem Consumer Square(7)                                              Retail
         36                  1         West Goshen Town Center                                               Retail
         37                  1         Cerritos College Square                                               Retail
         38                  1         Skagit Valley Square                                                  Retail
         39                  1         Marketplace at Westtown                                               Retail
         40                  1         Crowne Plaza - Worcester, MA                                       Hospitality
         41                  1         Citrus Tower Village                                                  Retail
         42                  1         Summit Ridge Business Park                                          Industrial
         43                  2         Allegro                                                            Multifamily
         44                  2         Brodick Hill Apartments                                            Multifamily
         45                  2         Platte View Landing Apartments                                     Multifamily
         46                  1         Puente Hills Business Center III                                      Office
         47                  1         Joesler Village                                                       Retail
         48                  1         The Atrium Tower Office Building                                      Office
         49                  2         The Lodge                                                          Multifamily
         50                  1         Caprock Center                                                        Retail
         51                  1         Puente Hills Business Center I                                        Office
         52                  1         EDS Building                                                          Office
         53                  1         Hilton Garden Inn - Colonial Heights, VA                           Hospitality
         54                  2         The Enclave at Deep River Plantation Apartment Complex             Multifamily
         55                  2         The Arbors on Saratoga Apartments                                  Multifamily
         56                  1         Summit Medical Office                                                 Office
         57                  1         BJ's - Homestead, FL                                                  Retail
         58                  2         Spring Lake Apartments                                             Multifamily
         59                  1         Holiday Inn - Louisville, KY(8)                                    Hospitality
         60                  1         Fresh Market Shoppes Shopping Center                                  Retail
         61                  1         Metro Pointe 4                                                        Office
         62                  1         Rosenstar Retail Center                                               Retail
         63                  1         Seven for All Mankind                                               Industrial
         64                  1         Cowboy Partners Center                                                Office
         65                  1         Embassy Plaza                                                         Retail
         66                  2         Arbor Trace Apartments                                             Multifamily
         67                  1         Trade Centre Office Building                                          Office
         68                  1         Walgreens Pool                                                        Retail
        68.01                          Walgreens - Saint Louis, MO (Gravois Avenue)                          Retail
        68.02                          Walgreens - Florissant, MO                                            Retail
        68.03                          Walgreens - Saint Louis, MO (Telegraph Road)                          Retail
         69                  1         Hampton Inn - Largo, MD                                            Hospitality
         70                  1         Hampton Inn Bowie                                                  Hospitality
         71                  2         Brookside West                                                     Multifamily
         72                  2         Greenspire Apartments                                              Multifamily
         73                  1         Merchants Pointe                                                      Retail
         74                  1         Hilton Garden Inn - Napa, CA                                       Hospitality
         75                  2         200 Roy Street                                                     Multifamily
         76                  1         Quantum Building C                                                  Industrial
         77                  1         Plaza Del Oro                                                         Retail
         78                  1         Northside Johns Creek Medical                                         Office
         79                  1         Westchase I and II                                                    Office
         80                  2         Landera                                                            Multifamily
         81                  2         Mountainside Village Apartments                                    Multifamily
         82                  1         Holiday Inn - Charleston, WV(9)                                    Hospitality
         83                  1         Wal-Mart - Rancho Cordova, CA                                          Land
         84                  2         The Retreat Apartments                                             Multifamily
         85                  1         PGA National Office Center                                            Office
         86                  1         Village Plaza Shopping Center                                         Retail
         87                  2         Woods of Elm Creek                                                 Multifamily
         88                  1         Homeplace of Burlington                                             Healthcare
         89                  2         Weatherly Apartments                                               Multifamily
         90                  2         Stonybrook Apartments                                              Multifamily
         91                  1         Oak Haven Assisted Living                                           Healthcare
         92                  1         Puente Hills Business Center II                                       Office
         93                  2         6700 Roosevelt                                                     Multifamily
         94                  1         Hampton Inn - Norcross, GA(10)                                     Hospitality
         95                  1         Kohl's - Saint Joseph, MO                                             Retail
         96                  1         Sunrise Plaza                                                         Retail
         97                  2         Rao's City Views Apartment Building                                Multifamily
         98                  1         5100 Hickory Hill Road                                              Industrial
         99                  1         Hampton Inn - Fairhaven, MA                                        Hospitality
         100                 1         Esquire Building                                                    Mixed Use
         101                 1         Dolphin Square                                                        Retail
         102                 1         Hampton Inn - Franklin, MA                                         Hospitality
         103                 1         415 Executive Center                                                  Office
         104                 2         Greenbriar Commons                                                 Multifamily
         105                 1         North Madison Corners                                                 Retail
         106                 1         Rosser International Building                                         Office
         107                 2         Capital Garage Apartments                                          Multifamily
         108                 1         Lowe's - Enterprise, AL                                               Retail
         109                 2         Springwood Apartments                                              Multifamily
         110                 1         Monmouth Mobile Home Park                                        Mobile Home Park
         111                 1         Business Center I                                                     Office
         112                 1         Business Center II                                                    Office
         113                 1         Sam Hughes Place                                                      Retail
         114                 1         The Shops at Stonehenge                                               Retail
         115                 1         Hampton Inn - Carrollton, GA(11)                                   Hospitality
         116                 1         Sterling Plaza II                                                     Retail
         117                 1         Conn's - Goodwill Shopping Center                                     Retail
         118                 1         Walgreens - Decatur, IL                                               Retail
         119                 1         CVS - Okeechobee, FL                                                  Retail
         120                 2         Cedar Creek Apartments                                             Multifamily
         121                 1         Federal Express - Rockford, IL                                      Industrial
         122                 2         Lido Estates MHC                                                 Mobile Home Park
         123                 1         Carle Foundation Office Building                                      Office
         124                 1         CVS - Cape Coral, FL                                                  Retail
         125                 1         Chadwick West Shopping Center                                         Retail
         126                 1         Walgreens - Twin Oaks, MO                                             Retail
         127                 1         Bi-Lo Plaza                                                           Retail
         128                 2         Willowood Estates Manufactured Housing Community                 Mobile Home Park
         129                 1         Amity Commons Shopping Center                                         Retail
         130                 1         Academy Sports - Macon, GA                                            Retail
         131                 1         Rite Aid - Toledo, OH                                                 Retail
         132                 1         La-Z Boy - Glendale, AZ                                               Retail
         133                 1         Fairfield Inn & Suites - Charleston, SC                            Hospitality
         134                 2         Stonewood Apartment Homes                                          Multifamily
         135                 1         Eckerd - Lawrenceville, GA                                            Retail
         136                 1         Ballantyne Shopping Center                                            Retail
         137                 1         Hannaford - Topsham, ME                                                Land
         138                 1         Office Depot Plaza                                                    Retail
         139                 2         Catawba Place Apartments                                           Multifamily
         140                 2         Winchester Apartments                                              Multifamily
         141                 1         CVS - Madison, MS                                                     Retail
         142                 2         Eastside/Waterside Apartments                                      Multifamily
         143                 1         Flamingo Plaza                                                        Retail
         144                 1         CVS - Richland Hills, TX                                              Retail
         145                 1         Rite Aid - Defiance, OH                                               Retail
         146                 1         Rite Aid - Wauseon, OH                                                Retail
         147                 1         Rite Aid - Enterprise, AL                                             Retail
         148                 1         CVS - Alpharetta, GA                                                  Retail
         149                 1         Staples - Crossville, TN                                              Retail
         150                 1         David's Bridal - Lenexa, KS                                           Retail
         151                 1         Rite Aid - Saco, ME                                                   Retail
         152                 1         Swann/Henderson Retail Center                                         Retail

       MORTGAGE
     LOAN NUMBER        SPECIFIC PROPERTY TYPE        MONTHLY TAX ESCROW      MONTHLY INSURANCE ESCROW
------------------------------------------------------------------------------------------------------

         1                      Outlet                     506,484                    33,126
        1.01                    Outlet
        1.02                    Outlet
        1.03                    Outlet
        1.04                    Outlet
        1.05                    Outlet
        1.06                    Outlet
        1.07                    Outlet
        1.08                    Outlet
        1.09                    Outlet
        1.10                    Outlet
         2                   Full Service
         3                        CBD                      410,399                    20,482
         4                        CBD                      75,121                     30,996
         5                      Various                    135,371                    14,247
        5.01                  Unanchored
        5.02                   Suburban
        5.03                   Suburban
        5.04                   Suburban
        5.05                   Suburban
        5.06                     Flex
        5.07                     Flex
        5.08                     Flex
        5.09                   Suburban
        5.10                     Flex
        5.11                     Flex
         6                     Anchored
         7                        CBD
         8                        CBD
         9                     Anchored                    36,992
         10                  Full Service                  43,612                     10,871
         11                    Suburban
         12                    Anchored                    34,735
         13                    Anchored                    93,036
         14                       CBD                      37,950                      1,279
         15                    Anchored                    19,782                      3,586
         16                  Office/Retail                 381,785
         17                       CBD
         18                    Suburban                    34,639                      7,976
         19                  Full Service                  97,015
         20                    Anchored
         21                  Conventional                  19,159                      4,664
         22                    Suburban
         23                  Full Service                  15,651                     13,898
         24                     Outlet                     49,905                      3,181
         25                    Suburban                    23,900                      9,500
         26                    Anchored                    30,862
         27                  Conventional                  59,516                     11,976
         28                  Conventional                  44,310                      9,153
         29                  Conventional                  16,321                      4,116
         30                  Conventional                  32,526                      7,358
         31                    Suburban
         32                    Anchored                    20,493                      3,917
         33                  Conventional                  17,317                      2,936
         34              Parking Garage/Retail             14,333                      6,069
         35                    Anchored                    35,435
         36                    Anchored                    14,758                      2,841
         37                    Anchored                    21,535
         38                    Anchored                    15,361                       799
         39                    Anchored                    13,836                      2,665
         40                  Full Service                  24,942                      6,222
         41                    Anchored                    24,478                      3,488
         42                      Flex                      18,147
         43                  Conventional                  14,483                      2,569
         44                  Conventional                  13,898                      6,250
         45                  Conventional                  11,931                      2,736
         46                    Suburban
         47                   Unanchored
         48                    Suburban                    14,962                      2,437
         49                  Conventional                  34,336                      6,684
         50                    Anchored                    11,740                      3,847
         51                    Suburban
         52                    Suburban
         53                 Limited Service                 9,195                      2,555
         54                  Conventional                   6,099                      1,659
         55                  Conventional                  32,667                      3,371
         56                     Medical                    12,668                      2,069
         57                    Anchored
         58                  Conventional                  14,402                      3,262
         59                  Full Service                  13,982                      4,358
         60                    Anchored
         61                    Suburban
         62                    Anchored                    15,359                      1,152
         63             Warehouse/Manufacturing            15,075                      7,692
         64                       CBD                      10,002                       792
         65                    Anchored
         66                  Conventional                  10,776                       911
         67                    Suburban                     9,401                       954
         68                    Anchored
       68.01                   Anchored
       68.02                   Anchored
       68.03                   Anchored
         69                 Limited Service                 6,619                      2,883
         70                 Limited Service                18,981                      5,442
         71                  Conventional                   6,052                      7,514
         72                  Conventional                  16,244                      5,404
         73                    Anchored                     9,793                     19,634
         74                 Limited Service                10,455                      2,986
         75                  Conventional                   9,137                      1,533
         76                      Flex
         77                    Anchored
         78                     Medical                     6,636                       772
         79                    Suburban                    15,726                      3,613
         80                  Conventional                  15,739                      3,203
         81                  Conventional                   5,217                      2,042
         82                  Full Service                  13,273                      1,798
         83                     Retail
         84                  Conventional                  12,258                      4,063
         85                    Suburban                    14,588                      7,017
         86                    Anchored                     4,448                       827
         87                  Conventional                  15,006                      3,220
         88                 Assisted Living                 4,129
         89                  Conventional                  11,304                      4,096
         90                  Conventional                   3,998                      1,310
         91                 Assisted Living                 4,722
         92                    Suburban
         93                  Conventional                   6,224                      1,718
         94                 Limited Service                 4,471                      2,098
         95                    Anchored
         96                   Unanchored                    8,555                      1,619
         97                  Conventional                    917                       2,333
         98                    Warehouse                      0                         505
         99                 Limited Service                 7,036                      2,948
        100                  Office/Retail                  7,318                      1,307
        101                    Anchored                     3,091
        102                 Limited Service                 6,063                      2,931
        103                    Suburban                     9,625                      1,330
        104                  Conventional                   7,109                      7,937
        105                    Anchored                     5,121                      2,091
        106                       CBD                      10,116                       554
        107                 Student Housing                 4,190                      2,095
        108                    Anchored
        109                  Conventional                   8,700                      4,161
        110                Mobile Home Park
        111                    Suburban
        112                    Suburban
        113                   Unanchored                     585                       1,220
        114                 Shadow Anchored                 3,601                       272
        115                 Limited Service                 3,216                      1,357
        116                 Shadow Anchored                 4,188                       686
        117                   Unanchored                    7,240                      1,021
        118                    Anchored
        119                    Anchored
        120                 Student Housing                 7,759                      2,595
        121                  Distribution
        122                Mobile Home Park                 7,530                      1,127
        123                     Medical
        124                    Anchored
        125                    Anchored                     2,530                       317
        126                    Anchored
        127                    Anchored                     4,335                       475
        128                Mobile Home Park                 3,328                      3,673
        129                   Unanchored                   12,393                      2,476
        130                    Anchored
        131                   Unanchored
        132                   Unanchored
        133                 Limited Service                 4,561                      3,213
        134                  Conventional                   4,369
        135                   Unanchored
        136                 Shadow Anchored                 2,557                       591
        137                     Retail
        138                    Anchored                     2,276                       645
        139                  Conventional                   3,393                      1,150
        140                  Conventional                   3,186                      1,253
        141                    Anchored
        142                  Conventional                   2,359                       709
        143                 Shadow Anchored
        144                    Anchored
        145                   Unanchored
        146                   Unanchored
        147                   Unanchored
        148                    Anchored
        149                    Anchored
        150                    Anchored
        151                   Unanchored
        152                   Unanchored                    1,096

                                                     INITIAL DEPOSIT TO
       MORTGAGE          ANNUAL DEPOSIT TO          CAPITAL IMPROVEMENTS                            ONGOING TI/LC   MORTGAGE LOAN
     LOAN NUMBER        REPLACEMENT RESERVES              RESERVE           INITIAL TI/LC ESCROW      FOOTNOTE         NUMBER
---------------------------------------------------------------------------------------------------------------------------------

         1                    563,826                      59,375                3,304,625               (1)              1
        1.01                                                                                                            1.01
        1.02                                                                                                            1.02
        1.03                                                                                                            1.03
        1.04                                                                                                            1.04
        1.05                                                                                                            1.05
        1.06                                                                                                            1.06
        1.07                                                                                                            1.07
        1.08                                                                                                            1.08
        1.09                                                                                                            1.09
        1.10                                                                                                            1.10
         2          4.0% of Yearly Gross Revenue                                                                          2
         3                     51,081                      55,062                                        (1)              3
         4                     97,740                      16,750                4,000,000               (1)              4
         5                    162,123                      32,250                                        (1)              5
        5.01                                                                                                            5.01
        5.02                                                                                                            5.02
        5.03                                                                                                            5.03
        5.04                                                                                                            5.04
        5.05                                                                                                            5.05
        5.06                                                                                                            5.06
        5.07                                                                                                            5.07
        5.08                                                                                                            5.08
        5.09                                                                                                            5.09
        5.10                                                                                                            5.10
        5.11                                                                                                            5.11
         6                                                                                                                6
         7                                                154,375                1,500,000               (1)              7
         8                                                                                               (1)              8
         9                                                                                                                9
         10         2.0% of Yearly Gross Revenue                                                                         10
         11                                                                                                              11
         12                                                                                                              12
         13                    79,694                       650                                                          13
         14                    23,852                      16,250                 650,000                (1)             14
         15                    16,623                                                                    (1)             15
         16                                                                                                              16
         17                                                2,585                                                         17
         18                    17,234                                             341,000                                18
         19                    Varies                                                                                    19
         20                                                                       250,000                (1)             20
         21                    43,200                                                                                    21
         22                    42,624                                                                                    22
         23         4.0% of Yearly Gross Revenue                                                                         23
         24                    37,389                                                                    (1)             24
         25          $0.20/Rentable Square Foot                                   500,000                (1)             25
         26                                               397,290                                                        26
         27                   172,000                      38,750                                                        27
         28                   156,104                                                                                    28
         29                    36,816                                                                                    29
         30                   105,907                                                                                    30
         31                                                                                                              31
         32                                                                                                              32
         33                    98,000                      89,938                                                        33
         34                    9,006                       8,800                                                         34
         35                    43,936                      12,500                 250,000                                35
         36                    27,789                                                                    (1)             36
         37                                                                                                              37
         38                                                25,236                                                        38
         39                    23,013                                                                    (1)             39
         40                                                                                                              40
         41                    15,289                                                                                    41
         42                    5,354                                                                     (1)             42
         43                    29,180                                                                                    43
         44                    40,560                                                                                    44
         45                    43,200                                                                                    45
         46                                                                                                              46
         47                                                                                                              47
         48                    19,190                                                                    (1)             48
         49                    96,000                      10,500                                                        49
         50                    36,138                                             500,000                                50
         51                                                                                                              51
         52                                                                                                              52
         53                   177,058                                                                                    53
         54                    22,000                                                                                    54
         55                    63,504                      56,956                                                        55
         56                    8,868                                                                     (1)             56
         57                                                                                                              57
         58                    57,200                      59,000                                                        58
         59                   278,358                      2,250                                                         59
         60                                                                                                              60
         61                                                                                                              61
         62                    13,000                                             100,000                                62
         63                    6,604                                                                                     63
         64                    10,719                      8,750                  100,000                (1)             64
         65                    16,707                                                                                    65
         66                    36,112                      50,063                                                        66
         67                    7,911                                                                     (1)             67
         68                                                                                                              68
       68.01                                                                                                            68.01
       68.02                                                                                                            68.02
       68.03                                                                                                            68.03
         69                   161,206                                                                                    69
         70                   131,754                      17,625                                                        70
         71                    47,000                                                                                    71
         72                    72,000                                                                                    72
         73                    8,780                                                                     (1)             73
         74                    73,040                                                                                    74
         75                    24,859                                                                                    75
         76                    18,306                                                                    (1)             76
         77                    19,664                                                                                    77
         78                    6,251                                                                                     78
         79                    38,604                      10,000                 650,000                (1)             79
         80                    46,000                                                                                    80
         81                    31,000                      58,875                                                        81
         82                   201,151                                                                                    82
         83                                                                                                              83
         84                                                                                                              84
         85                    6,000                                                                                     85
         86                    8,134                                                                     (1)             86
         87                    46,250                      10,000                                                        87
         88                                                                                                              88
         89                                               575,000                                                        89
         90                    9,632                                                                                     90
         91                                              1,000,000                                                       91
         92                                                                                                              92
         93                    21,861                      35,423                                                        93
         94         4.0% of Yearly Gross Revenue           18,750                                                        94
         95                                                                                                              95
         96                    18,060                      37,125                  2,870                 (1)             96
         97                    5,808                       4,375                                                         97
         98                                                                                                              98
         99         4.0% of Yearly Gross Revenue                                                                         99
        100                    11,040                      11,875                  6,193                 (1)             100
        101                                                                                                              101
        102         4.0% of Yearly Gross Revenue                                                                         102
        103                    11,013                                             100,000                (1)             103
        104                    53,592                      21,250                                                        104
        105                    6,624                                                                     (1)             105
        106                    6,224                      117,281                                                        106
        107                    9,000                                                                                     107
        108                                                                                                              108
        109                    34,632                      23,281                                                        109
        110                                                                                                              110
        111                                                                                                              111
        112                                                                                                              112
        113                                                                                              (1)             113
        114                    3,117                                                                     (1)             114
        115         4.0% of Yearly Gross Revenue           15,625                                                        115
        116                    3,372                                               1,533                 (1)             116
        117                    7,584                       15,200                  75,000                (1)             117
        118                                                                                                              118
        119                                                                                                              119
        120                    19,020                      18,375                                                        120
        121                                                                                                              121
        122                    11,016                      31,438                                                        122
        123                                                                                                              123
        124                                                                                                              124
        125                    3,832                                                                     (1)             125
        126                                                                                                              126
        127                                                                                                              127
        128                                                                                                              128
        129                                                25,000                                                        129
        130                                                                                                              130
        131                    1,118                                                                                     131
        132                                                                                                              132
        133         4.0% of Yearly Gross Revenue                                                                         133
        134                    25,000                                                                                    134
        135                    2,930                                                                                     135
        136                    1,800                                                986                  (1)             136
        137                                                                                                              137
        138                    3,006                                               35,000                                138
        139                    20,000                      4,063                                                         139
        140                    11,302                                                                                    140
        141                                                                                                              141
        142                    22,000                                                                                    142
        143                                                                                                              143
        144                                                                                                              144
        145                                                                                                              145
        146                                                                                                              146
        147                                                                                                              147
        148                                                                                                              148
        149                                                                                                              149
        150                                                                                                              150
        151                                                                                                              151
        152                    1,012                                               5,058                 (1)             152

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the Mortgage Loan term.
In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) After the first loan year, Annual Deposit to Replacement Reserves is 3.0% of yearly gross revenues for the second loan year and 4.0% thereafter.

(3) Annual Deposit to Replacement Reserves is the greater of the actual reserve required under the franchise agreement or 4.0% of yearly revenue based upon a two-month lag.

(4) Commencing April 11, 2008, Annual Deposit to Replacement Reserves are
$43,200.

(5) Commencing November 11, 2007, Annual Deposit to Replacement Reserves are
$36,816.

(6) Commencing May 11, 2008, Annual Deposit to Replacement Reserves are
$105,907.

(7) Annual Deposit to Replacement Reserves is $43,936 for the first four years.

(8) Annual Deposit to Replacement Reserves is $278,358 yearly until the end of the first loan year and 4.0% of yearly revenues thereafter.

(9) Annual Deposit to Replacement Reserves is $201,151 yearly until the end of the first loan year and 4.0% of yearly revenues thereafter.

(10) Annual Deposit to Replacement Reserves is $7,380 for the first month and
4.0% of yearly revenues thereafter.

(11) Annual Deposit to Replacement Reserves is $4,672 for the first month and
4.0% of yearly revenues thereafter.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

                                 ANNEX A-4                                     COMMERCIAL TENANT SCHEDULE

                  LOAN
MORTGAGE LOAN    GROUP
   NUMBER        NUMBER                          PROPERTY NAME                    GENERAL PROPERTY TYPE     SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

      1            1       Prime Outlets Pool                                            Retail                     Outlet
    1.01                   Prime Outlets at San Marcos                                   Retail                     Outlet
    1.02                   Prime Outlets at Grove City                                   Retail                     Outlet
    1.03                   Prime Outlets at Ellenton                                     Retail                     Outlet
    1.04                   Prime Outlets at Jeffersonville                               Retail                     Outlet
    1.05                   Prime Outlets at Pleasant Prairie                             Retail                     Outlet
    1.06                   Prime Outlets at Huntley                                      Retail                     Outlet
    1.07                   Prime Outlets at Gulfport                                     Retail                     Outlet
    1.08                   Prime Outlets at Naples                                       Retail                     Outlet
    1.09                   Prime Outlets at Lebanon                                      Retail                     Outlet
    1.10                   Prime Outlets at Florida City                                 Retail                     Outlet
      3            1       530 Fifth Avenue                                              Office                      CBD
      4            1       Independent Square                                            Office                      CBD
      5            1       Central Parke Pool                                            Various                   Various
    5.01                   4600 Smith Road                                               Retail                   Unanchored
    5.02                   4643 Forest Avenue                                            Office                    Suburban
    5.03                   4600 Montgomery Road                                          Office                    Suburban
    5.04                   4650 Montgomery Road                                          Office                    Suburban
    5.05                   2100 Sherman Avenue                                           Office                    Suburban
    5.06                   4700 Smith Road                                               Office                      Flex
    5.07                   2300 Wall Street                                              Office                      Flex
    5.08                   4650 Wesley Avenue                                            Office                      Flex
    5.09                   4850 Smith Road                                               Office                    Suburban
    5.10                   4600 Wesley Avenue                                            Office                      Flex
    5.11                   4623 Wesley Avenue                                            Office                      Flex
      6            1       Westfield Gateway                                             Retail                    Anchored
      7            1       Hercules Plaza                                                Office                      CBD
      8            1       Piedmont Center Buildings 9-12                                Office                      CBD
      9            1       Cotswold Village Shops                                        Retail                    Anchored
     11            1       Campbell Technology Park                                      Office                    Suburban
     12            1       Phillips Place                                                Retail                    Anchored
     13            1       Cedarbrook Plaza                                              Retail                    Anchored
     14            1       Bethesda Gateway                                              Office                      CBD
     15            1       Paoli Shopping Center                                         Retail                    Anchored
     16            1       The Paramount Building                                       Mixed Use               Office/Retail
     17            1       Sherry Lane Place                                             Office                      CBD
     18            1       Wilshire Roxbury Building                                     Office                    Suburban
     20            1       Shoppes at North Village                                      Retail                    Anchored
     22            1       Quantum Buildings A/B                                         Office                    Suburban
     24            1       Prime Outlets - St. Augustine, FL                             Retail                     Outlet
     25            1       Caribbean Corporate Center                                    Office                    Suburban
     26            1       Carmenita Plaza                                               Retail                    Anchored
     31            1       Metro Pointe 6                                                Office                    Suburban
     32            1       Burlington Crossing                                           Retail                    Anchored
     34            1       808 South Olive Street and 801-807 South Hill Street      Special Purpose        Parking Garage/Retail
     35            1       Salem Consumer Square                                         Retail                    Anchored
     36            1       West Goshen Town Center                                       Retail                    Anchored
     37            1       Cerritos College Square                                       Retail                    Anchored
     38            1       Skagit Valley Square                                          Retail                    Anchored
     39            1       Marketplace at Westtown                                       Retail                    Anchored
     41            1       Citrus Tower Village                                          Retail                    Anchored
     42            1       Summit Ridge Business Park                                  Industrial                    Flex
     46            1       Puente Hills Business Center III                              Office                    Suburban
     47            1       Joesler Village                                               Retail                   Unanchored
     48            1       The Atrium Tower Office Building                              Office                    Suburban
     50            1       Caprock Center                                                Retail                    Anchored
     51            1       Puente Hills Business Center I                                Office                    Suburban
     52            1       EDS Building                                                  Office                    Suburban
     56            1       Summit Medical Office                                         Office                    Medical
     57            1       BJ's - Homestead, FL                                          Retail                    Anchored
     60            1       Fresh Market Shoppes Shopping Center                          Retail                    Anchored
     61            1       Metro Pointe 4                                                Office                    Suburban
     62            1       Rosenstar Retail Center                                       Retail                    Anchored
     63            1       Seven for All Mankind                                       Industrial           Warehouse/Manufacturing
     64            1       Cowboy Partners Center                                        Office                      CBD
     65            1       Embassy Plaza                                                 Retail                    Anchored
     67            1       Trade Centre Office Building                                  Office                    Suburban
     68            1       Walgreens Pool                                                Retail                    Anchored
    68.01                  Walgreens - Saint Louis, MO (Gravois Avenue)                  Retail                    Anchored
    68.02                  Walgreens - Florissant, MO                                    Retail                    Anchored
    68.03                  Walgreens - Saint Louis, MO (Telegraph Road)                  Retail                    Anchored
     73            1       Merchants Pointe                                              Retail                    Anchored
     76            1       Quantum Building C*                                         Industrial                    Flex
     77            1       Plaza Del Oro                                                 Retail                    Anchored
     78            1       Northside Johns Creek Medical                                 Office                    Medical
     79            1       Westchase I and II                                            Office                    Suburban
     83            1       Wal-Mart - Rancho Cordova, CA                                  Land                      Retail
     85            1       PGA National Office Center                                    Office                    Suburban
     86            1       Village Plaza Shopping Center                                 Retail                    Anchored
     92            1       Puente Hills Business Center II                               Office                    Suburban
     95            1       Kohl's - Saint Joseph, MO                                     Retail                    Anchored
     96            1       Sunrise Plaza                                                 Retail                   Unanchored
     98            1       5100 Hickory Hill Road                                      Industrial                 Warehouse
     100           1       Esquire Building                                             Mixed Use               Office/Retail
     101           1       Dolphin Square                                                Retail                    Anchored
     103           1       415 Executive Center                                          Office                    Suburban
     105           1       North Madison Corners                                         Retail                    Anchored
     106           1       Rosser International Building                                 Office                      CBD
     108           1       Lowe's - Enterprise, AL                                       Retail                    Anchored
     111           1       Business Center I                                             Office                    Suburban
     112           1       Business Center II                                            Office                    Suburban
     113           1       Sam Hughes Place                                              Retail                   Unanchored
     114           1       The Shops at Stonehenge                                       Retail                Shadow Anchored
     116           1       Sterling Plaza II                                             Retail                Shadow Anchored
     117           1       Conn's - Goodwill Shopping Center                             Retail                   Unanchored
     118           1       Walgreens - Decatur, IL                                       Retail                    Anchored
     119           1       CVS - Okeechobee, FL                                          Retail                    Anchored
     121           1       Federal Express - Rockford, IL                              Industrial                Distribution
     123           1       Carle Foundation Office Building                              Office                    Medical
     124           1       CVS - Cape Coral, FL                                          Retail                    Anchored
     125           1       Chadwick West Shopping Center                                 Retail                    Anchored
     126           1       Walgreens - Twin Oaks, MO                                     Retail                    Anchored
     127           1       Bi-Lo Plaza                                                   Retail                    Anchored
     129           1       Amity Commons Shopping Center                                 Retail                   Unanchored
     130           1       Academy Sports - Macon, GA                                    Retail                    Anchored
     131           1       Rite Aid - Toledo, OH                                         Retail                   Unanchored
     132           1       La-Z Boy - Glendale, AZ                                       Retail                   Unanchored
     135           1       Eckerd - Lawrenceville, GA                                    Retail                   Unanchored
     136           1       Ballantyne Shopping Center                                    Retail                Shadow Anchored
     137           1       Hannaford - Topsham, ME                                        Land                      Retail
     138           1       Office Depot Plaza                                            Retail                    Anchored
     141           1       CVS - Madison, MS                                             Retail                    Anchored
     143           1       Flamingo Plaza                                                Retail                Shadow Anchored
     144           1       CVS - Richland Hills, TX                                      Retail                    Anchored
     145           1       Rite Aid - Defiance, OH                                       Retail                   Unanchored
     146           1       Rite Aid - Wauseon, OH                                        Retail                   Unanchored
     147           1       Rite Aid - Enterprise, AL                                     Retail                   Unanchored
     148           1       CVS - Alpharetta, GA                                          Retail                    Anchored
     149           1       Staples - Crossville, TN                                      Retail                    Anchored
     150           1       David's Bridal - Lenexa, KS                                   Retail                    Anchored
     151           1       Rite Aid - Saco, ME                                           Retail                   Unanchored
     152           1       Swann/Henderson Retail Center                                 Retail                   Unanchored

MORTGAGE LOAN    CUT-OFF DATE LOAN
    NUMBER          BALANCE ($)       NUMBER OF UNITS (UNITS)    UNIT OF MEASURE     LARGEST TENANT
---------------------------------------------------------------------------------------------------------------------------

      1           315,340,000.00             3,492,882               Sq. Ft.         Various
     1.01                                     640,974                Sq. Ft.         Pottery Barn Outlet
     1.02                                     532,290                Sq. Ft.         Vanity Fair
     1.03                                     476,534                Sq. Ft.         Vanity Fair
     1.04                                     409,923                Sq. Ft.         Pottery Barn
     1.05                                     270,324                Sq. Ft.         Nike
     1.06                                     279,387                Sq. Ft.         Casual Corner Annex
     1.07                                     302,799                Sq. Ft.         VF Outlet
     1.08                                     145,962                Sq. Ft.         Liz Claiborne
     1.09                                     226,816                Sq. Ft.         Liz Claibourne
     1.10                                     207,873                Sq. Ft.         Bealls
      3           175,000,000.00              499,554                Sq. Ft.         JPMorgan
      4            85,000,000.00              651,601                Sq. Ft.         MPS Group, Inc.// Modis
      5            83,500,000.00              810,615                Sq. Ft.         Various
     5.01                                      79,986                Sq. Ft.         Fitworks
     5.02                                      95,000                Sq. Ft.         Medpace
     5.03                                      92,763                Sq. Ft.         Cincinnati Bell
     5.04                                      81,500                Sq. Ft.         Cincinnati Bell
     5.05                                      77,171                Sq. Ft.         Cincinnati Bell
     5.06                                      74,212                Sq. Ft.         The Urology Group
     5.07                                      72,806                Sq. Ft.         US Bank, National Association
     5.08                                      71,630                Sq. Ft.         ITT Educational
     5.09                                      60,000                Sq. Ft.         Orau
     5.10                                      53,714                Sq. Ft.         TriHealth/GHA
     5.11                                      51,833                Sq. Ft.         Infusion Partners
      6            83,000,000.00              518,744                Sq. Ft.         Younkers
      7            77,892,043.17              518,409                Sq. Ft.         Hercules Incorporated
      8            65,000,000.00              549,561                Sq. Ft.         Kaiser Foundation Health Plan
      9            51,000,000.00              256,745                Sq. Ft.         Harris Teeter
      11           46,000,000.00              278,765                Sq. Ft.         Qualcomm Inc.
      12           44,500,000.00              129,379                Sq. Ft.         Phillips Place Cinemas
      13           44,300,000.00              569,244                Sq. Ft.         Wal-Mart
      14           44,000,000.00              149,074                Sq. Ft.         NIA-GS
      15           40,000,000.00              166,234                Sq. Ft.         ACME
      16           39,500,000.00              638,566                Sq. Ft.         New York City Off-Track Betting
      17           39,000,000.00              286,429                Sq. Ft.         Bank of Texas
      18           35,789,000.00              107,664                Sq. Ft.         Synergy Workplaces
      20           30,856,000.00              226,160                Sq. Ft.         Hollywood Theatre
      22           28,250,000.00              284,163                Sq. Ft.         Quantum Corp.
      24           27,250,000.00              249,258                Sq. Ft.         VF Factory Outlet
      25           26,500,000.00              253,540                Sq. Ft.         Accuray, Incorporated
      26           26,500,000.00              163,399                Sq. Ft.         Ralph's
      31           23,868,000.00              121,043                Sq. Ft.         The Lending Connection
      32           22,000,000.00              162,187                Sq. Ft.         Ross Stores, Inc.
      34           21,200,000.00              300,213                Sq. Ft.         Parking Garage
      35           20,800,000.00              274,652                Sq. Ft.         Cub Foods
      36           20,250,000.00              138,943                Sq. Ft.         Shop Rite
      37           19,600,000.00              142,523                Sq. Ft.         Home Depot
      38           18,500,000.00              172,018                Sq. Ft.         Albertson's
      39           18,160,000.00              115,064                Sq. Ft.         Clemens Markets, Inc.
      41           17,297,000.00              172,300                Sq. Ft.         Belk
      42           16,900,000.00              133,841                Sq. Ft.         Starkey Laboratories, Inc
      46           15,600,000.00              108,461                Sq. Ft.         The Prudential Insurance Co.
      47           15,575,000.00               72,856                Sq. Ft.         Rick Engineering
      48           15,484,212.11              106,611                Sq. Ft.         Walgreens
      50           14,720,000.00              258,129                Sq. Ft.         Dunlaps
      51           14,200,000.00              111,346                Sq. Ft.         Ear Professionals
      52           14,062,394.18              210,000                Sq. Ft.         EDS Information Services, LLC
      56           13,080,685.71               88,679                Sq. Ft.         Carolina Orthopaedics & Sport Medicine
      57           12,362,000.00              117,593                Sq. Ft.         BJ's
      60           11,870,000.00               86,120                Sq. Ft.         The Fresh Market
      61           11,732,000.00               82,871                Sq. Ft.         Syspro Impact Software
      62           11,700,000.00               86,669                Sq. Ft.         Modell's Sporting Goods
      63           11,500,000.00              220,000                Sq. Ft.         Seven for All Mankind, LLC
      64           11,200,000.00               71,462                Sq. Ft.         First Franklin
      65           11,100,000.00              111,381                Sq. Ft.         Office Depot
      67           11,000,000.00               79,112                Sq. Ft.         Plante & Moran
      68           10,660,000.00               45,360                Sq. Ft.         Walgreens
    68.01                                      15,120                Sq. Ft.         Walgreens
    68.02                                      15,120                Sq. Ft.         Walgreens
    68.03                                      15,120                Sq. Ft.         Walgreens
      73           9,980,332.22                87,796                Sq. Ft.         Sweetbay
      76           9,691,468.64               122,041                Sq. Ft.         Quantum Corp.
      77           9,200,000.00               103,493                Sq. Ft.         Ace Hardware
      78           9,000,000.00                52,090                Sq. Ft.         Northside Hospital
      79           8,950,000.00               154,426                Sq. Ft.         Gehan Homes
      83           7,641,000.00               120,000                Sq. Ft.         Wal-Mart (Ground Lease)
      85           7,492,331.54                60,000                Sq. Ft.         PGA of America
      86           7,200,000.00                62,572                Sq. Ft.         SuperValu, Lakeside
      92           6,300,000.00               138,232                Sq. Ft.         Soo Mi Kim
      95           6,195,000.00                88,800                Sq. Ft.         Kohl's
      96           6,150,000.00                48,800                Sq. Ft.         Children Bureau
      98           6,093,869.11               127,000                Sq. Ft.         Property Solutions International (PSI)
     100           5,840,000.00                54,433                Sq. Ft.         Panera Bread Company
     101           5,550,000.00                31,370                Sq. Ft.         CVS Pharmacy
     103           5,194,723.57                73,418                Sq. Ft.         County of Lake
     105           4,994,588.71                66,245                Sq. Ft.         Star Market
     106           4,988,775.21                62,328                Sq. Ft.         Rosser International
     108           4,859,000.00                95,173                Sq. Ft.         Lowe's
     111           4,500,000.00                38,989                Sq. Ft.         Volt Information Sciences
     112           4,500,000.00                38,989                Sq. Ft.         Information Management Resources
     113           4,500,000.00                16,367                Sq. Ft.         Championship Grill
     114           4,500,000.00                31,170                Sq. Ft.         The Wine Cellar
     116           4,295,398.68                22,474                Sq. Ft.         Goodwill Thrift Store
     117           4,250,000.00                50,560                Sq. Ft.         Conn's Appliances (CAI, LP)
     118           4,246,355.79                14,820                Sq. Ft.         Walgreens
     119           4,076,000.00                13,050                Sq. Ft.         CVS
     121           3,998,000.00                68,133                Sq. Ft.         Federal Express
     123           3,840,000.00                29,680                Sq. Ft.         Carle Foundation
     124           3,812,000.00                13,813                Sq. Ft.         CVS
     125           3,750,000.00                38,320                Sq. Ft.         Harris Teeter
     126           3,742,000.00                14,739                Sq. Ft.         Walgreens
     127           3,681,401.18                42,214                Sq. Ft.         BI-LO
     129           3,600,000.00                40,299                Sq. Ft.         Amity Food Corp.
     130           3,478,000.00                74,596                Sq. Ft.         Academy Sports
     131           3,471,056.07                11,180                Sq. Ft.         Rite Aid
     132           3,415,000.00                23,000                Sq. Ft.         La-Z Boy
     135           3,093,624.02                12,739                Sq. Ft.         Eckerd
     136           3,090,087.48                10,000                Sq. Ft.         Pei We
     137           2,994,138.21                71,000                Sq. Ft.         Hannaford (Ground Lease)
     138           2,990,000.00                30,060                Sq. Ft.         Office Depot
     141           2,809,000.00                13,824                Sq. Ft.         CVS
     143           2,395,207.25                7,200                 Sq. Ft.         Regions Bank
     144           2,379,000.00                10,908                Sq. Ft.         CVS
     145           2,321,000.00                14,564                Sq. Ft.         Rite Aid
     146           2,142,000.00                14,564                Sq. Ft.         Rite Aid
     147           2,043,000.00                14,564                Sq. Ft.         Rite Aid
     148           2,015,000.00                10,125                Sq. Ft.         CVS
     149           1,885,000.00                23,942                Sq. Ft.         Staples
     150           1,799,000.00                12,000                Sq. Ft.         David's Bridal
     151           1,375,000.00                11,180                Sq. Ft.         Rite Aid
     152            916,895.46                 5,058                 Sq. Ft.         Statscript

MORTGAGE LOAN    LARGEST TENANT   LARGEST TENANT                                                  2ND LARGEST     2ND LARGEST TENANT
    NUMBER          % OF NRA         EXP. DATE       2ND LARGEST TENANT NAME                    TENANT % OF NRA       EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

      1              Various          Various        Various                                        Various            Various
     1.01             9.88%           01/31/18       Neiman Marcus Last Call                         4.38%             01/31/21
     1.02             5.04%           11/30/09       Old Navy                                        3.79%             10/31/10
     1.03             4.88%           12/31/08       Off 5th Saks                                    4.16%             12/31/11
     1.04             6.80%           01/31/11       Nike                                            3.38%             06/30/07
     1.05             6.47%           05/31/07       Bass Company Store                              3.40%             12/31/09
     1.06             3.95%           08/31/06       Liz Claiborne                                   3.92%             03/31/15
     1.07             7.32%           03/31/10       Burke's                                         4.57%             09/30/07
     1.08             8.22%           12/31/09       Mikasa                                          5.56%             09/30/07
     1.09             5.31%           03/31/09       Gap                                             3.99%             04/30/06
     1.10             7.41%           11/30/07       Nike                                            4.34%             06/30/10
      3              14.46%           05/31/13       Time Inc.                                      13.43%             08/31/10
      4              17.48%           03/31/11       GSA/IRS                                        16.73%             11/02/10
      5              Various          Various        Various                                        Various            Various
     5.01            41.47%           06/30/14       Skeffington's                                  15.04%             01/31/07
     5.02            100.00%          12/31/13
     5.03            83.65%           07/17/15       Walgreens                                       4.03%             04/30/09
     5.04            100.00%          07/17/15
     5.05            51.06%           07/17/15       Fidelity Mortgage, Inc.                        15.61%             08/31/10
     5.06            45.05%           09/30/12       Medisync, Inc.                                 16.70%             09/30/09
     5.07            20.77%           03/31/10       Katzen International                           12.70%             07/31/16
     5.08            46.90%           03/08/11       Bethesda, Inc.                                 26.87%             05/31/11
     5.09            50.00%           01/05/07       Cincinnati Bell                                50.00%             07/17/15
     5.10            44.08%           06/30/08       ADT Security Services                          23.69%             07/17/10
     5.11            19.78%           07/31/07       Concentra Health Services                      17.31%             07/31/15
      6              19.71%           12/13/10       Steve & Barry's                                15.44%             01/31/11
      7              100.00%          05/31/13
      8              30.95%           10/31/11       AFA Service Corp.                               3.84%             07/31/12
      9              20.23%           09/30/26       Stein Mart, Inc.                               13.90%             08/31/09
      11             35.77%           01/18/08       Mohler Nixon & Williams                        14.27%             12/31/12
      12             23.19%           11/14/16       Dean and Deluca                                 7.24%         Multiple Spaces
      13             20.48%           01/31/23       Storage Partners of Cheltenham, PA             17.93%             07/31/23
      14             29.16%           09/30/11       IRS-GS                                         19.88%             11/30/06
      15             36.70%           02/11/24       Paoli Pharmacy                                  8.26%             11/30/10
      16             23.29%       Multiple Spaces    Hard Rock Cafe                                  7.04%             01/10/21
      17             15.31%           05/31/11       Abby Office Centers                             6.14%             11/30/08
      18             23.78%           01/31/16       City National Bank                             22.89%             09/30/08
      20             13.26%           04/30/20       TJ Maxx                                        12.38%             05/31/15
      22             100.00%      Multiple Spaces
      24              8.44%           03/31/08       Liz Claiborne                                   4.81%             08/31/09
      25             28.63%           02/29/08       Medarex, Inc.                                  14.47%             10/31/09
      26             35.50%           09/30/17       Five Star Theaters                              8.38%               MTM
      31             21.61%           09/30/07       Pacific Mercantile Bank                        19.81%             05/31/09
      32             18.61%           01/31/16       Linens-n-Things                                16.77%             01/31/16
      34             90.42%              NA          AMPCO                                           6.25%             04/30/10
      35             22.72%           04/01/13       Office Depot                                    9.73%             04/01/07
      36             41.80%           03/31/19       Office Depot                                   15.51%             06/30/13
      37             71.52%           01/31/12       Staples                                        16.87%             12/31/14
      38             28.08%           11/30/13       G.I. Joe's                                     28.04%             05/31/20
      39             28.42%           11/30/22       Eckerd                                          7.51%             11/11/09
      41             38.45%           03/21/24       Publix Super Markets, Inc.                     31.56%             11/30/23
      42             26.07%           09/30/10       Card Guard Technologies                        18.50%             01/14/09
      46             13.92%           05/31/08       E. Sun Bank                                    10.01%             05/14/10
      47             14.43%           09/30/09       Sullivans                                      10.31%             09/30/09
      48              8.81%           07/31/10       Lockheed Martin Integrated Systems, Inc.        8.46%             06/30/06
      50             16.46%           04/30/14       Anthony's                                      14.69%             01/31/10
      51              3.86%           09/30/06       Del Terra Real Estate Services                  3.32%             05/31/07
      52             100.00%          09/30/11
      56             19.60%           02/15/14       Gaston Radiology                               14.66%             08/01/21
      57             100.00%          01/31/26
      60             24.40%           07/31/19       West Marine                                     8.17%             09/30/13
      61             23.31%           07/14/08       Loan Correspondents                            17.26%             05/23/08
      62             20.17%           01/31/21       Michaels Stores                                18.33%             01/31/09
      63             100.00%          03/31/21
      64             18.22%           03/07/09       The Penn Mutual Life Insurance                 14.57%             11/30/07
      65             25.73%           03/21/09       Big Lots                                       15.84%             05/31/10
      67             35.69%           04/30/15       Stryker - Leibinger                            34.73%             04/30/12
      68             33.33%           Various
    68.01            100.00%          10/31/21
    68.02            100.00%          02/28/21
    68.03            100.00%          12/31/21
      73             51.04%           11/02/21       ACE Hardware                                   14.69%             06/30/10
      76             100.00%      Multiple Spaces
      77             27.27%           10/14/11       OSCO                                           27.05%             01/31/07
      78             100.00%          12/31/09
      79              7.16%           01/31/09       TSC Engineering                                 5.59%             11/30/10
      83             100.00%          07/14/25
      85             50.00%           01/31/16       CTX Mortgage Company LLC                        8.29%             11/30/08
      86             43.95%           06/30/23       Aurora Pharmacy (frmr Snyder Drug)             18.53%             06/30/21
      92              7.16%       Multiple Spaces    Metropolitan Life Insurance                     6.61%             10/31/10
      95             100.00%          01/31/26
      96             13.73%           08/31/06       Progresso Market                               12.30%             08/31/09
      98             100.00%          09/20/15
     100             88.50%           10/31/10       Outback Steakhouse                             11.50%             08/31/10
     101             38.16%           01/31/31       Blockbuster                                    25.50%             07/18/09
     103             22.64%       Multiple Spaces    State of IL Administration Office               8.24%             06/30/09
     105             66.42%           01/31/15       Big B Drugs                                    12.79%             01/31/10
     106             90.96%           08/24/12       Trent Jones, D.D.S., P.C.                       4.32%             02/28/13
     108             100.00%          04/30/15
     111             13.34%           03/14/08       Plural Venture Partners, Inc                    7.90%               MTM
     112             11.75%           11/30/06       Tiempo Escrow II                               11.67%             11/10/09
     113             47.31%           08/14/15       Pizzeria Laferlita                             15.34%             03/31/15
     114             17.32%           05/31/12       The San Francisco Bread Co.                    15.40%             10/31/11
     116             42.95%           11/30/10       BBs Children's House                           16.66%             03/31/10
     117             74.98%           08/31/17       Goodwill                                       25.02%             08/31/09
     118             100.00%          03/31/31
     119             100.00%          07/05/26
     121             100.00%          09/30/15
     123             100.00%          03/31/17
     124             100.00%          05/12/24
     125             86.01%           11/11/16       Endless Summer                                  6.94%             11/30/10
     126             100.00%          12/31/30
     127             85.08%           11/30/21       CATO                                            8.46%             01/31/07
     129             34.78%       Multiple Spaces    Dollar Store / Gita Bhairam                    15.86%             09/30/13
     130             100.00%          01/31/26
     131             100.00%          07/31/20
     132             100.00%          10/31/15
     135             100.00%          09/12/25
     136             31.00%           09/30/25       Starbucks                                      17.70%             09/30/15
     137             100.00%          11/30/30
     138             66.73%           12/31/15       Hibbett Sporting                               16.63%             01/31/11
     141             100.00%          06/10/24
     143             58.33%           12/31/25       Wendy's (Ground Lease)                         41.67%             12/31/19
     144             100.00%          08/28/17
     145             100.00%          01/31/26
     146             100.00%          01/31/26
     147             100.00%          01/31/26
     148             100.00%          01/31/19
     149             100.00%          06/30/16
     150             100.00%          12/31/15
     151             100.00%          02/28/17
     152             42.27%           10/14/06       Weekday Gourmet                                29.06%             08/20/08

MORTGAGE LOAN                                         3RD LARGEST TENANT %    3RD LARGEST TENANT
    NUMBER       3RD LARGEST TENANT NAME                     OF NRA                EXP. DATE         MORTGAGE LOAN NUMBER
-------------------------------------------------------------------------------------------------------------------------

      1          Various                                    Various                Various                    1
     1.01        Gap Outlet                                  3.72%                 03/31/09                  1.01
     1.02        Nike                                        2.53%                 02/28/10                  1.02
     1.03        Nike                                        3.16%                 11/30/08                  1.03
     1.04        Brooks Brothers                             2.46%                 12/31/08                  1.04
     1.05        Polo Ralph Lauren                           3.40%                 10/31/08                  1.05
     1.06        Reebok/Rockport                             3.75%                 08/31/07                  1.06
     1.07        Nike                                        4.44%                 11/30/07                  1.07
     1.08        Bass                                        5.14%                   MTM                     1.08
     1.09        Dress Barn                                  3.95%                 06/30/08                  1.09
     1.10        Dress Barn                                  4.33%                 12/31/06                  1.10
      3          Mass Mutual Life                            13.21%                01/31/09                   3
      4          Regency Centers                             9.96%                 06/30/17                   4
      5          Various                                    Various                Various                    5
     5.01        Youthland Academy                           11.06%                01/31/16                  5.01
     5.02                                                                                                    5.02
     5.03        Kaplan Educational Center                   3.73%                 07/31/10                  5.03
     5.04                                                                                                    5.04
     5.05        Greater Cinti Hospital                      8.59%                 06/30/09                  5.05
     5.06        Progressive Casualty                        13.95%                01/31/08                  5.06
     5.07        Leukemia Lymphoma Society                   9.51%                 11/30/12                  5.07
     5.08        American Nursing                            8.66%                 05/31/11                  5.08
     5.09                                                                                                    5.09
     5.10        Everest/Dialysis Specialists                18.94%                01/31/07                  5.10
     5.11        Landmark                                    15.29%                01/31/07                  5.11
      6          Circuit City                                6.27%                 01/31/17                   6
      7                                                                                                       7
      8          National Cable Communications               3.03%                 03/31/10                   8
      9          Marshalls                                   13.63%                01/31/21                   9
      11         Aoptix Technologies                         10.38%                06/30/10                   11
      12         Restoration Hardware                        6.84%                 09/30/12                   12
      13         Pathmark Stores, Inc.                       11.35%                08/31/20                   13
      14         Modells                                     13.88%                03/31/09                   14
      15         Pier One Imports                            7.46%                 02/28/12                   15
      16         Atkinson Koven Feinberg Engineers           5.95%                 10/19/14                   16
      17         Park City Club                              5.82%                 12/31/17                   17
      18         EH World                                    8.30%                 10/30/14                   18
      20         Michaels                                    9.42%                 06/30/15                   20
      22                                                                                                      22
      24         Dress Barn                                  4.13%                 12/31/10                   24
      25         Airmagnet, Inc.                             10.45%                01/31/08                   25
      26         U Save Furniture                            5.82%                   MTM                      26
      31         Assistance in Marketing, Inc                7.19%                 10/31/09                   31
      32         Petsmart                                    13.99%                01/31/20                   32
      34         Business Improvement District               2.83%                   MTM                      34
      35         AJ Wright                                   9.11%                 04/01/12                   35
      36         GSA                                         8.64%                 10/31/14                   36
      37         Frantones Pizza                             3.86%                   MTM                      37
      38         Rite Aid                                    17.40%                11/30/13                   38
      39         Burger King (pad)                           6.78%                 10/31/09                   39
      41         Blockbuster                                 3.38%                 03/31/09                   41
      42         Centocor Research & Dev                     16.35%                10/31/07                   42
      46         American Continental Bank                   7.55%                 02/28/10                   46
      47         Realty Executives                           9.14%                 10/31/11                   47
      48         American Management                         7.68%                 12/31/06                   48
      50         Ross Dress for Less                         11.80%                01/31/16                   50
      51         Homewide Lending Corporation                3.19%                   MTM                      51
      52                                                                                                      52
      56         Gaston Medical Group                        11.67%                01/31/14                   56
      57                                                                                                      57
      60         Bonefish Grill                              5.91%                 11/30/14                   60
      61         TWI Cable Inc.                              12.40%                01/31/07                   61
      62         Tweeter                                     16.48%                09/30/19                   62
      63                                                                                                      63
      64         Cowboy Properties, LLC                      8.01%             Multiple Spaces                64
      65         Ina / Thornydale, LLC                       13.01%                10/02/63                   65
      67         Merrill Lynch                               7.76%                 05/31/15                   67
      68                                                                                                      68
    68.01                                                                                                   68.01
    68.02                                                                                                   68.02
    68.03                                                                                                   68.03
      73         Dollar General                              7.40%                 10/31/07                   73
      76                                                                                                      76
      77         Baum's Sporting Goods                       5.22%                 04/30/12                   77
      78                                                                                                      78
      79         Vita-Living, Inc.                           5.27%                 03/31/10                   79
      83                                                                                                      83
      85         Sellers Kuykendall                          6.92%                 02/28/11                   85
      86         Bear Realty of Salem                        11.70%                02/29/16                   86
      92         GITI Tire (USA) Ltd.                        4.56%                 09/14/06                   92
      95                                                                                                      95
      96         Doublz                                      9.84%                 04/30/15                   96
      98                                                                                                      98
     100                                                                                                     100
     101         Happy Soles/Birkenstock Inc.                7.65%                 09/30/06                  101
     103         Ancel Glink                                 7.68%                 12/31/08                  103
     105         Family Vision Care                          2.72%                 07/31/07                  105
     106                                                                                                     106
     108                                                                                                     108
     111         Snelling and Snelling, Inc                  7.40%                   MTM                     111
     112         Analog Devices, Inc.                        10.16%                07/24/06                  112
     113         Perceptions Salon & Spah-aa                 9.85%                 08/15/10                  113
     114         The Cato Corp                               13.35%                01/31/11                  114
     116         Casa Amiga Warehouse, Inc.                  9.31%                 04/30/11                  116
     117                                                                                                     117
     118                                                                                                     118
     119                                                                                                     119
     121                                                                                                     121
     123                                                                                                     123
     124                                                                                                     124
     125         Aly Deli                                    3.65%                 07/31/08                  125
     126                                                                                                     126
     127         Subway                                      3.98%                 11/30/06                  127
     129         Rent-A-Center                               9.34%                 08/31/15                  129
     130                                                                                                     130
     131                                                                                                     131
     132                                                                                                     132
     135                                                                                                     135
     136         Hair Cuttery                                14.80%                02/28/11                  136
     137                                                                                                     137
     138         Check Into Cash                             8.32%                 12/31/07                  138
     141                                                                                                     141
     143                                                                                                     143
     144                                                                                                     144
     145                                                                                                     145
     146                                                                                                     146
     147                                                                                                     147
     148                                                                                                     148
     149                                                                                                     149
     150                                                                                                     150
     151                                                                                                     151
     152         T-Mobile / VoiceStream                      28.67%                08/09/07                  152

* Quantum Corp. subleases approximately 72,041 square feet of space to Lockheed
Martin.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

               ANNEX A-5       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)

               LOAN
 MORTGAGE     GROUP                                                                                CROSS COLLATERALIZED AND CROSS
LOAN NUMBER   NUMBER                  PROPERTY NAME                         CITY          STATE         DEFAULTED LOAN FLAG
---------------------------------------------------------------------------------------------------------------------------------

     1          1      Prime Outlets Pool                                 Various        Various
---------------------------------------------------------------------------------------------------------------------------------
   1.01                Prime Outlets at San Marcos                       San Marcos        TX
   1.02                Prime Outlets at Grove City                       Grove City        PA
   1.03                Prime Outlets at Ellenton                          Ellenton         FL
   1.04                Prime Outlets at Jeffersonville                 Jeffersonville      OH
   1.05                Prime Outlets at Pleasant Prairie              Pleasant Prairie     WI
   1.06                Prime Outlets at Huntley                           Huntley          IL
   1.07                Prime Outlets at Gulfport                          Gulfport         MS
   1.08                Prime Outlets at Naples                             Naples          FL
   1.09                Prime Outlets at Lebanon                           Lebanon          TN
   1.10                Prime Outlets at Florida City                     Homestead         FL

     5          1      Central Parke Pool                                Cincinnati        OH
---------------------------------------------------------------------------------------------------------------------------------
   5.01                4600 Smith Road                                   Cincinnati        OH
   5.02                4643 Forest Avenue                                Cincinnati        OH
   5.03                4600 Montgomery Road                              Cincinnati        OH
   5.04                4650 Montgomery Road                              Cincinnati        OH
   5.05                2100 Sherman Avenue                               Cincinnati        OH
   5.06                4700 Smith Road                                   Cincinnati        OH
   5.07                2300 Wall Street                                  Cincinnati        OH
   5.08                4650 Wesley Avenue                                Cincinnati        OH
   5.09                4850 Smith Road                                   Cincinnati        OH
   5.10                4600 Wesley Avenue                                Cincinnati        OH
   5.11                4623 Wesley Avenue                                Cincinnati        OH

  Various       1      Cole Portfolio                                     Various        Various           Cole Portfolio
---------------------------------------------------------------------------------------------------------------------------------
    68          1      Walgreens Pool                                     Various          MO              Cole Portfolio
   68.01               Walgreens - Saint Louis, MO (Gravois Avenue)     Saint Louis        MO
   68.02               Walgreens - Florissant, MO                        Florissant        MO
   68.03               Walgreens - Saint Louis, MO (Telegraph Road)     Saint Louis        MO
    132         1      La-Z Boy - Glendale, AZ                            Glendale         AZ              Cole Portfolio
    145         1      Rite Aid - Defiance, OH                            Defiance         OH              Cole Portfolio

  Various       1      Atlanta Office Portfolio                           Various          GA         Atlanta Office Portfolio
---------------------------------------------------------------------------------------------------------------------------------
    78          1      Northside Johns Creek Medical                      Suwanne          GA         Atlanta Office Portfolio
    106         1      Rosser International Building                      Atlanta          GA         Atlanta Office Portfolio

                                                                  ORIGINAL      REMAINING                    ORIGINAL
                                CUT-OFF DATE    % OF AGGREGATE     TERM TO       TERM TO                      AMORT     REMAINING
 MORTGAGE     ORIGINAL LOAN         LOAN         CUT-OFF DATE    MATURITY OR   MATURITY OR   REMAINING IO      TERM     AMORT TERM
LOAN NUMBER    BALANCE ($)      BALANCE ($)        BALANCE       ARD (MOS.)    ARD (MOS.)    PERIOD (MOS.)    (MOS.)      (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

     1        315,340,000.00   315,340,000.00       11.02%           120           116            20           360         360
----------------------------------------------------------------------------------------------------------------------------------
   1.01       76,750,000.00
   1.02       60,620,000.00
   1.03       56,050,000.00
   1.04       37,550,000.00
   1.05       32,250,000.00
   1.06       16,000,000.00
   1.07       13,500,000.00
   1.08        8,600,000.00
   1.09        8,300,000.00
   1.10        5,720,000.00

     5        83,500,000.00    83,500,000.00        2.92%            120           120            60           360         360
----------------------------------------------------------------------------------------------------------------------------------
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
   5.10
   5.11

  Various     16,396,000.00    16,396,000.00        0.57%          Various       Various        Various         IO          IO
----------------------------------------------------------------------------------------------------------------------------------
    68        10,660,000.00    10,660,000.00        0.37%            120           114            114           IO          IO
   68.01       3,999,000.00
   68.02       3,372,000.00
   68.03       3,289,000.00
    132        3,415,000.00     3,415,000.00        0.12%            60            54             54            IO          IO
    145        2,321,000.00     2,321,000.00        0.08%            120           116            116           IO          IO

  Various     14,000,000.00    13,988,775.21        0.49%            120           119          Various      Various     Various
----------------------------------------------------------------------------------------------------------------------------------
    78         9,000,000.00     9,000,000.00        0.31%            120           119            119           IO          IO
    106        5,000,000.00     4,988,775.21        0.17%            120           119                         240         239

                             MATURITY DATE                                  CUT-OFF     LTV RATIO
 MORTGAGE     MONTHLY P&I    OR ARD BALLOON   APPRAISED VALUE               DATE LTV   AT MATURITY     NUMBER OF     UNIT OF
LOAN NUMBER   PAYMENTS ($)    BALANCE ($)           ($)          DSCR (X)    RATIO        OR ARD     UNITS (UNITS)   MEASURE
-------------------------------------------------------------------------------------------------------------------------------

     1        1,792,444.82   276,292,379.51    788,350,000.00      1.21      80.00%       70.09%       3,492,882     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
   1.01                                        200,000,000.00                                           640,974      Sq. Ft.
   1.02                                        148,000,000.00                                           532,290      Sq. Ft.
   1.03                                        137,000,000.00                                           476,534      Sq. Ft.
   1.04                                        91,600,000.00                                            409,923      Sq. Ft.
   1.05                                        78,700,000.00                                            270,324      Sq. Ft.
   1.06                                        40,000,000.00                                            279,387      Sq. Ft.
   1.07                                        36,500,000.00                                            302,799      Sq. Ft.
   1.08                                        21,500,000.00                                            145,962      Sq. Ft.
   1.09                                        20,750,000.00                                            226,816      Sq. Ft.
   1.10                                        14,300,000.00                                            207,873      Sq. Ft.

     5         491,535.15    77,949,859.50     107,000,000.00      1.21      78.04%       72.85%        810,615      Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
   5.01                                                                                                  79,986      Sq. Ft.
   5.02                                                                                                  95,000      Sq. Ft.
   5.03                                                                                                  92,763      Sq. Ft.
   5.04                                                                                                  81,500      Sq. Ft.
   5.05                                                                                                  77,171      Sq. Ft.
   5.06                                                                                                  74,212      Sq. Ft.
   5.07                                                                                                  72,806      Sq. Ft.
   5.08                                                                                                  71,630      Sq. Ft.
   5.09                                                                                                  60,000      Sq. Ft.
   5.10                                                                                                  53,714      Sq. Ft.
   5.11                                                                                                  51,833      Sq. Ft.

  Various          IO        16,396,000.00     26,810,000.00       1.91      61.16%       61.16%         82,924      Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
    68             IO        10,660,000.00     16,860,000.00       1.80      63.23%       63.23%         45,360      Sq. Ft.
   68.01                                        6,330,000.00                                             15,120      Sq. Ft.
   68.02                                        5,330,000.00                                             15,120      Sq. Ft.
   68.03                                        5,200,000.00                                             15,120      Sq. Ft.
    132            IO         3,415,000.00      5,700,000.00       1.95      59.91%       59.91%         23,000      Sq. Ft.
    145            IO         2,321,000.00      4,250,000.00       2.37      54.61%       54.61%         14,564      Sq. Ft.

  Various       Various      12,239,590.17     20,700,000.00       1.38      67.58%       59.13%        114,418      Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
    78             IO         9,000,000.00     12,200,000.00       1.47      73.77%       73.77%         52,090      Sq. Ft.
    106        34,933.13      3,239,590.17      8,500,000.00       1.26      58.69%       38.11%         62,328      Sq. Ft.

                CUT-OFF
               DATE LOAN
 MORTGAGE        AMOUNT       UW NET CASH      MORTGAGE
LOAN NUMBER   PER UNIT ($)     FLOW ($)       LOAN NUMBER
---------------------------------------------------------

     1           180.56      51,881,207.03         1
---------------------------------------------------------
   1.01                      11,953,720.31       1.01
   1.02                      10,835,441.04       1.02
   1.03                      9,898,615.72        1.03
   1.04                      7,415,225.42        1.04
   1.05                      4,934,800.92        1.05
   1.06                      1,636,062.89        1.06
   1.07                      2,447,501.97        1.07
   1.08                       975,879.02         1.08
   1.09                      1,492,479.62        1.09
   1.10                       291,480.12         1.10

     5           103.01      7,145,816.36          5
---------------------------------------------------------
   5.01                                          5.01
   5.02                                          5.02
   5.03                                          5.03
   5.04                                          5.04
   5.05                                          5.05
   5.06                                          5.06
   5.07                                          5.07
   5.08                                          5.08
   5.09                                          5.09
   5.10                                          5.10
   5.11                                          5.11

  Various        197.72      1,751,192.86       Various
---------------------------------------------------------
    68           235.01      1,050,338.70         68
   68.01                      394,248.00         68.01
   68.02                      332,168.00         68.02
   68.03                      323,922.70         68.03
    132          148.48       384,499.62          132
    145          159.37       316,354.54          145

  Various        122.26      1,283,392.71       Various
---------------------------------------------------------
    78           172.78       753,453.49          78
    106          80.04        529,939.22          106

[THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

      ANNEX A-6     DEBT SERVICE PAYMENT SCHEDULE FOR EDS BUILDING LOAN

LOAN PAY PERIOD   DEBT SERVICE ($)   LOAN PAY PERIOD   DEBT SERVICE ($)
-------------------------------------------------------------------------
        1               117,777.00          61               132,609.00
        2               117,777.00          62               132,609.00
        3               117,777.00          63               132,609.00
        4               117,777.00          64               132,609.00
        5               117,777.00          65               132,609.00
        6               117,777.00          66               132,609.00
        7               117,777.00          67               132,609.00
        8               117,777.00          68               132,609.00
        9               117,777.00          69               132,609.00
       10               117,777.00          70               132,609.00
       11               117,777.00          71               132,609.00
       12               117,777.00          72               132,609.00
       13               117,777.00          73               132,609.00
       14               117,777.00          74               132,609.00
       15               117,777.00          75               132,609.00
       16               117,777.00          76               132,609.00
       17               117,777.00          77               132,609.00
       18               117,777.00          78               132,609.00
       19               117,777.00          79               132,609.00
       20               117,777.00          80               132,609.00
       21               117,777.00          81               132,609.00
       22               117,777.00          82               132,609.00
       23               117,777.00          83               132,609.00
       24               117,777.00          84               132,609.00
       25               117,777.00          85               132,609.00
       26               117,777.00          86               132,609.00
       27               117,777.00          87               132,609.00
       28               117,777.00          88               132,609.00
       29               117,777.00          89               132,609.00
       30               117,777.00          90               132,609.00
       31               117,777.00          91               132,609.00
       32               117,777.00          92               132,609.00
       33               117,777.00          93               132,609.00
       34               117,777.00          94               132,609.00
       35               117,777.00          95               132,609.00
       36               117,777.00          96               132,609.00
       37               117,777.00          97               132,609.00
       38               117,777.00          98               132,609.00
       39               117,777.00          99               132,609.00
       40               117,777.00         100               132,609.00
       41               117,777.00         101               132,609.00
       42               117,777.00         102               132,609.00
       43               117,777.00         103               132,609.00
       44               117,777.00         104               132,609.00
       45               117,777.00         105               132,609.00
       46               117,777.00         106               132,609.00
       47               117,777.00         107               132,609.00
       48               117,777.00         108               132,609.00
       49               117,777.00         109               132,609.00
       50               117,777.00         110               132,609.00
       51               117,777.00         111               132,609.00
       52               117,777.00         112               132,609.00
       53               117,777.00         113               132,609.00
       54               117,777.00         114               132,609.00
       55               117,777.00         115               132,609.00
       56               117,777.00         116               132,609.00
       57               117,777.00         117               132,609.00
       58               117,777.00         118               132,609.00
       59               117,777.00         119            11,259,211.41
       60               117,777.00

[THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                                  MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                        % OF                                              WTD. AVG.
                                                                       CUT-OFF        AVERAGE              MAXIMUM         CUT-OFF
                                  NUMBER OF          AGGREGATE          DATE          CUT-OFF              CUT-OFF          DATE
                                  MORTGAGED           CUT-OFF           POOL           DATE                  DATE            LTV
        PROPERTY TYPE             PROPERTIES        DATE BALANCE       BALANCE        BALANCE              BALANCE          RATIO
------------------------------------------------------------------------------------------------------------------------------------

Retail                                71         $    1,039,479,666      36.3%     $  14,640,559        $   83,000,000      73.3%
   Retail - Anchored                  42                617,816,678      21.6      $  14,709,921        $   83,000,000      69.9%
   Retail - Outlet                    11                342,590,000      12.0      $  31,144,545        $   76,750,000      79.9%
   Retail - Unanchored                14                 64,792,295       2.3      $   4,628,021        $   15,575,000      71.6%
   Retail - Shadow Anchored (4)        4                 14,280,693       0.5      $   3,570,173        $    4,500,000      68.8%
Office                                38                878,984,446      30.7      $  23,131,170        $  175,000,000      67.1%
Hospitality                           16                412,485,115      14.4      $  25,780,320        $  195,000,000      65.0%
Multifamily                           33                380,678,820      13.3      $  11,535,722        $   28,400,000      74.4%
Industrial                             5                 48,183,338       1.7      $   9,636,668        $   16,900,000      72.7%
Mixed Use                              2                 45,340,000       1.6      $  22,670,000        $   39,500,000      24.1%
Special Purpose                        1                 21,200,000       0.7      $  21,200,000        $   21,200,000      80.0%
Healthcare                             2                 13,300,000       0.5      $   6,650,000        $    7,000,000      68.2%
Mobile Home Park                       3                 12,135,904       0.4      $   4,045,301        $    4,586,390      47.6%
Land                                   2                 10,635,138       0.4      $   5,317,569        $    7,641,000      65.0%
-------------------------------     ----         ------------------     -----
                                     173         $    2,862,422,428     100.0%     $  16,545,794        $  195,000,000      69.4%
                                    ====         ==================     =====

                                                  WTD. AVG.
                                                    STATED        WTD. AVG.      MINIMUM     MAXIMUM
                                   WTD. AVG.      REMAINING        CUT-OFF       CUT-OFF     CUT-OFF
                                      LTV          TERM TO          DATE          DATE        DATE        WTD. AVG.       WTD. AVG.
                                    RATIO AT       MATURITY          DSC           DSC         DSC        OCCUPANCY       MORTGAGE
         PROPERTY TYPE            MATURITY (2)    (MOS.) (2)        RATIO         RATIO       RATIO       RATE (3)          RATE
------------------------------------------------------------------------------------------------------------------------------------

Retail                               67.0%            116           1.37x         1.20x       2.46x         94.4%          5.706%
   Retail - Anchored                 65.9%            116           1.46x         1.20x       2.02x         95.8%          5.763%
   Retail - Outlet                   69.9%            116           1.21x         1.21x       1.26x         91.4%          5.556%
   Retail - Unanchored               65.2%            114           1.42x         1.20x       2.46x         97.6%          5.918%
   Retail - Shadow Anchored (4)      54.4%            145           1.33x         1.22x       1.53x         95.3%          5.921%
Office                               60.3%            114           1.43x         1.08x       4.38x         93.4%          5.861%
Hospitality                          58.2%            112           1.84x         1.28x       3.52x            NA          5.865%
Multifamily                          69.2%            108           1.27x         1.20x       1.61x         92.8%          5.841%
Industrial                           65.5%             96           1.36x         1.23x       1.94x         98.2%          5.842%
Mixed Use                            22.9%            119           4.92x         1.29x       5.46x         98.9%          5.476%
Special Purpose                      75.1%             71           1.25x         1.25x       1.25x        100.0%          6.210%
Healthcare                           62.7%             90           1.48x         1.45x       1.51x         83.3%          6.141%
Mobile Home Park                     38.0%            119           2.06x         1.10x       3.26x         92.9%          5.872%
Land                                 62.4%            118           1.50x         1.45x       1.62x        100.0%          5.801%
-------------------------------
                                     63.2%            113           1.50X         1.08X       5.46X         94.0%          5.800%

___________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.
      Occupancy Rates exclude 16 hospitality properties, representing 14.4% of the Cut-Off Date Pool Balance.

(4)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                      A-7-1

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                              MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                        % OF                                              WTD. AVG.
                                                                       CUT-OFF        AVERAGE              MAXIMUM         CUT-OFF
                                   NUMBER OF         AGGREGATE          DATE          CUT-OFF              CUT-OFF          DATE
                                   MORTGAGED          CUT-OFF          GROUP 1         DATE                  DATE            LTV
         PROPERTY TYPE            PROPERTIES        DATE BALANCE       BALANCE        BALANCE              BALANCE          RATIO
------------------------------------------------------------------------------------------------------------------------------------

Retail                                71         $    1,039,479,666      42.0%     $  14,640,559        $   83,000,000      73.3%
   Retail - Anchored                  42                617,816,678      25.0      $  14,709,921        $   83,000,000      69.9%
   Retail - Outlet                    11                342,590,000      13.8      $  31,144,545        $   76,750,000      79.9%
   Retail - Unanchored                14                 64,792,295       2.6      $   4,628,021        $   15,575,000      71.6%
   Retail - Shadow Anchored (4)        4                 14,280,693       0.6      $   3,570,173        $    4,500,000      68.8%
Office                                38                878,984,446      35.5      $  23,131,170        $  175,000,000      67.1%
Hospitality                           16                412,485,115      16.7      $  25,780,320        $  195,000,000      65.0%
Industrial                             5                 48,183,338       1.9      $   9,636,668        $   16,900,000      72.7%
Mixed Use                              2                 45,340,000       1.8      $  22,670,000        $   39,500,000      24.1%
Special Purpose                        1                 21,200,000       0.9      $  21,200,000        $   21,200,000      80.0%
Healthcare                             2                 13,300,000       0.5      $   6,650,000        $    7,000,000      68.2%
Land                                   2                 10,635,138       0.4      $   5,317,569        $    7,641,000      65.0%
Mobile Home Park                       1                  4,586,390       0.2      $   4,586,390        $    4,586,390      25.6%
-------------------------------     ----         ------------------     -----
                                     138         $    2,474,194,093     100.0%     $  17,928,943        $  195,000,000      68.7%
                                    ====         ==================     =====

                                                  WTD. AVG.
                                                    STATED        WTD. AVG.      MINIMUM     MAXIMUM
                                   WTD. AVG.      REMAINING        CUT-OFF       CUT-OFF     CUT-OFF
                                      LTV          TERM TO          DATE          DATE        DATE        WTD. AVG.       WTD. AVG.
                                    RATIO AT       MATURITY          DSC           DSC         DSC        OCCUPANCY       MORTGAGE
         PROPERTY TYPE            MATURITY (2)    (MOS.) (2)        RATIO         RATIO       RATIO        RATE (3)         RATE
------------------------------------------------------------------------------------------------------------------------------------

Retail                               67.0%            116           1.37x         1.20x       2.46x         94.4%          5.706%
   Retail - Anchored                 65.9%            116           1.46x         1.20x       2.02x         95.8%          5.763%
   Retail - Outlet                   69.9%            116           1.21x         1.21x       1.26x         91.4%          5.556%
   Retail - Unanchored               65.2%            114           1.42x         1.20x       2.46x         97.6%          5.918%
   Retail - Shadow Anchored (4)      54.4%            145           1.33x         1.22x       1.53x         95.3%          5.921%
Office                               60.3%            114           1.43x         1.08x       4.38x         93.4%          5.861%
Hospitality                          58.2%            112           1.84x         1.28x       3.52x           NA           5.865%
Industrial                           65.5%            96            1.36x         1.23x       1.94x         98.2%          5.842%
Mixed Use                            22.9%            119           4.92x         1.29x       5.46x         98.9%          5.476%
Special Purpose                      75.1%            71            1.25x         1.25x       1.25x        100.0%          6.210%
Healthcare                           62.7%            90            1.48x         1.45x       1.51x         83.3%          6.141%
Land                                 62.4%            118           1.50x         1.45x       1.62x        100.0%          5.801%
Mobile Home Park                     19.6%            118           3.26x         3.26x       3.26x        100.0%          5.520%
-------------------------------
                                     62.3%            114           1.54X         1.08X       5.46X         94.2%          5.793%

____________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.
      Occupancy Rates exclude 16 hospitality properties, representing 16.7% of the Cut-Off Date Group 1 Balance.

(4)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                                      A-7-2

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                              MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                        % OF                                              WTD. AVG.
                                                                       CUT-OFF        AVERAGE              MAXIMUM         CUT-OFF
                                  NUMBER OF          AGGREGATE          DATE          CUT-OFF              CUT-OFF          DATE
                                  MORTGAGED           CUT-OFF          GROUP 2         DATE                  DATE            LTV
         PROPERTY TYPE            PROPERTIES        DATE BALANCE       BALANCE        BALANCE              BALANCE          RATIO
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                           33         $      380,678,820      98.1%     $  11,535,722        $   28,400,000      74.4%
Mobile Home Park                       2                  7,549,514       1.9      $   3,774,757        $    3,900,000      60.9%
-------------------------------     ----         ------------------     -----
                                      35         $      388,228,335     100.0%     $  11,092,238        $   28,400,000      74.1%
                                    ====         ==================     =====

                                                  WTD. AVG.
                                                    STATED        WTD. AVG.      MINIMUM     MAXIMUM
                                   WTD. AVG.      REMAINING        CUT-OFF       CUT-OFF     CUT-OFF
                                      LTV          TERM TO          DATE          DATE        DATE        WTD. AVG.       WTD. AVG.
                                    RATIO AT       MATURITY          DSC           DSC         DSC        OCCUPANCY       MORTGAGE
         PROPERTY TYPE            MATURITY (2)    (MOS.) (2)        RATIO         RATIO       RATIO         RATE            RATE
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                          69.2%            108           1.27x         1.20x       1.61x         92.8%          5.841%
Mobile Home Park                     49.2%            119           1.34x         1.10x       1.59x         88.6%          6.086%
-------------------------------
                                     68.8%            109           1.27X         1.10X       1.61X         92.8%          5.846%

____________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      A-7-3

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
        RANGE OF CUT-OFF             MORTGAGE         DATE           POOL           DATE            DATE
        DATE BALANCES ($)             LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

< /=2,000,000                            4      $      5,975,895        0.2%    $  1,493,974    $   1,885,000
 2,000,001 - 3,000,000                  12            30,416,956        1.1     $  2,534,746    $   2,994,138
 3,000,001 - 4,000,000                  16            56,834,040        2.0     $  3,552,127    $   3,998,000
 4,000,001 - 5,000,000                  16            72,425,089        2.5     $  4,526,568    $   4,994,589
 5,000,001 - 6,000,000                   6            32,879,868        1.1     $  5,479,978    $   5,955,285
 6,000,001 - 7,000,000                  11            69,732,458        2.4     $  6,339,314    $   7,000,000
 7,000,001 - 8,000,000                   7            52,879,996        1.8     $  7,554,285    $   8,000,000
 8,000,001 - 9,000,000                   3            26,250,000        0.9     $  8,750,000    $   9,000,000
 9,000,001 - 10,000,000                  5            48,562,150        1.7     $  9,712,430    $   9,980,332
10,000,001 - 15,000,000                 24           292,368,785       10.2     $ 12,182,033    $  14,780,000
15,000,001 - 20,000,000                 12           202,052,146        7.1     $ 16,837,679    $  19,600,000
20,000,001 - 25,000,000                  8           178,068,000        6.2     $ 22,258,500    $  24,600,000
25,000,001 - 30,000,000                  8           217,300,000        7.6     $ 27,162,500    $  28,400,000
30,000,001 - 35,000,000                  2            64,856,000        2.3     $ 32,428,000    $  34,000,000
35,000,001 - 40,000,000                  4           154,289,000        5.4     $ 38,572,250    $  40,000,000
40,000,001 - 45,000,000                  3           132,800,000        4.6     $ 44,266,667    $  44,500,000
45,000,001 - 50,000,000                  2            94,000,000        3.3     $ 47,000,000    $  48,000,000
50,000,001 - 55,000,000                  1            51,000,000        1.8     $ 51,000,000    $  51,000,000
60,000,001 - 65,000,000                  1            65,000,000        2.3     $ 65,000,000    $  65,000,000
75,000,001 - 80,000,000                  1            77,892,043        2.7     $ 77,892,043    $  77,892,043
80,000,001 - 315,340,000                 6           936,840,000       32.7     $156,140,000    $ 315,340,000
-------------------------------     ------      ----------------   --------
                                       152      $  2,862,422,428      100.0%    $ 18,831,726    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF        WTD. AVG.       TERM TO        CUT-OFF         WTD. AVG.
        RANGE OF CUT-OFF            DATE LTV        LTV RATIO       MATURITY      DATE DSC         MORTGAGE
        DATE BALANCES ($)             RATIO       AT MATURITY *     (MOS.) *        RATIO            RATE
--------------------------------------------------------------------------------------------------------------

< /=2,000,000                         60.3%           57.9%             65          2.00x           5.807%
 2,000,001 - 3,000,000                64.9%           60.0%            103          1.74x           5.755%
 3,000,001 - 4,000,000                67.7%           58.9%            117          1.53x           5.831%
 4,000,001 - 5,000,000                68.8%           59.4%            115          1.48x           5.696%
 5,000,001 - 6,000,000                65.8%           59.1%             97          1.48x           5.952%
 6,000,001 - 7,000,000                67.1%           59.9%            109          1.62x           5.879%
 7,000,001 - 8,000,000                68.7%           62.5%            113          1.43x           5.859%
 8,000,001 - 9,000,000                75.8%           71.6%            119          1.29x           5.754%
 9,000,001 - 10,000,000               70.6%           60.7%            118          1.34x           5.729%
10,000,001 - 15,000,000               71.5%           63.6%            111          1.41x           5.899%
15,000,001 - 20,000,000               73.1%           66.1%            110          1.26x           5.736%
20,000,001 - 25,000,000               73.7%           68.9%            105          1.36x           5.822%
25,000,001 - 30,000,000               74.5%           68.3%            101          1.28x           5.930%
30,000,001 - 35,000,000               51.5%           49.4%            116          2.64x           5.417%
35,000,001 - 40,000,000               56.2%           51.8%            105          2.31x           5.927%
40,000,001 - 45,000,000               77.4%           73.3%            119          1.23x           5.960%
45,000,001 - 50,000,000               70.8%           65.8%            116          1.35x           5.574%
50,000,001 - 55,000,000               67.3%           62.8%            120          1.24x           5.830%
60,000,001 - 65,000,000               63.4%           63.4%            119          1.50x           5.850%
75,000,001 - 80,000,000               65.7%           51.4%            119          1.83x           6.270%
80,000,001 - 315,340,000              69.5%           63.2%            118          1.49x           5.708%
-------------------------------
                                      69.4%           63.2%            113          1.50X           5.800%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      A-7-4

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                        RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                     % OF
                                                    AGGREGATE       CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF        CUT-OFF         DATE         CUT-OFF          CUT-OFF
       RANGE OF CUT-OFF             MORTGAGE           DATE         GROUP 1         DATE            DATE
       DATE BALANCES ($)              LOANS          BALANCE        BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

< /= 2,000,000                           4      $      5,975,895        0.2%    $  1,493,974    $   1,885,000
 2,000,001 - 3,000,000                   9            22,088,345        0.9     $  2,454,261    $   2,994,138
 3,000,001 - 4,000,000                  13            46,164,525        1.9     $  3,551,117    $   3,998,000
 4,000,001 - 5,000,000                  13            58,765,089        2.4     $  4,520,391    $   4,994,589
 5,000,001 - 6,000,000                   5            27,789,525        1.1     $  5,557,905    $   5,955,285
 6,000,001 - 7,000,000                   7            44,245,231        1.8     $  6,320,747    $   7,000,000
 7,000,001 - 8,000,000                   4            30,299,996        1.2     $  7,574,999    $   7,966,664
 8,000,001 - 9,000,000                   2            17,950,000        0.7     $  8,975,000    $   9,000,000
 9,000,001 - 10,000,000                  4            38,782,020        1.6     $  9,695,505    $   9,980,332
10,000,001 - 15,000,000                 17           206,420,330        8.3     $ 12,142,372    $  14,720,000
15,000,001 - 20,000,000                  9           154,418,093        6.2     $ 17,157,566    $  19,600,000
20,000,001 - 25,000,000                  5           108,118,000        4.4     $ 21,623,600    $  23,868,000
25,000,001 - 30,000,000                  5           136,500,000        5.5     $ 27,300,000    $  28,250,000
30,000,001 - 35,000,000                  2            64,856,000        2.6     $ 32,428,000    $  34,000,000
35,000,001 - 40,000,000                  4           154,289,000        6.2     $ 38,572,250    $  40,000,000
40,000,001 - 45,000,000                  3           132,800,000        5.4     $ 44,266,667    $  44,500,000
45,000,001 - 50,000,000                  2            94,000,000        3.8     $ 47,000,000    $  48,000,000
50,000,001 - 55,000,000                  1            51,000,000        2.1     $ 51,000,000    $  51,000,000
60,000,001 - 65,000,000                  1            65,000,000        2.6     $ 65,000,000    $  65,000,000
75,000,001 - 80,000,000                  1            77,892,043        3.1     $ 77,892,043    $  77,892,043
80,000,001 - 315,340,000                 6           936,840,000       37.9     $156,140,000    $ 315,340,000
-------------------------------     ------      ----------------   --------
                                       117      $  2,474,194,093      100.0%    $ 21,146,958    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
       RANGE OF CUT-OFF             DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
       DATE BALANCES ($)              RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

< /= 2,000,000                        60.3%           57.9%            65           2.00x           5.807%
 2,000,001 - 3,000,000                61.3%           58.9%            97           1.93x           5.746%
 3,000,001 - 4,000,000                68.1%           59.6%           116           1.58x           5.796%
 4,000,001 - 5,000,000                66.6%           56.8%           113           1.53x           5.701%
 5,000,001 - 6,000,000                66.6%           59.4%           104           1.53x           5.972%
 6,000,001 - 7,000,000                65.6%           58.2%           109           1.85x           5.942%
 7,000,001 - 8,000,000                62.9%           55.8%           118           1.57x           5.839%
 8,000,001 - 9,000,000                74.2%           70.4%           118           1.33x           5.668%
 9,000,001 - 10,000,000               71.1%           61.5%           118           1.36x           5.779%
10,000,001 - 15,000,000               69.6%           61.4%           108           1.47x           5.965%
15,000,001 - 20,000,000               75.2%           67.6%           107           1.25x           5.778%
20,000,001 - 25,000,000               73.8%           67.3%           110           1.36x           5.765%
25,000,001 - 30,000,000               71.7%           64.1%           103           1.34x           5.825%
30,000,001 - 35,000,000               51.5%           49.4%           116           2.64x           5.417%
35,000,001 - 40,000,000               56.2%           51.8%           105           2.31x           5.927%
40,000,001 - 45,000,000               77.4%           73.3%           119           1.23x           5.960%
45,000,001 - 50,000,000               70.8%           65.8%           116           1.35x           5.574%
50,000,001 - 55,000,000               67.3%           62.8%           120           1.24x           5.830%
60,000,001 - 65,000,000               63.4%           63.4%           119           1.50x           5.850%
75,000,001 - 80,000,000               65.7%           51.4%           119           1.83x           6.270%
80,000,001 - 315,340,000              69.5%           63.2%           118           1.49x           5.708%
-------------------------------
                                      68.7%           62.3%           114           1.54X           5.793%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      A-7-5

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                        RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
        RANGE OF CUT-OFF            MORTGAGE          DATE          GROUP 2         DATE            DATE
        DATE BALANCES ($)             LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

 2,000,001 - 3,000,000                   3      $      8,328,611        2.1%    $  2,776,204    $   2,917,043
 3,000,001 - 4,000,000                   3            10,669,514        2.7     $  3,556,505    $   3,900,000
 4,000,001 - 5,000,000                   3            13,660,000        3.5     $  4,553,333    $   4,865,000
 5,000,001 - 6,000,000                   1             5,090,343        1.3     $  5,090,343    $   5,090,343
 6,000,001 - 7,000,000                   4            25,487,227        6.6     $  6,371,807    $   6,700,000
 7,000,001 - 8,000,000                   3            22,580,000        5.8     $  7,526,667    $   8,000,000
 8,000,001 - 9,000,000                   1             8,300,000        2.1     $  8,300,000    $   8,300,000
 9,000,001 - 10,000,000                  1             9,780,131        2.5     $  9,780,131    $   9,780,131
10,000,001 - 15,000,000                  7            85,948,455       22.1     $ 12,278,351    $  14,780,000
15,000,001 - 20,000,000                  3            47,634,053       12.3     $ 15,878,018    $  16,217,053
20,000,001 - 25,000,000                  3            69,950,000       18.0     $ 23,316,667    $  24,600,000
25,000,001 - 30,000,000                  3            80,800,000       20.8     $ 26,933,333    $  28,400,000
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
        RANGE OF CUT-OFF            DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
        DATE BALANCES ($)             RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

2,000,001 - 3,000,000                 74.5%           62.9%           119           1.21x           5.778%
3,000,001 - 4,000,000                 65.9%           56.1%           119           1.31x           5.982%
4,000,001 - 5,000,000                 78.1%           70.2%           120           1.23x           5.673%
5,000,001 - 6,000,000                 61.3%           57.5%            58           1.21x           5.843%
6,000,001 - 7,000,000                 69.5%           62.9%           108           1.21x           5.770%
7,000,001 - 8,000,000                 76.4%           71.4%           105           1.26x           5.885%
8,000,001 - 9,000,000                 79.2%           74.1%           120           1.21x           5.940%
9,000,001 - 10,000,000                68.4%           57.3%           118           1.25x           5.530%
10,000,001 - 15,000,000               76.2%           69.1%           119           1.26x           5.740%
15,000,001 - 20,000,000               66.3%           61.1%           119           1.32x           5.599%
20,000,001 - 25,000,000               73.5%           71.5%            98           1.37x           5.910%
25,000,001 - 30,000,000               79.2%           75.4%            98           1.20x           6.107%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                      A-7-6

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                           MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
                                    MORTGAGED         DATE           POOL           DATE            DATE
        STATE                      PROPERTIES       BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

CA                                      22      $    371,690,219       13.0%    $ 16,895,010    $  46,000,000
 Southern (3)                           18           281,639,000        9.8     $ 15,646,611    $  35,789,000
 Northern (3)                            4            90,051,219        3.1     $ 22,512,805    $  46,000,000
FL                                      15           261,985,979        9.2     $ 17,465,732    $  85,000,000
TX                                      12           250,149,000        8.7     $ 20,845,750    $  76,750,000
IL                                       6           228,279,079        8.0     $ 38,046,513    $  195,000,00
NY                                       4           224,200,000        7.8     $ 56,050,000    $  175,000,00
PA                                       5           183,330,000        6.4     $ 36,666,000    $  60,620,000
NC                                      11           166,000,264        5.8     $ 15,090,933    $  51,000,000
GA                                      14           155,898,641        5.4     $ 11,135,617    $  65,000,000
OH                                      16           149,784,056        5.2     $  9,361,504    $  37,550,000
AZ                                       6            91,790,000        3.2     $ 15,298,333    $  48,000,000
NE                                       1            83,000,000        2.9     $ 83,000,000    $  83,000,000
DE                                       1            77,892,043        2.7     $ 77,892,043    $  77,892,043
WA                                       6            75,678,531        2.6     $ 12,613,089    $  22,000,000
MD                                       3            64,935,593        2.3     $ 21,645,198    $  44,000,000
CO                                       4            61,641,469        2.2     $ 15,410,367    $  28,250,000
MO                                       7            57,293,000        2.0     $  8,184,714    $  30,856,000
WI                                       2            39,450,000        1.4     $ 19,725,000    $  32,250,000
VA                                       5            38,722,899        1.4     $  7,744,580    $  14,000,000
MI                                       3            35,262,394        1.2     $ 11,754,131    $  14,062,394
KS                                       3            29,498,514        1.0     $  9,832,838    $  24,050,000
MA                                       3            28,506,682        1.0     $  9,502,227    $  17,301,881
NV                                       1            28,000,000        1.0     $ 28,000,000    $  28,000,000
IN                                       1            26,000,000        0.9     $ 26,000,000    $  26,000,000
SC                                       4            25,044,758        0.9     $  6,261,189    $  11,870,000
MS                                       3            19,299,000        0.7     $  6,433,000    $  13,500,000
TN                                       3            16,278,869        0.6     $  5,426,290    $   8,300,000
KY                                       1            12,297,658        0.4     $ 12,297,658    $  12,297,658
AL                                       3            11,896,589        0.4     $  3,965,530    $   4,994,589
NH                                       1            11,700,000        0.4     $ 11,700,000    $  11,700,000
UT                                       1            11,200,000        0.4     $ 11,200,000    $  11,200,000
CT                                       2             8,795,000        0.3     $  4,397,500    $   4,720,000
WV                                       1             7,966,664        0.3     $  7,966,664    $   7,966,664
NJ                                       1             4,586,390        0.2     $  4,586,390    $   4,586,390
ME                                       2             4,369,138        0.2     $  2,184,569    $   2,994,138
-------------------------------     ------      ----------------   --------
                                       173      $    2,862,422,4      100.0%    $ 16,545,794    $  195,000,00
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                     STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
                                    DATE LTV       LTV RATIO        MATURITY      DATE DSC         MORTGAGE
        STATE                         RATIO      AT MATURITY (2)   (MOS.) (2)       RATIO            RATE
--------------------------------------------------------------------------------------------------------------

CA                                    71.0%           65.4%            95           1.35x           5.937%
 Southern (3)                         71.8%           65.9%            94           1.34x           5.986%
 Northern (3)                         68.6%           63.7%            99           1.36x           5.783%
FL                                    75.2%           67.7%           118           1.33x           5.757%
TX                                    70.7%           63.7%           114           1.54x           5.738%
IL                                    66.4%           60.1%           118           1.78x           5.840%
NY                                    48.8%           44.8%           120           2.19x           5.606%
PA                                    77.6%           69.3%           118           1.21x           5.810%
NC                                    73.9%           68.2%           122           1.30x           5.811%
GA                                    68.2%           64.2%           112           1.42x           5.847%
OH                                    78.0%           71.5%           119           1.24x           5.745%
AZ                                    74.2%           69.6%           114           1.28x           5.682%
NE                                    57.2%           57.2%           120           2.02x           5.880%
DE                                    65.7%           51.4%           119           1.83x           6.270%
WA                                    67.2%           60.3%           119           1.40x           5.589%
MD                                    76.9%           68.2%           108           1.25x           6.017%
CO                                    69.8%           61.5%           118           1.38x           5.496%
MO                                    66.0%           65.0%           115           1.68x           5.275%
WI                                    78.4%           68.3%           117           1.25x           5.574%
VA                                    72.3%           61.7%           120           1.31x           5.970%
MI                                    66.5%           59.1%            99           1.43x           6.565%
KS                                    62.2%           60.5%           115           1.63x           5.483%
MA                                    61.9%           56.6%            67           1.62x           6.142%
NV                                    74.7%           67.4%           111           1.50x           5.980%
IN                                    77.6%           71.1%           119           1.20x           5.770%
SC                                    67.7%           63.0%           103           1.48x           5.995%
MS                                    75.3%           68.4%           107           1.39x           5.644%
TN                                    78.0%           68.4%           110           1.31x           5.698%
KY                                    66.5%           56.1%           116           1.79x           5.710%
AL                                    69.9%           64.5%            93           1.60x           5.585%
NH                                    77.0%           69.4%           119           1.25x           5.860%
UT                                    68.7%           60.8%           120           1.26x           5.940%
CT                                    80.0%           71.8%           120           1.21x           5.675%
WV                                    61.3%           51.9%           116           2.03x           5.800%
NJ                                    25.6%           19.6%           118           3.26x           5.520%
ME                                    58.3%           51.9%            99           1.88x           5.738%
-------------------------------
                                      69.4%           63.2%           113           1.50X           5.800%

____________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related
      Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                      A-7-7

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                       MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
                                    MORTGAGED         DATE           GROUP 1       DATE             DATE
        STATE                      PROPERITES       BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

CA                                      18      $    308,390,219       12.5%    $ 17,132,790    $  46,000,000
 Southern (3)                           14           218,339,000        8.8     $ 15,595,643    $  35,789,000
 Northern (3)                            4            90,051,219        3.6     $ 22,512,805    $  46,000,000
FL                                      15           261,985,979       10.6     $ 17,465,732    $  85,000,000
IL                                       6           228,279,079        9.2     $ 38,046,513    $ 195,000,000
NY                                       3           218,100,000        8.8     $ 72,700,000    $ 175,000,000
PA                                       5           183,330,000        7.4     $ 36,666,000    $  60,620,000
TX                                       7           180,049,000        7.3     $ 25,721,286    $  76,750,000
OH                                      16           149,784,056        6.1     $  9,361,504    $  37,550,000
NC                                       6           122,420,773        4.9     $ 20,403,462    $  51,000,000
GA                                       8            98,250,342        4.0     $ 12,281,293    $  65,000,000
AZ                                       6            91,790,000        3.7     $ 15,298,333    $  48,000,000
NE                                       1            83,000,000        3.4     $ 83,000,000    $  83,000,000
DE                                       1            77,892,043        3.1     $ 77,892,043    $  77,892,043
MD                                       3            64,935,593        2.6     $ 21,645,198    $  44,000,000
MO                                       7            57,293,000        2.3     $  8,184,714    $  30,856,000
WA                                       2            40,500,000        1.6     $ 20,250,000    $  22,000,000
WI                                       2            39,450,000        1.6     $ 19,725,000    $  32,250,000
CO                                       2            37,941,469        1.5     $ 18,970,734    $  28,250,000
MA                                       3            28,506,682        1.2     $  9,502,227    $  17,301,881
NV                                       1            28,000,000        1.1     $ 28,000,000    $  28,000,000
MI                                       2            25,062,394        1.0     $ 12,531,197    $  14,062,394
SC                                       4            25,044,758        1.0     $  6,261,189    $  11,870,000
VA                                       3            22,795,399        0.9     $  7,598,466    $  14,000,000
MS                                       3            19,299,000        0.8     $  6,433,000    $  13,500,000
TN                                       3            16,278,869        0.7     $  5,426,290    $   8,300,000
KY                                       1            12,297,658        0.5     $ 12,297,658    $  12,297,658
AL                                       3            11,896,589        0.5     $  3,965,530    $   4,994,589
NH                                       1            11,700,000        0.5     $ 11,700,000    $  11,700,000
UT                                       1            11,200,000        0.5     $ 11,200,000    $  11,200,000
WV                                       1             7,966,664        0.3     $  7,966,664    $   7,966,664
NJ                                       1             4,586,390        0.2     $  4,586,390    $   4,586,390
ME                                       2             4,369,138        0.2     $  2,184,569    $   2,994,138
KS                                       1             1,799,000        0.1     $  1,799,000    $   1,799,000
-------------------------------     ------      ----------------   --------
                                       138      $  2,474,194,093      100.0%    $ 17,928,943    $ 195,000,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                     STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
                                    DATE LTV       LTV RATIO        MATURITY      DATE DSC         MORTGAGE
        STATE                         RATIO      AT MATURITY (2)   (MOS.) (2)       RATIO            RATE
--------------------------------------------------------------------------------------------------------------

CA                                    69.3%           62.8%           101           1.38x           5.820%
 Southern (3)                         69.6%           62.4%           101           1.39x           5.835%
 Northern (3)                         68.6%           63.7%            99           1.36x           5.783%
FL                                    75.2%           67.7%           118           1.33x           5.757%
IL                                    66.4%           60.1%           118           1.78x           5.840%
NY                                    48.3%           44.4%           120           2.22x           5.604%
PA                                    77.6%           69.3%           118           1.21x           5.810%
TX                                    68.1%           60.6%           112           1.66x           5.686%
OH                                    78.0%           71.5%           119           1.24x           5.745%
NC                                    72.9%           67.7%           122           1.32x           5.832%
GA                                    65.6%           62.3%           117           1.49x           5.846%
AZ                                    74.2%           69.6%           114           1.28x           5.682%
NE                                    57.2%           57.2%           120           2.02x           5.880%
DE                                    65.7%           51.4%           119           1.83x           6.270%
MD                                    76.9%           68.2%           108           1.25x           6.017%
MO                                    66.0%           65.0%           115           1.68x           5.275%
WA                                    68.1%           64.4%           120           1.53x           5.640%
WI                                    78.4%           68.3%           117           1.25x           5.574%
CO                                    69.7%           59.3%           117           1.49x           5.473%
MA                                    61.9%           56.6%            67           1.62x           6.142%
NV                                    74.7%           67.4%           111           1.50x           5.980%
MI                                    62.4%           54.2%            90           1.44x           7.006%
SC                                    67.7%           63.0%           103           1.48x           5.995%
VA                                    70.6%           57.2%           120           1.35x           6.165%
MS                                    75.3%           68.4%           107           1.39x           5.644%
TN                                    78.0%           68.4%           110           1.31x           5.698%
KY                                    66.5%           56.1%           116           1.79x           5.710%
AL                                    69.9%           64.5%            93           1.60x           5.585%
NH                                    77.0%           69.4%           119           1.25x           5.860%
UT                                    68.7%           60.8%           120           1.26x           5.940%
WV                                    61.3%           51.9%           116           2.03x           5.800%
NJ                                    25.6%           19.6%           118           3.26x           5.520%
ME                                    58.3%           51.9%            99           1.88x           5.738%
KS                                    54.4%           54.4%            56           2.00x           5.860%
-------------------------------
                                      68.7%           62.3%           114           1.54X           5.793%

____________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related
      Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                      A-7-8

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                       MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
                                    MORTGAGED         DATE          GROUP 2         DATE            DATE
              STATE                PROPERTIES       BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

TX                                       5      $     70,100,000       18.1%    $ 14,020,000    $  26,400,000
CA                                       4            63,300,000       16.3     $ 15,825,000    $  28,400,000
  Southern (3)                           4            63,300,000       16.3     $ 15,825,000    $  28,400,000
GA                                       6            57,648,299       14.8     $  9,608,050    $  15,717,000
NC                                       5            43,579,491       11.2     $  8,715,898    $  21,300,000
WA                                       4            35,178,531        9.1     $  8,794,633    $  16,217,053
KS                                       2            27,699,514        7.1     $ 13,849,757    $  24,050,000
IN                                       1            26,000,000        6.7     $ 26,000,000    $  26,000,000
CO                                       2            23,700,000        6.1     $ 11,850,000    $  15,700,000
VA                                       2            15,927,500        4.1     $  7,963,750    $  11,062,500
MI                                       1            10,200,000        2.6     $ 10,200,000    $  10,200,000
CT                                       2             8,795,000        2.3     $  4,397,500    $   4,720,000
NY                                       1             6,100,000        1.6     $  6,100,000    $   6,100,000
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                     STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
                                    DATE LTV       LTV RATIO        MATURITY      DATE DSC         MORTGAGE
              STATE                   RATIO     AT MATURITY (2)    (MOS.) (2)       RATIO            RATE
--------------------------------------------------------------------------------------------------------------

TX                                    77.4%           71.8%           120           1.24x           5.872%
CA                                    79.1%           77.9%            69           1.19x           6.507%
  Southern (3)                        79.1%           77.9%            69           1.19x           6.507%
GA                                    72.6%           67.2%           103           1.30x           5.849%
NC                                    76.6%           69.6%           119           1.26x           5.750%
WA                                    66.2%           55.4%           118           1.24x           5.530%
KS                                    62.7%           60.9%           119           1.61x           5.458%
IN                                    77.6%           71.1%           119           1.20x           5.770%
CO                                    70.1%           65.2%           118           1.21x           5.534%
VA                                    74.8%           68.1%           120           1.25x           5.691%
MI                                    76.7%           71.2%           119           1.38x           5.480%
CT                                    80.0%           71.8%           120           1.21x           5.675%
NY                                    64.2%           59.8%           119           1.23x           5.690%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

____________________

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount (or specific release prices) as detailed in the related
      Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                      A-7-9

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
      RANGE OF UNDERWRITTEN          MORTGAGE         DATE           POOL           DATE            DATE
          DSC RATIOS (X)              LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

1.05 - 1.09                              1      $     44,000,000        1.5%    $ 44,000,000    $  44,000,000
1.10 - 1.14                              1             3,900,000        0.1     $  3,900,000    $   3,900,000
1.15 - 1.19                              1             8,950,000        0.3     $  8,950,000    $   8,950,000
1.20 - 1.24                             53         1,131,746,874       39.5     $ 21,353,715    $ 315,340,000
1.25 - 1.29                             19           263,448,379        9.2     $ 13,865,704    $  48,000,000
1.30 - 1.34                              9            77,128,398        2.7     $  8,569,822    $  21,300,000
1.35 - 1.39                              6           160,890,087        5.6     $ 26,815,015    $  85,000,000
1.40 - 1.44                              6           100,618,462        3.5     $ 16,769,744    $  46,000,000
1.45 - 1.49                              5            66,908,000        2.3     $ 13,381,600    $  28,250,000
1.50 - 1.54                              9           317,143,805       11.1     $ 35,238,201    $ 175,000,000
1.55 - 1.59                              4            39,135,377        1.4     $  9,783,844    $  14,062,394
1.60 - 1.64                              3            31,544,138        1.1     $ 10,514,713    $  24,050,000
1.65 - 1.69                              2            35,715,000        1.2     $ 17,857,500    $  30,856,000
1.70 - 1.74                              2            14,050,352        0.5     $  7,025,176    $  10,450,352
1.75 - 1.79                              3            21,482,658        0.8     $  7,160,886    $  12,297,658
1.80 - 1.84                              6           130,884,328        4.6     $ 21,814,055    $  77,892,043
1.85 - 1.89                              4           205,697,000        7.2     $ 51,424,250    $ 195,000,000
1.90 - 1.94                              3            11,218,000        0.4     $  3,739,333    $   3,998,000
1.95 - 1.99                              2             5,794,000        0.2     $  2,897,000    $   3,415,000
2.00 - 2.04                              4            94,650,664        3.3     $ 23,662,666    $  83,000,000
2.05 - 2.09                              1             5,249,516        0.2     $  5,249,516    $   5,249,516
2.25 - 2.29                              1             2,043,000        0.1     $  2,043,000    $   2,043,000
2.30 - 3.79                              5            44,424,390        1.6     $  8,884,878    $  34,000,000
3.80 >/=                                 2            45,800,000        1.6     $ 22,900,000    $  39,500,000
-------------------------------     ------      ----------------   --------
                                       152      $  2,862,422,428      100.0%    $ 18,831,726    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                     WTD. AVG.                     REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
      RANGE OF UNDERWRITTEN          DATE LTV      LTV RATIO       MATURITY       DATE DSC         MORTGAGE
          DSC RATIOS (X)              RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

1.05 - 1.09                           79.6%           72.0%           118           1.08x           6.060%
1.10 - 1.14                           60.5%           50.9%           120           1.10x           6.438%
1.15 - 1.19                           74.6%           67.0%           117           1.19x           5.645%
1.20 - 1.24                           76.1%           68.8%           112           1.21x           5.785%
1.25 - 1.29                           74.0%           66.5%           106           1.27x           5.841%
1.30 - 1.34                           74.4%           65.1%           115           1.32x           5.787%
1.35 - 1.39                           75.6%           71.1%           121           1.37x           5.819%
1.40 - 1.44                           69.1%           60.4%           109           1.41x           5.882%
1.45 - 1.49                           69.0%           64.5%           112           1.47x           5.701%
1.50 - 1.54                           60.8%           56.0%           119           1.50x           5.734%
1.55 - 1.59                           57.8%           47.1%           100           1.57x           6.489%
1.60 - 1.64                           63.0%           60.5%           119           1.61x           5.457%
1.65 - 1.69                           64.0%           64.0%           106           1.67x           5.200%
1.70 - 1.74                           68.3%           61.2%            73           1.71x           5.816%
1.75 - 1.79                           67.5%           61.6%           107           1.77x           5.638%
1.80 - 1.84                           63.4%           54.7%           116           1.82x           5.991%
1.85 - 1.89                           64.6%           59.1%           119           1.86x           5.854%
1.90 - 1.94                           64.7%           64.7%            94           1.93x           5.491%
1.95 - 1.99                           61.9%           61.9%            54           1.97x           5.661%
2.00 - 2.04                           57.7%           56.9%           117           2.02x           5.870%
2.05 - 2.09                           48.6%           44.9%            82           2.07x           6.300%
2.25 - 2.29                           54.6%           54.6%           117           2.29x           5.800%
2.30 - 3.79                           40.8%           37.0%           116           3.34x           5.662%
3.80 >/=                              17.0%           16.4%           119           5.31x           5.447%
-------------------------------
                                      69.4%           63.2%           113           1.50X           5.800%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-10

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

            RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
    RANGE OF UNDERWRITTEN           MORTGAGE          DATE          GROUP 1         DATE            DATE
        DSC RATIOS (X)                LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

1.05 - 1.09                              1      $     44,000,000        1.8%    $ 44,000,000    $  44,000,000
1.15 - 1.19                              1             8,950,000        0.4     $  8,950,000    $   8,950,000
1.20 - 1.24                             30           877,477,237       35.5     $ 29,249,241    $ 315,340,000
1.25 - 1.29                             15           229,466,195        9.3     $ 15,297,746    $  48,000,000
1.30 - 1.34                              7            48,268,398        2.0     $  6,895,485    $  13,080,686
1.35 - 1.39                              4           137,090,087        5.5     $ 34,272,522    $  85,000,000
1.40 - 1.44                              6           100,618,462        4.1     $ 16,769,744    $  46,000,000
1.45 - 1.49                              4            51,191,000        2.1     $ 12,797,750    $  28,250,000
1.50 - 1.54                              9           317,143,805       12.8     $ 35,238,201    $ 175,000,000
1.55 - 1.59                              3            35,485,863        1.4     $ 11,828,621    $  14,062,394
1.60 - 1.64                              2             7,494,138        0.3     $  3,747,069    $   4,500,000
1.65 - 1.69                              2            35,715,000        1.4     $ 17,857,500    $  30,856,000
1.70 - 1.74                              2            14,050,352        0.6     $  7,025,176    $  10,450,352
1.75 - 1.79                              3            21,482,658        0.9     $  7,160,886    $  12,297,658
1.80 - 1.84                              6           130,884,328        5.3     $ 21,814,055    $  77,892,043
1.85 - 1.89                              4           205,697,000        8.3     $ 51,424,250    $ 195,000,000
1.90 - 1.94                              3            11,218,000        0.5     $  3,739,333    $   3,998,000
1.95 - 1.99                              2             5,794,000        0.2     $  2,897,000    $   3,415,000
2.00 - 2.04                              4            94,650,664        3.8     $ 23,662,666    $  83,000,000
2.05 - 2.09                              1             5,249,516        0.2     $  5,249,516    $   5,249,516
2.25 - 2.29                              1             2,043,000        0.1     $  2,043,000    $   2,043,000
2.30 - 3.79                              5            44,424,390        1.8     $  8,884,878    $  34,000,000
3.80 >/=                                 2            45,800,000        1.9     $ 22,900,000    $  39,500,000
-------------------------------     ------      ----------------   --------
                                       117      $  2,474,194,093      100.0%    $ 21,146,958    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
    RANGE OF UNDERWRITTEN           DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
        DSC RATIOS (X)                RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

1.05 - 1.09                           79.6%           72.0%           118           1.08x           6.060%
1.15 - 1.19                           74.6%           67.0%           117           1.19x           5.645%
1.20 - 1.24                           76.0%           68.2%           114           1.21x           5.737%
1.25 - 1.29                           74.7%           67.6%           104           1.27x           5.882%
1.30 - 1.34                           72.8%           61.6%           119           1.32x           5.788%
1.35 - 1.39                           75.6%           71.5%           122           1.37x           5.867%
1.40 - 1.44                           69.1%           60.4%           109           1.41x           5.882%
1.45 - 1.49                           70.2%           64.4%           110           1.46x           5.664%
1.50 - 1.54                           60.8%           56.0%           119           1.50x           5.734%
1.55 - 1.59                           57.5%           47.1%            99           1.57x           6.569%
1.60 - 1.64                           63.1%           52.5%           119           1.63x           5.574%
1.65 - 1.69                           64.0%           64.0%           106           1.67x           5.200%
1.70 - 1.74                           68.3%           61.2%            73           1.71x           5.816%
1.75 - 1.79                           67.5%           61.6%           107           1.77x           5.638%
1.80 - 1.84                           63.4%           54.7%           116           1.82x           5.991%
1.85 - 1.89                           64.6%           59.1%           119           1.86x           5.854%
1.90 - 1.94                           64.7%           64.7%            94           1.93x           5.491%
1.95 - 1.99                           61.9%           61.9%            54           1.97x           5.661%
2.00 - 2.04                           57.7%           56.9%           117           2.02x           5.870%
2.05 - 2.09                           48.6%           44.9%            82           2.07x           6.300%
2.25 - 2.29                           54.6%           54.6%           117           2.29x           5.800%
2.30 - 3.79                           40.8%           37.0%           116           3.34x           5.662%
3.80 >/=                              17.0%           16.4%           119           5.31x           5.447%
-------------------------------
                                      68.7%           62.3%           114           1.54X           5.793%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-11

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

            RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
      RANGE OF UNDERWRITTEN         MORTGAGE          DATE          GROUP 2         DATE            DATE
         DSC RATIOS (X)               LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

1.10 - 1.14                              1      $      3,900,000        1.0%    $  3,900,000    $   3,900,000
1.20 - 1.24                             23           254,269,636       65.5     $ 11,055,202    $  28,400,000
1.25 - 1.29                              4            33,982,184        8.8     $  8,495,546    $  16,217,053
1.30 - 1.34                              2            28,860,000        7.4     $ 14,430,000    $  21,300,000
1.35 - 1.39                              2            23,800,000        6.1     $ 11,900,000    $  13,600,000
1.45 - 1.49                              1            15,717,000        4.0     $ 15,717,000    $  15,717,000
1.55 - 1.59                              1             3,649,514        0.9     $  3,649,514    $   3,649,514
1.60 - 1.64                              1            24,050,000        6.2     $ 24,050,000    $  24,050,000
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                     STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
      RANGE OF UNDERWRITTEN         DATE LTV       LTV RATIO        MATURITY       DATE DSC        MORTGAGE
         DSC RATIOS (X)               RATIO      AT MATURITY *      (MOS.) *        RATIO            RATE
--------------------------------------------------------------------------------------------------------------

1.10 - 1.14                           60.5%           50.9%           120           1.10x           6.438%
1.20 - 1.24                           76.3%           71.2%           104           1.21x           5.952%
1.25 - 1.29                           68.9%           59.1%           118           1.26x           5.568%
1.30 - 1.34                           77.1%           71.0%           108           1.32x           5.786%
1.35 - 1.39                           75.5%           68.7%           119           1.37x           5.543%
1.45 - 1.49                           64.9%           64.9%           119           1.49x           5.820%
1.55 - 1.59                           61.3%           47.3%           118           1.59x           5.710%
1.60 - 1.64                           63.0%           63.0%           119           1.61x           5.420%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

___________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-12

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
     RANGE OF CUT-OFF DATE           MORTGAGE         DATE           POOL           DATE            DATE
        LTV RATIOS (%)                LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

15.01 - 20.00                            1      $     39,500,000        1.4%    $ 39,500,000    $  39,500,000
20.01 - 25.00                            1             6,300,000        0.2     $  6,300,000    $   6,300,000
25.01 - 30.00                            1             4,586,390        0.2     $  4,586,390    $   4,586,390
40.01 - 50.00                            3            53,311,910        1.9     $ 17,770,637    $  34,000,000
50.01 - 55.00                            8            26,727,617        0.9     $  3,340,952    $   7,492,332
55.01 - 60.00                            8           307,629,913       10.7     $ 38,453,739    $ 175,000,000
60.01 - 65.00                           24           478,044,226       16.7     $ 19,918,509    $ 195,000,000
65.01 - 70.00                           24           369,406,901       12.9     $ 15,391,954    $  77,892,043
70.01 - 75.00                           34           537,773,458       18.8     $ 15,816,866    $  85,000,000
75.01 - 80.00                           46           986,142,013       34.5     $ 21,437,870    $ 315,340,000
80.01 - 81.84                            2            53,000,000        1.9     $ 26,500,000    $  28,400,000
-------------------------------     ------      ----------------   --------
                                       152      $  2,862,422,428      100.0%    $ 18,831,726    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
     RANGE OF CUT-OFF DATE           DATE LTV      LTV RATIO       MATURITY       DATE DSC         MORTGAGE
        LTV RATIOS (%)                RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

15.01 - 20.00                         16.0%           16.0%           119           5.46x           5.440%
20.01 - 25.00                         23.5%           19.4%           120           4.38x           5.490%
25.01 - 30.00                         25.6%           19.6%           118           3.26x           5.520%
40.01 - 50.00                         43.8%           38.1%           101           2.86x           6.393%
50.01 - 55.00                         53.1%           48.9%           103           1.84x           5.985%
55.01 - 60.00                         56.6%           52.9%           119           1.66x           5.698%
60.01 - 65.00                         63.8%           59.5%           116           1.65x           5.760%
65.01 - 70.00                         67.1%           59.2%           114           1.49x           5.859%
70.01 - 75.00                         73.3%           66.5%           109           1.33x           5.820%
75.01 - 80.00                         78.8%           70.9%           116           1.22x           5.758%
80.01 - 81.84                         81.7%           81.7%            59           1.20x           6.570%
-------------------------------
                                      69.4%           63.2%           113           1.50X           5.800%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-13

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                  RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
     RANGE OF CUT-OFF DATE           MORTGAGE         DATE          GROUP 1         DATE            DATE
        LTV RATIOS (%)                LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

15.01 - 20.00                            1      $     39,500,000        1.6%    $ 39,500,000    $  39,500,000
20.01 - 25.00                            1             6,300,000        0.3     $  6,300,000    $   6,300,000
25.01 - 30.00                            1             4,586,390        0.2     $  4,586,390    $   4,586,390
40.01 - 50.00                            3            53,311,910        2.2     $ 17,770,637    $  34,000,000
50.01 - 55.00                            8            26,727,617        1.1     $  3,340,952    $   7,492,332
55.01 - 60.00                            8           307,629,913       12.4     $ 38,453,739    $ 175,000,000
60.01 - 65.00                           16           410,356,021       16.6     $ 25,647,251    $ 195,000,000
65.01 - 70.00                           20           321,309,717       13.0     $ 16,065,486    $  77,892,043
70.01 - 75.00                           30           500,245,958       20.2     $ 16,674,865    $  85,000,000
75.01 - 80.00                           29           804,226,567       32.5     $ 27,731,951    $ 315,340,000
-------------------------------     ------      ----------------   --------
                                       117      $  2,474,194,093      100.0%    $ 21,146,958    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
     RANGE OF CUT-OFF DATE          DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
        LTV RATIOS (%)                RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

15.01 - 20.00                         16.0%           16.0%           119           5.46x           5.440%
20.01 - 25.00                         23.5%           19.4%           120           4.38x           5.490%
25.01 - 30.00                         25.6%           19.6%           118           3.26x           5.520%
40.01 - 50.00                         43.8%           38.1%           101           2.86x           6.393%
50.01 - 55.00                         53.1%           48.9%           103           1.84x           5.985%
55.01 - 60.00                         56.6%           52.9%           119           1.66x           5.698%
60.01 - 65.00                         63.8%           59.5%           116           1.69x           5.777%
65.01 - 70.00                         67.1%           59.2%           114           1.53x           5.902%
70.01 - 75.00                         73.2%           66.4%           108           1.33x           5.832%
75.01 - 80.00                         79.1%           70.9%           116           1.22x           5.744%
-------------------------------
                                      68.7%           62.3%           114           1.54X           5.793%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-14

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                  RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
     RANGE OF CUT-OFF DATE           MORTGAGE         DATE          GROUP 2         DATE             DATE
         LTV RATIOS (%)               LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

60.01 - 65.00                            8      $     67,688,205       17.4%    $  8,461,026    $  24,050,000
65.01 - 70.00                            4            48,097,184       12.4     $ 12,024,296    $  16,217,053
70.01 - 75.00                            4            37,527,500        9.7     $  9,381,875    $  13,600,000
75.01 - 80.00                           17           181,915,446       46.9     $ 10,700,909    $  26,400,000
80.01 - 81.84                            2            53,000,000       13.7     $ 26,500,000    $  28,400,000
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
     RANGE OF CUT-OFF DATE          DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
         LTV RATIOS (%)               RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
-------------------------------------------------------------------------------------------------------------

60.01 - 65.00                         63.4%           60.0%           114           1.43x           5.658%
65.01 - 70.00                         67.6%           59.3%           118           1.23x           5.570%
70.01 - 75.00                         74.5%           67.7%           119           1.29x           5.656%
75.01 - 80.00                         77.5%           71.1%           116           1.23x           5.816%
80.01 - 81.84                         81.7%           81.7%            59           1.20x           6.570%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-15

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                     % OF
                                                    AGGREGATE      CUT-OFF        AVERAGE          MAXIMUM
                                    NUMBER OF        CUT-OFF         DATE         CUT-OFF          CUT-OFF
    RANGE OF MATURITY DATE           MORTGAGE         DATE           POOL           DATE            DATE
    OR ARD LTV RATIOS (%)             LOANS          BALANCE       BALANCE        BALANCE          BALANCE
-------------------------------------------------------------------------------------------------------------

15.01 - 20.00                            3      $     50,386,390        1.8%    $ 16,795,463    $  39,500,000
30.01 - 40.00                            3            53,051,169        1.9     $ 17,683,723    $  34,000,000
40.01 - 50.00                            8            43,962,091        1.5     $  5,495,261    $  11,732,000
50.01 - 55.00                           16           345,099,433       12.1     $ 21,568,715    $ 175,000,000
55.01 - 60.00                           22           465,334,284       16.3     $ 21,151,558    $ 195,000,000
60.01 - 65.00                           29           457,905,590       16.0     $ 15,789,848    $  65,000,000
65.01 - 70.00                           41           584,689,470       20.4     $ 14,260,719    $  85,000,000
70.01 - 75.00                           25           728,574,000       25.5     $ 29,142,960    $ 315,340,000
75.01 - 80.00                            3            80,420,000        2.8     $ 26,806,667    $  44,500,000
80.01 - 81.84                            2            53,000,000        1.9     $ 26,500,000    $  28,400,000
-------------------------------     ------      ----------------   --------
                                       152      $  2,862,422,428      100.0%    $ 18,831,726    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF        WTD. AVG.       TERM TO        CUT-OFF         WTD. AVG.
    RANGE OF MATURITY DATE          DATE LTV        LTV RATIO      MATURITY       DATE DSC         MORTGAGE
    OR ARD LTV RATIOS (%)             RATIO        AT MATURITY *   (MOS.) *         RATIO            RATE
-------------------------------------------------------------------------------------------------------------

15.01 - 20.00                         17.8%           16.7%           119           5.12x           5.454%
30.01 - 40.00                         44.7%           37.4%           105           2.79x           6.336%
40.01 - 50.00                         56.4%           45.9%           118           1.62x           5.932%
50.01 - 55.00                         59.7%           51.7%           119           1.56x           5.848%
55.01 - 60.00                         64.2%           57.8%           118           1.72x           5.818%
60.01 - 65.00                         67.6%           62.8%           114           1.44x           5.670%
65.01 - 70.00                         74.7%           68.2%           113           1.31x           5.842%
70.01 - 75.00                         78.6%           71.3%           113           1.22x           5.719%
75.01 - 80.00                         79.3%           77.5%            95           1.32x           5.941%
80.01 - 81.84                         81.7%           81.7%            59           1.20x           6.570%
-------------------------------
                                      69.4%           63.2%           113           1.50X           5.800%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-16

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
     RANGE OF MATURITY DATE          MORTGAGE         DATE          GROUP 1         DATE            DATE
      OR ARD LTV RATIOS (%)           LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

15.01 - 20.00                            3      $     50,386,390        2.0%    $ 16,795,463    $  39,500,000
30.01 - 40.00                            3            53,051,169        2.1     $ 17,683,723    $  34,000,000
40.01 - 50.00                            7            40,312,577        1.6     $  5,758,940    $  11,732,000
50.01 - 55.00                           13           332,018,086       13.4     $ 25,539,853    $ 175,000,000
55.01 - 60.00                           18           428,146,757       17.3     $ 23,785,931    $ 195,000,000
60.01 - 65.00                           24           385,757,635       15.6     $ 16,073,235    $  65,000,000
65.01 - 70.00                           32           494,402,479       20.0     $ 15,450,077    $  85,000,000
70.01 - 75.00                           14           609,699,000       24.6     $ 43,549,929    $ 315,340,000
75.01 - 80.00                            3            80,420,000        3.3     $ 26,806,667    $  44,500,000
-------------------------------     ------      ----------------   --------
                                       117      $  2,474,194,093      100.0%    $ 21,146,958    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
     RANGE OF MATURITY DATE         DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
      OR ARD LTV RATIOS (%)           RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

15.01 - 20.00                         17.8%           16.7%           119           5.12x           5.454%
30.01 - 40.00                         44.7%           37.4%           105           2.79x           6.336%
40.01 - 50.00                         55.9%           45.7%           118           1.62x           5.952%
50.01 - 55.00                         59.5%           51.6%           119           1.58x           5.849%
55.01 - 60.00                         64.1%           57.9%           118           1.76x           5.837%
60.01 - 65.00                         67.7%           62.6%           114           1.44x           5.675%
65.01 - 70.00                         74.5%           68.2%           111           1.32x           5.867%
70.01 - 75.00                         78.7%           71.1%           113           1.22x           5.696%
75.01 - 80.00                         79.3%           77.5%            95           1.32x           5.941%
-------------------------------
                                      68.7%           62.3%           114           1.54X           5.793%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-17

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
      RANGE OF MATURITY DATE         MORTGAGE         DATE          GROUP 2         DATE            DATE
      OR ARD LTV RATIOS (%)           LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

40.01 - 50.00                            1      $      3,649,514        0.9%    $  3,649,514    $   3,649,514
50.01 - 55.00                            3            13,081,347        3.4     $  4,360,449    $   6,287,227
55.01 - 60.00                            4            37,187,527        9.6     $  9,296,882    $  16,217,053
60.01 - 65.00                            5            72,147,955       18.6     $ 14,429,591    $  24,050,000
65.01 - 70.00                            9            90,286,991       23.3     $ 10,031,888    $  21,300,000
70.01 - 75.00                           11           118,875,000       30.6     $ 10,806,818    $  26,400,000
80.01 - 81.84                            2            53,000,000       13.7     $ 26,500,000    $  28,400,000
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
      RANGE OF MATURITY DATE        DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
      OR ARD LTV RATIOS (%)           RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

40.01 - 50.00                         61.3%           47.3%           118           1.59x           5.710%
50.01 - 55.00                         63.4%           53.2%           119           1.18x           5.801%
55.01 - 60.00                         65.5%           56.7%           110           1.25x           5.599%
60.01 - 65.00                         66.9%           63.6%           119           1.40x           5.643%
65.01 - 70.00                         75.6%           68.6%           119           1.26x           5.706%
70.01 - 75.00                         78.1%           72.5%           115           1.23x           5.837%
80.01 - 81.84                         81.7%           81.7%            59           1.20x           6.570%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-18

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

                                RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
          RANGE OF                  MORTGAGE          DATE           POOL           DATE            DATE
     MORTGAGE RATES (%)               LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

5.150 - 5.249                            4      $     44,605,000        1.6%    $ 11,151,250    $  30,856,000
5.250 - 5.499                           15           232,422,000        8.1     $ 15,494,800    $  39,500,000
5.500 - 5.749                           49           972,808,266       34.0     $ 19,853,230    $ 315,340,000
5.750 - 5.999                           53         1,103,271,883       38.5     $ 20,816,451    $ 195,000,000
6.000 - 6.249                           16           264,833,684        9.3     $ 16,552,105    $  44,300,000
6.250 - 6.499                           11           171,269,201        6.0     $ 15,569,927    $  77,892,043
6.500 - 6.749                            3            59,150,000        2.1     $ 19,716,667    $  28,400,000
8.000 - 8.249                            1            14,062,394        0.5     $ 14,062,394    $  14,062,394
-------------------------------     ------      ----------------   --------
                                       152      $  2,862,422,428      100.0%    $ 18,831,726    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG .                     REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
          RANGE OF                  DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
     MORTGAGE RATES (%)               RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

5.150 - 5.249                         64.8%           64.8%           115           1.72x           5.157%
5.250 - 5.499                         59.0%           52.9%           119           2.22x           5.463%
5.500 - 5.749                         69.4%           62.2%           116           1.43x           5.591%
5.750 - 5.999                         70.4%           65.3%           116           1.46x           5.867%
6.000 - 6.249                         75.8%           68.1%           106           1.25x           6.069%
6.250 - 6.499                         66.4%           56.8%           101           1.60x           6.304%
6.500 - 6.749                         81.1%           80.1%            65           1.20x           6.568%
8.000 - 8.249                         49.7%           39.5%            68           1.55x           8.200%
-------------------------------
                                      69.4%           63.2%           113           1.50X           5.800%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-19

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

                            RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
          RANGE OF                   MORTGAGE         DATE          GROUP 1         DATE            DATE
     MORTGAGE RATES (%)               LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

5.150 - 5.249                            4      $     44,605,000        1.8%    $ 11,151,250    $  30,856,000
5.250 - 5.499                           12           182,472,000        7.4     $ 15,206,000    $  39,500,000
5.500 - 5.749                           34           844,837,720       34.1     $ 24,848,168    $ 315,340,000
5.750 - 5.999                           41           963,824,093       39.0     $ 23,507,905    $ 195,000,000
6.000 - 6.249                           14           250,873,684       10.1     $ 17,919,549    $  44,300,000
6.250 - 6.499                           10           167,369,201        6.8     $ 16,736,920    $  77,892,043
6.500 - 6.749                            1             6,150,000        0.2     $  6,150,000    $   6,150,000
8.000 - 8.249                            1            14,062,394        0.6     $ 14,062,394    $  14,062,394
-------------------------------     ------      ----------------   --------
                                       117      $  2,474,194,093      100.0%    $ 21,146,958    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
          RANGE OF                  DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
     MORTGAGE RATES (%)               RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

5.150 - 5.249                         64.8%           64.8%           115           1.72x           5.157%
5.250 - 5.499                         56.7%           49.6%           119           2.43x           5.469%
5.500 - 5.749                         69.0%           61.9%           116           1.46x           5.583%
5.750 - 5.999                         69.7%           64.6%           116           1.49x           5.867%
6.000 - 6.249                         75.8%           68.0%           107           1.25x           6.071%
6.250 - 6.499                         66.6%           57.0%           101           1.61x           6.301%
6.500 - 6.749                         75.9%           67.0%           120           1.20x           6.555%
8.000 - 8.249                         49.7%           39.5%            68           1.55x           8.200%
-------------------------------
                                      68.7%           62.3%           114           1.54X           5.793%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-20

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

                            RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
          RANGE OF                   MORTGAGE         DATE          GROUP 2         DATE            DATE
     MORTGAGE RATES (%)               LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

5.250 - 5.499                            3      $     49,950,000       12.9%    $ 16,650,000    $  24,050,000
5.500 - 5.749                           15           127,970,545       33.0     $  8,531,370    $  21,300,000
5.750 - 5.999                           12           139,447,789       35.9     $ 11,620,649    $  26,400,000
6.000 - 6.249                            2            13,960,000        3.6     $  6,980,000    $   7,560,000
6.250 - 6.499                            1             3,900,000        1.0     $  3,900,000    $   3,900,000
6.500 - 6.749                            2            53,000,000       13.7     $ 26,500,000    $  28,400,000
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
          RANGE OF                  DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
     MORTGAGE RATES (%)               RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

5.250 - 5.499                         67.4%           64.8%           119           1.43x           5.442%
5.500 - 5.749                         72.2%           64.2%           119           1.27x           5.640%
5.750 - 5.999                         75.6%           70.0%           115           1.24x           5.868%
6.000 - 6.249                         75.2%           69.4%            97           1.28x           6.030%
6.250 - 6.499                         60.5%           50.9%           120           1.10x           6.438%
6.500 - 6.749                         81.7%           81.7%            59           1.20x           6.570%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-21

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

              ANNEX A-7

           RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
  RANGE OF ORIGINAL TERMS TO        NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
    MATURITY OR ANTICIPATED         MORTGAGE          DATE           POOL           DATE            DATE
    REPAYMENT DATE (MONTHS)           LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

0 - 60                                  18      $    193,866,576        6.8%    $ 10,770,365    $  35,789,000
61 - 84                                  6            63,564,801        2.2     $ 10,594,134    $  21,200,000
109 - 120                              127         2,601,900,963       90.9     $ 20,487,409    $ 315,340,000
229 - 240                                1             3,090,087        0.1     $  3,090,087    $   3,090,087
-------------------------------     ------      ----------------   --------
                                       152      $  2,862,422,428      100.0%    $ 18,831,726    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
  RANGE OF ORIGINAL TERMS TO         CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
    MATURITY OR ANTICIPATED         DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
    REPAYMENT DATE (MONTHS)           RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

0 - 60                                73.1%           71.4%            57           1.36x           6.172%
61 - 84                               73.2%           68.9%            74           1.37x           6.041%
109 - 120                             69.1%           62.4%           118           1.51x           5.766%
229 - 240                             71.0%           40.6%           237           1.35x           5.951%
-------------------------------
                                      69.4%           63.2%           113           1.50X           5.800%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-22

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

              ANNEX A-7

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
  RANGE OF ORIGINAL TERMS TO        NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
    MATURITY OR ANTICIPATED          MORTGAGE         DATE          GROUP 1         DATE            DATE
    REPAYMENT DATE (MONTHS)           LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

0 - 60                                  15      $    135,776,233        5.5%    $  9,051,749    $  35,789,000
61 - 84                                  4            49,304,801        2.0     $ 12,326,200    $  21,200,000
109 - 120                               97         2,286,022,972       92.4     $ 23,567,247    $ 315,340,000
229 - 240                                1             3,090,087        0.1     $  3,090,087    $   3,090,087
-------------------------------     ------      ----------------   --------
                                       117      $  2,474,194,093      100.0%    $ 21,146,958    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
  RANGE OF ORIGINAL TERMS TO         CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
    MATURITY OR ANTICIPATED         DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
    REPAYMENT DATE (MONTHS)           RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

0 - 60                                70.2%           68.0%            56           1.43x           6.030%
61 - 84                               71.3%           67.4%            73           1.40x           6.073%
109 - 120                             68.6%           61.8%           118           1.55x           5.772%
229 - 240                             71.0%           40.6%           237           1.35x           5.951%
-------------------------------
                                      68.7%           62.3%           114           1.54X           5.793%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-23

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

               ANNEX A-7

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
  RANGE OF ORIGINAL TERMS TO        NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
    MATURITY OR ANTICIPATED         MORTGAGE          DATE          GROUP 2         DATE            DATE
    REPAYMENT DATE (MONTHS)           LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

0 - 60                                   3      $     58,090,343       15.0%    $ 19,363,448    $  28,400,000
61 - 84                                  2            14,260,000        3.7     $  7,130,000    $   7,560,000
109 - 120                               30           315,877,991       81.4     $ 10,529,266    $  26,400,000
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG .
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
  RANGE OF ORIGINAL TERMS TO         CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
    MATURITY OR ANTICIPATED         DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
    REPAYMENT DATE (MONTHS)           RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

0 - 60                                79.9%           79.5%            59           1.20x           6.506%
61 - 84                               79.4%           74.3%            78           1.27x           5.931%
109 - 120                             72.8%           66.6%           119           1.28x           5.720%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-24

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                      RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                                FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
      RANGE OF REMAINING                            AGGREGATE       CUT-OFF       AVERAGE          MAXIMUM
     TERMS TO MATURITY OR           NUMBER OF        CUT-OFF         DATE         CUT-OFF          CUT-OFF
     ANTICIPATED REPAYMENT           MORTGAGE         DATE           POOL           DATE            DATE
         DATE (MONTHS)                LOANS          BALANCE        BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

0 - 60                                  18      $    193,866,576        6.8%    $ 10,770,365    $  35,789,000
61 - 84                                  7            77,627,195        2.7     $ 11,089,599    $  21,200,000
109 - 120                              126         2,587,838,569       90.4     $ 20,538,401    $ 315,340,000
229 - 240                                1             3,090,087        0.1     $  3,090,087    $   3,090,087
-------------------------------     ------      ----------------   --------
                                       152      $  2,862,422,428      100.0%    $ 18,831,726    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
      RANGE OF REMAINING            WTD. AVG.                      REMAINING      WTD. AVG.
     TERMS TO MATURITY OR            CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
     ANTICIPATED REPAYMENT          DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
         DATE (MONTHS)                RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

0 - 60                                73.1%           71.4%            57           1.36x           6.172%
61 - 84                               68.9%           63.6%            73           1.41x           6.432%
109 - 120                             69.2%           62.5%           118           1.51x           5.753%
229 - 240                             71.0%           40.6%           237           1.35x           5.951%
-------------------------------
                                      69.4%           63.2%           113           1.50X           5.800%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-25

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                      RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                            FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
      RANGE OF REMAINING                           AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
     TERMS TO MATURITY OR           NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
     ANTICIPATED REPAYMENT          MORTGAGE          DATE          GROUP 1         DATE            DATE
         DATE (MONTHS)                LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

0 - 60                                  15      $    135,776,233        5.5%    $  9,051,749    $  35,789,000
61 - 84                                  5            63,367,195        2.6     $ 12,673,439    $  21,200,000
109 - 120                               96         2,271,960,578       91.8     $ 23,666,256    $ 315,340,000
229 - 240                                1             3,090,087        0.1     $  3,090,087    $   3,090,087
-------------------------------     ------      ----------------   --------
                                       117      $  2,474,194,093      100.0%    $ 21,146,958    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
      RANGE OF REMAINING            WTD. AVG.                      REMAINING      WTD. AVG.
     TERMS TO MATURITY OR            CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
     ANTICIPATED REPAYMENT          DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
         DATE (MONTHS)                RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

0 - 60                                70.2%           68.0%            56           1.43x           6.030%
61 - 84                               66.5%           61.2%            72           1.43x           6.545%
109 - 120                             68.7%           62.0%           118           1.55x           5.757%
229 - 240                             71.0%           40.6%           237           1.35x           5.951%
-------------------------------
                                      68.7%           62.3%           114           1.54X           5.793%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-26

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

            ANNEX A-7

                      RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                            FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
      RANGE OF REMAINING                           AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
     TERMS TO MATURITY OR           NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
     ANTICIPATED REPAYMENT           MORTGAGE         DATE          GROUP 2         DATE            DATE
         DATE (MONTHS)                LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

0 - 60                                   3      $     58,090,343       15.0%    $ 19,363,448    $  28,400,000
61 - 84                                  2            14,260,000        3.7     $  7,130,000    $   7,560,000
109 - 120                               30           315,877,991       81.4     $ 10,529,266    $  26,400,000
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
      RANGE OF REMAINING            WTD. AVG.                      REMAINING      WTD. AVG.
     TERMS TO MATURITY OR            CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
     ANTICIPATED REPAYMENT          DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
         DATE (MONTHS)                RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

0 - 60                                79.9%           79.5%            59           1.20x           6.506%
61 - 84                               79.4%           74.3%            78           1.27x           5.931%
109 - 120                             72.8%           66.6%           119           1.28x           5.720%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-27

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

              RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
     RANGE OF REMAINING             NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
     AMORTIZATION TERMS             MORTGAGE          DATE           POOL           DATE            DATE
        (MONTHS) (1)                  LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

229 - 264                                2      $      8,182,132        0.3%    $  4,091,066    $   4,988,775
265 - 300                               15           221,502,625        7.7     $ 14,766,842    $  77,892,043
301 - 348                                1            26,500,000        0.9     $ 26,500,000    $  26,500,000
349 - 360                               99         2,071,897,277       72.4     $ 20,928,255    $ 315,340,000
Non-Amortizing                          34           520,278,000       18.2     $ 15,302,294    $  83,000,000
Varies                                   1            14,062,394        0.5     $ 14,062,394    $  14,062,394
-------------------------------     ------      ----------------   --------
                                       152      $  2,862,422,428      100.0%    $ 18,831,726    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
     RANGE OF REMAINING              CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
     AMORTIZATION TERMS             DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
        (MONTHS) (1)                  RATIO     AT MATURITY (2)   (MOS.) (2)        RATIO            RATE
--------------------------------------------------------------------------------------------------------------

229 - 264                             59.4%           39.0%           119           1.37x           5.948%
265 - 300                             69.0%           57.6%           110           1.57x           5.986%
301 - 348                             71.4%           68.7%            50           1.20x           5.915%
349 - 360                             71.4%           64.1%           117           1.39x           5.762%
Non-Amortizing                        62.6%           62.6%           105           1.92x           5.797%
Varies                                49.7%           39.5%            68           1.55x           8.200%
-------------------------------
                                      69.4%           63.2%           113           1.50X           5.800%

____________________

The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and loans that vary) is 353 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-28

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

         RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
      RANGE OF REMAINING            NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
      AMORTIZATION TERMS            MORTGAGE          DATE          GROUP 1         DATE            DATE
         (MONTHS) (1)                 LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

229 - 264                                2      $      8,182,132        0.3%    $  4,091,066    $   4,988,775
265 - 300                               13           213,953,111        8.6     $ 16,457,932    $  77,892,043
301 - 348                                1            26,500,000        1.1     $ 26,500,000    $  26,500,000
349 - 360                               70         1,783,985,456       72.1     $ 25,485,507    $ 315,340,000
Non-Amortizing                          30           427,511,000       17.3     $ 14,250,367    $  83,000,000
Varies                                   1            14,062,394        0.6     $ 14,062,394    $  14,062,394
-------------------------------     ------      ----------------   --------
                                       117      $  2,474,194,093      100.0%    $ 21,146,958    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                     STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
      RANGE OF REMAINING             CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
      AMORTIZATION TERMS            DATE LTV       LTV RATIO        MATURITY      DATE DSC         MORTGAGE
         (MONTHS) (1)                 RATIO     AT MATURITY (2)    (MOS.) (2)       RATIO            RATE
--------------------------------------------------------------------------------------------------------------

229 - 264                             59.4%           39.0%           119           1.37x           5.948%
265 - 300                             69.3%           57.9%           109           1.58x           5.982%
301 - 348                             71.4%           68.7%            50           1.20x           5.915%
349 - 360                             70.9%           63.5%           117           1.42x           5.766%
Non-Amortizing                        60.1%           60.1%           110           2.04x           5.722%
Varies                                49.7%           39.5%            68           1.55x           8.200%
-------------------------------
                                      68.7%           62.3%           114           1.54X           5.793%

____________________

The weighted average remaining amortization term for Group 1 Mortgage Loans
(excluding non-amortizing loans and loans that vary) is 352 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-29

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

         ANNEX A-7

         RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
    RANGE OF REMAINING              NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
    AMORTIZATION TERMS              MORTGAGE          DATE          GROUP 2         DATE            DATE
       (MONTHS) (1)                   LOANS         BALANCE         BALANCE       BALANCE          BALANCE
-------------------------------------------------------------------------------------------------------------

265 - 300                                2      $      7,549,514        1.9%    $  3,774,757    $   3,900,000
349 - 360                               29           287,911,820       74.2     $  9,927,994    $  26,400,000
Non-Amortizing                           4            92,767,000       23.9     $ 23,191,750    $  28,400,000
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
    RANGE OF REMAINING               CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
    AMORTIZATION TERMS              DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
       (MONTHS) (1)                   RATIO     AT MATURITY (2)   (MOS.) (2)        RATIO            RATE
--------------------------------------------------------------------------------------------------------------

265 - 300                             60.9%           49.2%           119           1.34x           6.086%
349 - 360                             74.5%           67.6%           116           1.24x           5.743%
Non-Amortizing                        74.0%           74.0%            85           1.36x           6.145%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

____________________

The weighted average remaining amortization term for Group 2 Mortgage Loans
(excluding non-amortizing loans) is 358 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-30

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

                                  AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                     % OF
                                                      AGGREGATE     CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF          CUT-OFF       DATE         CUT-OFF          CUT-OFF
                                     MORTGAGE           DATE         POOL           DATE            DATE
      AMORTIZATION TYPES              LOANS            BALANCE      BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

Interest-only,
Amortizing Balloon (2)                  62      $  1,835,124,301       64.1%    $ 29,598,779    $ 315,340,000
Amortizing Balloon                      48           452,744,257       15.8     $  9,432,172    $  77,892,043
Interest-only                           14           402,152,000       14.0     $ 28,725,143    $  83,000,000
Interest-only, ARD                      20           118,126,000        4.1     $  5,906,300    $  30,856,000
Interest-only,
Amortizing ARD (2)                       6            46,380,000        1.6     $  7,730,000    $  19,600,000
Amortizing ARD                           2             7,895,870        0.3     $  3,947,935    $   4,246,356
-------------------------------     ------      ----------------   --------
                                       152      $  2,862,422,428      100.0%    $ 18,831,726    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
                                    DATE LTV       LTV RATIO       MATURITY       DATE DSC         MORTGAGE
      AMORTIZATION TYPES              RATIO     AT MATURITY (1)    (MOS.) (1)       RATIO            RATE
--------------------------------------------------------------------------------------------------------------

Interest-only,
Amortizing Balloon (2)                71.7%           65.1%           115           1.38x           5.769%
Amortizing Balloon                    68.0%           55.8%           114           1.53x           5.938%
Interest-only                         62.3%           62.3%           106           1.95x           5.894%
Interest-only, ARD                    63.5%           63.5%           105           1.79x           5.467%
Interest-only,
Amortizing ARD (2)                    71.5%           65.0%           119           1.23x           5.760%
Amortizing ARD                        69.3%           56.2%           119           1.38x           5.602%
-------------------------------
                                      69.4%           63.2%           113           1.50X           5.800%

____________________

(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

                                     A-7-31

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

                             AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
                                     MORTGAGE         DATE          GROUP 1         DATE            DATE
      AMORTIZATION TYPES              LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

Interest-only,
Amortizing Balloon (2)                  41      $  1,603,196,801       64.8%    $ 39,102,361    $ 315,340,000
Amortizing Balloon                      40           396,759,936       16.0     $  9,918,998    $  77,892,043
Interest-only                           11           325,102,000       13.1     $ 29,554,727    $  83,000,000
Interest-only, ARD                      19           102,409,000        4.1     $  5,389,947    $  30,856,000
Interest-only,
Amortizing ARD (2)                       5            42,480,000        1.7     $  8,496,000    $  19,600,000
Amortizing ARD                           1             4,246,356        0.2     $  4,246,356    $   4,246,356
-------------------------------     ------      ----------------   --------
                                       117      $  2,474,194,093      100.0%    $ 21,146,958    $ 315,340,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                     STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
                                    DATE LTV       LTV RATIO        MATURITY      DATE DSC         MORTGAGE
      AMORTIZATION TYPES              RATIO     AT MATURITY (1)    (MOS.) (1)       RATIO            RATE
--------------------------------------------------------------------------------------------------------------

Interest-only,
Amortizing Balloon (2)                71.1%           64.4%           115           1.40x           5.770%
Amortizing Balloon                    67.8%           55.4%           114           1.57x           5.975%
Interest-only                         59.1%           59.1%           112           2.10x           5.819%
Interest-only, ARD                    63.3%           63.3%           102           1.84x           5.412%
Interest-only,
Amortizing ARD (2)                    72.5%           66.3%           119           1.24x           5.698%
Amortizing ARD                        76.2%           63.8%           119           1.20x           5.510%
-------------------------------
                                      68.7%           62.3%           114           1.54X           5.793%

____________________

(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

                                     A-7-32

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

                             AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                    NUMBER OF       CUT-OFF          DATE         CUT-OFF          CUT-OFF
                                     MORTGAGE         DATE          GROUP 2         DATE            DATE
      AMORTIZATION TYPES              LOANS         BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

Interest-only,
Amortizing Balloon (2)                  21      $    231,927,500       59.7%    $ 11,044,167    $  26,400,000
Interest-only                            3            77,050,000       19.8     $ 25,683,333    $  28,400,000
Amortizing Balloon                       8            55,984,320       14.4     $  6,998,040    $  16,217,053
Interest-only, ARD                       1            15,717,000        4.0     $ 15,717,000    $  15,717,000
Interest-only,
Amortizing ARD (2)                       1             3,900,000        1.0     $  3,900,000    $   3,900,000
Amortizing ARD                           1             3,649,514        0.9     $  3,649,514    $   3,649,514
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                     STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
                                    DATE LTV       LTV RATIO        MATURITY      DATE DSC         MORTGAGE
      AMORTIZATION TYPES              RATIO     AT MATURITY (1)    (MOS.) (1)       RATIO            RATE
--------------------------------------------------------------------------------------------------------------

Interest-only,
Amortizing Balloon (2)                75.9%           69.9%           117           1.24x           5.760%
Interest-only                         75.8%           75.8%            78           1.33x           6.211%
Amortizing Balloon                    68.8%           58.4%           113           1.23x           5.672%
Interest-only, ARD                    64.9%           64.9%           119           1.49x           5.820%
Interest-only,
Amortizing ARD (2)                    60.5%           50.9%           120           1.10x           6.438%
Amortizing ARD                        61.3%           47.3%           118           1.59x           5.710%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

____________________

(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 24 to 60 months from origination prior to the commencement of payments of principal and interest.

                                     A-7-33

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

                   MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                                    % OF
                                                   AGGREGATE       CUT-OFF        AVERAGE          MAXIMUM
                                   NUMBER OF        CUT-OFF         DATE          CUT-OFF          CUT-OFF
      RANGE OF OCCUPANCY           MORTGAGED          DATE          POOL            DATE            DATE
         RATES (%) (1)             PROPERTIES       BALANCE        BALANCE        BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

 50.00 -  54.99                          1      $     26,500,000        0.9%    $ 26,500,000    $  26,500,000
 55.00 -  69.99                          1             5,720,000        0.2     $  5,720,000    $   5,720,000
 70.00 -  74.99                          2            71,300,000        2.5     $ 35,650,000    $  65,000,000
 75.00 -  79.99                          6            78,844,724        2.8     $ 13,140,787    $  27,250,000
 80.00 -  84.99                          5            87,869,514        3.1     $ 17,573,903    $  39,000,000
 85.00 -  89.99                         15           228,204,291        8.0     $ 15,213,619    $  83,000,000
 90.00 -  94.99                         24           477,028,452       16.7     $ 19,876,185    $  76,750,000
 95.00 -  99.99                         39           764,510,542       26.7     $ 19,602,834    $  85,000,000
100.00 - 100.00                         64           709,959,789       24.8     $ 11,093,122    $ 175,000,000
-------------------------------     ------      ----------------   --------
                                       157      $  2,449,937,313       85.6%    $ 15,604,696    $ 175,000,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                     STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
      RANGE OF OCCUPANCY            DATE LTV       LTV RATIO        MATURITY      DATE DSC         MORTGAGE
         RATES (%) (1)                RATIO     AT MATURITY (2)    (MOS.) (2)       RATIO            RATE
--------------------------------------------------------------------------------------------------------------

 50.00 -  54.99                       71.4%           68.7%            50           1.20x           5.915%
 55.00 -  69.99                       80.0%           70.1%           116           1.21x           5.510%
 70.00 -  74.99                       63.7%           63.6%           114           1.50x           5.892%
 75.00 -  79.99                       79.3%           69.2%           117           1.23x           5.736%
 80.00 -  84.99                       70.4%           63.3%           109           1.22x           5.889%
 85.00 -  89.99                       65.7%           61.5%           117           1.57x           5.790%
 90.00 -  94.99                       73.4%           68.3%           109           1.30x           5.798%
 95.00 -  99.99                       72.0%           64.7%           116           1.50x           5.736%
100.00 - 100.00                       67.0%           60.5%           115           1.50x           5.820%
-------------------------------
                                      70.2%           64.0%           113           1.44X           5.789%

____________________

(1)   Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 16 hospitality properties representing 14.4% of the Cut-Off Date
      Mortgage Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-34

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

              MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                   NUMBER OF        CUT-OFF          DATE         CUT-OFF          CUT-OFF
      RANGE OF OCCUPANCY           MORTGAGED          DATE          GROUP 1         DATE            DATE
         RATES (%) (1)             PROPERTIES       BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

 50.00 -  54.99                          1      $     26,500,000        1.1%    $ 26,500,000    $  26,500,000
 55.00 -  69.99                          1             5,720,000        0.2     $  5,720,000    $   5,720,000
 70.00 -  74.99                          2            71,300,000        2.9     $ 35,650,000    $  65,000,000
 75.00 -  79.99                          6            78,844,724        3.2     $ 13,140,787    $  27,250,000
 80.00 -  84.99                          3            58,220,000        2.4     $ 19,406,667    $  39,000,000
 85.00 -  89.99                         10           184,288,948        7.4     $ 18,428,895    $  83,000,000
 90.00 -  94.99                         12           326,797,332       13.2     $ 27,233,111    $  76,750,000
 95.00 -  99.99                         25           614,723,316       24.8     $ 24,588,933    $  85,000,000
100.00 - 100.00                         62           695,314,659       28.1     $ 11,214,753    $ 175,000,000
-------------------------------     ------      ----------------   --------
                                       122      $  2,061,708,978       83.3%    $ 16,899,254    $ 175,000,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                     STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
      RANGE OF OCCUPANCY            DATE LTV       LTV RATIO        MATURITY      DATE DSC         MORTGAGE
         RATES (%) (1)                RATIO     AT MATURITY (2)    (MOS.) (2)       RATIO            RATE
--------------------------------------------------------------------------------------------------------------

 50.00 -  54.99                       71.4%           68.7%            50           1.20x           5.915%
 55.00 -  69.99                       80.0%           70.1%           116           1.21x           5.510%
 70.00 -  74.99                       63.7%           63.6%           114           1.50x           5.892%
 75.00 -  79.99                       79.3%           69.2%           117           1.23x           5.736%
 80.00 -  84.99                       67.7%           60.7%           104           1.21x           5.953%
 85.00 -  89.99                       64.0%           60.1%           120           1.65x           5.798%
 90.00 -  94.99                       72.4%           66.8%           109           1.32x           5.744%
 95.00 -  99.99                       71.8%           64.0%           118           1.55x           5.710%
100.00 - 100.00                       66.9%           60.5%           115           1.51x           5.825%
-------------------------------
                                      69.5%           63.1%           114           1.48X           5.778%

____________________

(1)   Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 16 hospitality properties representing 16.7% of the Cut-Off Date
      Group 1 Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-35

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

              MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                     % OF
                                                   AGGREGATE        CUT-OFF       AVERAGE          MAXIMUM
                                   NUMBER OF        CUT-OFF          DATE         CUT-OFF          CUT-OFF
    RANGE OF OCCUPANCY             MORTGAGED          DATE          GROUP 2         DATE            DATE
         RATES (%)                 PROPERTIES       BALANCE         BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------------

 80.00 -  84.99                          2      $     29,649,514        7.6%    $ 14,824,757    $  26,000,000
 85.00 -  89.99                          5            43,915,343       11.3     $  8,783,069    $  13,725,000
 90.00 -  94.99                         12           150,231,120       38.7     $ 12,519,260    $  28,400,000
 95.00 -  99.99                         14           149,787,226       38.6     $ 10,699,088    $  24,600,000
100.00 - 100.00                          2            14,645,131        3.8     $  7,322,565    $   9,780,131
-------------------------------     ------      ----------------   --------
                                        35      $    388,228,335      100.0%    $ 11,092,238    $  28,400,000
                                    ======      ================   ========

                                                                   WTD. AVG.
                                                                    STATED
                                    WTD. AVG.                      REMAINING      WTD. AVG.
                                     CUT-OFF       WTD. AVG.        TERM TO        CUT-OFF         WTD. AVG.
    RANGE OF OCCUPANCY               DATE LTV      LTV RATIO       MATURITY       DATE DSC         MORTGAGE
         RATES (%)                    RATIO      AT MATURITY *     (MOS.) *         RATIO            RATE
--------------------------------------------------------------------------------------------------------------

 80.00 -  84.99                       75.6%           68.2%           119           1.25x           5.763%
 85.00 -  89.99                       73.2%           67.1%           106           1.21x           5.758%
 90.00 -  94.99                       75.5%           71.4%           108           1.26x           5.916%
 95.00 -  99.99                       73.0%           67.6%           107           1.30x           5.843%
100.00 - 100.00                       70.5%           60.6%           119           1.26x           5.577%
-------------------------------
                                      74.1%           68.8%           109           1.27X           5.846%

____________________

*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     A-7-36

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

                       PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION (1) (2) (3) (4)

     PREPAYMENT RESTRICTION          MAY-06        MAY-07        MAY-08        MAY-09        MAY-10        MAY-11
--------------------------------   -----------   -----------   -----------   -----------   -----------   -----------

Locked Out                              92.05%        92.05%         9.12%         8.61%         0.00%         0.00%
Defeasance                               0.00%         0.00%        72.81%        73.10%        79.05%        82.08%
Yield Maintenance                        7.95%         7.95%        18.07%        15.15%        16.88%        17.92%
Prepayment Premium                       0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Open                                     0.00%         0.00%         0.00%         3.14%         4.07%         0.00%
                                   ----------    ----------    ----------    ----------    ----------    ----------
Total                                  100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                                   ----------    ----------    ----------    ----------    ----------    ----------
Mortgage Pool Balance
Outstanding (in millions)          $ 2,862.42    $ 2,855.47    $ 2,844.83    $ 2,828.39    $ 2,807.19    $ 2,591.31
                                   ----------    ----------    ----------    ----------    ----------    ----------
% of Initial Pool Balance              100.00%        99.76%        99.39%        98.81%        98.07%        90.53%

     PREPAYMENT RESTRICTION          MAY-12        MAY-13        MAY-14        MAY-15        MAY-16
--------------------------------   -----------   -----------   -----------   -----------   -----------

Locked Out                               0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance                              82.22%        81.97%        81.87%        80.69%        44.25%
Yield Maintenance                       17.24%        15.48%        15.58%        15.69%         0.00%
Prepayment Premium                       0.00%         0.52%         0.52%         0.52%         0.00%
Open                                     0.54%         2.03%         2.03%         3.10%        55.75%
                                   ----------    ----------    ----------    ----------    ----------
Total                                  100.00%       100.00%       100.00%       100.00%       100.00%
                                   ----------    ----------    ----------    ----------    ----------
Mortgage Pool Balance
Outstanding (in millions)          $ 2,512.15    $ 2,454.90    $ 2,419.22    $ 2,381.39    $     5.89
                                   ----------    ----------    ----------    ----------    ----------
% of Initial Pool Balance               87.76%        85.76%        84.52%        83.20%         0.21%

____________________

(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)   Based on the assumptions set forth in footnote (1) above, after May 2016, the outstanding loan balances represent less than 0.21% of the Cut-Off
      Date Pool Balance.

(3)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)   Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                     A-7-37

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

         ANNEX A-7

                        PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2) (3) (4)

     PREPAYMENT RESTRICTION          MAY-06        MAY-07        MAY-08        MAY-09        MAY-10        MAY-11
--------------------------------   -----------   -----------   -----------   -----------   -----------   -----------

Locked Out                              93.90%        93.91%         7.54%         7.35%         0.00%         0.00%
Defeasance                               0.00%         0.00%        76.70%        76.64%        80.91%        82.70%
Yield Maintenance                        6.10%         6.09%        15.76%        14.55%        16.55%        17.30%
Prepayment Premium                       0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Open                                     0.00%         0.00%         0.00%         1.47%         2.53%         0.00%
                                   ----------    ----------    ----------    ----------    ----------    ----------
Total                                  100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                                   ----------    ----------    ----------    ----------    ----------    ----------
Group 1 Balance
Outstanding (in millions)          $ 2,474.19    $ 2,468.00    $ 2,458.23    $ 2,442.90    $ 2,423.48    $ 2,268.08
                                   ----------    ----------    ----------    ----------    ----------    ----------
% of Initial Group 1
  Balance                              100.00%        99.75%        99.35%        98.74%        97.95%        91.67%

     PREPAYMENT RESTRICTION          MAY-12        MAY-13        MAY-14        MAY-15        MAY-16
--------------------------------   -----------   -----------   -----------   -----------   -----------

Locked Out                               0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance                              83.49%        82.71%        82.59%        81.24%       100.00%
Yield Maintenance                       16.51%        14.38%        14.50%        14.63%         0.00%
Prepayment Premium                       0.00%         0.60%         0.60%         0.60%         0.00%
Open                                     0.00%         2.31%         2.31%         3.53%         0.00%
                                   ----------    ----------    ----------    ----------    ----------
Total                                  100.00%       100.00%       100.00%       100.00%       100.00%
                                   ----------    ----------    ----------    ----------    ----------
Group 1 Balance
Outstanding (in millions)          $ 2,192.84    $ 2,153.01    $ 2,121.54    $ 2,088.18    $     2.61
                                   ----------    ----------    ----------    ----------    ----------
% of Initial Group 1
  Balance                               88.63%        87.02%        85.75%        84.40%         0.11%

____________________

(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)   Based on the assumptions set forth in footnote (1) above, after May 2016, the outstanding loan balances represent less than 0.11% of the Cut-Off
      Date Group 1 Balance.

(3)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)   Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                     A-7-38

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C25

          ANNEX A-7

                          PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION (1) (2) (3)

     PREPAYMENT RESTRICTION          MAY-06        MAY-07        MAY-08        MAY-09        MAY-10        MAY-11
--------------------------------   -----------   -----------   -----------   -----------   -----------   -----------

Locked Out                              80.24%        80.20%        19.19%        16.59%         0.00%         0.00%
Defeasance                               0.00%         0.00%        48.05%        50.68%        67.26%        77.71%
Yield Maintenance                       19.76%        19.80%        32.77%        18.98%        18.93%        22.29%
Prepayment Premium                       0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Open                                     0.00%         0.00%         0.00%        13.75%        13.81%         0.00%
                                   ----------    ----------    ----------    ----------    ----------    ----------
Total                                  100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                                   ----------    ----------    ----------    ----------    ----------    ----------
Group 2 Balance
Outstanding (in millions)          $   388.23    $   387.47    $   386.60    $   385.49    $   383.72    $   323.22
                                   ----------    ----------    ----------    ----------    ----------    ----------
% of Initial Group 2
  Balance                              100.00%        99.80%        99.58%        99.29%        98.84%        83.26%

     PREPAYMENT RESTRICTION          MAY-12        MAY-13        MAY-14        MAY-15        MAY-16
--------------------------------   -----------   -----------   -----------   -----------   -----------

Locked Out                               0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance                              73.51%        76.74%        76.75%        76.76%         0.00%
Yield Maintenance                       22.28%        23.26%        23.25%        23.24%         0.00%
Prepayment Premium                       0.00%         0.00%         0.00%         0.00%         0.00%
Open                                     4.21%         0.00%         0.00%         0.00%       100.00%
                                   ----------    ----------    ----------    ----------    ----------
Total                                  100.00%       100.00%       100.00%       100.00%       100.00%
                                   ----------    ----------    ----------    ----------    ----------
Group 2 Balance
Outstanding (in millions)          $   319.31    $   301.89    $   297.68    $   293.21    $     3.29
                                   ----------    ----------    ----------    ----------    ----------
% of Initial Group 2
  Balance                               82.25%        77.76%        76.68%        75.53%         0.85%

____________________

(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)   Based on the assumptions set forth in footnote (1) above, after May 2016, the outstanding loan balances represent less than 0.85% of the Cut-off
      Date Group 2 Balance.

(3)   Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                                     A-7-39

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX B

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2006-C25                           Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(S)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                               2
                                 Certificate Factor Detail                                     3
                                 Reconciliation Detail                                         4
                                 Other Required Information                                   5-6
                                 Cash Reconciliation Detail                                    7
                                 Ratings Detail                                                8
                                 Current Mortgage Loan and Property Stratification Tables     9-17
                                 Mortgage Loan Detail                                          18
                                 NOI Detail                                                    19
                                 Principal Prepayment Detail                                   20
                                 Historical Detail                                             21
                                 Delinquency Loan Detail                                       22
                                 Specially Serviced Loan Detail                               23-24
                                 Modified Loan Detail                                          25
                                 Liquidated Loan Detail                                        26
                                 Bond / Collateral Realized Loss Reconciliation                27
                                 Interest Shortfall Reconciliation Detail                     28-29
                                 Defeased Loan Detail                                          30
                                 Supplemental Reporting                                        31
                                 ===================================================================

                   DEPOSITOR                                      MASTER SERVICER                         SPECIAL SERVICER
================================================  =========================================  =======================================
Wachovia Commercial Mortgage Securities, Inc.     Wachovia Bank, National Association        CWCapital Asset Management LLC.
301 South College Street                          8739 Research Drive                        1919 Pennsylvania Avenue, NW
Charlotte, NC 28288-1016                          URP 4, NC1075                              Suite 400
                                                  Charlotte, NC 28262                        Washington, DC 20006-3434

Contact:      Tim Steward                         Contact:      Timothy S. Ryan              Contact:      Kathleen Olin
Phone Number: (704) 593-7822                      Phone Number: (704) 593-7878               Phone Number: (202) 973-6375
================================================  =========================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicers and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 31

                                                                 B-1

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                         CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================
A-1                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-2                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-3                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-PB1                  0.000000%          0.00         0.00          0.00            0.00           0.00
A-PB2                  0.000000%          0.00         0.00          0.00            0.00           0.00
A-4                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-5                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-1A                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-M                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-J                    0.000000%          0.00         0.00          0.00            0.00           0.00
B                      0.000000%          0.00         0.00          0.00            0.00           0.00
C                      0.000000%          0.00         0.00          0.00            0.00           0.00
D                      0.000000%          0.00         0.00          0.00            0.00           0.00
E                      0.000000%          0.00         0.00          0.00            0.00           0.00
F                      0.000000%          0.00         0.00          0.00            0.00           0.00
G                      0.000000%          0.00         0.00          0.00            0.00           0.00
H                      0.000000%          0.00         0.00          0.00            0.00           0.00
J                      0.000000%          0.00         0.00          0.00            0.00           0.00
K                      0.000000%          0.00         0.00          0.00            0.00           0.00
L                      0.000000%          0.00         0.00          0.00            0.00           0.00
M                      0.000000%          0.00         0.00          0.00            0.00           0.00
N                      0.000000%          0.00         0.00          0.00            0.00           0.00
O                      0.000000%          0.00         0.00          0.00            0.00           0.00
P                      0.000000%          0.00         0.00          0.00            0.00           0.00
Q                      0.000000%          0.00         0.00          0.00            0.00           0.00
S                      0.000000%          0.00         0.00          0.00            0.00           0.00
Z                      0.000000%          0.00         0.00          0.00            0.00           0.00
R-I                    0.000000%          0.00         0.00          0.00            0.00           0.00
R-II                   0.000000%          0.00         0.00          0.00            0.00           0.00
==============================================================================================================
Totals                                    0.00         0.00          0.00            0.00           0.00
==============================================================================================================

==================================================================
         Realized Loss/                                 Current
        Additional Trust      Total        Ending    Subordination
Class    Fund Expenses     Distribution    Balance      Level(1)
==================================================================
A-1           0.00             0.00         0.00          0.00
A-2           0.00             0.00         0.00          0.00
A-3           0.00             0.00         0.00          0.00
A-PB1         0.00             0.00         0.00          0.00
A-PB2         0.00             0.00         0.00          0.00
A-4           0.00             0.00         0.00          0.00
A-5           0.00             0.00         0.00          0.00
A-1A          0.00             0.00         0.00          0.00
A-M           0.00             0.00         0.00          0.00
A-J           0.00             0.00         0.00          0.00
B             0.00             0.00         0.00          0.00
C             0.00             0.00         0.00          0.00
D             0.00             0.00         0.00          0.00
E             0.00             0.00         0.00          0.00
F             0.00             0.00         0.00          0.00
G             0.00             0.00         0.00          0.00
H             0.00             0.00         0.00          0.00
J             0.00             0.00         0.00          0.00
K             0.00             0.00         0.00          0.00
L             0.00             0.00         0.00          0.00
M             0.00             0.00         0.00          0.00
N             0.00             0.00         0.00          0.00
O             0.00             0.00         0.00          0.00
P             0.00             0.00         0.00          0.00
Q             0.00             0.00         0.00          0.00
S             0.00             0.00         0.00          0.00
Z             0.00             0.00         0.00          0.00
R-I           0.00             0.00         0.00          0.00
R-II          0.00             0.00         0.00          0.00
==================================================================
Totals        0.00             0.00         0.00          0.00
==================================================================

=====================================================================================================================
                                       Original    Beginning                                                 Ending
                      Pass-Through     Notional    Notional         Interest      Prepayment     Total      Notional
Class       CUSIP         Rate          Amount      Amount        Distribution     Premium    Distribution   Amount
=====================================================================================================================
IO                      0.000000         0.00        0.00             0.00           0.00         0.00        0.00
=====================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 31

                                                                 B-2

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                   Realized Loss/
                  Beginning       Principal        Interest        Prepayment     Additional Trust     Ending
Class   CUSIP      Balance      Distribution     Distribution       Premium        Fund Expenses       Balance
=================================================================================================================
A-1               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-3               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-PB1             0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-PB2             0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-4               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-5               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-1A              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-M               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-J               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
B                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
C                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
D                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
E                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
F                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
G                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
H                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
J                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
K                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
L                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
M                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
N                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
O                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
P                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
Q                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
S                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
Z                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-I               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-II              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
=================================================================================================================

============================================================================
                    Beginning                                     Ending
                    Notional        Interest     Prepayment      Notional
Class    CUSIP       Amount       Distribution     Premium        Amount
============================================================================
IO                 0.00000000      0.00000000    0.00000000     0.00000000
============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 31

                                                                 B-3

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                                 SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Servicing Fees                   0.00
Servicing Advances Outstanding                 0.00            Less Servicing Fees on Delinquent Payments              0.00
Reimbursements for Interest on P & I           0.00            Less Reductions to Servicing Fees                       0.00
Advances paid from general collections                         Plus Servicing Fees on Delinquent Payments Received     0.00
Reimbursements for Interest on Servicing       0.00            Plus Adjustments for Prior Servicing Calculation        0.00
Advances paid from general collections                         Total Servicing Fees Collected                          0.00

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================
                                                                                                                       Remaining
                               Net Aggregate                    Distributable              Additional                    Unpaid
                   Accrued      Prepayment     Distributable     Certificate      WAC         Trust                   Distributable
        Accrual  Certificate    Interest         Certificate      Interest        CAP         Fund        Interest     Certificate
Class    Days     Interest      Shortfall          Interest      Adjustment    Shortfall    Expenses    Distribution     Interest
====================================================================================================================================
A-1       0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
A-2       0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
A-3       0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
A-PB1     0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
A-PB2     0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
A-4       0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
A-5       0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
A-1A      0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
A-M       0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
A-J       0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
B         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
C         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
D         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
E         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
F         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
G         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
H         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
J         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
K         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
L         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
M         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
O         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
P         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
Q         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
S         0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
IO        0         0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
====================================================================================================================================
Total               0.00          0.00              0.00            0.00          0.00        0.00          0.00           0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 31

                                                                 B-4

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                    OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount (1)

Scheduled Principal Distribution Amount
  Loan Group 1                                                   0.00
  Loan Group 2                                                   0.00

Unscheduled Principal Distribution Amount
  Loan Group 1                                                   0.00
  Loan Group 2                                                   0.00

Aggregate Amount of Prepayment Premiums and Yield Maintenance Charges           Appraisal Reduction Amount
  Loan Group 1                                                   0.00           ====================================================
  Loan Group 2                                                   0.00                     Appraisal     Cumulative     Most Recent
                                                                                 Loan     Reduction        ASER         App. Red.
Aggregate Stated Principal Balance after current Distribution Date              Number     Effected       Amount           Date
  All Loans                                                                     ====================================================
  Loan Group 1                                                   0.00
  Loan Group 2                                                   0.00

Aggregate Stated Principal Balance before current Distribution Date
  All Loans                                                      0.00
  Loan Group 1                                                   0.00
  Loan Group 2                                                   0.00

Aggregate Unpaid Principal Balance Outstanding
  All Loans
  Loan Group 1                                                   0.00           ====================================================
  Loan Group 2                                                   0.00             Total
                                                                                ====================================================

(1) The Available Distribution Amount includes any Prepayment Premiums.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 31

                                                                 B-5

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                    OTHER REQUIRED INFORMATION CONTINUED

------------------------------------------------------------------------------------------------------------------------------------

Current Aggregate Amount of P&I Advances
  Loan Group 1                                                   0.00
  Loan Group 2                                                   0.00

Current Aggregate Amount of Servicing Advances
  Loan Group 1                                                   0.00
  Loan Group 2                                                   0.00

Current Period Interest on P&I Advances Paid to Master Servicer and Trustee
  All Loans                                                      0.00
  Loan Group 1                                                   0.00
  Loan Group 2                                                   0.00

Current Period Interest on Servicing Advances Paid to Master Servicer, Special Servicer and Trustee
  All Loans                                                      0.00
  Loan Group 1                                                   0.00
  Loan Group 2                                                   0.00

Percent of the Aggregate Stated Principal Balance
  Delinquent 30-59 days                                          0.00%
  Delinquent 60-89 days                                          0.00%
  Delinquent 90 days or more                                     0.00%

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 31

                                                                 B-6

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------       Reimbursement for Interest on Advances           0.00
      TOTAL INTEREST COLLECTED                               0.00       ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
                                                                        Rating Agency Expenses                           0.00
  PRINCIPAL:                                                            Attorney Fees & Expenses                         0.00
    Scheduled Principal                               0.00              Bankruptcy Expense                               0.00
    Unscheduled Principal                             0.00              Taxes Imposed on Trust Fund                      0.00
      Principal Prepayments                           0.00              Non-Recoverable Advances                         0.00
      Collection of Principal after Maturity Date     0.00              Other Expenses                                   0.00
      Recoveries from Liquidation and Insurance                                                                               ------
         Proceeds                                     0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Excess of Prior Principal Amounts paid          0.00
      Curtailments                                    0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Negative Amortization                             0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                        Interest Distribution                            0.00
  OTHER:                                                                Principal Distribution                           0.00
    Prepayment Penalties/Yield Maintenance            0.00              Prepayment Penalties/Yield Maintenance           0.00
    Repayment Fees                                    0.00              Borrower Option Extension Fees                   0.00
    Borrower Option Extension Fees                    0.00              Equity Payments Paid                             0.00
    Equity Payments Received                          0.00              Net Swap Counterparty Payments Paid              0.00
    Net Swap Counterparty Payments Received           0.00                                                                    ------
                                                           ------         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
      TOTAL OTHER COLLECTED                                  0.00                                                             ------
                                                           ------   TOTAL FUNDS DISTRIBUTED                                     0.00
TOTAL FUNDS COLLECTED                                        0.00                                                             ======
                                                           ======
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 31

                                                                 B-7

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP           Fitch       Moody's           Fitch       Moody's
                           ===============================================================================
                           A-1
                           A-2
                           A-3
                           A-PB1
                           A-PB2
                           A-4
                           A-5
                           A-1A
                           A-M
                           A-J
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           O
                           P
                           Q
                           S
                           IO
                           ===============================================================================
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                                                                             Moody's Investors Service
One State Street Plaza                                                                                  99 Church Street
New York, New York 10004                                                                                New York, New York 10007
(212) 908-0500                                                                                          (212) 553-0300

------------------------------------------------------------------------------------------------    ------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 8 of 31

                                                                 B-8

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                       AGGREGATE POOL

                       SCHEDULED BALANCE                                                       STATE (3)
===============================================================     ===============================================================
                               % of                                                                % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                     # of   Scheduled   Agg.   WAM          Weighted
 Balance     loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)    State       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================     ===============================================================

===============================================================     ===============================================================
Totals                                                              Totals
===============================================================     ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 31

                                                                 B-9

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                 DEBT SERVICE COVERAGE RATIO                                               PROPERTY TYPE (3)
================================================================    ===============================================================
                                   % of                                                                % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted       Property       # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)      Type        Props.    Balance    Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ===============================================================

================================================================    ===============================================================
Totals                                                              Totals
================================================================    ===============================================================

                            NOTE RATE                                                          SEASONING
================================================================    ===============================================================
                                   % of                                                               % of
Note            # of    Scheduled   Agg.  WAM        Weighted                      # of    Scheduled   Agg.  WAM        Weighted
Rate            loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)    Seasoning      loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ===============================================================

================================================================    ===============================================================
Totals                                                              Totals
================================================================    ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                     Page 10 of 31

                                                                 B-10

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          AGGREGATE POOL

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                          % of                   Weighted    Remaining                       % of                Weighted
 Remaining     # of     Scheduled     Agg.    WAM             Avg        Stated     # of     Scheduled   Agg.   WAM           Avg
  Term (2)     loans     Balance      Bal.    (2)    WAC    DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
====================================================================    ============================================================
  Remaining                          % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
    Term       loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 31

                                                                B-11

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                  CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          GROUP I

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 31

                                                                B-12

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of                Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 31

                                                                B-13

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 31

                                                                B-14

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                            GROUP II

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 31

                                                                B-15

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of               Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 31

                                                                B-16

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                      CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 31

                                                                B-17

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                             Anticipated               Neg.   Beginning     Ending
 Loan            Property                   Interest    Principal    Gross    Repayment    Maturity   Amort   Scheduled    Scheduled
Number   ODCR    Type (1)    City   State    Payment     Payment    Coupon       Date        Date     (Y/N)    Balance      Balance
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

==================================================================
         Paid    Appraisal    Appraisal
 Loan    Thru    Reduction    Reduction    Res. Strat.  Mod. Code
Number   Date      Date        Amount          (2)         (3)
==================================================================

==================================================================
Totals
==================================================================

       (1) Property Type Code                         (2) Resolution Strategy Code                            (3) Modification Code
       ----------------------                         ----------------------------                            ---------------------

MF - Multi-Family     OF - Office        1 - Modification  6 - DPO                10 - Deed in Lieu Of      1 - Maturity Date
RT - Retail           MU - Mixed Use     2 - Foreclosure   7 - REO                     Foreclosure              Extension
HC - Health Care      LO - Lodging       3 - Bankruptcy    8 - Resolved           11 - Full Payoff          2 - Amortization Change
IN - Industrial       SS - Self Storage  4 - Extension     9 - Pending Return     12 - Reps and Warranties  3 - Principal Write-Off
WH - Warehouse        OT - Other         5 - Note Sale         to Master Servicer 13 - Other or TBD         4 - Combination
MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 31

                                                                B-18

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                              NOI DETAIL

====================================================================================================================================
                                                           Ending           Most          Most       Most Recent       Most Recent
 Loan                  Property                           Scheduled        Recent        Recent       NOI Start          NOI End
Number      ODCR         Type        City      State      Balance        Fiscal NOI        NOI           Date             Date
====================================================================================================================================

====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 31

                                                                B-19

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                              Principal Prepayment Amount                     Prepayment Penalties
                 Offering Document       -------------------------------------------------------------------------------------------
Loan Number       Cross-Reference        Payoff Amount      Curtailment Amount     Percentage Premium     Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 20 of 31

                                                                B-20

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

=======================================================================================================================
                                                       Delinquencies
-----------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days     90 Days or More     Foreclosure           REO            Modifications
   Date         #    Balance     #    Balance     #    Balance      #     Balance     #    Balance        #     Balance
=======================================================================================================================

=======================================================================================================================

================================================================================
                            Prepayments                 Rate and Maturities
--------------------------------------------------------------------------------
Distribution     Curtailments       Payoff          Next Weighted Avg.
   Date         #    Balance     #    Balance       Coupon       Remit      WAM
================================================================================

================================================================================
Note: Foreclosure and REO Totals are excluded from the delinquencies.
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 21 of 31

                                                                B-21

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

====================================================================================================================================
            Offering           # of       Paid       Current       Outstanding      Status of       Resolution     Servicing
 Loan       Document          Months    Through       P & I           P & I          Mortgage        Strategy       Transfer
Number   Cross-Reference      Delinq.     Date       Advances      Advances **       Loan (1)        Code (2)         Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

======================================================================================
                              Current        Outstanding
 Loan      Foreclosure       Servicing        Servicing       Bankruptcy        REO
Number        Date            Advances         Advances          Date           Date
======================================================================================

======================================================================================
Totals
======================================================================================

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ---------------------------                                        ----------------------------
A - Payments Not Received      2 - Two Months Delinquent             1 - Modification   6 - DPO                 10 - Deed in Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                    7 - Foreclosure                       5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent       9 - REO                                                                          13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 22 of 31

                                                                B-22

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                            Offering         Servicing      Resolution
Distribution    Loan        Document          Transfer       Strategy      Scheduled     Property               Interest    Actual
   Date        Number    Cross-Reference        Date         Code (1)       Balance      Type (2)     State       Rate      Balance
====================================================================================================================================

=======================================================================================================================

====================================================================================
                  Net                                                    Remaining
Distribution   Operating      NOI                 Note      Maturity    Amortization
   Date         Income        Date      DSCR      Date        Date          Term
====================================================================================

====================================================================================

                  (1) Resolution Strategy Code                                     (2) Property Type Code
                  ----------------------------                                     ----------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of         MF - Multi-Family             OF - Office
2 - Foreclosure    7 - REO                      Foreclosure             RT - Retail                   MU - Mixed Use
3 - Bankruptcy     8 - Resolved            11 - Full Payoff             HC - Health Care              LO - Lodging
4 - Extension      9 - Pending Return      12 - Reps and                IN - Industrial               SS - Self Storage
5 - Note Sale          to Master Servicer       Warranties              WH - Warehouse                OT - Other
                                           13 - Other or TBD            MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 23 of 31

                                                                B-23

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                  SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                           Offering       Resolution      Site                                        Other REO
Distribution    Loan       Document        Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date        Date      Date        Value       Revenue         Comment
====================================================================================================================================

====================================================================================================================================

                  (1) Resolution Strategy Code
                  ----------------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure    7 - REO                      Foreclosure
3 - Bankruptcy     8 - Resolved            11 - Full Payoff
4 - Extension      9 - Pending Return      12 - Reps and
5 - Note Sale          to Master Servicer       Warranties
                                           13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 24 of 31

                                                                B-24

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                     MODIFIED LOAN DETAIL

====================================================================================================================================
           Offering            Pre-            Post-            Pre-           Post-
 Loan      Document        Modification    Modification     Modification    Modification    Modification
Number  Cross-Reference     Balance         Balance        Interest Rate   Interest Rate       Date        Modification Description
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 25 of 31

                                                                B-25

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                LIQUIDATED LOAN DETAIL

===================================================================================================================
         Final Recovery      Offering                                                                Gross Proceeds
 Loan     Determination      Document        Appraisal      Appraisal      Actual        Gross          as a % of
Number        Date       Cross-Reference        Date           Value       Balance      Proceeds     Actual Balance
===================================================================================================================

===================================================================================================================
Current Total
===================================================================================================================
Cumulative Total
===================================================================================================================

================================================================================================
             Aggregate            Net             Net Proceeds                       Repurchased
 Loan       Liquidation       Liquidation          as a % of          Realized        by Seller
Number       Expenses*         Proceeds          Actual Balance         Loss            (Y/N)
================================================================================================

================================================================================================
Current Total
================================================================================================
Cumulative Total
================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees
  (servicing, trustee, etc.).
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 26 of 31

                                                                B-26

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                           BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                            Amounts Covered by         Interest (Shortage)/
                               Balance of       Aggregate      Prior Realized     Over-collateralization         Excesses applied
Distribution    Prospectus    the Loan at     Realized Loss     Loss Applied            and other                   to other
   Date             Id        Liquidation        on Loans      to Certificates        Credit Support             Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                    Modification           Additional               Current           Recoveries of
                    Adjustments/         (Recoveries)/           Realized Loss           Realized           (Recoveries)/Realized
Distribution    Appraisal Reduction     Expenses applied           Applied to          Losses Paid             Loss Applied to
   Date              Adjustment        to Realized Losses         Certificates           as Cash             Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 27 of 31

                                                                B-27

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                 INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

====================================================================================================================================
                                                                                                               Modified
                  Stated      Current                                                    Non-                  Interest  Additional
   Offering      Principal    Ending         Special Servicing Fees                   Recoverable                Rate       Trust
   Document      Balance at  Scheduled  ------------------------------- ASER   PPIS   (Scheduled  Interest on  Reduction    Fund
Cross-Reference Contribution  Balance   Monthly   Liquidation  Work Out      (Excess)  Interest)    Advances   /(Excess)   Expense
====================================================================================================================================

====================================================================================================================================
Totals
------------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                                                                      Page 28 of 31

                                                                B-28

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                 INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

====================================================================================================================================

                                                          Reimbursement of Advances to the Servicer
   Offering      Stated Principal  Current Ending   ------------------------------------------------------       Comments
   Document         Balance at       Scheduled                        Left to Reimburse  Other Shortfalls/
Cross-Reference    Contribution       Balance       Current Month      Master Servicer      (Refunds)
====================================================================================================================================

====================================================================================================================================
Totals
------------------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total                         0.00
------------------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                         0.00
------------------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                                   0.00
------------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                                                                      Page 29 of 31

                                                                B-29

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                DEFEASED LOAN DETAIL

====================================================================================================================================
                         Offering Document       Ending Scheduled
     Loan Number          Cross-Reference             Balance            Maturity Date        Note Rate          Defeasance Status
====================================================================================================================================

===================================================================================================================================
Totals
===================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                                                                      Page 30 of 31

                                                                B-30

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]            WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2006-C25                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   06/16/2006
                           DETERMINATION DATE: 06/12/2006                                 RECORD DATE:                    05/31/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                SUPPLEMENTAL REPORTING

====================================================================================================================================

====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                                                                      Page 31 of 31

                                                                B-31

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX C-1

CLASS A-PB1 PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)	Period	Date	Balance ($)
0	05/31/06	50,000,000	56	01/15/11	50,000,000
1	06/15/06	50,000,000	57	02/15/11	50,000,000
2	07/15/06	50,000,000	58	03/15/11	50,000,000
3	08/15/06	50,000,000	59	04/15/11	50,000,000
4	09/15/06	50,000,000	60	05/15/11	50,000,000
5	10/15/06	50,000,000	61	06/15/11	50,000,000
6	11/15/06	50,000,000	62	07/15/11	47,552,971
7	12/15/06	50,000,000	63	08/15/11	45,380,722
8	01/15/07	50,000,000	64	09/15/11	43,197,546
9	02/15/07	50,000,000	65	10/15/11	40,717,353
10	03/15/07	50,000,000	66	11/15/11	38,510,720
11	04/15/07	50,000,000	67	12/15/11	36,007,678
12	05/15/07	50,000,000	68	01/15/12	33,832,093
13	06/15/07	50,000,000	69	02/15/12	31,645,668
14	07/15/07	50,000,000	70	03/15/12	28,884,865
15	08/15/07	50,000,000	71	04/15/12	26,691,917
16	09/15/07	50,000,000	72	05/15/12	24,236,703
17	10/15/07	50,000,000	73	06/15/12	22,044,213
18	11/15/07	50,000,000	74	07/15/12	19,566,563
19	12/15/07	50,000,000	75	08/15/12	17,350,815
20	01/15/08	50,000,000	76	09/15/12	15,124,035
21	02/15/08	50,000,000	77	10/15/12	12,612,980
22	03/15/08	50,000,000	78	11/15/12	10,295,302
23	04/15/08	50,000,000	79	12/15/12	7,686,303
24	05/15/08	50,000,000	80	01/15/13	5,344,121
25	06/15/08	50,000,000	81	02/15/13	2,990,292
26	07/15/08	50,000,000	82	03/15/13	0
27	08/15/08	50,000,000
28	09/15/08	50,000,000
29	10/15/08	50,000,000
30	11/15/08	50,000,000
31	12/15/08	50,000,000
32	01/15/09	50,000,000
33	02/15/09	50,000,000
34	03/15/09	50,000,000
35	04/15/09	50,000,000
36	05/15/09	50,000,000
37	06/15/09	50,000,000
38	07/15/09	50,000,000
39	08/15/09	50,000,000
40	09/15/09	50,000,000
41	10/15/09	50,000,000
42	11/15/09	50,000,000
43	12/15/09	50,000,000
44	01/15/10	50,000,000
45	02/15/10	50,000,000
46	03/15/10	50,000,000
47	04/15/10	50,000,000
48	05/15/10	50,000,000
49	06/15/10	50,000,000
50	07/15/10	50,000,000
51	08/15/10	50,000,000
52	09/15/10	50,000,000
53	10/15/10	50,000,000
54	11/15/10	50,000,000
55	12/15/10	50,000,000

C-1-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX C-2

CLASS A-PB2 PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)	Period	Date	Balance ($)
0	05/31/06	75,775,000	56	01/15/11	75,775,000
1	06/15/06	75,775,000	57	02/15/11	75,775,000
2	07/15/06	75,775,000	58	03/15/11	75,775,000
3	08/15/06	75,775,000	59	04/15/11	75,775,000
4	09/15/06	75,775,000	60	05/15/11	75,775,000
5	10/15/06	75,775,000	61	06/15/11	75,775,000
6	11/15/06	75,775,000	62	07/15/11	75,775,000
7	12/15/06	75,775,000	63	08/15/11	75,775,000
8	01/15/07	75,775,000	64	09/15/11	75,775,000
9	02/15/07	75,775,000	65	10/15/11	75,775,000
10	03/15/07	75,775,000	66	11/15/11	75,775,000
11	04/15/07	75,775,000	67	12/15/11	75,775,000
12	05/15/07	75,775,000	68	01/15/12	75,775,000
13	06/15/07	75,775,000	69	02/15/12	75,775,000
14	07/15/07	75,775,000	70	03/15/12	75,775,000
15	08/15/07	75,775,000	71	04/15/12	75,775,000
16	09/15/07	75,775,000	72	05/15/12	75,775,000
17	10/15/07	75,775,000	73	06/15/12	75,775,000
18	11/15/07	75,775,000	74	07/15/12	75,775,000
19	12/15/07	75,775,000	75	08/15/12	75,775,000
20	01/15/08	75,775,000	76	09/15/12	75,775,000
21	02/15/08	75,775,000	77	10/15/12	75,775,000
22	03/15/08	75,775,000	78	11/15/12	75,775,000
23	04/15/08	75,775,000	79	12/15/12	75,775,000
24	05/15/08	75,775,000	80	01/15/13	75,775,000
25	06/15/08	75,775,000	81	02/15/13	75,775,000
26	07/15/08	75,775,000	82	03/15/13	75,563,581
27	08/15/08	75,775,000	83	04/15/13	73,195,256
28	09/15/08	75,775,000	84	05/15/13	70,539,149
29	10/15/08	75,775,000	85	06/15/13	68,145,845
30	11/15/08	75,775,000	86	07/15/13	65,465,407
31	12/15/08	75,775,000	87	08/15/13	63,046,879
32	01/15/09	75,775,000	88	09/15/13	60,616,330
33	02/15/09	75,775,000	89	10/15/13	57,899,611
34	03/15/09	75,775,000	90	11/15/13	55,443,472
35	04/15/09	75,775,000	91	12/15/13	52,701,825
36	05/15/09	75,775,000	92	01/15/14	50,219,844
37	06/15/09	75,775,000	93	02/15/14	47,725,526
38	07/15/09	75,775,000	94	03/15/14	44,402,446
39	08/15/09	75,775,000	95	04/15/14	41,879,194
40	09/15/09	75,775,000	96	05/15/14	39,072,177
41	10/15/09	75,775,000	97	06/15/14	36,522,423
42	11/15/09	75,775,000	98	07/15/14	33,689,590
43	12/15/09	75,775,000	99	08/15/14	31,113,074
44	01/15/10	75,775,000	100	09/15/14	28,523,749
45	02/15/10	75,775,000	101	10/15/14	25,652,370
46	03/15/10	75,775,000	102	11/15/14	23,035,894
47	04/15/10	75,775,000	103	12/15/14	20,138,067
48	05/15/10	75,775,000	104	01/15/15	17,494,172
49	06/15/10	75,775,000	105	02/15/15	14,837,133
50	07/15/10	75,775,000	106	03/15/15	11,365,610
51	08/15/10	75,775,000	107	04/15/15	8,678,088
52	09/15/10	75,775,000	108	05/15/15	5,711,058
53	10/15/10	75,775,000	109	06/15/15	2,995,418
54	11/15/10	75,775,000	110	07/15/15	1,000
55	12/15/10	75,775,000	111	08/15/15	0

C-2-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

                      [PHOTO OF PRIME OUTLETS POOL OMITTED]

                                       D-1

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

                       [MAP OF PRIME OUTLETS POOL OMITTED]

                                       D-2

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $315,340,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    11.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                       David Lichtenstein
TYPE OF SECURITY                                               Fee and Leasehold
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.510%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          116 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                 Yes
  ENGINEERING                               $59,375
  TI/LC                                  $3,304,625
  GROUND RENT(2)                           $127,768
  RELETTING RESERVE                      $1,500,000
  RECONFIGURATION RESERVE(3)             $5,000,000

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                 Yes
  REPLACEMENT                               $46,986
  TI/LC                                    $363,842
  GROUND RENT                                $9,440

ADDITIONAL FINANCING(4)             Pari Passu Debt                 $315,340,000

                                                             PARI PASSU NOTES(5)
                                                             -------------------
CUT-OFF DATE BALANCE                                            $630,680,000
CUT-OFF DATE BALANCE/SF                                             $181
CUT-OFF DATE LTV                                                    80.0%
MATURITY DATE LTV                                                   70.1%
UW DSCR ON NCF                                                      1.21x

--------------------------------------------------------------------------------

(1)   The Prime Outlets Pool Loan allows for partial defeasance with property specific premiums based on individual allocated loan amounts and other fees as described in the related Mortgage Loan documents.

(2)   Initial Ground Rent deposit pertains to the Prime Outlets at Gulfport
      Mortgaged Property (the only Mortgaged Property secured by a leasehold estate).

(3)   Escrow will be held until such time as the reconfiguration at the Pleasant
      Prairie Mortgaged Property is complete, the allocated DSC ratio equals at least 1.20x and the LTV ratio equals no more than 80% with respect to the
      Pleasant Prairie Mortgaged Property and the DSC ratio with respect to the
      Prime Outlets Pool Loan is 1.30x or greater.

(4)   Future mezzanine debt is permitted upon meeting certain LTV ratio and DSC ratio criteria subject to a maximum combined LTV ratio of 90.0% and a minimum combined DSC ratio of 1.10x as described in the related Mortgage
      Loan documents.

(5)   LTV ratios, DSC ratios and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of the Prime Outlets Pool Loan and the Prime
      Outlets Pool Pari Passu Companion Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                10
LOCATION                                                                 Various
PROPERTY TYPE                                                   Retail -- Outlet
SIZE (SF)                                                              3,492,882
OCCUPANCY AS OF NOVEMBER 28, 2005                                          89.0%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $788,350,000
PROPERTY MANAGEMENT                                           Prime Retail, L.P.
UW ECONOMIC OCCUPANCY                                                      89.1%
UW REVENUES                                                          $81,307,368
UW TOTAL EXPENSES                                                    $24,982,151
UW NET OPERATING INCOME (NOI)                                        $56,325,217
UW NET CASH FLOW (NCF)                                               $51,881,207

--------------------------------------------------------------------------------

                                       D-3

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                          PRIME OUTLETS POOL SUMMARY
---------------------------------------------------------------------------------------------------------------
                                 ALLOCATED                               PARTIAL
                                  CUT-OFF                               DEFEASANCE
                                    DATE                                 RELEASE      YEAR BUILT /     SQUARE
PROPERTY NAME                     BALANCE       LOCATION                 PRICE(1)      RENOVATED       FOOTAGE
---------------------------------------------------------------------------------------------------------------

Prime Outlets at San
  Marcos ....................   $ 76,750,000    San Marcos, TX             None        1990 / 2005      640,974
Prime Outlets at Grove
  City ......................     60,620,000    Grove City, PA             None         1994 / NA       532,290
Prime Outlets at Ellenton ...     56,050,000    Ellenton, FL               None         1991 / NA       476,534
Prime Outlets at
  Jeffersonville ............     37,550,000    Jeffersonville, OH         None         1993 / NA       409,923
Prime Outlets at
  Pleasant Prairie ..........     32,250,000    Pleasant Prairie, WI       125%        1989 / 2001      270,324
Prime Outlets at Huntley ....     16,000,000    Huntley, IL                110%         1994 / NA       279,387
Prime Outlets at Gulfport ...     13,500,000    Gulfport, MS               125%         1995 / NA       302,799
Prime Outlets at Naples .....      8,600,000    Naples, FL                 110%         1991 / NA       145,962
Prime Outlets at
  Lebanon ...................      8,300,000    Lebanon, TN                125%         1998 / NA       226,816
Prime Outlets at Florida
  City ......................      5,720,000    Homestead, FL              125%         1994 / NA       207,873
                                ------------                                                          ---------
                                $315,340,000                                                          3,492,882
                                ============                                                          =========

---------------------------------------------------------------------------------------------------------------
                                 CUT-OFF
                                   DATE
                                 BALANCE                                UNDERWRITTEN                  APPRAISED
                                PER SQUARE                     UW           NET         APPRAISED       VALUE
PROPERTY NAME                    FOOT(2)     OCCUPANCY(3)   OCCUPANCY    CASH FLOW        VALUE         PER SF
---------------------------------------------------------------------------------------------------------------

Prime Outlets at San
  Marcos ....................      $239         92.3%         91.2%     $ 11,953,720   $200,000,000     $312
Prime Outlets at Grove
  City ......................      $228         97.1%         97.1%       10,835,441    148,000,000     $278
Prime Outlets at Ellenton ...      $235         98.3%         98.3%        9,898,616    137,000,000     $287
Prime Outlets at
  Jeffersonville ............      $183         96.5%         96.3%        7,415,225     91,600,000     $223
Prime Outlets at
  Pleasant Prairie ..........      $239         97.3%         96.5%        4,934,801     78,700,000     $291
Prime Outlets at Huntley ....      $115         78.8%         72.5%        1,636,063     40,000,000     $143
Prime Outlets at Gulfport ...      $ 89         79.4%         70.8%        2,447,502     36,500,000     $121
Prime Outlets at Naples .....      $118         78.9%         76.2%          975,879     21,500,000     $147
Prime Outlets at
  Lebanon ...................      $ 73         77.7%         73.1%        1,492,480     20,750,000     $ 91
Prime Outlets at Florida
  City ......................      $ 55         58.1%         48.5%          291,480     14,300,000     $ 69
                                                                        ------------   ------------
                                   $181         89.0%         89.1%     $ 51,881,207   $788,350,000     $226
                                                                        ============   ============
---------------------------------------------------------------------------------------------------------------

(1)   Subject to additional fees and conditions as specified in the related
      Mortgage Loan documents.

(2)   The Prime Outlets Pool Loan is part of a split loan structure that includes a pari passu companion loan that is not included in the Trust
      Fund. The calculation of loan balance per square foot is based on the aggregate indebtedness of such Mortgage Loan and the related Pari Passu
      Companion Loan.

(3)   Occupancy date as of November 28, 2005 for all Mortgaged Properties.

----------------------------------------------------------------------------------------------------------------------
                                         PRIME OUTLETS POOL OCCUPANCY SUMMARY
----------------------------------------------------------------------------------------------------------------------

                                     YEAR END(1)   YEAR END(2)   YEAR END(2)   YEAR END(2)   YEAR END(2)     AVERAGE
                                        2001          2002          2003          2004          2005       OCCUPANY %
PROPERTY NAME                        OCCUPANCY %   OCCUPANCY %   OCCUPANCY %   OCCUPANCY %   OCCUPANCY %   (2001-2005)
----------------------------------------------------------------------------------------------------------------------

Prime Outlets at San Marcos ......      98.0%         97.1%         93.9%         93.0%         97.9%         96.0%
Prime Outlets at Grove City ......      98.0%        100.0%         99.4%         99.1%         99.4%         99.2%
Prime Outlets at Ellenton ........      97.0%         98.5%         99.4%         98.4%        100.0%         98.6%
Prime Outlets at Jeffersonville ..      99.0%         96.7%         94.4%         97.5%         99.8%         97.5%
Prime Outlets at Pleasant Prairie.      UAV           97.5%         96.6%        100.0%         99.6%         98.5%
Prime Outlets at Huntley .........      81.0%         71.4%         64.8%         68.0%         82.6%         73.6%
Prime Outlets at Gulfport ........      85.0%         88.0%         84.7%         84.9%         64.3%         81.4%
Prime Outlets at Naples ..........      85.0%         85.2%         85.7%         89.1%         86.1%         86.2%
Prime Outlets at Lebanon .........      98.0%         97.8%         88.7%         86.9%         91.1%         92.5%
Prime Outlets at Florida City ....      78.0%         70.4%         69.4%         67.3%         80.9%         73.2%
----------------------------------------------------------------------------------------------------------------------

(1)   Source: SEC filings of Prime Retail.

(2)   Source: Borrower provided status reports for December 31 occupancy.

                                       D-4

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                     PRIME OUTLETS POOL FINANCIAL PERFORMANCE SUMMARY
------------------------------------------------------------------------------------------
                                       T-12 THROUGH OCTOBER 2005 ANNUALIZED
                         -----------------------------------------------------------------
                         EFFECTIVE                                   NET           NET
                          INCOME        GROSS         TOTAL       OPERATING       CASH
PROPERTY NAME               PSF        INCOME       EXPENSES       INCOME         FLOW
------------------------------------------------------------------------------------------

Prime Outlets at San
  Marcos .............    $16.38     $12,174,359   $ 3,871,815   $ 8,302,544   $ 8,193,578
Prime Outlets at
  Grove City .........    $25.84      15,825,956     4,820,150    11,005,806    10,941,931
Prime Outlets at
  Ellenton ...........    $26.42      14,148,847     3,820,390    10,328,457    10,204,558
Prime Outlets at
  Jeffersonville .....    $21.09      10,020,218     2,590,042     7,430,176     7,401,481
Prime Outlets at
  Pleasant Prairie ...    $25.71       7,751,536     2,434,769     5,316,767     5,265,405
Prime Outlets at
  Huntley ............    $11.31       3,591,240     1,662,351     1,928,889     1,867,424
Prime Outlets at
  Gulfport ...........    $13.21       4,668,457     1,945,130     2,723,327     2,711,215
Prime Outlets at
  Naples .............    $12.59       1,963,845       681,343     1,282,502     1,231,415
Prime Outlets at
  Lebanon ............    $11.13       3,132,749     1,322,144     1,810,605     1,785,655
Prime Outlets at
  Florida City .......    $ 7.74       1,822,871     1,143,260       679,611       642,194
                                     -----------   -----------   -----------   -----------
PRIME OUTLETS POOL ...    $18.77     $75,100,078   $24,291,394   $50,808,684   $50,244,858
                                     ===========   ===========   ===========   ===========
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                   UNDERWRITTEN
                         -----------------------------------------------------------------
                         EFFECTIVE                                   NET           NET
                          INCOME        GROSS         TOTAL       OPERATING       CASH
PROPERTY NAME               PSF        INCOME       EXPENSES       INCOME         FLOW
------------------------------------------------------------------------------------------

Prime Outlets at San
  Marcos .............    $23.16     $16,518,168   $ 3,891,477   $12,626,691   $11,953,720
Prime Outlets at
  Grove City .........    $27.02      16,455,845     4,851,101    11,604,744    10,835,441
Prime Outlets at
  Ellenton ...........    $27.36      14,597,852     3,968,078    10,629,774     9,898,616
Prime Outlets at
  Jeffersonville .....    $22.84      10,738,450     2,808,930     7,929,519     7,415,225
Prime Outlets at
  Pleasant Prairie ...    $25.92       7,808,028     2,424,215     5,383,812     4,934,801
Prime Outlets at
  Huntley ............    $12.12       3,817,106     1,858,116     1,958,990     1,636,063
Prime Outlets at
  Gulfport ...........    $13.28       4,690,272     1,873,673     2,816,599     2,447,502
Prime Outlets at
  Naples .............    $11.98       1,874,093       695,374     1,178,719       975,879
Prime Outlets at
  Lebanon ............    $10.80       3,057,196     1,339,815     1,717,381     1,492,480
Prime Outlets at
  Florida City .......    $ 7.39       1,750,361     1,271,372       478,988       291,480
                                     -----------   -----------   -----------   -----------
PRIME OUTLETS POOL ...    $20.55     $81,307,368   $24,982,151   $56,325,217   $51,881,207
                                     ===========   ===========   ===========   ===========
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                     PRIME OUTLETS POOL FINANCIAL PERFORMANCE SUMMARY
------------------------------------------------------------------------------------------
                                                       2003
                         -----------------------------------------------------------------
                         EFFECTIVE                                   NET          NET
                          INCOME       GROSS         TOTAL        OPERATING       CASH
PROPERTY NAME               PSF        INCOME       EXPENSES       INCOME         FLOW
------------------------------------------------------------------------------------------

Prime Outlets at San
  Marcos .............    $16.35     $11,591,233   $ 3,709,414   $ 7,881,819   $ 7,772,853
Prime Outlets at
  Grove City .........    $24.80      14,555,570     4,526,680    10,028,890     9,965,015
Prime Outlets at
  Ellenton ...........    $24.63      12,919,499     4,005,982     8,913,517     8,789,618
Prime Outlets at
  Jeffersonville .....    $19.14       8,927,118     2,876,899     6,050,219     6,021,524
Prime Outlets at
  Pleasant Prairie ...    $20.98       6,196,798     2,342,237     3,854,561     3,803,199
Prime Outlets at
  Huntley ............    $10.46       3,322,833     1,976,507     1,346,326     1,284,861
Prime Outlets at
  Gulfport ...........    $13.45       4,740,238     2,156,302     2,583,936     2,571,824
Prime Outlets at
  Naples .............    $12.16       1,897,439       788,737     1,108,702     1,057,615
Prime Outlets at
  Lebanon ............    $13.80       3,666,088     1,523,293     2,142,795     2,117,845
Prime Outlets at
  Florida City .......    $ 6.10       1,400,444     1,306,646        93,798        56,381
                                     -----------   -----------   -----------   -----------
PRIME OUTLETS POOL ...    $17.78     $69,217,260   $25,212,697   $44,004,563   $43,440,737
                                     ===========   ===========   ===========   ===========
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                       2004
                         -----------------------------------------------------------------
                         EFFECTIVE                                   NET           NET
                          INCOME        GROSS         TOTAL       OPERATING       CASH
PROPERTY NAME               PSF        INCOME       EXPENSES       INCOME         FLOW
------------------------------------------------------------------------------------------

Prime Outlets at San
  Marcos .............    $15.92     $11,525,909   $ 3,830,787   $ 7,695,122   $ 7,586,156
Prime Outlets at
  Grove City .........    $24.91      14,854,732     4,702,593    10,152,139    10,088,264
Prime Outlets at
  Ellenton ...........    $24.92      13,261,418     4,108,088     9,153,330     9,029,431
Prime Outlets at
  Jeffersonville .....    $20.01       9,255,684     2,606,309     6,649,375     6,620,680
Prime Outlets at
  Pleasant Prairie ...    $23.48       6,934,198     2,283,936     4,650,262     4,598,900
Prime Outlets at
  Huntley ............    $11.56       3,689,843     1,914,477     1,775,366     1,713,901
Prime Outlets at
  Gulfport ...........    $13.51       4,818,105     2,092,657     2,725,448     2,713,336
Prime Outlets at
  Naples .............    $13.10       2,034,164       743,468     1,290,696     1,239,609
Prime Outlets at
  Lebanon ............    $11.86       3,248,024     1,417,963     1,830,061     1,805,111
Prime Outlets at
  Florida City .......    $ 8.35       1,883,606     1,330,707       552,899       515,482
                                     -----------   -----------   -----------   -----------
PRIME OUTLETS POOL ...    $18.19     $71,505,683   $25,030,985   $46,474,698   $45,910,872
                                     ===========   ===========   ===========   ===========
------------------------------------------------------------------------------------------

                                       D-5

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                        NUMBER                    % OF NET                                % OF
                                      RATINGS*         OF POOL     NET RENTABLE   RENTABLE   BASE RENT     ANNUAL        ANNUAL
TENANT                            MOODY'S/S&P/FITCH   PROPERTIES    AREA (SF)       AREA        PSF       BASE RENT     BASE RENT
---------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Nike ........................        A2/A+/NR            7           100,395        2.9%     $14.74      $ 1,479,676      2.9%
 Gap .........................     Baa3/BBB-/BBB-         9            95,902        2.7      $11.22        1,076,424      2.1
 Pottery Barn ................        NR/NR/NR            2            91,222        2.6      $ 2.43          221,967      0.4
 Bass Company Store ..........        B1/BB/BB+           10           78,795        2.3      $11.32          892,309      1.7
 Liz Claiborne ...............       Baa2/BBB/NR          7            69,082        2.0      $11.70          808,246      1.6
 Dress Barn ..................        NR/NR/NR            8            66,427        1.9      $10.78          715,828      1.4
 Polo Ralph Lauren ...........       Baa2/BBB/NR          7            65,042        1.9      $ 8.97          583,705      1.1
 Mikasa ......................        NR/NR/NR            7            57,665        1.7      $ 9.16          528,069      1.0
 Brooks Brothers .............        NR/NR/NR            6            50,923        1.5      $15.93          811,395      1.6
 Ann Taylor ..................        Ba2/NR/NR           7            50,310        1.4      $17.72          891,427      1.7
                                                                    ---------      -----                 ------------    -----
 TOTAL MAJOR TENANTS .........                                        725,763       20.8%     $11.04      $ 8,009,046     15.5%
NON-MAJOR TENANTS ............                                      2,382,456       68.2      $18.36       43,741,519     84.5
                                                                    ---------      -----                 ------------    -----
OCCUPIED TOTAL ...............                                      3,108,219       89.0%     $16.65      $51,750,565    100.0%
VACANT SPACE .................                                        384,663       11.0
                                                                    ---------      -----
TOTAL ........................                                      3,492,882      100.0%
                                                                    =========      =====
---------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                                                                                                            CUMULATIVE
                           WA BASE                                             CUMULATIVE                      % OF
             # OF LEASES   RENT/SF    TOTAL SF     TOTAL BASE     % OF TOTAL     % OF SF       % OF BASE    BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING    RENT ROLLING   SF EXPIRING*   ROLLING*     RENT ROLLING*   ROLLING*
----------------------------------------------------------------------------------------------------------------------

   2006          212        $13.01     712,922     $9,274,138      20.4%          20.4%         17.9%         17.9%
   2007          103        $16.93     428,574      7,257,314      12.3%          32.7%         14.0%         31.9%
   2008          110        $17.87     433,560      7,748,504      12.4%          45.1%         15.0%         46.9%
   2009          103        $18.18     455,630      8,283,290      13.0%          58.1%         16.0%         62.9%
   2010          78         $17.75     361,416      6,416,508      10.3%          68.5%         12.4%         75.3%
   2011          23         $12.64     155,922      1,970,338       4.5%          72.9%          3.8%         79.1%
   2012          26         $20.91     108,274      2,263,816       3.1%          76.0%          4.4%         83.5%
   2013          18         $22.48      57,667      1,296,129       1.7%          77.7%          2.5%         86.0%
   2014          19         $18.23      63,154      1,151,077       1.8%          79.5%          2.2%         88.2%
   2015          47         $23.33     186,282      4,345,039       5.3%          84.8%          8.4%         96.6%
   2016          12         $25.79      47,217      1,217,740       1.4%          86.2%          2.4%         99.0%
Thereafter        3         $ 5.40      97,601        526,672       2.8%          89.0%          1.0%        100.0%
  Vacant          0             NA     384,663              0      11.0%         100.0%          0.0%        100.0%
----------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                       D-6

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT SAN MARCOS

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL     DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF       BASE RENT    BASE RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Pottery Barn Outlet ......       NR/NR/NR           63,332        9.9%      $ 0.96         $60,642     0.5%      January 2018
 Neiman Marcus Last Call ..      B2/B+/CCC+          28,048        4.4       $ 9.98         280,000      2.5      January 2021
 Gap Outlet ...............    Baa3/BBB-/BBB-        23,876        3.7       $13.00         310,382      2.8       March 2009
 Off 5th Saks .............       B2/B+/B            22,176        3.5       $ 9.50         210,672      1.9      December 2010
 Nike .....................       A2/A+/NR           18,040        2.8       $16.00         288,640      2.6       April 2008
                                                    -------      -----                  -----------    -----
 TOTAL MAJOR TENANTS ......                         155,472       24.3%      $ 7.40      $1,150,336     10.3%
NON-MAJOR TENANTS .........                         435,886       68.0       $23.07      10,056,905     89.7
                                                    -------      -----                  -----------    -----
OCCUPIED TOTAL ............                         591,358       92.3%      $18.95     $11,207,241    100.0%
VACANT SPACE ..............                          49,616        7.7
                                                    -------      -----
TOTAL .....................                         640,974      100.0%
                                                    =======      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                           WA BASE                              CUMULATIVE %                   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL       OF SF         % OF BASE     OF BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------

   2006          17         $23.09      37,651       5.9%           5.9%            7.8%           7.8%
   2007           8         $17.64      27,406       4.3%          10.1%            4.3%          12.1%
   2008          14         $19.90      57,922       9.0%          19.2%           10.3%          22.4%
   2009          15         $19.51      76,555      11.9%          31.1%           13.3%          35.7%
   2010          14         $20.60      64,030      10.0%          41.1%           11.8%          47.4%
   2011           3         $11.93      22,191       3.5%          44.6%            2.4%          49.8%
   2012           9         $20.20      42,058       6.6%          51.1%            7.6%          57.4%
   2013           5         $21.53      20,472       3.2%          54.3%            3.9%          61.3%
   2014           6         $16.22      28,120       4.4%          58.7%            4.1%          65.4%
   2015          26         $28.23     101,792      15.9%          74.6%           25.6%          91.0%
   2016           5         $30.73      15,560       2.4%          77.0%            4.3%          95.3%
Thereafter        3         $ 5.40      97,601      15.2%          92.3%            4.7%         100.0%
  Vacant          0             NA      49,616       7.7%         100.0%            0.0%         100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------------------
                                    COMPETITIVE SUMMARY*
--------------------------------------------------------------------------------------------
                                  PROPERTY               DISTANCE TO            YEAR BUILT /
PROPERTY                          LOCATIONS           MORTGAGED PROPERTY         RENOVATED
--------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at San Marcos ..   San Marcos, TX              --                1990 / 2005

COMPETITIVE SET
 Tanger Outlets San Marcos ....   San Marcos, TX       0 miles adjacent         1993 / 2001

 New Braunfels Marketplace ....   New Braunfels, TX     15 miles south           1998 / NA

 Barton Creek Square Mall .....   Austin, TX            35 miles north          1981 / 1995

 Round Rock Premium Outlets ...   Round Rock, TX        50 miles north           2006 / NA
--------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                     GLA
PROPERTY                            (SF)      OCCUPANCY %              ANCHOR TENANTS
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at San Marcos ..     640,974      92.3%      Pottery Barn Outlet, Neiman
                                                            Marcus Last Call, Fritz and Floyd,
                                                            Nike, Mikasa
COMPETITIVE SET
 Tanger Outlets San Marcos ....     441,343      95.0%      Banana Republic, Nautica, KB Toy
                                                            Outlet, Sketchers, Puma
 New Braunfels Marketplace ....     264,066     100.0%      Aaron's, Dress Barn, Famous
                                                            Footwear, Westpoint Stevens
 Barton Creek Square Mall .....   1,270,400      95.0%      Dillard's, Foley's, Nordstrom,
                                                            JCPenney
 Round Rock Premium Outlets ...     430,000       NA        Under Construction
-----------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal of the related Mortgaged
      Property dated January 1, 2006.

                                       D-7

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT GROVE CITY

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL     DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF       BASE RENT    BASE RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Vanity Fair ..............       A3/A-/NR           26,842        5.0%      $10.75        $288,552      2.8%     November 2009
 Old Navy .................    Baa3/BBB-/BBB-        20,188        3.8       $14.00         282,632      2.7       October 2010
 Nike .....................       A2/A+/NR           13,475        2.5       $15.58         209,955      2.0      February 2010
 Reebok/Rockport ..........      Baa2/NR/NR          11,356        2.1       $19.00         215,764      2.1         May 2010
 Brooks Brothers ..........       NR/NR/NR            9,584        1.8       $18.65         178,741      1.7       August 2009
                                                    -------      -----                  -----------    -----
 TOTAL MAJOR TENANTS ......                          81,445       15.3%      $14.43      $1,175,644     11.3%
NON-MAJOR TENANTS .........                         435,526       81.8       $21.19       9,230,945     88.7
                                                    -------      -----                  -----------    -----
OCCUPIED TOTAL ............                         516,971       97.1%      $20.13     $10,406,589    100.0%
VACANT SPACE ..............                          15,319        2.9
                                                    -------      -----
TOTAL .....................                         532,290      100.0%
                                                    =======      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                           WA BASE                              CUMULATIVE %                   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL       OF SF         % OF BASE     OF BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------

   2006         27          $19.87      82,645      15.5%          15.5%           15.8%          15.8%
   2007         24          $20.41      93,482      17.6%          33.1%           18.3%          34.1%
   2008         13          $21.56      41,229       7.7%          40.8%            8.5%          42.7%
   2009         27          $18.20     135,167      25.4%          66.2%           23.6%          66.3%
   2010         20          $19.98     100,137      18.8%          85.0%           19.2%          85.5%
   2011          5          $25.68      13,767       2.6%          87.6%            3.4%          88.9%
   2012          4          $27.49      12,055       2.3%          89.9%            3.2%          92.1%
   2013          5          $22.75      16,960       3.2%          93.1%            3.7%          95.8%
   2014          3          $17.78       5,718       1.1%          94.2%            1.0%          96.8%
   2015          6          $21.16      15,811       3.0%          97.1%            3.2%         100.0%
   2016          0          $ 0.00           0       0.0%          97.1%            0.0%         100.0%
Thereafter       0          $ 0.00           0       0.0%          97.1%            0.0%         100.0%
   Vacant        0              NA      15,319       2.9%         100.0%            0.0%         100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------------------
                                 COMPETITIVE SUMMARY*
--------------------------------------------------------------------------------------------
                                  PROPERTY               DISTANCE TO            YEAR BUILT /
PROPERTY                          LOCATIONS           MORTGAGED PROPERTY         RENOVATED
--------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Grove City ..   Grove City, PA                 --             1994 / NA

COMPETITIVE SET
 Shenango Valley Mall .........   Hermitage, PA        25 miles northwest       1967 / 1997

 Clearview Mall ...............   Butler, PA           32 miles southeast       1981 / 2000

 Ross Park Mall ...............   Pittsburgh, PA       46 miles southeast       1986 / 2002

 Eastwood Mall ................   Niles, OH               43 miles east         1969 / 2006

 Southern Park Mall ...........   Youngstown, OH          42 miles east         1970 / 1997
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                     GLA
PROPERTY                            (SF)      OCCUPANCY %              ANCHOR TENANTS
-------------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Grove City ..     532,290     97.1%       Vanity Fair, Saks Fifth Avenue, Nike,
                                                            Reebok/Rockport
COMPETITIVE SET
 Shenango Valley Mall .........     508,615     92.0%       JCPenney, Kaufmann's, Sears
 Clearview Mall ...............     761,248     94.0%       JCPenney, Sears, TJ Maxx, Dick's
                                                            Sporting Goods
 Ross Park Mall ...............   1,223,779     95.0%       Kauffman's, Sears, JCPenney,
                                                            Macy's, Media Play, DSW Shoe
                                                            Warehouse
 Eastwood Mall ................   1,453,318     92.0%       JCPenney, Sears, Kauffman's, Kohl's,
                                                            Dillard's, Target, Super Kmart, Home
                                                            Depot
 Southern Park Mall ...........   1,198,339     94.0%       Dillard's, JCPenney, Kauffman's,
                                                            Sears
-------------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal of the related Mortgaged
      Property dated January 1, 2006.

                                       D-8

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT ELLENTON

-------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL     DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF       BASE RENT    BASE RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Vanity Fair ..............       A3/A-/NR           23,272        4.9%      $  5.12    $   119,153      1.3%     December 2008
 Off 5th Saks .............       B2/B+/B            19,804        4.2       $ 10.50        207,942      2.2      December 2011
 Nike .....................       A2/A+/NR           15,076        3.2       $ 14.50        218,602      2.3      November 2008
 Gap ......................    Baa3/BBB-/BBB-        10,111        2.1       $ 11.00        111,221      1.2        April 2008
 Liz Claiborne ............     Baa2/BBB/NR          10,100        2.1       $  4.83         48,780      0.5       October 2006
                                                     ------      -----                  -----------    -----
 TOTAL MAJOR TENANTS ......                          78,363       16.4%      $  9.01    $   705,698      7.5%
NON-MAJOR TENANTS .........                         390,246       81.9       $ 22.32      8,710,386     92.5
                                                    -------      -----                  -----------    -----
OCCUPIED TOTAL ............                         468,609       98.3%      $ 20.09    $ 9,416,084    100.0%
VACANT SPACE ..............                           7,925        1.7
                                                    -------      -----
TOTAL .....................                         476,534      100.0%
                                                    =======      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                           WA BASE                              CUMULATIVE %                   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL       OF SF         % OF BASE     OF BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------

   2006          27         $18.81      87,757      18.4%          18.4%           17.5%          17.5%
   2007          20         $22.55      68,856      14.4%          32.9%           16.5%          34.0%
   2008          31         $18.26     141,564      29.7%          62.6%           27.4%          61.5%
   2009          15         $21.09      47,836      10.0%          72.6%           10.7%          72.2%
   2010          10         $26.91      32,561       6.8%          79.4%            9.3%          81.5%
   2011           5         $15.97      35,554       7.5%          86.9%            6.0%          87.5%
   2012           4         $17.93      17,462       3.7%          90.6%            3.3%          90.8%
   2013           1         $23.00       1,198       0.3%          90.8%            0.3%          91.1%
   2014           2         $23.16       3,543       0.7%          91.6%            0.9%          92.0%
   2015           6         $21.76      23,761       5.0%          96.5%            5.5%          97.5%
   2016           2         $27.69       8,517       1.8%          98.3%            2.5%         100.0%
Thereafter        0         $ 0.00           0       0.0%          98.3%            0.0%         100.0%
   Vacant         0             NA       7,925       1.7%         100.0%            0.0%         100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------------------
                                    COMPETITIVE SUMMARY*
--------------------------------------------------------------------------------------------
                                  PROPERTY               DISTANCE TO            YEAR BUILT /
PROPERTY                          LOCATIONS           MORTGAGED PROPERTY         RENOVATED
--------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Ellenton ....   Ellenton, FL                --                1991 / NA

COMPETITIVE SET
 Desoto Square ................   Bradenton, FL         30 miles north          1973 / 1997

 Westfield Shoppingtown
  Brandon .....................   Brandon, FL          7 miles southwest        1995 / NA

 Westfield Shoppingtown
  Sarasota Square .............   Sarasota, FL          20 miles south          1977 / 1989

 Westfield Shoppingtown
  Southgate ...................   Sarasota, FL          15 miles south          1956 / 1998
--------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                     GLA
PROPERTY                            (SF)      OCCUPANCY %              ANCHOR TENANTS
---------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Ellenton ....   476,534        98.3%      Off 5th Saks Avenue, Vanity Fair,
                                                            Nike
COMPETITIVE SET
 Desoto Square ................   690,960        95.0%      Dillard's, JCPenney, Burdine's,
                                                            Sears
 Westfield Shoppingtown
  Brandon .....................   983,000       100.0%      Dillard's, JCPenney, Burdine's,
                                                            Sears
 Westfield Shoppingtown
  Sarasota Square .............   894,154        95.0%      Dillard's, JCPenney, Burdine's,
                                                            Sears
 Westfield Shoppingtown
  Southgate ...................   425,841        98.0%      Dillard's, Saks Fifth Avenue,
                                                            Burdine's
---------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal of the related Mortgaged
      Property dated January 1, 2006.

                                       D-9

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT JEFFERSONVILLE

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL     DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF       BASE RENT    BASE RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Pottery Barn .............       NR/NR/NR           27,890        6.8%      $ 5.78        $161,325      2.3%     January 2011
 Nike .....................       A2/A+/NR           13,840        3.4       $14.60         202,064      2.8        June 2007
 Brooks Brothers ..........       NR/NR/NR           10,065        2.5       $20.77         209,050      2.9      December 2008
 Casual Corner Annex ......       NR/NR/NR            9,520        2.3       $20.77         197,730      2.8      December 2010
 Banana Republic ..........   Baa3/BBB-/BBB-          9,149        2.2       $18.92         173,071      2.4      October 2009
                                                     ------      -----                  -----------    -----
 TOTAL MAJOR TENANTS ......                          70,464       17.2%      $13.39        $943,240     13.2%
NON-MAJOR TENANTS .........                         325,157       79.3       $19.04       6,192,264     86.8
                                                    -------      -----                  -----------    -----
OCCUPIED TOTAL ............                         395,621       96.5%      $18.04      $7,135,504    100.0%
VACANT SPACE ..............                          14,302        3.5
                                                    -------      -----
TOTAL .....................                         409,923      100.0%
                                                    =======      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                           WA BASE                              CUMULATIVE %                   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL       OF SF         % OF BASE     OF BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------

   2006          24         $14.99      84,763      20.7%          20.7%           17.8%          17.8%
   2007          12         $17.84      51,138      12.5%          33.2%           12.8%          30.6%
   2008          16         $19.96      53,345      13.0%          46.2%           14.9%          45.5%
   2009          15         $17.25      68,813      16.8%          63.0%           16.6%          62.1%
   2010           7         $22.14      25,446       6.2%          69.2%            7.9%          70.0%
   2011           4         $12.80      41,119      10.0%          79.2%            7.4%          77.4%
   2012           4         $22.41      19,669       4.8%          84.0%            6.2%          83.6%
   2013           5         $30.35      10,401       2.5%          86.5%            4.4%          88.0%
   2014           3         $22.31      11,398       2.8%          89.3%            3.6%          91.6%
   2015           4         $21.11      19,236       4.7%          94.0%            5.7%          97.3%
   2016           2         $18.94      10,293       2.5%          96.5%            2.7%         100.0%
Thereafter        0         $ 0.00           0       0.0%          96.5%            0.0%         100.0%
   Vacant         0             NA      14,302       3.5%         100.0%            0.0%         100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------------------
                                 COMPETITIVE SUMMARY*
--------------------------------------------------------------------------------------------
                                  PROPERTY                 DISTANCE TO          YEAR BUILT /
PROPERTY                          LOCATIONS             MORTGAGED PROPERTY       RENOVATED
--------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at
   Jeffersonville .............   Jeffersonville, Ohio           --               1993/NA

COMPETITIVE SET
 Easton Town Center ...........   Columbus, Ohio         50 miles northeast       1999/2001

 Fairfield Commons ............   Dayton, Ohio              40 miles west         1990/1999

 Deerfield Town Center ........   Cincinnati, Ohio       45 miles southwest       2004/NA

 Rookwood Commons .............   Cincinnati, Ohio         15 miles south         2000/NA
--------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                     GLA
PROPERTY                            (SF)      OCCUPANCY %              ANCHOR TENANTS
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at
   Jeffersonville .............   409,923       96.5%       Pottery Barn, Nike, Banana
                                                            Republic, Brooks Brothers
COMPETITIVE SET
 Easton Town Center ...........   1,525,086     95.0%       Nordstrom, Macy's, AMC 30,
                                                            Lifetime Fitness
 Fairfield Commons ............   1,048,739     93.0%       Macy's, JCPenney, Parisian, Sears,
                                                            Elder Beeman, Regal Cinemas
 Deerfield Town Center ........     432,000     95.0%       Dick's Sporting Goods, Bed Bath &
                                                            Beyond, Wild Oats, Borders, Gold's
                                                            Gym
 Rookwood Commons .............     322,549     98.0%       Bed Bath & Beyond, DSW, Old
                                                            Navy, Wild Oats, The Gap
-----------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal of the related Mortgaged
      Property dated January 1, 2006.

                                      D-10

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT PLEASANT PRAIRIE

-------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL     DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF       BASE RENT    BASE RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Nike .....................       A2/A+/NR           17,500        6.5%      $16.00        $280,000      5.6%       May 2007
 Bass Company Store .......       B1/BB+/NR           9,200        3.4       $18.14         166,888      3.3      December 2009
 Polo Ralph Lauren ........      Baa2/BBB/NR          9,200        3.4       $10.47          96,329      1.9      October 2008
 Gap Outlet ...............    Baa3/BBB-/BBB-         9,000        3.3       $14.50         130,500      2.6        May 2009
 Liz Claiborne ............      Baa2/BBB/NR          9,000        3.3       $12.00         108,000      2.1        May 2011
                                                     ------      -----                  -----------    -----
 TOTAL MAJOR TENANTS ......                          53,900       19.9%      $14.50        $781,717     15.5%
NON-MAJOR TENANTS .........                         209,058       77.3       $20.36       4,256,416     84.5
                                                    -------      -----                  -----------    -----
OCCUPIED TOTAL ............                         262,958       97.3%      $19.16     $ 5,038,133    100.0%
VACANT SPACE ..............                           7,366        2.7
                                                    -------      -----
TOTAL .....................                         270,324      100.0%
                                                    =======      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                           WA BASE                              CUMULATIVE %                   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL       OF SF         % OF BASE     OF BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------

   2006          10         $15.67      33,149      12.3%          12.3%           10.3%          10.3%
   2007          14         $19.35      57,799      21.4%          33.6%           22.2%          32.5%
   2008           9         $19.99      38,583      14.3%          47.9%           15.3%          47.8%
   2009          15         $19.57      58,921      21.8%          69.7%           22.9%          70.7%
   2010           7         $19.93      32,354      12.0%          81.7%           12.8%          83.5%
   2011           1         $12.00       9,000       3.3%          85.0%            2.1%          85.6%
   2012           2         $24.06       5,100       1.9%          86.9%            2.4%          88.1%
   2013           1         $17.00       4,400       1.6%          88.5%            1.5%          89.6%
   2014           2         $21.95       8,700       3.2%          91.7%            3.8%          93.4%
   2015           2         $13.64       9,602       3.6%          95.3%            2.6%          96.0%
   2016           2         $38.11       5,350       2.0%          97.3%            4.0%         100.0%
Thereafter        0         $ 0.00           0       0.0%          97.3%            0.0%         100.0%
   Vacant         0             NA       7,366       2.7%         100.0%            0.0%         100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

-----------------------------------------------------------------------------------------------
                                     COMPETITIVE SUMMARY*
-----------------------------------------------------------------------------------------------
                                  PROPERTY                  DISTANCE TO           YEAR BUILT /
PROPERTY                          LOCATIONS              MORTGAGED PROPERTY        RENOVATED
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Pleasant
   Prairie ....................   Pleasant Prairie, WI             --               1989/2001

COMPETITIVE SET
 Gurnee Mills Mall ............   Gurnee, IL               10 miles southwest       1991/NA
 Prime Outlets at Huntley .....   Huntley, IL              50 miles southwest       1994/NA
 The Original Outlet Mall .....   Kenosha, WI                 2 miles north         1982/1998
 Johnson Creek Outlet Mall ....   Johnson Creek, WI        60 miles northwest       1998/2001
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                     GLA
PROPERTY                            (SF)      OCCUPANCY %              ANCHOR TENANTS
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Pleasant
  Prairie .....................     270,324     97.3%       Nike, Polo Ralph Lauren,
                                                            Liz Claiborne
COMPETITIVE SET
 Gurnee Mills Mall ............   1,699,808     92.0%       Bass Pro Shops, JCPenney Outlet,
                                                            Burlington Coat Factory, Value City
                                                            Dept. Store, Marshalls
 Prime Outlets at Huntley .....     279,387     78.8%       Casual Corner, Liz Claiborne,
                                                            Reebok/Rockport
 The Original Outlet Mall .....     310,994     35.0%       Carter's Childrenswear, Samsonite,
                                                            KB Toys
 Johnson Creek Outlet Mall ....     290,172     95.0%       Nike, Gap, Eddie Bauer,
                                                            Liz Claiborne, Mikasa
-----------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal of the related Mortgaged
      Property dated January 1, 2006.

                                      D-11

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT HUNTLEY

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL     DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF       BASE RENT    BASE RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Casual Corner Annex ......       NR/NR/NR           11,036        4.0%      $10.00        $110,360      5.3%      August 2006
 Liz Claiborne ............      Baa2/BBB/NR         10,955        3.9       $ 4.38          47,983      2.3       March 2015
 Reebok/Rockport ..........      Baa2/NR/NR          10,469        3.7       $ 6.42          67,211      3.2       August 2007
 Dress Barn Woman .........       NR/NR/NR            8,996        3.2       $ 8.38          75,387      3.6      December 2010
 Bass Company Store .......       B1/BB+/NR           8,791        3.1       $ 2.56          22,548      1.1           MTM
                                                     ------      -----                  -----------    -----
 TOTAL MAJOR TENANTS ......                          50,247       18.0%      $ 6.44        $323,489     15.6%
NON-MAJOR TENANTS .........                         169,819       60.8       $10.31       1,750,322     84.4
                                                    -------      -----                  -----------    -----
OCCUPIED TOTAL ............                         220,066       78.8%      $ 9.42      $2,073,811    100.0%
VACANT SPACE ..............                          59,321       21.2
                                                    -------      -----
TOTAL .....................                         279,387      100.0%
                                                    =======      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                           WA BASE                              CUMULATIVE %                   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL       OF SF         % OF BASE     OF BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------

   2006          20         $ 8.11      78,783      28.2%          28.2%           30.8%          30.8%
   2007           5         $12.02      27,053       9.7%          37.9%           15.7%          46.5%
   2008           4         $13.98      18,210       6.5%          44.4%           12.3%          58.8%
   2009           4         $ 9.81      11,724       4.2%          48.6%            5.5%          64.3%
   2010          10         $10.38      49,134      17.6%          66.2%           24.6%          88.9%
   2011           2         $ 7.14      14,043       5.0%          71.2%            4.8%          93.7%
   2012           0         $ 0.00           0       0.0%          71.2%            0.0%          93.7%
   2013           0         $ 0.00           0       0.0%          71.2%            0.0%          93.7%
   2014           2         $ 9.34       5,039       1.8%          73.0%            2.3%          96.0%
   2015           3         $ 5.14      16,080       5.8%          78.8%            4.0%         100.0%
   2016           0         $ 0.00           0       0.0%          78.8%            0.0%         100.0%
Thereafter        0         $ 0.00           0       0.0%          78.8%            0.0%         100.0%
   Vacant         0             NA      59,321      21.2%         100.0%            0.0%         100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

-----------------------------------------------------------------------------------------------
                                     COMPETITIVE SUMMARY*
-----------------------------------------------------------------------------------------------
                                  PROPERTY                  DISTANCE TO           YEAR BUILT /
PROPERTY                          LOCATIONS              MORTGAGED PROPERTY        RENOVATED
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Huntley .....   Huntley, IL                     --                1994/NA

COMPETITIVE SET
 Gurnee Mills Mall ............   Gurnee, IL              40 miles northeast        1991/NA

 Prime Outlets at Pleasant
   Prairie ....................   Pleasant Prairie, WI    50 miles northeast        1989/2001

 The Original Outlet Mall .....   Kenosha, WI             50 miles northeast        1982/1998

 Chicago Premium Outlets ......   Aurora, IL              30 miles southeast        2004/NA
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                     GLA
PROPERTY                            (SF)      OCCUPANCY %              ANCHOR TENANTS
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Huntley .....     279,387      78.8%      Casual Corner, Liz Claiborne,
                                                            Reebok/Rockport
COMPETITIVE SET
 Gurnee Mills Mall ............   1,699,808      92.0%      Bass Pro Shops, JCPenney Outlet,
                                                            Burlington Coat Factory,
                                                            Value City Dept. Store, Marshalls
 Prime Outlets at Pleasant
   Prairie ....................     270,324      97.3%      Nike, Polo Ralph Lauren,
                                                            Liz Claiborne
 The Original Outlet Mall .....     310,994      35.0%      Carter's Childrenswear, Samsonite,
                                                            KB Toys
 Chicago Premium Outlets ......     435,000     100.0%      Nike, Polo, Eddie Bauer,
                                                            Tommy Hilfiger
-----------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal of the related Mortgaged
      Property dated January 1, 2006.

                                      D-12

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT GULFPORT

-------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL     DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF       BASE RENT    BASE RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 VF Outlet ................       A3/A-/NR           22,161        7.3%      $ 1.82        $ 40,333      1.5%      March 2010
 Burke's ..................       A3/A-/A-           13,848        4.6       $ 2.04          28,250      1.0     September 2007
 Nike .....................       A2/A+/NR           13,452        4.4       $11.60         156,043      5.7      November 2007
 Reebok/Rockport ..........      Baa2/NR/NR          10,001        3.3       $15.50         155,016      5.7       June 2006
 Gap ......................    Baa3/BBB-/BBB-         9,977        3.3       $ 7.00          69,839      2.6      August 2006
                                                     ------      -----                  -----------    -----
 TOTAL MAJOR TENANTS ......                          69,439       22.9%      $ 6.47        $449,481     16.5%
NON-MAJOR TENANTS .........                         171,031       56.5       $13.28       2,271,911     83.5
                                                    -------      -----                  -----------    -----
OCCUPIED TOTAL ............                         240,470       79.4%      $11.32      $2,721,392    100.0%
VACANT SPACE ..............                          62,329       20.6
                                                    -------      -----
TOTAL .....................                         302,799      100.0%
                                                    =======      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                           WA BASE                              CUMULATIVE %                   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL       OF SF         % OF BASE     OF BASE RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------

   2006          27         $12.88      96,410      31.8%          31.8%           45.6%          45.6%
   2007          12         $ 9.89      55,147      18.2%          50.1%           20.0%          65.7%
   2008           4         $18.54       6,829       2.3%          52.3%            4.7%          70.3%
   2009           4         $17.47      19,958       6.6%          58.9%           12.8%          83.1%
   2010           6         $ 6.13      42,216      13.9%          72.8%            9.5%          92.6%
   2011           1         $ 0.93       7,786       2.6%          75.4%            0.3%          92.9%
   2012           2         $17.95       7,888       2.6%          78.0%            5.2%          98.1%
   2013           1         $12.18       4,236       1.4%          79.4%            1.9%         100.0%
   2014           0         $ 0.00           0       0.0%          79.4%            0.0%         100.0%
   2015           0         $ 0.00           0       0.0%          79.4%            0.0%         100.0%
   2016           0         $ 0.00           0       0.0%          79.4%            0.0%         100.0%
Thereafter        0         $ 0.00           0       0.0%          79.4%            0.0%         100.0%
   Vacant         0             NA      62,329      20.6%         100.0%            0.0%         100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

-----------------------------------------------------------------------------------------------
                                     COMPETITIVE SUMMARY*
-----------------------------------------------------------------------------------------------
                                  PROPERTY                DISTANCE TO             YEAR BUILT /
PROPERTY                          LOCATIONS            MORTGAGED PROPERTY          RENOVATED
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Gulfport.....   Gulfport, MS                --                   1995/NA

COMPETITIVE SET
 Crossroads Center ............   Gulfport, MS          1/2 mile north             2002/NA

 Gulfport Plaza ...............   Gulfport, MS          1/2 mile east              1986/NA

 Edgewater Mall ...............   Biloxi, MS            15 miles east             1963/1996

 Turtle Creek Mall ............   Hattisburg, MS        75 miles north             1994/NA
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                     GLA
PROPERTY                            (SF)      OCCUPANCY %              ANCHOR TENANTS
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Gulfport ....   302,799        79.4%      Vanity Fair, Nike, Gap Outlet,
                                                            Reebok/Rockport, Mikasa,
                                                            Dress Barn, Polo Ralph Lauren
COMPETITIVE SET
 Crossroads Center ............   540,000        97.0%      Academy Sports, Belk, Cinemark,
                                                            Office Depot, T.J. Maxx
 Gulfport Plaza ...............   225,073       100.0%      Wal-Mart
 Edgewater Mall ...............   900,000        95.0%      Dillard's, JCPenney, McRae's,
                                                            Sears
 Turtle Creek Mall ............   846,234        99.0%      Not Available
-----------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal of the related Mortgaged
      Property dated January 1, 2006.

                                      D-13

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT NAPLES

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL     DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF       BASE RENT    BASE RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Liz Claiborne ............     Baa2/BBB/NR          12,000        8.2%      $ 10.50    $   126,000     10.6%     December 2009
 Mikasa ...................       NR/NR/NR            8,120        5.6       $ 13.35        108,402      9.1     September 2007
 Bass Company Store .......      B1/BB+/NR            7,504        5.1       $  4.38         32,868      2.8           MTM
 Swim Mart ................       NR/NR/NR            6,176        4.2       $ 20.00        123,520     10.4      January 2007
 Factory Brand Shoes ......      B1/BB/BB+            6,172        4.2       $  9.38         57,893      4.9           MTM
                                                     ------      -----                  -----------    -----
 TOTAL MAJOR TENANTS ......                          39,972       27.4%      $ 11.22    $   448,683     37.6%
NON-MAJOR TENANTS .........                          75,216       51.5       $  9.90        744,510     62.4
                                                     ------      -----                  -----------    -----
OCCUPIED TOTAL ............                         115,188       78.9%      $ 10.36    $ 1,193,193    100.0%
VACANT SPACE ..............                          30,774       21.1
                                                    -------      -----
TOTAL .....................                         145,962      100.0%
                                                    =======      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                           WA BASE                              CUMULATIVE %                   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL       OF SF         % OF BASE     OF BASE RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------

   2006          21         $ 7.76      67,282      46.1%          46.1%           43.8%          43.8%
   2007           2         $16.22      14,296       9.8%          55.9%           19.4%          63.2%
   2008           3         $11.91      10,931       7.5%          63.4%           10.9%          74.1%
   2009           3         $13.37      17,240      11.8%          75.2%           19.3%          93.4%
   2010           2         $14.39       5,439       3.7%          78.9%            6.6%         100.0%
   2011           0         $ 0.00           0       0.0%          78.9%            0.0%         100.0%
   2012           0         $ 0.00           0       0.0%          78.9%            0.0%         100.0%
   2013           0         $ 0.00           0       0.0%          78.9%            0.0%         100.0%
   2014           0         $ 0.00           0       0.0%          78.9%            0.0%         100.0%
   2015           0         $ 0.00           0       0.0%          78.9%            0.0%         100.0%
   2016           0         $ 0.00           0       0.0%          78.9%            0.0%         100.0%
Thereafter        0         $ 0.00           0       0.0%          78.9%            0.0%         100.0%
   Vacant         0             NA      30,774      21.1%         100.0%            0.0%         100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

-----------------------------------------------------------------------------------------------
                                     COMPETITIVE SUMMARY*
-----------------------------------------------------------------------------------------------
                                  PROPERTY                DISTANCE TO             YEAR BUILT /
PROPERTY                          LOCATIONS            MORTGAGED PROPERTY          RENOVATED
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Naples ......   Naples, FL                  --                  1991 / NA

COMPETITIVE SET
 Coastland Center .............   Naples, FL            10 miles north            1977 / 2005

 Waterside Shops ..............   Naples, FL            12 miles north            1992 / 1999

 Miromar Outlets ..............   Estero, FL            30 miles north            1998 / 2003
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                     GLA
PROPERTY                            (SF)      OCCUPANCY %              ANCHOR TENANTS
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Naples ......   145,962       78.9%       Liz Claiborne, Mikasa,
                                                            Bass Shoe Company
COMPETITIVE SET
 Coastland Center .............   924,000       95.0%       Dillard's, JCPenney, Macy's,
                                                            Sears
 Waterside Shops ..............   232,000       90.0%       Saks Fifth Avenue, Barnes &
                                                            Noble, Gap
 Miromar Outlets ..............   658,000       95.0%       OshKosh B'Gosh, Adidas,
                                                            Factory Brand Shoes
-----------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal of the related Mortgaged
      Property dated January 1, 2006.

                                      D-14

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT LEBANON

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL     DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF       BASE RENT    BASE RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Liz Claiborne ............      Baa2/BBB/NR         12,048        5.3%      $  9.71    $   117,000      6.9%      March 2009
 Gap ......................    Baa3/BBB-/BBB-         9,050        4.0       $  7.07         64,014      3.8           MTM
 Dress Barn ...............       NR/NR/NR            8,951        3.9       $  5.83         52,184      3.1        June 2008
 Bass Company Store .......       B1/BB+/NR           8,834        3.9       $  3.54         31,239      1.9           MTM
 Polo Ralph Lauren ........      Baa2/BBB/NR          8,426        3.7       $ 10.52         88,676      5.3       April 2008
                                                     ------      -----                  -----------    -----
 TOTAL MAJOR TENANTS ......                          47,309       20.9%      $  7.46    $   353,113     20.9%
NON-MAJOR TENANTS .........                         128,838       56.8       $ 10.35      1,333,099     79.1
                                                    -------      -----                  -----------    -----
OCCUPIED TOTAL ............                         176,147       77.7%      $  9.57    $ 1,686,212    100.0%
VACANT SPACE ..............                          50,669       22.3
                                                    -------      -----
TOTAL .....................                         226,816      100.0%
                                                    =======      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                           WA BASE                              CUMULATIVE %                   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL       OF SF         % OF BASE     OF BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------

   2006          22         $ 6.91      72,769      32.1%          32.1%           29.8%          29.8%
   2007           4         $ 7.53      13,506       6.0%          38.0%            6.0%          35.8%
   2008          15         $11.85      60,162      26.5%          64.6%           42.3%          78.1%
   2009           2         $13.21      14,557       6.4%          71.0%           11.4%          89.5%
   2010           0         $ 0.00           0       0.0%          71.0%            0.0%          89.5%
   2011           1         $ 1.99       3,614       1.6%          72.6%            0.4%          89.9%
   2012           1         $16.00       4,042       1.8%          74.4%            3.8%          93.8%
   2013           0         $ 0.00           0       0.0%          74.4%            0.0%          93.8%
   2014           0         $ 0.00           0       0.0%          74.4%            0.0%          93.8%
   2015           0         $ 0.00           0       0.0%          74.4%            0.0%          93.8%
   2016           1         $14.00       7,497       3.3%          77.7%            6.2%         100.0%
Thereafter        0         $ 0.00           0       0.0%          77.7%            0.0%         100.0%
   Vacant         0             NA      50,669      22.3%         100.0%            0.0%         100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

-----------------------------------------------------------------------------------------------
                                     COMPETITIVE SUMMARY*
-----------------------------------------------------------------------------------------------
                                  PROPERTY                DISTANCE TO             YEAR BUILT /
PROPERTY                          LOCATIONS            MORTGAGED PROPERTY          RENOVATED
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Lebanon .....   Lebanon, TN                     --              1998/NA

COMPETITIVE SET
 Opry Mills ...................   Nashville, TN            21 1/2 miles west      2000/NA

 100 Oaks .....................   Nashville, TN            26 1/5 miles west      1967/1997

 Rivergate Mall ...............   Goodlettsville, TN    23 1/2 miles northwest    1971/1999

 Hickory Hollow Mall ..........   Antioch, TN           21 1/2 miles southwest    1978/2002
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                     GLA
PROPERTY                            (SF)      OCCUPANCY %              ANCHOR TENANTS
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Lebanon .....     226,816      77.7%      Liz Claiborne, Gap, Dress Barn,
                                                            Bass Company Store, Polo Ralph
                                                            Lauren, Eddie Bauer, Brooks
                                                            Brothers
COMPETITIVE SET
 Opry Mills ...................   1,200,000      94.0%      Bass Pro Shop, Bed Bath & Beyond,
                                                            Regal Cinemas, Barnes & Noble,
                                                            Blacklion, Off 5th - Saks,
                                                            Old Navy, Rainforest Cafe
 100 Oaks .....................     750,000     100.0%      Burlington Coat Factory, CompUSA,
                                                            Michael's, Off 5th -- Saks,
                                                            PetsMart, Regal Cinemas, TJ Maxx
 Rivergate Mall ...............   1,129,176      97.0%      Carmike's Cinemas, Dillard's,
                                                            Hecht's, JCPenney, Sears
 Hickory Hollow Mall ..........   1,097,899      98.0%      Dillard's, Hecht's, JCPenney,
                                                            Sears, Linens N Things
-----------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal of the related Mortgaged
      Property dated January 1, 2006.

                                      D-15

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

PRIME OUTLETS AT FLORIDA CITY

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                               % OF
                                  RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL     DATE OF LEASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF       BASE RENT    BASE RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Bealls ...................       NR/NR/NR           15,401        7.4%      $  0.00    $         0      0.0%     November 2007
 Nike .....................       A2/A+/NR            9,012        4.3       $ 13.80        124,372     14.3        June 2010
 Dress Barn ...............       NR/NR/NR            9,008        4.3       $  0.00              0      0.0      December 2006
 Levi's/Dockers ...........       Caa2/B-/B           8,871        4.3       $ 19.24        170,651     19.6           MTM
 Gap Outlet ...............     Baa3/BBB-/BBB-        8,848        4.3       $  4.00         35,392      4.1       March 2011
                                                     ------      -----                  -----------    -----
 TOTAL MAJOR TENANTS ......                          51,140       24.6%      $  6.46    $   330,415     37.9%
NON-MAJOR TENANTS .........                          69,691       33.5       $  7.78        541,991     62.1
                                                     ------      -----                  -----------    -----
OCCUPIED TOTAL ............                         120,831       58.1%      $  7.22    $   872,406    100.0%
VACANT SPACE ..............                          87,042       41.9
                                                    -------      -----
TOTAL .....................                         207,873      100.0%
                                                    =======      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------
                           WA BASE                              CUMULATIVE %                   CUMULATIVE %
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL       OF SF         % OF BASE     OF BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING   SF EXPIRING*     ROLLING*     RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------

   2006          17         $ 5.81      71,713      34.5%          34.5%           47.8%          47.8%
   2007           2         $ 3.95      19,891       9.6%          44.1%            9.0%          56.8%
   2008           1         $13.00       4,785       2.3%          46.4%            7.1%          63.9%
   2009           3         $19.52       4,859       2.3%          48.7%           10.9%          74.8%
   2010           2         $16.41      10,099       4.9%          53.6%           19.0%          93.8%
   2011           1         $ 4.00       8,848       4.3%          57.8%            4.1%          97.8%
   2012           0         $ 0.00           0       0.0%          57.8%            0.0%          97.8%
   2013           0         $ 0.00           0       0.0%          57.8%            0.0%          97.8%
   2014           1         $30.00         636       0.3%          58.1%            2.2%         100.0%
   2015           0         $ 0.00           0       0.0%          58.1%            0.0%         100.0%
   2016           0         $ 0.00           0       0.0%          58.1%            0.0%         100.0%
Thereafter        0         $ 0.00           0       0.0%          58.1%            0.0%         100.0%
   Vacant         0             NA      87,042      41.9%         100.0%            0.0%         100.0%
-----------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

-----------------------------------------------------------------------------------------------
                                     COMPETITIVE SUMMARY*
-----------------------------------------------------------------------------------------------
                                  PROPERTY                DISTANCE TO             YEAR BUILT /
PROPERTY                          LOCATIONS            MORTGAGED PROPERTY          RENOVATED
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Florida
   City .......................   Homestead, FL               --                  1994/NA
COMPETITIVE SET
 Homestead Town Square ........   Homestead, FL          3 miles north            1994/2002
 Dadeland Station .............   Miami, FL             20 miles north            1996/NA
 Kendale Lakes Plaza ..........   Miami, FL             20 miles north            1977/1994
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                     GLA
PROPERTY                            (SF)      OCCUPANCY %              ANCHOR TENANTS
-----------------------------------------------------------------------------------------------

MORTGAGED PROPERTY
 Prime Outlets at Florida City    207,873        58.1%      Beall's Outlet, Levi's, Bass
COMPETITIVE SET
 Homestead Town Square ........   210,000       100.0%      Marshalls, Office Max, Publix
 Dadeland Station .............   315,000        90.0%      Bed, Bath & Beyond, Best Buy,
                                                            Michaels, Target
 Kendale Lakes Plaza ..........   400,000        99.0%      Big Kmart, El Dorado Furniture,
                                                            Marshalls, Dyms Clothing
-----------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal of the related Mortgaged
      Property dated January 1, 2006.

                                      D-16

--------------------------------------------------------------------------------
                               PRIME OUTLETS POOL
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Prime Outlets Pool Loan") is secured by first mortgages or deeds of trust encumbering 10 retail outlet centers located in various locations throughout the United States. The Prime
      Outlets Pool Loan represents approximately 11.0% of the Cut-Off Date Pool
      Balance. The Prime Outlets Pool Loan was originated on January 9, 2006 and has an aggregate principal balance as of the Cut-Off Date of $315,340,000.
      The Prime Outlets Pool Loan, which is evidenced by a pari passu note dated
      January 9, 2006, is a portion of a whole loan with an original principal balance of $630,680,000. The other loan related to the Prime Outlets Pool
      Loan is evidenced by a separate note, dated January 9, 2006 (the "Prime
      Outlets Pool Pari Passu Companion Loan"), with an original principal balance of $315,340,000. The Prime Outlets Pool Pari Passu Companion Loan
      will not be an asset of the Trust Fund. The Prime Outlets Pool Pari Passu
      Companion Loan and the Prime Outlets Pool Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank
      Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
      Series 2006-C23 transaction, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans". The Prime
      Outlets Pool Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

      The Prime Outlets Pool Loan has a remaining term of 116 months and matures on January 11, 2016. The Prime Outlets Pool Loan may be prepaid on or after November 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWERS. The borrowers consist of 10 limited partnerships and 1 limited liability company, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prime Outlets Pool Loan. The sponsor of the borrowers is David Lichtenstein. Mr. Lichtenstein has built a portfolio of 20,000 apartment units and 27 million square feet of commercial and retail space in 28 states over the past 17 years as President and Founder of The
      Lightstone Group.

o     THE PROPERTIES. The Mortgaged Properties consist of 10 Prime Retail Outlet
      Centers located throughout the United States. As of November 28, 2005, the occupancy rate for the Mortgaged Properties securing the Prime Outlets
      Pool Loan was approximately 89.0%.

o     RELEASE. The borrower may obtain the release of a certain portion of the
      Pleasant Prairie Mortgaged Property in connection with such portion being reconfigured in conjunction with the planned construction of a food court.
      In connection with such free release, the borrower is required to deposit
      $5,000,000 into a reconfiguration reserve to be held by the mortgagee until such time as the allocated DSC ratio equals at least 1.20x and the
      LTV ratio equals no more than 80% with respect to the Pleasant Prairie
      Mortgaged Property and the DSC ratio with respect to the Prime Outlets
      Pool Loan is 1.30x or greater.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o     MANAGEMENT. Prime Retail, L.P., an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Prime Outlets
      Pool Loan.

                                      D-17

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-18

--------------------------------------------------------------------------------
                             MARRIOTT -- CHICAGO, IL
--------------------------------------------------------------------------------

                     [PHOTO OF MARRIOTT -- CHICAGO OMITTED]

                                      D-19

--------------------------------------------------------------------------------
                             MARRIOTT -- CHICAGO, IL
--------------------------------------------------------------------------------

                      [MAP OF MARRIOTT -- CHICAGO OMITTED]

                                      D-20

--------------------------------------------------------------------------------
                             MARRIOTT -- CHICAGO, IL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $195,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     6.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                                                 DiamondRock Hospitality
                                                             Limited Partnership
                                                        and Bloodstone TRS, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                        5.87692308%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          42
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  TAX                                           Yes

ONGOING MONTHLY RESERVES
  TAX/INSURANCE(1)                        Springing
  FF&E(2)                                       Yes
  EXCESS CASH                             Springing

ADDITIONAL FINANCING                         B-Note                  $25,000,000

                                                                  WHOLE MORTGAGE
                                                   TRUST ASSET        LOAN
                                                   ------------   --------------
 CUT-OFF DATE BALANCE                              $195,000,000    $220,000,000
 CUT-OFF DATE BALANCE/ROOM                           $163,591        $184,564
 CUT-OFF DATE LTV                                     64.6%           72.8%
 MATURITY DATE LTV                                    58.8%           66.4%
 UW DSCR ON NCF                                       1.86x           1.63x

--------------------------------------------------------------------------------

(1)   Should Marriott discontinue to pay the tax and insurance premiums, the mortgagee will begin escrowing an amount equal to 1/12 the annual costs.

(2)   Monthly FF&E reserve is defined as 4% of monthly gross revenue and is based on the gross revenue generated in the prior month.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                               1,192
OCCUPANCY AS OF DECEMBER 31, 2005*                                         71.7%
YEAR BUILT / YEAR RENOVATED                                          1978 / 2005
APPRAISED VALUE                                                     $302,000,000
PROPERTY MANAGEMENT                                Marriott Hotel Services, Inc.
UW ECONOMIC OCCUPANCY                                                      75.0%
UW REVENUES                                                          $91,641,196
UW TOTAL EXPENSES                                                    $61,387,444
UW NET OPERATING INCOME (NOI)                                        $30,253,751
UW NET CASH FLOW (NCF)                                               $25,683,833

--------------------------------------------------------------------------------

*     Based on trailing 12-month period ending December 31, 2005.

                                      D-21

--------------------------------------------------------------------------------
                             MARRIOTT -- CHICAGO, IL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
KING ..........................................                              497
DOUBLE/DOUBLE .................................                              601
SUITES ........................................                               25
STUDIOS .......................................                               34
ACCESSIBLE ....................................                               35
                                                                          ------
   TOTAL ......................................                            1,192
                                                                          ======

MEETING/BALLROOM SPACES                                              SQUARE FEET
--------------------------------------------------------------------------------
GRAND BALLROOM ................................                           19,193
CHICAGO BALLROOM ..............................                           12,972
OTHER MEETING SPACE ...........................                           17,278
                                                                          ------
   TOTAL ......................................                           49,443
                                                                          ======
FOOD AND BEVERAGE
--------------------------------------------------------------------------------
VENTOSO RESTAURANT
LOBBY LOUNGE
CONCIERGE LOUNGE

OTHER AMENITIES
--------------------------------------------------------------------------------
INDOOR POOL, STEAM ROOMS, SAUNA, FITNESS CENTER
BARBER SHOP, GIFT SHOP
BUSINESS CENTER OPERATED BY FEDEX KINKO'S
GAME ROOM

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR ..........................................                        2004-2005
LATEST PERIOD .................................                             2005
OCCUPANCY* ....................................                            71.7%
ADR ...........................................                          $184.44
REVPAR ........................................                          $132.17
UW OCCUPANCY ..................................                            75.0%
UW ADR ........................................                          $192.22
UW REVPAR .....................................                          $144.16

--------------------------------------------------------------------------------

*     Based on trailing 12-month period ending December 31, 2005.

                                      D-22

--------------------------------------------------------------------------------
                             MARRIOTT -- CHICAGO, IL
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Marriott -- Chicago, IL Loan") is
      secured by a first mortgage encumbering a full-service hotel located in
      Chicago, Illinois. The Marriott -- Chicago, IL Loan represents approximately 6.8% of the Cut-Off Date Pool Balance. The Marriott --
      Chicago, IL Loan was originated on April 7, 2006, and has a principal balance as of the Cut-Off Date of $195,000,000. The Marriott -- Chicago,
      IL Loan, which is evidenced by a senior note dated April 7, 2006, is the senior portion of a whole loan with an original principal balance of
      $220,000,000. The companion loan related to the Marriott -- Chicago, IL
      Loan is evidenced by a separate subordinate note, dated April 7, 2006, with a Cut-Off Date Balance of $25,000,000 (the "Marriott -- Chicago, IL
      Companion Loan"). The Marriott -- Chicago, IL Companion Loan will not be an asset of the Trust Fund. The Marriott -- Chicago, IL Loan and the
      Marriott -- Chicago, IL Companion Loan will be governed by an intercreditor and servicing agreement, as described in the Prospectus
      Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and
      will be serviced pursuant to the terms of the pooling and servicing agreement. The Marriott -- Chicago, IL Loan provides for interest only payments for the first 42 months of its term, and thereafter, fixed monthly payments of principal and interest.

      The Marriott -- Chicago, IL Loan has a remaining term of 119 months and matures on April 11, 2016. The Marriott -- Chicago, IL Loan may be prepaid on or after January 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrowers are Diamondrock Chicago Owner, LLC and
      Diamondrock Chicago Tenant, LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Marriott -- Chicago, IL Loan. The sponsors of the borrowers are DiamondRock Hospitality Limited Partnership
      ("DiamondRock") and Bloodstone TRS, Inc. DiamondRock (NYSE: DRH) is a
      self-advised real estate company that owns, acquires and invests in upscale hotel properties located primarily in North America. DiamondRock generally invests, on a selective basis, in full-service, premium limited service and extended stay hotel properties in urban locations. Since its inception in June 2004, DiamondRock has acquired over $1 billion in real estate assets. As of December 2005, DiamondRock owned 16 hotels comprising approximately 7,311 rooms worth an aggregate investment of approximately
      $1.3 billion. The properties are geographically diversified across the
      United States and the Virgin Islands.

o     THE PROPERTY. The Mortgaged Property is a full-service hotel, containing approximately 1,192 rooms and approximately 49,443 square feet of meeting space situated on approximately 1.1 acres. The Mortgaged Property was constructed in 1978 and renovated in 2005. The Mortgaged Property is located in the downtown central business district of Chicago, Illinois.
      The amenities at the Mortgaged Property include three food and beverage outlets, a health club with cardiovascular equipment, indoor swimming pool, spa, exercise room, weight room, basketball court as well as a laundry room, sundry shop, lounge and 30 conference/divisible ball rooms.
      Based upon the trailing 12-month period ending December 31, 2005, the occupancy rate for the Mortgaged Property securing the Marriott --
      Chicago, IL Loan was approximately 71.7%.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o     MANAGEMENT. Marriott Hotel Services, Inc., a division of Marriott
      International, Inc., is the property manager for the Mortgaged Property securing the Marriott -- Chicago, IL Loan. Marriott International, Inc. is
      a worldwide hospitality company with more than 2,600 lodging properties located in the United States and approximately 65 other countries and territories around the world.

                                      D-23

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-24

--------------------------------------------------------------------------------
                                530 FIFTH AVENUE
--------------------------------------------------------------------------------

                       [PHOTO OF 530 FIFTH AVENUE OMITTED]

                                      D-25

--------------------------------------------------------------------------------
                                530 FIFTH AVENUE
--------------------------------------------------------------------------------

                        [MAP OF 530 FIFTH AVENUE OMITTED]

                                      D-26

--------------------------------------------------------------------------------
                                530 FIFTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $175,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     6.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                                          Chetrit Group and Monian Group
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                        5.62857143%
MATURITY DATE                                                       May 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          48
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                Yes
   ENGINEERING                              $55,062
   ELEVATOR(1)                             $444,048

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                Yes
   REPLACEMENT                               $4,257
   TI/LC(2)                                     Yes

ADDITIONAL FINANCING                 B-Note                          $25,000,000
                                     Mezzanine Debt                  $25,000,000

                                                                  WHOLE MORTGAGE
                                                   TRUST ASSET         LOAN
                                                   -----------    --------------
CUT-OFF DATE BALANCE                               $175,000,000    $200,000,000
CUT-OFF DATE BALANCE/SF                                $350            $400
CUT-OFF DATE LTV*                                     55.6%           63.5%
MATURITY DATE LTV*                                    50.8%           58.2%
UW DSCR ON NCF                                        1.50x           1.30x

--------------------------------------------------------------------------------

(1)   As of May 15, 2006, only $72,048 remains in escrow for the modernization of the elevators.

(2)   Commencing on the first payment date in the sixth loan year, the related borrower is required to deposit $31,926 per month until such reserve amount reaches $1,000,000.

(3)   Based on the "as-stabilized" appraised value. The "as is" appraised value is $310,000,000 and results in a Cut-Off Date LTV ratio of 56.5%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                499,554
OCCUPANCY AS OF MARCH 1, 2006                                             100.0%
YEAR BUILT / YEAR RENOVATED                                          1957 / 1999
APPRAISED VALUE                                                  $315,000,000(3)
                                                          Newmark & Company Real
PROPERTY MANAGEMENT                                                 Estate, Inc.
UW ECONOMIC OCCUPANCY                                                      96.2%
UW REVENUES                                                          $28,050,328
UW TOTAL EXPENSES                                                    $ 9,271,503
UW NET OPERATING INCOME (NOI)                                        $18,778,825
UW NET CASH FLOW (NCF)                                               $18,103,745

--------------------------------------------------------------------------------

                                      D-27

--------------------------------------------------------------------------------
                                530 FIFTH AVENUE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    % OF NET    ANNUAL                   % OF TOTAL
                                     RATINGS*        NET RENTABLE   RENTABLE   BASE RENT   ANNUAL BASE     ANNUAL         LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF         RENT       BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 JPMorgan .....................      Aa3/A+/A+          72,251        14.5%     $29.94     $ 2,162,987      10.2%       May 2013
 Time Inc. ....................    Baa2/BBB+/BBB        67,079        13.4      $44.00       2,951,476      13.9       August 2010
 Mass Mutual Life .............     Aa1/AAA/AAA         65,992        13.2      $35.17       2,321,126      10.9      January 2009
 The Bank of New York .........      Aa3/A+/AA-         38,741         7.8      $51.94       2,012,050       9.5      December 2008
 Wells Fargo Bank .............      Aaa/AA/AA          34,218         6.8      $40.68       1,391,926       6.5       August 2009
                                                        ------       -----                 -----------     -----
 TOTAL MAJOR TENANTS ..........                        278,281        55.7%     $38.95     $10,839,565      51.0%
NON-MAJOR TENANTS .............                        221,273        44.3      $47.06      10,413,007      49.0
                                                       -------       -----                 -----------     -----
OCCUPIED TOTAL ................                        499,554       100.0%     $42.54     $21,252,572     100.0%
VACANT SPACE ..................                              0         0.0
                                                       -------       -----
PROPERTY TOTAL ................                        499,554       100.0%
                                                       =======       =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             CUMULATIVE % OF
                # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF BASE        BASE RENT
    YEAR         EXPIRING        EXPIRING       EXPIRING     EXPIRING*       SF ROLLING*     RENT ROLLING*      ROLLING*
-----------------------------------------------------------------------------------------------------------------------------

    2006             2           $ 40.27         13,519         2.7%             2.7%             2.6%             2.6%
    2007             1           $ 41.24          7,275         1.5%             4.2%             1.4%             4.0%
    2008             2           $ 48.82         48,956         9.8%            14.0%            11.2%            15.2%
    2009            10           $ 41.00        182,178        36.5%            50.4%            35.1%            50.4%
    2010             5           $ 43.69        114,103        22.8%            73.3%            23.5%            73.8%
    2011             0           $  0.00              0         0.0%            73.3%             0.0%            73.8%
    2012             1           $ 44.00         13,459         2.7%            76.0%             2.8%            76.6%
    2013             2           $ 29.94         72,251        14.5%            90.4%            10.2%            86.8%
    2014             0           $  0.00              0         0.0%            90.4%             0.0%            86.8%
    2015             1           $166.32          7,022         1.4%            91.8%             5.5%            92.3%
    2016             2           $ 40.23         40,791         8.2%           100.0%             7.7%           100.0%
 Thereafter          0           $  0.00              0         0.0%           100.0%             0.0%           100.0%
   Vacant            0           $  0.00              0         0.0%           100.0%             0.0%           100.0%
-----------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-28

--------------------------------------------------------------------------------
                                530 FIFTH AVENUE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "530 Fifth Avenue Loan") is secured by a first mortgage encumbering an office building located in New York, New
      York. The 530 Fifth Avenue Loan represents approximately 6.1% of the
      Cut-Off Date Pool Balance. The 530 Fifth Avenue Loan was originated on May
      9, 2006, and has a principal balance as of the Cut-Off Date of
      $175,000,000. The 530 Fifth Avenue Loan, which is evidenced by a senior note, dated May 9, 2006, is the senior portion of a whole loan with an original principal balance of $200,000,000. The companion loan related to the 530 Fifth Avenue Loan is evidenced by a separate subordinate note, to be dated May 9, 2006, with a Cut-Off Date Balance of $25,000,000 (the "530
      Fifth Avenue Companion Loan"). The 530 Fifth Avenue Companion Loan is not
      an asset of the Trust Fund. The 530 Fifth Avenue Loan and the 530 Fifth
      Avenue Companion Loan will be governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF
      THE MORTGAGE POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the Pooling and Servicing Agreement. The 530 Fifth Avenue Loan
      provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

      The 530 Fifth Avenue Loan has a remaining term of 120 months and matures on May 11, 2016. The 530 Fifth Avenue Loan may be prepaid on or after
      March 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is 530 Fifth Acquisitions LLC, a special purpose entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the 530
      Fifth Avenue Loan. The sponsor is a partnership between the Chetrit Group and the Moinian Group. Mr. Moinian and Mr. Chetrit are both experienced
      New York City-based real estate owners and operators who own numerous office properties in Manhattan as well as additional commercial properties throughout the country. The Moinian Group is a relationship-driven operator whose business is derived from a customer-oriented foundation of tenants and owners, including private, institutional and corporate investors. The Moinian Group is headed by Joseph Moinan, who has been actively involved in greater New York commercial real estate for over 15 years, and currently owns and controls a portfolio that exceeds 20 million square feet of office, industrial, retail, residential, and hotel properties throughout the United States and abroad. The Chetrit Group has been involved in real estate for approximately 20 years. The Chetrit Group has interests in over 15 million square feet in locations such as New
      York, Philadelphia and Los Angeles.

o     THE PROPERTY. The Mortgaged Property is an approximately 499,554 square foot office building situated on approximately 0.6 acres. The Mortgaged
      Property was constructed in 1957 and renovated in 1999. The Mortgaged
      Property is located in New York, New York. As of March 1, 2006, the occupancy rate for the Mortgaged Property securing the 530 Fifth Avenue
      Loan was approximately 100.0%. The largest tenant is JPMorgan Chase & Co.
      ("JPMorgan"), occupying approximately 72,251 square feet, or approximately
      14.5% of the net rentable area. JPMorgan's business lines are focused on investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. As of April 28, 2006, JPMorgan was rated "Aa3" (Moody's), "A+"
      (S&P) and "A+" (Fitch). The JPMorgan lease expires in May 2013. The second largest tenant is Time Inc. ("Time"), occupying approximately 67,079 square feet, or approximately 13.4% of the net rentable area. Time is a subsidiary of Time Warner, Inc. a global media and entertainment company with businesses in filmed entertainment, interactive services, television networks, cable systems and publishing. As of April 28, 2006, Time Warner,
      Inc. was rated "Baa2" (Moody's), "BBB+" (S&P), and "BBB" (Fitch). The Time
      lease expires in August 2010. The third largest tenant is Massachusetts
      Mutual Life Insurance Company ("MassMutual"), occupying approximately
      65,992 square feet, or approximately 13.2% of the net rentable area.
      MassMutual is a mutually owned financial protection, accumulation and income management company headquartered in Springfield, Massachusetts, with more than 13 million clients and over $395 billion in assets under management at year-end 2005. As of May 3, 2006, MassMutual had a financial strength rating of "Aa1" (Moody's), "AAA" (S&P), and "AAA" (Fitch). The
      MassMutual lease expires in January 2009.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o     MEZZANINE DEBT. A mezzanine loan in the amount of $25,000,000 was provided by Wachovia Bank, National Association on May 9, 2006. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge in the equity interests in the borrower for the 530 Fifth Avenue Loan. The 530 Fifth
      Avenue mezzanine loan has a remaining term of 120 months and matures on
      May 11, 2016. The mezzanine loan carries a fixed interest rate of 9.000%
      per annum.

                                      D-29

--------------------------------------------------------------------------------
                                530 FIFTH AVENUE
--------------------------------------------------------------------------------

o     MANAGEMENT. Newmark & Company Real Estate, Inc. ("Newmark") is the
      property manager for the Mortgaged Property securing the 530 Fifth Avenue
      Loan. Newmark is one of the largest, independent full-service real estate firms in the world, and provides comprehensive real estate solutions to many prominent corporations, property owners, investors and developers across the globe. Newmark serves as leasing agent and/or property manager for approximately 50 million square feet of commercial space in the United
      States.

                                      D-30

--------------------------------------------------------------------------------
                               INDEPENDENT SQUARE
--------------------------------------------------------------------------------

                      [PHOTO OF INDEPENDENT SQUARE OMITTED]

                                      D-31

--------------------------------------------------------------------------------
                              INDEPENDENT SQUARE
--------------------------------------------------------------------------------

                       [MAP OF INDEPENDENT SQUARE OMITTED]

                                      D-32

--------------------------------------------------------------------------------
                               INDEPENDENT SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $85,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                                    James R. Heistand, William G. Evans,
                                             Troy M. Cox and Henry F. Pratt, III
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.930%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                Yes
   TI/LC                                 $4,000,000
   ENGINEERING                              $16,750

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                Yes
   REPLACEMENT                               $8,145
   TI/LC                                    $64,074

ADDITIONAL FINANCING*                Mezzanine Debt                     $399,117

CUT-OFF DATE BALANCE                                                 $85,000,000
CUT-OFF DATE BALANCE/SF                                                     $130
CUT-OFF DATE LTV                                                           74.2%
MATURITY DATE LTV                                                          69.4%
UW DSCR ON NCF                                                             1.37x

--------------------------------------------------------------------------------

(*)   Future mezzanine debt is permitted upon meeting certain LTV ratio and DSC ratio criteria, subject to a maximum combined LTV ratio of 85.0% and a minimum combined DSC ratio of 1.10x as described in the related Mortgage
      Loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Jacksonville, FL
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                651,601
OCCUPANCY AS OF MAY 1, 2006                                                95.6%
YEAR BUILT/YEAR RENOVATED                                            1975 / 1999
APPRAISED VALUE                                                     $114,500,000
PROPERTY MANAGEMENT                                        Capital Partners Inc.
UW ECONOMIC OCCUPANCY                                                      95.5%
UW REVENUES                                                          $14,650,572
UW TOTAL EXPENSES                                                     $5,985,048
UW NET OPERATING INCOME (NOI)                                         $8,665,524
UW NET CASH FLOW (NCF)                                                $8,291,827

--------------------------------------------------------------------------------

                                      D-33

--------------------------------------------------------------------------------
                               INDEPENDENT SQUARE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                         NET        % OF NET                 ANNUAL      % OF TOTAL
                                     RATINGS*          RENTABLE     RENTABLE     BASE         BASE         ANNUAL         LEASE
TENANT                           MOODY'S/S&P/FITCH     AREA(SF)       AREA     RENT PSF       RENT       BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 MPS Group, Inc./ Modis .......      NR/BB-/NR         113,927        17.5%     $19.64    $ 2,237,526      18.2%      March 2011
 GSA/IRS ......................     Aaa/AAA/AAA        109,011        16.7      $19.78      2,156,238      17.5      November 2010
 Regency Centers ..............    Baa2/BBB/BBB+        64,887        10.0      $21.00      1,362,627      11.1        June 2017
 Foley & Lardner ..............      NR/NR/NR           37,136         5.7      $21.22        788,026       6.4        June 2019
 The River Club ...............      NR/NR/NR           29,045         4.5      $10.75        312,234       2.5       March 2014
                                                       -------       -----                -----------     -----
 TOTAL MAJOR TENANTS ..........                        354,006        54.3%     $19.37    $ 6,856,651      55.7%
NON-MAJOR TENANTS .............                        268,600        41.2      $20.27      5,443,786      44.3
                                                       -------       -----                -----------     -----
OCCUPIED TOTAL ................                        622,606        95.6%     $19.76    $12,300,436     100.0%
VACANT SPACE ..................                         28,995         4.4
                                                       -------       -----
PROPERTY TOTAL ................                        651,601       100.0%
                                                       =======       =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             CUMULATIVE % OF
                # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF BASE        BASE RENT
   YEAR          EXPIRING        EXPIRING       EXPIRING     EXPIRING*       SF ROLLING*     RENT ROLLING*      ROLLING*
-----------------------------------------------------------------------------------------------------------------------------

   2006              4            $ 22.90        11,009         1.7%             1.7%             2.0%             2.0%
   2007             12            $ 22.27        41,907         6.4%             8.1%             7.6%             9.6%
   2008             11            $ 19.87        39,427         6.1%            14.2%             6.4%            16.0%
   2009             13            $ 20.25        53,602         8.2%            22.4%             8.8%            24.8%
   2010              9            $ 20.08       153,817        23.6%            46.0%            25.1%            49.9%
   2011              7            $ 20.45       154,803        23.8%            69.8%            25.7%            75.7%
   2012              1            $ 21.02         4,593         0.7%            70.5%             0.8%            76.5%
   2013              0            $  0.00             0         0.0%            70.5%             0.0%            76.5%
   2014              1            $ 10.75        29,045         4.5%            74.9%             2.5%            79.0%
   2015              5            $ 10.71        26,514         4.1%            79.0%             2.3%            81.3%
   2016              0            $  0.00             0         0.0%            79.0%             0.0%            81.3%
Thereafter           7            $ 21.32       107,889        16.6%            95.6%            18.7%           100.0%
  Vacant             0                 NA        28,995         4.4%           100.0%             0.0%           100.0%
-----------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-34

--------------------------------------------------------------------------------
                               INDEPENDENT SQUARE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Independent Square Loan") is secured by a first mortgage encumbering an office building located in Jacksonville,
      Florida. The Independent Square Loan represents approximately 3.0% of the
      Cut-Off Date Pool Balance. The Independent Square Loan was originated on
      March 21, 2006, and has a principal balance as of the Cut-Off Date of
      $85,000,000. The Independent Square Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

      The Independent Square Loan has a remaining term of 119 months and matures on April 11, 2016. The Independent Square Loan may be prepaid on or after
      February 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is One Independent Square LLC, a special purpose entity. Legal counsel to the borrower delivered a
      non-consolidation opinion in connection with the origination of the
      Independent Square Loan. The sponsors of the borrower are James R.
      Heistand, William G. Evans, Troy M. Cox and Henry F. Pratt, III, who are
      all members of Capital Partners, Inc. ("Capital Partners"). Jim Heistand
      founded Capital Partners in 1999 by integrating members of senior management and personnel from the former Associated Capital Properties,
      Inc. Capital Partners is a fully-integrated, privately-held real estate investment company which owns, operates and manages office buildings throughout the Southeastern United States.

o     THE PROPERTY. The Mortgaged Property is an approximately 651,601 square foot office building situated on approximately 3.8 acres. The Mortgaged
      Property was constructed in 1975 and renovated in 1999. The Mortgaged
      Property is located in Jacksonville, Florida. As of May 1, 2006, the occupancy rate for the Mortgaged Property securing the Independent Square
      Loan was approximately 95.6%.

      The largest tenant is Modis, Inc. ("Modis"), occupying approximately
      113,927 square feet, or approximately 17.5% of the net rentable area.
      Modis, a subsidiary of MPS Group, Inc., is one of the world's largest providers of Information Technology Resource Management services and solutions. Modis acts as a staffing specialist, providing personnel to clients throughout Europe and North America. The Modis lease expires in
      March 2011. The second largest tenant is the Internal Revenue Service
      ("IRS"), occupying approximately 109,011 square feet, or approximately
      16.7% of the net rentable area. The IRS is a bureau of the United States
      Department of the Treasury. As of May 5, 2006, the IRS was rated "Aaa"
      (Moody's), "AAA" (S&P) and "AAA" (Fitch). The IRS lease expires in
      November 2010. The third largest tenant is Regency Centers ("Regency"), occupying approximately 64,887 square feet, or approximately 10.0% of the net rentable area. Regency is a leading national owner, operator and developer focused on grocery-anchored, neighborhood and community retail centers. Regency owns approximately 393 retail properties comprising approximately 50.8 million square feet and has developed 147 shopping centers, representing $2 billion in capital invested since 2000. As of May
      6, 2006, Regency was rated "Baa2" (Moody's), "BBB" (S&P) and "BBB+"
      (Fitch). The Regency lease commences in December 2006 and expires in June
      2017.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o     MEZZANINE DEBT. A mezzanine loan in the amount of $12,730,022 was provided by PSPIB Finance Inc. on May 3, 2005, and has an outstanding principal balance of $399,117 as of the Cut-Off Date. The mezzanine loan carries a fixed interest rate of 9.000% per annum (or 15% per annum for accrued but unpaid interest) and matures on April 30, 2010. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge in the equity interests in the borrower of the Independent Square Loan.

o     MANAGEMENT. Capital Partners, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Independent Square Loan.
      Capital Partners is a Florida-based privately-held real estate investment company which owns, operates and manages office buildings throughout the
      Southeastern United States. Capital Partners manages over 2.5 million square feet of space in Jacksonville, Florida.

                                      D-35

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-36

--------------------------------------------------------------------------------
                               CENTRAL PARKE POOL
--------------------------------------------------------------------------------

                      [PHOTO OF CENTRAL PARKE POOL OMITTED]

                                      D-37

--------------------------------------------------------------------------------
                               CENTRAL PARKE POOL
--------------------------------------------------------------------------------

                       [MAP OF CENTRAL PARKE POOL OMITTED]

                                      D-38

--------------------------------------------------------------------------------
                               CENTRAL PARKE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $83,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                            Johnny Melohn
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.830%
MATURITY DATE                                                       May 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  INSURANCE                                     Yes
  ENGINEERING                               $32,250
  OUTSTANDING TI/LC                      $1,553,941

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                 Yes
  REPLACEMENT                               $13,510
  TI/LC                                     $33,776
  OUTSTANDING TI/LC*                        $16,667

ADDITIONAL FINANCING                 Mezzanine Debt                   $6,500,000

CUT-OFF DATE BALANCE                                                 $83,500,000
CUT-OFF DATE BALANCE/SF                                                     $103
CUT-OFF DATE LTV                                                           78.0%
MATURITY DATE LTV                                                          72.9%
UW DSCR ON NCF                                                             1.21x
--------------------------------------------------------------------------------

*     Outstanding TI/LC reserve payments cease after May 11, 2009.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                11
LOCATION                                                          Cincinnati, OH
PROPERTY TYPE                                                            Various
SIZE (SF)                                                                810,615
OCCUPANCY AS OF APRIL 27, 2006                                             96.6%
YEAR BUILT / YEAR RENOVATED                                         Various / NA
APPRAISED VALUE                                                     $107,000,000
PROPERTY MANAGEMENT                                        Belvedere Corporation
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                          $13,255,104
UW TOTAL EXPENSES                                                     $5,488,157
UW NET OPERATING INCOME (NOI)                                         $7,766,947
UW NET CASH FLOW (NCF)                                                $7,145,816
--------------------------------------------------------------------------------

                                      D-39

--------------------------------------------------------------------------------
                               CENTRAL PARKE POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     CENTRAL PARKE POOL SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  NET
                                             ALLOCATED CUT-OFF    YEAR BUILT/   RENTABLE                   APPRAISED     APPRAISED
     PROPERTY NAME        PROPERTY TYPE        DATE BALANCE        RENOVATED    AREA (SF)   OCCUPANCY*       VALUE      VALUE PER SF
------------------------------------------------------------------------------------------------------------------------------------

4600 Montgomery Road   Office - Suburban        $ 9,208,269           1990        92,763        97.2%    $ 11,799,818       $127
2100 Sherman Avenue    Office - Suburban          7,660,504           1993        77,171        95.5%       9,816,454       $127
4650 Montgomery Road   Office - Suburban          8,090,229           1995        81,500       100.0%      10,367,120       $127
4643 Forest Avenue     Office - Suburban          9,430,328           2003        95,000       100.0%      12,084,373       $127
4850 Smith Road        Office - Suburban          5,955,997           1991        60,000       100.0%       7,632,235       $127
4600 Smith Road        Retail - Unanchored       11,939,720           1992        79,986       100.0%      15,300,000       $191
4700 Smith Road        Office - Flex              7,145,465           1990        74,212        97.4%       9,156,464       $123
2300 Wall Street       Office - Flex              7,010,089           1991        72,806        88.1%       8,982,989       $123
4623 Wesley Avenue     Office - Flex              4,990,714           1993        51,833        96.6%       6,395,287       $123
4600 Wesley Avenue     Office - Flex              5,171,826           1994        53,714       100.0%       6,627,369       $123
4650 Wesley Avenue     Office - Flex              6,896,859           1994        71,630        87.3%       8,837,891       $123
                                                -----------                      -------                 ------------
                                                $83,500,000                      810,615        96.6%    $107,000,000       $132
                                                ===========                      =======                 ============
------------------------------------------------------------------------------------------------------------------------------------

*     Occupancy date as of April 27, 2006 for all Mortgaged Properties.

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                 RATINGS*    NET RENTABLE   % OF NET                                 % OF TOTAL
                                 MOODY'S/        AREA       RENTABLE                   ANNUAL BASE   ANNUAL BASE
             TENANT              S&P/FITCH       (SF)         AREA     BASE RENT PSF      RENT          RENT       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Cincinnati Bell .............  B1/B+/BB-     228,496        28.2%      $15.24        $ 3,481,598       34.6%         July 2015
  Medpace .....................   NR/NR/NR      95,000        11.7       $12.00          1,140,000       11.3        December 2013
  ITT Educational .............   NR/NR/NR      33,597         4.1       $10.00            335,970        3.3         March 2011
  The Urology Group ...........   NR/NR/NR      33,433         4.1       $ 8.00            267,464        2.7       September 2012
  Fitworks ....................   NR/NR/NR      33,174         4.1       $ 8.72            289,160        2.9          June 2014
                                               -------       -----                     -----------      -----
  TOTAL MAJOR TENANTS .........                423,700        52.3%      $13.01        $ 5,514,192       54.8%
NON-MAJOR TENANTS .............                359,448        44.3       $12.66          4,549,746       45.2
                                               -------       -----                     -----------      -----
OCCUPIED TOTAL ................                783,148        96.6%      $12.85        $10,063,938      100.0%
VACANT SPACE ..................                 27,467         3.4
                                               -------       -----
PROPERTY TOTAL ................                810,615       100.0%
                                               =======       =====
------------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
               # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
     YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*          ROLLING*           ROLLING*         RENT ROLLING*
------------------------------------------------------------------------------------------------------------------------------------

    2006           12           $11.72          40,042         4.9%               4.9%              4.7%                4.7%
    2007           20           $13.74         104,590        12.9%              17.8%             14.3%               18.9%
    2008           11           $11.81          60,325         7.4%              25.3%              7.1%               26.0%
    2009           10           $12.34          31,697         3.9%              29.2%              3.9%               29.9%
    2010           10           $13.89          52,834         6.5%              35.7%              7.3%               37.2%
    2011            9           $11.23          65,565         8.1%              43.8%              7.3%               44.5%
    2012            5           $ 8.42          40,355         5.0%              48.8%              3.4%               47.9%
    2013            2           $11.94          99,000        12.2%              61.0%             11.7%               59.6%
    2014            4           $ 8.72          33,174         4.1%              65.1%              2.9%               62.5%
    2015           11           $15.14         237,469        29.3%              94.4%             35.7%               98.2%
    2016            4           $ 9.89          18,097         2.2%              96.6%              1.8%              100.0%
Thereafter          0           $ 0.00               0         0.0%              96.6%              0.0%              100.0%
  Vacant            0               NA          27,467         3.4%             100.0%              0.0%              100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based on appropriate square footage occupied by each tenant.

                                      D-40

--------------------------------------------------------------------------------
                               CENTRAL PARKE POOL
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Central Parke Pool Loan") is secured by a first mortgage encumbering 10 office properties and 1 retail property located in Cincinnati, Ohio. The Central Parke Pool Loan represents approximately 2.9% of the Cut-Off Date Pool Balance. The Central Parke
      Pool Loan was originated on May 4, 2006, and has an aggregate principal balance as of the Cut-Off Date of $83,500,000. The Central Parke Pool Loan
      provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

      The Central Parke Pool Loan has a remaining term of 120 months and matures on May 11, 2016. The Central Parke Pool Loan may be prepaid on or after
      March 11, 2016, and the Central Parke Pool Loan permits defeasance with
      United States government obligations beginning two years after the Closing
      Date.

o     THE BORROWER. The borrower is Cincinnati Trophy LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Central Parke Pool Loan.
      The sponsor of the borrower is Johnny Melohn. Mr. Melohn has been involved in the ownership and management of real estate for over 20 years, primarily in the greater New York area.

o     THE PROPERTIES. The Mortgaged Properties consist of 5 multi-story suburban office buildings, 5 single story flex office buildings and 1 unanchored retail property located in Cincinnati, Ohio. As of April 27, 2006, the occupancy rate for the Mortgaged Properties securing the Central Parke
      Pool Loan was approximately 96.6%.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o     MEZZANINE DEBT. A mezzanine loan in the amount of $6,500,000 was provided by Wachovia Bank, National Association on May 4, 2006. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge in the equity interests in the borrower of the Central Parke Pool. The mezzanine loan carries a fixed interest rate of 10.50% per annum and matures on May 11,
      2016.

o     MANAGEMENT. Belvedere Corporation is the property manager for the
      Mortgaged Properties securing the Central Parke Pool. Belvedere
      Corporation developed the Central Parke Mortgaged Properties and has owned and managed the Mortgaged Properties since 1990. Belvedere Corporation is a full-service real estate firm that has been in existence since 1903 in the Cincinnati area. As a full-service real estate provider, Belvedere
      Corporation offers development services, leasing and property management services, real estate financial analysis and asset management.

                                      D-41

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-42

--------------------------------------------------------------------------------
                                WESTFIELD GATEWAY
--------------------------------------------------------------------------------

                      [PHOTO OF WESTFIELD GATEWAY OMITTED]

                                      D-43

--------------------------------------------------------------------------------
                                WESTFIELD GATEWAY
--------------------------------------------------------------------------------

                       [MAP OF WESTFIELD GATEWAY OMITTED]

                                      D-44

--------------------------------------------------------------------------------
                                WESTFIELD GATEWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $83,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                                  Westfield America Limited Partnership,
                                                     Westfield America, Inc. and
                                                      Westfield Holdings Limited
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.880%
MATURITY DATE                                                       May 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST-ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           120 / IO
LOCKBOX                                                                      Yes
SHADOW RATING(1) (FITCH / MOODY'S)                                   BBB- / Baa3

UP-FRONT RESERVES                         None

ONGOING MONTHLY RESERVES
 TAX/INSURANCE(2)                         Springing
 REPLACEMENT(3)                           Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $83,000,000
CUT-OFF DATE BALANCE/SF                                                     $160
CUT-OFF DATE LTV                                                           57.2%
MATURITY DATE LTV                                                          57.2%
UW DSCR ON NCF                                                             2.02x
--------------------------------------------------------------------------------

(1)   Fitch and Moody's have confirmed that the Westfield Gateway Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

(2)   Ongoing monthly tax and insurance reserves will be required upon an event of default or certain other conditions specified in the related Mortgage
      Loan documents.

(3)   Ongoing monthly replacement reserves will be required upon an event of default.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Lincoln, NE
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                518,744
OCCUPANCY AS OF FEBRUARY 15, 2006                                          89.5%
YEAR BUILT / YEAR RENOVATED                                          1960 / 2005
APPRAISED VALUE                                                     $145,000,000
PROPERTY MANAGEMENT                                  Westfield Corporation, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                          $14,915,614
UW TOTAL EXPENSES                                                     $4,510,602
UW NET OPERATING INCOME (NOI)                                        $10,405,012
UW NET CASH FLOW (NCF)                                                $9,879,702
--------------------------------------------------------------------------------

                                      D-45

--------------------------------------------------------------------------------
                                WESTFIELD GATEWAY
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                    TENANT SUMMARY
-------------------------------------------------------------------------------------
                                                                             % OF NET
                                            RATINGS*         NET RENTABLE    RENTABLE
                TENANT                  MOODY'S/S&P/FITCH      AREA (SF)       AREA
-------------------------------------------------------------------------------------

ANCHOR TENANTS - ANCHOR OWNED
 Dillard's ..........................       B2/BB/BB-           156,117
 Sears ..............................       NR/BB+/BB           124,900
 JC Penney ..........................    Baa3/BBB-/BBB-         124,059
                                                                -------
 TOTAL ANCHOR OWNED .................                           405,076

ANCHOR TENANTS - COLLATERAL
 Younkers ...........................       B2/B+/CCC           102,225        19.7%
 Steve & Barry's ....................       NR/NR/NR             80,083        15.4
 Circuit City .......................       NR/NR/NR             32,545         6.3
 David's Bridal .....................     Baa1/BBB/BBB+          10,263         2.0
                                                                -------       -----
 TOTAL ANCHOR TENANTS ...............                           225,116        43.4%

TOP 5 NON-ANCHOR TENANTS
 Olive Garden .......................    Baa1/BBB+/BBB+           9,100         1.8%
 Granite City Food & Brewery ........       NR/NR/NR              8,932         1.7
 Express ............................      Baa2/BBB/NR            8,228         1.6
 New York & Company .................       NR/NR/NR              7,976         1.5
 The Limited ........................      Baa2/BBB/NR            6,766         1.3
                                                                -------       -----
 TOTAL TOP 5 NON-ANCHOR TENANTS .....                            41,002         7.9%
NON-MAJOR TENANTS ...................                           198,328        38.2
                                                                -------       -----
OCCUPIED COLLATERAL TOTAL ...........                           464,446        89.5%
                                                                =======       =====
VACANT SPACE ........................                            54,298        10.5
                                                                -------       -----
COLLATERAL TOTAL ....................                           518,744       100.0%
                                                                =======       =====
PROPERTY TOTAL ......................                           923,820
                                                                =======
--------------------------------------------------------------------------------------

                                                                             % OF
                                         BASE RENT                       TOTAL ANNUAL
                TENANT                      PSF        ANNUAL BASE RENT   BASE RENT    LEASE EXPIRATION
-------------------------------------------------------------------------------------------------------

ANCHOR TENANTS - ANCHOR OWNED
 Dillard's ..........................                 ANCHOR OWNED - NOT PART OF COLLATERAL
 Sears ..............................                 ANCHOR OWNED - NOT PART OF COLLATERAL
 JC Penney ..........................                 ANCHOR OWNED - NOT PART OF COLLATERAL
 TOTAL ANCHOR OWNED .................

ANCHOR TENANTS - COLLATERAL
 Younkers ...........................     $ 2.93          $300,000          3.4%      December 2010
 Steve & Barry's ....................     $10.53           842,999          9.6       January 2011
 Circuit City .......................     $ 4.65           151,250          1.7       January 2017
 David's Bridal .....................     $22.00           225,786          2.6         June 2015
                                                      ------------        -----
 TOTAL ANCHOR TENANTS ...............     $ 6.75        $1,520,035         17.4%

TOP 5 NON-ANCHOR TENANTS
 Olive Garden .......................     $ 8.72           $79,350          0.9%      December 2008
 Granite City Food & Brewery ........     $16.40           146,477          1.7       January 2020
 Express ............................     $27.00           222,156          2.5       January 2016
 New York & Company .................     $22.89           182,561          2.1       January 2015
 The Limited ........................     $10.00            67,660          0.8       January 2007
                                                      ------------        -----
 TOTAL TOP 5 NON-ANCHOR TENANTS .....     $17.03          $698,204          8.0%
NON-MAJOR TENANTS ...................     $32.93         6,531,653         74.6
                                                      ------------        -----
OCCUPIED COLLATERAL TOTAL ...........     $18.84        $8,749,892        100.0%
                                                      ============        =====
VACANT SPACE ........................
COLLATERAL TOTAL ....................

PROPERTY TOTAL ......................
-------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                      D-46

--------------------------------------------------------------------------------
                                WESTFIELD GATEWAY
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
               # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF BASE      CUMULATIVE % OF
     YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*       SF ROLLING*     RENT ROLLING*   BASE RENT ROLLING*
------------------------------------------------------------------------------------------------------------------------------

   2006              7           $34.10          17,171       3.3%             3.3%             6.7%              6.7%
   2007             12           $21.25          28,810       5.6%             8.9%             7.0%             13.7%
   2008              8           $24.43          18,493       3.6%            12.4%             5.2%             18.8%
   2009              8           $26.36          16,476       3.2%            15.6%             5.0%             23.8%
   2010              9           $ 7.42         116,190      22.4%            38.0%             9.9%             33.7%
   2011             12           $13.95         107,819      20.8%            58.8%            17.2%             50.9%
   2012              5           $25.35          16,240       3.1%            61.9%             4.7%             55.6%
   2013              5           $42.11          10,672       2.1%            64.0%             5.1%             60.7%
   2014              5           $57.56           5,344       1.0%            65.0%             3.5%             64.2%
   2015             10           $30.70          38,163       7.4%            72.4%            13.4%             77.6%
   2016              9           $30.76          37,398       7.2%            79.6%            13.1%             90.8%
Thereafter           8           $15.66          51,670      10.0%            89.5%             9.2%            100.0%
  Vacant             0             NA            54,298      10.5%           100.0%             0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-47

--------------------------------------------------------------------------------
                                WESTFIELD GATEWAY
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Westfield Gateway Loan") is secured by a first mortgage encumbering a regional mall located in Lincoln, Nebraska.
      The Westfield Gateway Loan represents approximately 2.9% of the Cut-Off
      Date Pool Balance. The Westfield Gateway Loan was originated on May 10,
      2006, and has a principal balance as of the Cut-Off Date of $83,000,000.
      The Westfield Gateway Loan provides for interest-only payments for the entire loan term.

      The Westfield Gateway Loan has a remaining term of 120 months and matures on May 11, 2016. At the borrower's election, the Westfield Gateway Loan may be prepaid with payment of a yield maintenance charge or defeased with
      United States government obligations beginning two years after the Closing
      Date. The Westfield Gateway Loan may be prepaid on or after November 11,
      2015, without payment of a yield maintenance charge.

o     THE BORROWER. The borrower is WEA Gateway LLC, a special purpose entity.
      Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Westfield Gateway Loan. The sponsors of the borrower are Westfield America Limited Partnership,
      Westfield America, Inc. and Westfield Holdings Limited. The sponsors are subsidiaries of the Westfield Group ("Westfield"), which, according to its website, is the largest retail property group in the world by equity market capitalization and is the sixth largest entity listed on the
      Australian Stock Exchange. As of May 2, 2006, Westfield was rated "A2"
      (Moody's), "A-" (S&P) and "A-" (Fitch). Westfield has interests in total assets of approximately $52.50 billion, representing approximately 128 shopping centers in four countries with over 10.6 million square feet of retail space.

o     THE PROPERTY. The Mortgaged Property is an approximately 518,744 square foot regional mall situated on approximately 47.0 acres. The Mortgaged
      Property was constructed in 1960 and renovated in 2005. The Mortgaged
      Property is located in the Lincoln, Nebraska metropolitan statistical area. As of February 15, 2006, the occupancy rate for the Mortgaged
      Property securing the Westfield Gateway Loan was approximately 89.5%.

      The largest tenant is Younkers ("Younkers") , occupying approximately
      102,225 square feet, or approximately 19.7% of the net rentable area.
      Younkers is a regional department store chain owned by Bon-Ton Stores, Inc
      ("Bon-Ton"). As of May 2, 2006, Bon-Ton was rated "B+" (S&P), "B2"
      (Moody's) and "CCC" (Fitch). The Younkers lease expires in December 2010.
      The second largest tenant is Steve & Barry's University Sportswear ("Steve
      & Barry's"), occupying approximately 80,083 square feet, or approximately
      15.4% of the net rentable area. Steve & Barry's currently operates over
      130 casual and collegiate stores across the United States offering a wide selection of clothing for men, women and children. The Steve & Barry's lease expires in January 2011. The third largest tenant is Circuit City
      Stores, Inc. ("Circuit City"), occupying approximately 32,545 square feet, or approximately 6.3% of the net rentable area. Circuit City is a nationwide retailer of consumer electronics, home office products, entertainment software and related services in the United States and
      Canada. The Circuit City lease expires in January 2017.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o     MANAGEMENT. Westfield Corporation, Inc., an affiliate of the sponsors, is the property manager for the Mortgaged Property securing the Westfield
      Gateway Loan. The Westfield Corporation manages a portfolio comprised of approximately 22,500 retail outlets, which represents a wide spectrum of the retail industry.

                                      D-48

--------------------------------------------------------------------------------
                                 HERCULES PLAZA
--------------------------------------------------------------------------------

                        [PHOTO OF HERCULES PLAZA OMITTED]

                                      D-49

--------------------------------------------------------------------------------
                                HERCULES PLAZA
--------------------------------------------------------------------------------

                         [MAP OF HERCULES PLAZA OMITTED]

                                      D-50

--------------------------------------------------------------------------------
                                 HERCULES PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER(1)                                                 Wachovia
CUT-OFF DATE BALANCE                                                 $77,892,043
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        McConnell Johnson
                                                                     Real Estate
TYPE OF SECURITY                                                       Leasehold
MORTGAGE RATE                                                             6.270%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          119 / 299
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  TI/LC                                  $1,500,000

ONGOING MONTHLY RESERVES
  TAX/INSURANCE(2)                        Springing
  TI/LC(3)                                 $320,000
  GROUND RENT(4)                                Yes

ADDITIONAL FINANCING                         B-Note                  $19,993,033

                                                                  WHOLE MORTGAGE
                                        TRUST ASSET                    LOAN
                                        -----------               --------------
CUT-OFF DATE BALANCE                    $77,892,043                  $97,885,077
CUT-OFF DATE BALANCE/SF                     $150                        $189
CUT-OFF DATE LTV                           65.7%                        82.6%
MATURITY DATE LTV                          51.4%                        51.4%
UW DSCR ON NCF                             1.83x                        1.39x
--------------------------------------------------------------------------------

(1)   The Hercules Plaza Loan was originated by Caplease Services Corp.

(2)   Ongoing monthly tax and insurance reserves will be required upon an event of default or certain other conditions as specified in the related
      Mortgage Loan documents.

(3)   Monthly TI/LC required through April 11, 2009.

(4)   A monthly ground lease reserve will be established commencing on January
      11, 2011 through December 11, 2012.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Wilmington, DE
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                518,409
OCCUPANCY AS OF FEBRUARY 2, 2006                                          100.0%
YEAR BUILT / YEAR RENOVATED                                            1982 / NA
APPRAISED VALUE                                                     $118,500,000
PROPERTY MANAGEMENT                    McConnell Johnson Real Estate Company LLC
UW ECONOMIC OCCUPANCY                                                      90.0%
UW REVENUES                                                          $12,815,515
UW TOTAL EXPENSES                                                       $384,465
UW NET OPERATING INCOME (NOI)                                        $12,431,050
UW NET CASH FLOW (NCF)                                               $11,324,765
--------------------------------------------------------------------------------

                                      D-51

--------------------------------------------------------------------------------
                                 HERCULES PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                                         % OF
                                                           NET            NET
                                       RATINGS(1)        RENTABLE      RENTABLE
TENANT                             MOODY'S/S&P/FITCH    AREA (SF)        AREA
--------------------------------------------------------------------------------

Hercules Incorporated(2) .....        Ba2/BB/NR           518,409         100.0%
                                                          -------         -----
TOTAL ........................                            518,409         100.0%
                                                          =======         =====

                                                                                        DATE OF
                                   ANNUAL BASE RENT   ANNUAL BASE      % OF TOTAL        LEASE
TENANT                                    PSF             RENT      ANNUAL BASE RENT   EXPIRATION
-------------------------------------------------------------------------------------------------

Hercules Incorporated(2) .....          $27.47        $14,239,461         100.0%       May 2013
                                                      -----------         -----
TOTAL ........................          $27.47        $14,239,461         100.0%
                                                      ===========         =====
-------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Hercules Incorporated leases the entire building under the original
      30-year lease, however they are only occupying approximately 155,000 square feet, or 29.9% of the net rentable area. Approximately 290,000 square feet is subleased to outside tenants. The largest subtenant is
      Advance Magazine Publishers, which occupies approximately 144,000 square feet, or approximately 27.8% of the net rentable area. The second largest subtenant is Sargent & Lundy LLC, which occupies approximately 71,000 square feet, or approximately 13.7% of the net rentable area.

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                                                                    CUMULATIVE       % OF         CUMULATIVE
                # OF LEASES      WA BASE RENT/SF     TOTAL SF     % OF TOTAL SF      % OF SF       BASE RENT       % OF BASE
   YEAR           EXPIRING          EXPIRING         EXPIRING       EXPIRING*        ROLLING*      ROLLING*      RENT ROLLING*
------------------------------------------------------------------------------------------------------------------------------

    2013             1                $27.47         518,409         100.0%          100.0%         100.0%           100.0%
Thereafter           0                $ 0.00               0           0.0%          100.0%           0.0%           100.0%
  Vacant             0                    NA               0           0.0%          100.0%           0.0%           100.0%
------------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-52

--------------------------------------------------------------------------------
                                 HERCULES PLAZA
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Hercules Plaza Loan") is secured by a first leasehold mortgage in an office building located in Wilmington,
      Delaware. The Hercules Plaza Loan represents approximately 2.7% of the
      Cut-Off Date Pool Balance. The Hercules Plaza Loan was originated on March
      31, 2006, and has a principal balance as of the Cut-Off Date of
      $77,892,043. The Hercules Plaza Loan, which is evidenced by a senior note, dated March 31, 2006, is the senior portion of a whole loan with an original principal balance of $98,000,000. The companion loan related to the Hercules Plaza Loan is evidenced by a separate subordinate note, dated
      March 31, 2006, with a principal balance as of the Cut-Off Date of
      $19,993,033 (the "Hercules Plaza Companion Loan"). The Hercules Plaza
      Companion Loan will not be an asset of the Trust Fund. The Hercules Plaza
      Loan and the Hercules Plaza Companion Loan will be governed by an intercreditor and servicing agreement, as described in the Prospectus
      Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and
      will be serviced pursuant to the terms of the Pooling and Servicing
      Agreement.

      The Hercules Plaza Loan has a remaining term of 119 months and matures on
      April 11, 2016. The Hercules Plaza Loan may be prepaid on or after March
      11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is D.C.L. Leasing Partners Limited Partnership,
      Ltd. -- VI, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hercules Plaza Loan. The sponsor is McConnell Johnson Real Estate, a Wilmington-based development, leasing and property management firm, which also owns 1201 North Market Street located directly across the street from the Mortgaged Property.

o     THE PROPERTY. The Mortgaged Property is an approximately 518,409 square foot office building situated on approximately 2.0 acres. The Mortgaged
      Property was constructed in 1982 as the corporate headquarters building for Hercules Incorporated ("Hercules"). The Mortgaged Property is located in Wilmington, Delaware.

      As of February 2, 2006, the Mortgaged Property securing the Hercules Plaza
      Loan was 100.0% leased pursuant to a master lease to Hercules Incorporated
      ("Hercules"), under the original 30-year lease. The Hercules lease expires in May 2013, and contains five 5-year renewal options. Hercules manufactures specialty chemicals used in the pulp manufacturing, petroleum refining, food processing, paint manufacturing, construction materials, adhesives, pharmaceutical and personal care markets. As of April 26, 2006,
      Hercules was rated "BB" (S&P) and "Ba2" (Moody's). While Hercules leases the entire building, Hercules is only in physical occupancy of approximately 155,000 square feet, or approximately 29.9% of the net rentable area. Hercules subleases approximately 290,000 square feet, or approximately 55.9% of the net rentable area to outside tenants.

o     LOCKBOX. All tenant payments due under the applicable lease are deposited into a mortgagee-designated lockbox account.

o     MANAGEMENT. McConnell Johnson Real Estate Company LLC ("McConnell
      Johnson"), an affiliate of the sponsor, is the property manger for the
      Mortgaged Property securing the Hercules Plaza Loan. McConnell Johnson owns and manages commercial properties, including office, warehouse, distribution and manufacturing, leased to high credit quality tenants, and to date has developed in excess of 100 properties.

                                      D-53

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-54

--------------------------------------------------------------------------------
                         PIEDMONT CENTER BUILDINGS 9-12
--------------------------------------------------------------------------------

                [PHOTO OF PIEDMONT CENTER BUILDINGS 9-12 OMITTED]

                                      D-55

--------------------------------------------------------------------------------
                         PIEDMONT CENTER BUILDINGS 9-12
--------------------------------------------------------------------------------

                 [MAP OF PIEDMONT CENTER BUILDINGS 9-12 OMITTED]

                                      D-56

--------------------------------------------------------------------------------
                         PIEDMONT CENTER BUILDINGS 9-12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $65,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                          American Stable
                                                                 Value Fund, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.850%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST-ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES                         None

ONGOING MONTHLY RESERVES
  TAX/INSURANCE(1)                        Springing
 TI/LC(2)                                 $45,455

ADDITIONAL FINANCING(3)                                                     None

CUT-OFF DATE BALANCE                                                 $65,000,000
CUT-OFF DATE BALANCE/SF                                                     $118
CUT-OFF DATE LTV                                                           63.4%
MATURITY DATE LTV                                                          63.4%
UW DSCR ON NCF                                                             1.50x
--------------------------------------------------------------------------------

(1)   Ongoing monthly tax and insurance reserves will be required upon an event of default and certain other conditions as specified in the related
      Mortgage Loan documents.

(2)   The borrower will escrow $45,455 monthly up to a maximum amount of
      $3,000,000 to be used for any potential TI/LC costs associated with the
      Kaiser space. In the event Kaiser renews its lease or an acceptable replacement tenant occupies the space, all remaining funds will be released to the borrower. Otherwise, the escrow will be released in increments of $5,000 provided such disbursement is for an approved leasing expense.

(3)   Future mezzanine debt is permitted upon meeting certain LTV ratio and DSC ratio criteria, subject to a maximum combined LTV ratio of 75.0% and minimum combined DSC ratio of 1.20x as described in the related Mortgage
      Loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Atlanta, GA
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                549,561
OCCUPANCY AS OF JANUARY 1, 2006                                            73.4%
YEAR BUILT / YEAR RENOVATED                                            1983 / NA
APPRAISED VALUE                                                     $102,500,000
PROPERTY MANAGEMENT                                          P.C. Management Co.
UW ECONOMIC OCCUPANCY                                                      74.9%
UW REVENUES                                                           $9,910,792
UW TOTAL EXPENSES                                                     $3,605,138
UW NET OPERATING INCOME (NOI)                                         $6,305,654
UW NET CASH FLOW (NCF)                                                $5,706,788
--------------------------------------------------------------------------------

                                      D-57

--------------------------------------------------------------------------------
                         PIEDMONT CENTER BUILDINGS 9-12
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                     TENANT SUMMARY
----------------------------------------------------------------------------------------
                                                                                  % OF
                                                                      NET         NET
                                                   RATINGS*         RENTABLE    RENTABLE
TENANT                                         MOODY'S/S&P/FITCH   AREA (SF)      AREA
----------------------------------------------------------------------------------------

MAJOR TENANTS
 Kaiser Foundation Health Plan ...........          NR/NR/A          170,074       30.9%
 AFA Service Corp. .......................          NR/NR/NR          21,091        3.8
 National Cable Communications ...........          NR/NR/NR          16,646        3.0
 Allied Advertising Ltd. Partnership .....          NR/NR/NR          13,520        2.5
 Allied Coverage Corp. of GA .............          NR/NR/NR          11,656        2.1
                                                                     -------      -----
 TOTAL MAJOR TENANTS .....................                           232,987       42.4%
NON-MAJOR TENANTS ........................                           170,248       31.0
                                                                     -------      -----
OCCUPIED TOTAL ...........................                           403,235       73.4%
VACANT SPACE .............................                           146,326       26.6
                                                                     -------      -----
PROPERTY TOTAL ...........................                           549,561      100.0%
                                                                     =======      =====

                                                                            % OF TOTAL        DATE OF
                                             ANNUAL BASE     ANNUAL BASE      ANNUAL           LEASE
TENANT                                        RENT PSF          RENT        BASE RENT        EXPIRATION
-------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Kaiser Foundation Health Plan ...........     $25.81         $4,389,225         44.7%     October 2011
 AFA Service Corp. .......................     $21.90            461,977          4.7        July 2012
 National Cable Communications ...........     $28.05            466,843          4.8       March 2010
 Allied Advertising Ltd. Partnership .....     $25.01            338,106          3.4     September 2008
 Allied Coverage Corp. of GA .............     $23.54            274,437          2.8        May 2010
                                                              ----------        -----
 TOTAL MAJOR TENANTS .....................     $25.45         $5,930,588         60.5%
NON-MAJOR TENANTS ........................     $22.79          3,879,888         39.5
                                                              ----------        -----
OCCUPIED TOTAL ...........................     $24.33         $9,810,476        100.0%
VACANT SPACE .............................
PROPERTY TOTAL ...........................
-------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
                                 WA BASE                                    CUMULATIVE          % OF           CUMULATIVE
                 # OF LEASES     RENT/SF      TOTAL SF      % OF TOTAL         % OF             BASE            % OF BASE
   YEAR           EXPIRING       EXPIRING     EXPIRING     SF EXPIRING*     SF ROLLING*     RENT ROLLING*     RENT ROLLING*
---------------------------------------------------------------------------------------------------------------------------

   2006              13          $23.00        33,744          6.1%             6.1%             7.9%              7.9%
   2007              19          $26.47        39,445          7.2%            13.3%            10.6%             18.6%
   2008              11          $23.69        47,181          8.6%            21.9%            11.4%             29.9%
   2009              5           $20.08        10,535          1.9%            23.8%             2.2%             32.1%
   2010              13          $24.64        58,399         10.6%            34.4%            14.7%             46.8%
   2011              7           $25.99       170,075         30.9%            65.4%            45.1%             91.8%
   2012              3           $21.84        24,551          4.5%            69.9%             5.5%             97.3%
   2013              4           $13.74        19,305          3.5%            73.4%             2.7%            100.0%
   2014              0           $ 0.00             0          0.0%            73.4%             0.0%            100.0%
   2015              0           $ 0.00             0          0.0%            73.4%             0.0%            100.0%
   2016              0           $ 0.00             0          0.0%            73.4%             0.0%            100.0%
Thereafter           0           $ 0.00             0          0.0%            73.4%             0.0%            100.0%
  Vacant             0               NA       146,326         26.6%           100.0%             0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-58

--------------------------------------------------------------------------------
                         PIEDMONT CENTER BUILDINGS 9-12
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Piedmont Center Buildings 9-12 Loan") is
      secured by a first deed to secure debt encumbering an office building located in Atlanta, Georgia. The Piedmont Center Buildings 9-12 Loan
      represents approximately 2.3% of the Cut-Off Date Pool Balance. The
      Piedmont Center Buildings 9-12 Loan was originated on March 16, 2006, and has a principal balance as of the Cut-Off Date of $65,000,000. The
      Piedmont Center Buildings 9-12 Loan provides for interest-only payments for the entire term.

      The Piedmont Center Buildings 9-12 Loan has a remaining term of 119 months and matures on April 11, 2016. At the borrower's election, the Piedmont
      Center Buildings 9-12 Loan may be prepaid with the payment of a yield maintenance charge or defeased with United States government obligations beginning two years after the Closing Date. The Piedmont Center Buildings
      9-12 Loan may be prepaid on or after January 11, 2016, without payment of a yield maintenance charge.

o     THE BORROWER. The borrower is Piedmont Ivy Associates I, LLC, a special purpose entity. Legal counsel to the borrower delivered a
      non-consolidation opinion in connection with the origination of the
      Piedmont Center Buildings 9-12 Loan. The sponsor is American Stable Value
      Fund,LLC which is managed by First Fiduciary Realty Advisors, a wholly-owned subsidiary of American Realty Advisors ("ARA"). ARA has provided real estate investment solutions to public and corporate pension funds, endowments, foundations and Taft-Hartley trust funds for over 17 years. With approximately $3.3 billion in assets under management, ARA is an SEC registered investment advisor and a Qualified Professional Asset
      Manager ("QPAM"), investment manager and fiduciary under ERISA.

o     THE PROPERTY. The Mortgaged Property is an approximately 549,561 square foot office building situated on approximately 14.2 acres. The Mortgaged
      Property was constructed in 1983. The Mortgaged Property is located in
      Atlanta, Georgia. As of January 1, 2006, the occupancy rate for the
      Mortgaged Property securing the Piedmont Center Buildings 9-12 Loan was approximately 73.4%.

      The largest tenant is Kaiser Foundation Health Plan, occupying approximately 170,074 square feet, or approximately 30.9% of the net rentable area. Kaiser Foundation Health Plan is a subsidiary of Kaiser
      Permanente, which is among the largest integrated health care systems in the United States. As of April 30, 2006, Kaiser Permanente was rated "A"
      (Fitch). The Kaiser Foundation Health Plan lease expires in October 2011.
      The second largest tenant is AFA Service Corp. ("AFA"), occupying approximately 21,091 square feet, or approximately 3.8% of the net rentable area. AFA is the marketing arm of Arby's LLC. AFA, based in
      Atlanta, Georgia, is responsible for marketing and advertising the Arby's brand. The AFA lease expires in July 2012. The third largest tenant is
      National Cable Communications ("NCC"), occupying approximately 16,646 square feet, or approximately 3.0% of the net rentable area. NCC is one of the largest advertising sales firms in the country, and is jointly owned by Comcast Cable Communications, Cox Communications and Time Warner Cable.
      The NCC lease expires in March 2010.

o     LOCKBOX ACCOUNT. The Mortgage Loan documents do not require a lockbox account.

o     MANAGEMENT. P.C. Management Co. is the property manager for the Mortgaged
      Property securing the Piedmont Center Buildings 9-12 Loan. The principals of P.C. Management Co. were the original developers and owners of the
      14-building office park, containing approximately 2.1 million square feet, and have managed the Mortgaged Property since its construction and continue to manage the majority of the other buildings located in the park.

                                      D-59

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-60

--------------------------------------------------------------------------------
                            COTSWOLD VILLAGE SHOPS
--------------------------------------------------------------------------------

                    [PHOTO OF COTSWOLD VILLAGE SHOPS OMITTED]

                                      D-61

--------------------------------------------------------------------------------
                            COTSWOLD VILLAGE SHOPS
--------------------------------------------------------------------------------

                     [MAP OF COTSWOLD VILLAGE SHOPS OMITTED]

                                      D-62

--------------------------------------------------------------------------------
                             COTSWOLD VILLAGE SHOPS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $51,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                 Steven D. Bell & Company
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.830%
MATURITY DATE                                                       May 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX                                           Yes
  TI HOLDBACK                            $1,000,000

ONGOING MONTHLY RESERVES
  TAX/INSURANCE(1)                              Yes
  REPLACEMENT(2)                          Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $51,000,000
CUT-OFF DATE BALANCE/SF                                                     $199
CUT-OFF DATE LTV                                                           67.3%
MATURITY DATE LTV                                                          62.8%
UW DSCR ON NCF                                                             1.24x

--------------------------------------------------------------------------------

(1)   Ongoing monthly insurance reserves will be required upon an event of default.

(2)   Ongoing monthly replacement reserves will be required upon an event of default.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Charlotte, NC
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                256,745
OCCUPANCY AS OF APRIL 20, 2006                                             98.2%
YEAR BUILT / YEAR RENOVATED                                          1958 / 2000
APPRAISED VALUE                                                      $75,800,000
PROPERTY MANAGEMENT                                     Steven D. Bell & Company
UW ECONOMIC OCCUPANCY                                                      97.0%
UW REVENUES                                                           $5,752,072
UW TOTAL EXPENSES                                                     $1,145,551
UW NET OPERATING INCOME (NOI)                                         $4,606,521
UW NET CASH FLOW (NCF)                                                $4,465,830

--------------------------------------------------------------------------------

                                      D-63

--------------------------------------------------------------------------------
                            COTSWOLD VILLAGE SHOPS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                  % OF NET                             % OF TOTAL
                                    RATINGS*       NET RENTABLE   RENTABLE   BASE RENT   ANNUAL BASE     ANNUAL
TENANT                         MOODY'S/S&P/FITCH     AREA (SF)      AREA        PSF          RENT      BASE RENT   LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Harris Teeter ..............       NR/NR/NR           51,941        20.2%    $ 11.00    $  571,351       13.4%    September 2026
 Stein Mart, Inc. ...........       NR/NR/NR           35,698        13.9     $  6.78       241,880        5.7       August 2009
 Marshalls ..................       A3/A/NR            35,000        13.6     $ 18.00       630,000       14.8      January 2021
 Books A Million Inc. .......       NR/NR/NR           16,715         6.5     $ 18.50       309,228        7.3      January 2016
 Ulta Salon .................       NR/NR/NR           11,806         4.6     $ 22.00       259,732        6.1      November 2013
                                                      -------       -----                ----------      -----
 TOTAL MAJOR TENANTS ........                         151,160        58.9%    $ 13.31    $2,012,191       47.4%

NON-MAJOR TENANTS ...........                         100,865        39.3     $ 22.17     2,236,067       52.6
                                                      -------       -----                ----------      -----
OCCUPIED TOTAL ..............                         252,025        98.2%    $ 16.86    $4,248,258      100.0%
VACANT SPACE ................                           4,720         1.8
                                                      -------       -----
PROPERTY TOTAL ..............                         256,745       100.0%
                                                      =======       =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
              # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
    YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*         ROLLING*           ROLLING*         RENT ROLLING*
-----------------------------------------------------------------------------------------------------------------------------------

    2006           1            $  0.00              0         0.0%            0.0%               0.8%                0.8%
    2007           7            $ 20.06         23,866         9.3%            9.3%              11.3%               12.1%
    2008           5            $ 23.02         12,570         4.9%           14.2%               6.8%               18.9%
    2009           4            $ 12.44         53,712        20.9%           35.1%              15.7%               34.6%
    2010           9            $ 21.00         29,780        11.6%           46.7%              14.7%               49.3%
    2011           2            $ 19.01         10,067         3.9%           50.6%               4.5%               53.9%
    2012           0            $  0.00              0         0.0%           50.6%               0.0%               53.9%
    2013           2            $ 22.79         11,806         4.6%           55.2%               6.3%               60.2%
    2014           1            $ 27.00          3,000         1.2%           56.4%               1.9%               62.1%
    2015           1            $ 28.00          3,568         1.4%           57.8%               2.4%               64.4%
    2016           1            $ 18.50         16,715         6.5%           64.3%               7.3%               71.7%
 Thereafter        2            $ 13.82         86,941        33.9%           98.2%              28.3%              100.0%
   Vacant          0                 NA          4,720         1.8%          100.0%               0.0%              100.0%
-----------------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-64

--------------------------------------------------------------------------------
                             COTSWOLD VILLAGE SHOPS
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Cotswold Village Shops Loan") is secured by a first deed of trust encumbering an anchored retail center located in
      Charlotte, North Carolina. The Cotswold Village Shops Loan represents approximately 1.8% of the Cut-Off Date Pool Balance. The Cotswold Village
      Shops Loan was originated on May 2, 2006, and has a principal balance as of the Cut-Off Date of $51,000,000. The Cotswold Village Shops Loan
      provides for interest-only payments for the first 60 months of its term, and thereafter, fixed payments of principal and interest.

      The Cotswold Village Shops Loan has a remaining term of 120 months and matures on May 11, 2016. The Cotswold Village Shops Loan may be prepaid with the payment of a yield maintenance charge on or after June 11, 2008, and may be prepaid without penalty or yield maintenance charge on or after
      June 11, 2013.

o     THE BORROWER. The borrowers are Cotswold Center Abbey Court II, LLC,
      Cotswold Center Treybrooke, LLC, Cotswold Center Hunnington, LLC, Cotswold
      Center Oak Crest, LLC, Cotswold Center Oscar Lennard, LLC and Cotswold
      Center Marilyn K. Lennard, LLC, each a special purpose entity. The sponsor of the borrowers is Steven D. Bell & Company ("Bell & Company"), which employs approximately 500 individuals and is one of the largest investment property brokers in North Carolina. Bell & Company is a diversified real estate company that manages a property portfolio valued in excess of $1.7 billion concentrated in eight states, located primarily in the
      Southeastern United States.

o     THE PROPERTY. The Mortgaged Property is an approximately 256,745 square foot anchored retail center situated on approximately 21.7 acres. The
      Mortgaged Property was constructed in 1958 and was last renovated in 2000.
      The Mortgaged Property is located in Charlotte, North Carolina. As of
      April 20, 2006, the occupancy rate for the Mortgaged Property securing the
      Cotswold Village Shops Loan was approximately 98.2%.

      The largest tenant is Harris Teeter, Inc. ("Harris Teeter"), occupying approximately 51,941 square feet, or approximately 20.2% of the net rentable area. Harris Teeter, a subsidiary of Ruddick Corporation
      ("Ruddick"), is a regional chain of supermarkets that offer an assortment of groceries, meat, seafood, delicatessen items, bakery items, wines, healthcare and beauty care items in six states in the Southeastern United
      States. The Harris Teeter lease expires in September 2026. The second largest tenant is Stein Mart, Inc. ("Stein Mart"), occupying approximately
      35,698 square feet, or approximately 13.9% of the net rentable area.
      Founded in the early 1900s, Stein Mart sells women's, men's and children's brand-name clothing in approximately 260 stores located in 30 states and the District of Columbia. Fashions range from casual to formal wear. The
      Stein Mart lease expires in August 2009. The third largest tenant is
      Marshalls ("Marshalls"), occupying approximately 35,000 square feet, or approximately 13.6% of the net rentable area. Marshalls is a subsidiary of the TJX Companies, Inc. ("TJX"), which operates as an off price retailer of brand-name family apparel, accessories, shoes, domestics, giftware and jewelry. As of April 30, 2006, TJX was rated "A3" (Moody's) and "A" (S&P).
      The Marshalls lease expires in January 2021.

o     LOCKBOX ACCOUNT. The Mortgage Loan documents do not require a lockbox account.

o     MANAGEMENT. Bell & Company, the sponsor, is the property manager for the
      Mortgaged Property securing the Cotswold Village Shops Loan.

                                      D-65

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-66

--------------------------------------------------------------------------------
                       DOUBLETREE HOTEL -- SCOTTSDALE, AZ
--------------------------------------------------------------------------------

                       [PHOTO OF DOUBLETREE HOTEL OMITTED]

                                      D-67

--------------------------------------------------------------------------------
                      DOUBLETREE HOTEL -- SCOTTSDALE, AZ
--------------------------------------------------------------------------------

                        [MAP OF DOUBLETREE HOTEL OMITTED]

                                      D-68

--------------------------------------------------------------------------------
                       DOUBLETREE HOTEL -- SCOTTSDALE, AZ
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $48,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                                The Procaccianti Group and CMS Companies
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.510%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          113 / 300
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX/INSURANCE                                 Yes
  PIP RESERVE(1)                         $4,422,308

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                 Yes
  REPLACEMENT(2)                                Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $48,000,000
CUT-OFF DATE BALANCE/ROOM                                               $126,984
CUT-OFF DATE LTV                                                           73.8%
MATURITY DATE LTV                                                          69.5%
UW DSCR ON NCF                                                             1.28x

--------------------------------------------------------------------------------

(1)   Currently held in escrow by mortgagee to be used on the Property
      Improvement Plan ("PIP"). A PIP with an original budgeted amount of
      $7,422,308 is currently being implemented at the Mortgaged Property. The
      PIP includes upgrades to the exterior, guestrooms, common areas and amenities. The first $3,000,000 of PIP expenses is required to be paid by
      Hilton.

(2)   Ongoing monthly replacement reserve is defined as 2.0% of monthly gross revenues for the first year, 3.0% of monthly gross revenues for the second year and 4.0% of monthly gross revenues thereafter.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Scottsdale, AZ
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 378
OCCUPANCY AS OF JANUARY 31, 2006*                                          69.1%
YEAR BUILT / YEAR RENOVATED                                          1984 / 2006
APPRAISED VALUE                                                      $65,000,000
PROPERTY MANAGEMENT                                           Lenox Hotels, Inc.
UW ECONOMIC OCCUPANCY                                                      69.0%
UW REVENUES                                                          $20,770,913
UW TOTAL EXPENSES                                                    $15,410,022
UW NET OPERATING INCOME (NOI)                                         $5,360,890
UW NET CASH FLOW (NCF)                                                $4,530,054

--------------------------------------------------------------------------------

*     Trailing 12-month occupancy as of January 31, 2006.

                                      D-69

--------------------------------------------------------------------------------
                       DOUBLETREE HOTEL -- SCOTTSDALE, AZ
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
DOUBLE/DOUBLE .............................                                  209
KING ......................................                                  157
KING SUITES ...............................                                   12
                                                                          ------
    TOTAL .................................                                  378
                                                                          ======

MEETING/BALLROOM SPACE                                               SQUARE FEET
--------------------------------------------------------------------------------
FORUM .....................................                               12,960
PARADISE PARK .............................                               10,000
GRAND BALLROOM ............................                                8,640
RATTLERS ..................................                                2,025
BOUCHON ...................................                                1,800
FOUR PEAKS ................................                                1,232
CHAPARRAL .................................                                  920
CHAMBERS ..................................                                  860
EXECUTIVE BOARDROOM .......................                                  646
FLAGSTAFF A ...............................                                  616
FLAGSTAFF B ...............................                                  616
PRESCOTT ..................................                                  527
DIRECTOR'S BOARDROOM ......................                                  443
                                                                          ------
    TOTAL .................................                               41,285
                                                                          ======

FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
EN FUEGO RESTAURANT .......................                                  200
LOGGIN LOUNGE .............................                                  100
                                                                          ------
    TOTAL .................................                                  300
                                                                          ======

OTHER AMENITIES
--------------------------------------------------------------------------------
HEATED OUTDOOR SWIMMING POOL
FITNESS CENTER
HEALTH SPA
BUSINESS CENTER
PUTTING GREEN
TENNIS COURTS
RACQUETBALL COURT
GIFT SHOP
PLAYGROUND

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR ......................................                            2005-2006
LATEST PERIOD .............................                    T-3 Ending 1/2006
OCCUPANCY .................................                                69.1%
ADR .......................................                              $127.86
REVPAR ....................................                               $88.37
UW OCCUPANCY ..............................                                69.0%
UW ADR ....................................                              $128.71
UW REVPAR .................................                               $88.81

--------------------------------------------------------------------------------

                                      D-70

--------------------------------------------------------------------------------
                      DOUBLETREE HOTEL -- SCOTTSDALE, AZ
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Doubletree Hotel -- Scottsdale, AZ
      Loan") is secured by a first mortgage encumbering a full-service hotel located in Scottsdale, Arizona. The Doubletree Hotel -- Scottsdale, AZ
      Loan represents approximately 1.7% of the Cut-Off Date Pool Balance. The
      Doubletree Hotel -- Scottsdale, AZ Loan was originated on October 5, 2005 and has a principal balance as of the Cut-Off Date of $48,000,000. The
      Doubletree Hotel -- Scottsdale, AZ Loan provides for interest-only payments for the first 84 months of its term, and thereafter, fixed monthly payments of principal and interest.

      The Doubletree Hotel -- Scottsdale, AZ Loan has a remaining term of 113 months and matures on October 11, 2015. The Doubletree Hotel --
      Scottsdale, AZ Loan may be prepaid on or after August 11, 2015 and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is Procaccianti AZ, L.P., a Delaware limited partnership, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Doubletree Hotel -- Scottsdale, AZ Loan. The sponsors of the borrower is The Procaccianti Group ("TPG") and CMS Companies ("CMS"). TPG
      is a privately held real estate investment company that focuses on a value-add investment style that creates value with real estate assets by repositioning, renovating and improving operations, particularly hospitality assets. TPG currently owns more than 6,400 rooms in over 40 markets. TPG's equity partner is CMS, an investment manager in non-traditional asset classes. CMS places equity on behalf of entrepreneurs and has sponsored partnerships in various investment vehicles since 1981.

o     THE PROPERTY. The Mortgaged Property is a full service luxury hotel containing 378 rooms. The amenities at the Mortgaged Property include a full service restaurant, a bar/lounge, two heated outdoor swimming pools, fitness center, health spa, tennis courts, racquetball court, putting green, business center, playground, gift shop and approximately 41,285 square feet of banquet and conference facilities. The Mortgaged Property was constructed in 1984 and renovated in 2006 and is located in
      Scottsdale, Arizona. Based upon the trailing 12-month period ending
      January 31, 2006, the occupancy rate for the Mortgaged Property securing the Doubletree Hotel -- Scottsdale, AZ Loan was approximately 69.1%.

o     LOCK BOX ACCOUNT. The Mortgage Loan documents do not require a lock box account.

o     MANAGEMENT. Lenox Hotels, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Doubletree Hotel
      -- Scottsdale, AZ Loan.

                                      D-71

--------------------------------------------------------------------------------
                            CAMPBELL TECHNOLOGY PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $46,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                          CD Real Estate Investments, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.640%
MATURITY DATE                                                       May 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          48
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES                              None

ONGOING MONTHLY RESERVES
  TAX/INSURANCE*                          Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $46,000,000
CUT-OFF DATE BALANCE/SF                                                     $165
CUT-OFF DATE LTV                                                           67.6%
MATURITY DATE LTV                                                          61.9%
UW DSCR ON NCF                                                             1.42x

--------------------------------------------------------------------------------

*     Ongoing monthly tax and insurance reserves will be required upon an event of default or certain other conditions as specified in the related
      Mortgage Loan documents.

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Campbell, CA
PROPERTY TYPE                                                  Office - Suburban
SIZE (SF)                                                                278,765
OCCUPANCY AS OF FEBRUARY 22, 2006                                          89.1%
YEAR BUILT/YEAR RENOVATED                                              2000 / NA
APPRAISED VALUE                                                      $68,000,000
PROPERTY MANAGEMENT                               Consigliare Management Company
UW ECONOMIC OCCUPANCY                                                      89.1%
UW REVENUES                                                           $6,470,592
UW TOTAL EXPENSES                                                     $1,687,883
UW NET OPERATING INCOME (NOI)                                         $4,782,709
UW NET CASH FLOW (NCF)                                                $4,534,406

--------------------------------------------------------------------------------

                                      D-72

--------------------------------------------------------------------------------
                            CAMPBELL TECHNOLOGY PARK
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                        NET                      ANNUAL                 % OF TOTAL
                                       RATINGS(1)     RENTABLE     % OF NET     BASE RENT  ANNUAL BASE  ANNUAL BASE     LEASE
TENANT                             MOODY'S/S&P/FITCH  AREA (SF)  RENTABLE AREA     PSF        RENT          RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Qualcomm Inc. ...................     NR/NR/NR        99,725         35.8%       $23.87    $2,380,224       46.6%    January 2008
 Mohler Nixon & Williams .........     NR/NR/NR        39,770         14.3        $19.79       787,048       15.4     December 2012
 Aoptix Technologies .............     NR/NR/NR        28,927         10.4        $15.60       451,261        8.8       June 2010
 Entravision Comm(2) .............     NR/B+/NR        21,526          7.7        $25.17       541,809       10.6       May 2010
 Juniper Networks(3) .............     NR/BB/NR        17,130          6.1        $16.20       277,506        5.4     November 2007
                                                      -------        -----                  ----------      -----
 TOTAL MAJOR TENANTS .............                    207,078         74.3%       $21.43    $4,437,849       86.8%

NON-MAJOR TENANTS ................                     41,290         14.8        $16.29       672,489       13.2
                                                      -------        -----                  ----------      -----
OCCUPIED TOTAL ...................                    248,368         89.1%       $20.58    $5,110,339      100.0%
VACANT SPACE .....................                     30,397         10.9
                                                      -------        -----
PROPERTY TOTAL ...................                    278,765        100.0%
                                                      =======        =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The space currently leased by Entravision Comm is unoccupied and expires in 2010. However, Entravision Comm continues to pay rent and expense recoveries per the lease.

(3)   The space is currently subleased to Design Reactor.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                   WA BASE                                                                          CUMULATIVE % OF
                  # OF LEASES      RENT/SF     TOTAL SF     % OF TOTAL SF     CUMULATIVE % OF       % OF BASE          BASE RENT
    YEAR            EXPIRING      EXPIRING     EXPIRING       EXPIRING*         SF ROLLING*       RENT ROLLING*        ROLLING*
-----------------------------------------------------------------------------------------------------------------------------------

    2006                1          $20.49       13,175            4.7%               4.7%               5.3%               5.3%
    2007                1          $16.20       17,130            6.1%              10.9%               5.4%              10.7%
    2008                1          $23.87       99,725           35.8%              46.6%              46.6%              57.3%
    2009                1          $14.21       12,456            4.5%              51.1%               3.5%              60.8%
    2010                3          $18.43       66,112           23.7%              74.8%              23.8%              84.6%
    2011                0          $ 0.00            0            0.0%              74.8%               0.0%              84.6%
    2012                1          $19.79       39,770           14.3%              89.1%              15.4%             100.0%
    2013                0          $ 0.00            0            0.0%              89.1%               0.0%             100.0%
    2014                0          $ 0.00            0            0.0%              89.1%               0.0%             100.0%
    2015                0          $ 0.00            0            0.0%              89.1%               0.0%             100.0%
    2016                0          $ 0.00            0            0.0%              89.1%               0.0%             100.0%
 Thereafter             0          $ 0.00            0            0.0%              89.1%               0.0%             100.0%
   Vacant               0              NA       30,397           10.9%             100.0%               0.0%             100.0%
-----------------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-73

--------------------------------------------------------------------------------
                                 PHILLIPS PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $44,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSORS                      John W. Harris, Peter A.Pappas, J. Patrick Clayton
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.780%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST-ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                Springing

UP-FRONT RESERVES
  TAX                                           Yes

ONGOING MONTHLY RESERVES
  TAX/INSURANCE*                                Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $44,500,000
CUT-OFF DATE BALANCE/SF                                                     $344
CUT-OFF DATE LTV                                                           78.8%
MATURITY DATE LTV                                                          78.8%
UW DSCR ON NCF                                                             1.38x
--------------------------------------------------------------------------------

*     Ongoing monthly insurance reserves will be required upon an event of default or certain other conditions as specified in the related Mortgage
      Loan documents.

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Charlotte, NC
PROPERTY TYPE                                                  Retail - Anchored
SIZE (SF)                                                                129,379
OCCUPANCY AS OF FEBRUARY 14, 2006                                         100.0%
YEAR BUILT / YEAR RENOVATED                                            1997 / NA
APPRAISED VALUE                                                      $56,500,000
PROPERTY MANAGEMENT                          The Harris Group of Carolinas, Inc.
UW ECONOMIC OCCUPANCY                                                      97.0%
UW REVENUES                                                           $4,976,207
UW TOTAL EXPENSES                                                     $1,321,067
UW NET OPERATING INCOME (NOI)                                         $3,655,140
UW NET CASH FLOW (NCF)                                                $3,543,778

--------------------------------------------------------------------------------

                                      D-74

--------------------------------------------------------------------------------
                                 PHILLIPS PLACE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                  % OF NET                           % OF TOTAL
                                    RATINGS(1)     NET RENTABLE   RENTABLE  BASE RENT  ANNUAL BASE     ANNUAL         LEASE
             TENANT             MOODY'S/S&P/FITCH    AREA (SF)      AREA       PSF         RENT      BASE RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Phillips Place Cinemas .......     NR/NR/NR           30,000        23.2%    $16.96   $  508,800       14.7%      November 2016
 Dean and Deluca ..............     NR/NR/NR            9,365         7.2     $25.52      238,964        6.9     Multiple Spaces(2)
 Restoration Hardware .........     NR/NR/NR            8,850         6.8     $31.33      277,271        8.0       September 2012
 Coplon's .....................     NR/NR/NR            7,500         5.8     $25.00      187,500        5.4       September 2012
 Upstream .....................     NR/NR/NR            7,000         5.4     $33.71      235,970        6.8         July 2015
                                                      -------       -----              ----------      -----
 TOTAL MAJOR TENANTS ..........                        62,715        48.5%    $23.10   $1,448,505       41.8%

NON-MAJOR TENANTS .............                        66,664        51.5     $30.22    2,014,563       58.2
                                                      -------       -----              ----------      -----
OCCUPIED TOTAL ................                       129,379       100.0%    $26.77   $3,463,068      100.0%
VACANT SPACE ..................                             0         0.0
                                                      -------       -----
PROPERTY TOTAL ................                       129,379       100.0%
                                                      =======       =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 1,865 square feet expire in March 2007 and approximately 7,500 square feet expire in June 2007.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                 WA BASE                                                                            CUMULATIVE % OF
                # OF LEASES      RENT/SF     TOTAL SF     % OF TOTAL SF     CUMULATIVE % OF       % OF BASE            BASE RENT
    YEAR          EXPIRING      EXPIRING     EXPIRING      EXPIRING(1)       SF ROLLING(1)      RENT ROLLING(1)        ROLLING(1)
-----------------------------------------------------------------------------------------------------------------------------------

    2006              1           NA(2)            0            0.0%               0.0%                1.4%                1.4%
    2007              5          $28.02       16,240           12.6%              12.6%               13.1%               14.6%
    2008              7          $30.60       17,293           13.4%              25.9%               15.3%               29.9%
    2009              3          $31.27        8,591            6.6%              32.6%                7.8%               37.6%
    2010              2          $32.00        7,681            5.9%              38.5%                7.1%               44.7%
    2011              5          $34.14        5,755            4.4%              42.9%                5.7%               50.4%
    2012              5          $27.01       29,919           23.1%              66.1%               23.3%               73.7%
    2013              0          $ 0.00            0            0.0%              66.1%                0.0%               73.7%
    2014              0          $ 0.00            0            0.0%              66.1%                0.0%               73.7%
    2015              1          $33.71        7,000            5.4%              71.5%                6.8%               80.5%
    2016              1          $16.96       30,000           23.2%              94.7%               14.7%               95.2%
 Thereafter           1          $23.91        6,900            5.3%             100.0%                4.8%              100.0%
   Vacant                            NA            0            0.0%             100.0%                0.0%              100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Beck Imports is currently paying $50,000 per year for the right to valet cars.

                                      D-75

--------------------------------------------------------------------------------
                                CEDARBROOK PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $44,300,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                 Winbrook Management, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.040%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  TAX                                           Yes
  ENGINEERING                                  $650

ONGOING MONTHLY RESERVES
  TAX/INSURANCE(1)                              Yes
  REPLACEMENT(2)                             $6,641

ADDITIONAL FINANCING(3)                                                     None

CUT-OFF DATE BALANCE                                                 $44,300,000
CUT-OFF DATE BALANCE/SF                                                      $78
CUT-OFF DATE LTV                                                           73.8%
MATURITY DATE LTV                                                          69.1%
UW DSCR ON NCF                                                             1.22x

--------------------------------------------------------------------------------

(1)   Ongoing monthly insurance reserves will be required upon an event of default or certain other conditions as specified in the related Mortgage
      Loan documents.

(2)   Capped at $318,776.

(3)   Future mezzanine debt is permitted upon meeting certain LTV ratio and DSC ratio criteria; subject to a maximum combined LTV ratio of 75.0% and a minimum combined DSC ratio of 1.25x as described in the related Mortgage
      Loan documents.

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Wyncote, PA
PROPERTY TYPE                                                   Retail -Anchored
SIZE (SF)                                                                569,244
OCCUPANCY AS OF APRIL 17, 2006                                             92.9%
YEAR BUILT / YEAR RENOVATED                                          1963 / 1998
APPRAISED VALUE                                                      $60,000,000
PROPERTY MANAGEMENT                                     Winbrook Management, LLC
UW ECONOMIC OCCUPANCY                                                      85.7%
UW REVENUES                                                           $6,780,827
UW TOTAL EXPENSES                                                     $2,659,860
UW NET OPERATING INCOME (NOI)                                         $4,120,968
UW NET CASH FLOW (NCF)                                                $3,897,649

--------------------------------------------------------------------------------

                                      D-76

--------------------------------------------------------------------------------
                                CEDARBROOK PLAZA
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   % OF NET                           % OF TOTAL
                                  RATINGS*      NET RENTABLE AREA  RENTABLE   BASE RENT     ANNUAL    ANNUAL BASE
TENANT                       MOODY'S/S&P/FITCH         (SF)          AREA        PSF      BASE RENT      RENT      LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Wal-Mart ..................     Aa2/AA/AA           116,605          20.5%    $ 7.07    $  824,397       18.9%      January 2023
 Storage Partners of
  Cheltenham, PA ...........      NR/NR/NR           102,089          17.9     $ 5.53       564,552       12.9         July 2023
 Pathmark Stores, Inc. .....      NR/B-/NR            64,636          11.4     $12.95       837,036       19.2        August 2020
 Toys R Us .................    Caa2/B-/CCC           51,516           9.0     $ 4.30       221,519        5.1       January 2011
 Barefeet Inc. .............      NR/NR/NR            32,000           5.6     $ 4.65       148,800        3.4        August 2014
                                                     -------         -----               ----------      -----
 TOTAL MAJOR TENANTS .......                         366,846          64.4%    $ 7.08    $2,596,305       59.4%
NON-MAJOR TENANTS ..........                         161,979          28.5     $10.95     1,773,374       40.6
                                                     -------         -----               ----------      -----
OCCUPIED TOTAL .............                         528,825          92.9%    $ 8.26    $4,369,678      100.0%
VACANT SPACE ...............                          40,419           7.1
                                                     -------         -----
PROPERTY TOTAL .............                         569,244         100.0%
                                                     =======         =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
              # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
    YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          ROLLING*           ROLLING*         RENT ROLLING*
-----------------------------------------------------------------------------------------------------------------------------------

    2006            4           $13.52          15,879        2.8%              2.8%                4.9%                4.9%
    2007            1           $36.00             500        0.1%              2.9%                0.4%                5.3%
    2008            4           $15.37          19,192        3.4%              6.2%                6.8%               12.1%
    2009            2           $ 6.26          28,936        5.1%             11.3%                4.1%               16.2%
    2010            2           $ 7.80          27,718        4.9%             16.2%                4.9%               21.2%
    2011            4           $ 5.89          69,741       12.3%             28.5%                9.4%               30.6%
    2012            2           $20.86           2,000        0.4%             28.8%                1.0%               31.5%
    2013            0           $ 0.00               0        0.0%             28.8%                0.0%               31.5%
    2014            2           $ 5.67          34,650        6.1%             34.9%                4.5%               36.0%
    2015            1           $ 8.00           9,000        1.6%             36.5%                1.6%               37.7%
    2016            0           $ 0.00               0        0.0%             36.5%                0.0%               37.7%
 Thereafter         5           $ 8.48         321,209       56.4%             92.9%               62.3%              100.0%
   Vacant           0               NA          40,419        7.1%            100.0%                0.0%              100.0%
-----------------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-77

--------------------------------------------------------------------------------
                               BETHESDA GATEWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $44,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                             Capital Property Holding, LP
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.060%
MATURITY DATE                                                     March 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX/INSURANCE                                 Yes
  TI/LC                                    $650,000
  ENGINEERING                               $16,250
  PERFORMANCE                            $1,000,000
  SOCIAL COMPACT LOC                       $715,000
  CATAPULT LOC                             $810,000
  BUDOW LOC                                $600,000

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                 Yes
  REPLACEMENT                                $1,988
  TI/LC(1)                                Springing
  PERFORMANCE(2)                            $55,000

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $44,000,000
CUT-OFF DATE BALANCE/SF                                                     $295
CUT-OFF DATE LTV                                                           79.6%
MATURITY DATE LTV                                                          72.0%
UW DSCR ON NCF                                                             1.08x

--------------------------------------------------------------------------------

(1)   Monthly deposits of $12,500 into the TI/LC reserve shall not be required so long as the reserve balance remains at or above $650,000.

(2)   Capped at $1,500,000.

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Bethesda, MD
PROPERTY TYPE                                                       Office - CBD
SIZE (SF)                                                                149,074
OCCUPANCY AS OF JANUARY 27, 2006                                           95.3%
YEAR BUILT / YEAR RENOVATED                                          1986 / 2004
APPRAISED VALUE                                                      $55,300,000
PROPERTY MANAGEMENT                             Guardian Realty Management, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $5,038,819
UW TOTAL EXPENSES                                                     $1,549,236
UW NET OPERATING INCOME (NOI)                                         $3,489,584
UW NET CASH FLOW (NCF)                                                $3,428,554

--------------------------------------------------------------------------------

                                      D-78

--------------------------------------------------------------------------------
                                BETHESDA GATEWAY
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                  % OF NET                            % OF TOTAL
                                    RATINGS*       NET RENTABLE   RENTABLE   BASE RENT      ANNUAL    ANNUAL BASE
TENANT                         MOODY'S/S&P/FITCH     AREA (SF)      AREA        PSF       BASE RENT      RENT      LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 NIA-GS ......................      NR/NR/NR           43,475        29.2%     $35.41    $1,539,411       35.3%     September 2011
 IRS-GS ......................      NR/NR/NR           29,643        19.9      $34.45     1,021,264       23.4       November 2006
 Modell's ....................      NR/NR/NR           20,694        13.9      $ 9.66       199,904        4.6        March 2009
 Catapult Tech ...............    Baa2/BBB+/NR         12,193         8.2      $36.03       439,278       10.1         July 2008
 Budow & Noble ...............      NR/NR/NR            8,659         5.8      $28.72       248,720        5.7            MTM
                                                      -------       -----                ----------      -----
 TOTAL MAJOR TENANTS .........                        114,664        76.9%     $30.08    $3,448,576       79.1%
NON-MAJOR TENANTS ............                         27,426        18.4      $33.32       913,804       20.9
                                                      -------       -----                ----------      -----
OCCUPIED TOTAL ...............                        142,090        95.3%     $30.70    $4,362,380      100.0%
VACANT SPACE .................                          6,984         4.7
                                                      -------       -----
PROPERTY TOTAL ...............                        149,074       100.0%
                                                      =======       =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
              # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR         EXPIRING        EXPIRING      EXPIRING     EXPIRING*          ROLLING*           ROLLING*         RENT ROLLING*
-----------------------------------------------------------------------------------------------------------------------------------

   2006             5            $33.66        45,225         30.3%             30.3%              34.9%              34.9%
   2007             3            $34.26         7,830          5.3%             35.6%               6.1%              41.0%
   2008             5            $33.44        18,514         12.4%             48.0%              14.2%              55.2%
   2009             1            $ 9.66        20,694         13.9%             61.9%               4.6%              59.8%
   2010             2            $32.33         3,252          2.2%             64.1%               2.4%              62.2%
   2011             4            $35.59        44,375         29.8%             93.8%              36.2%              98.4%
   2012             1            $31.00         2,200          1.5%             95.3%               1.6%             100.0%
   2013             0            $ 0.00             0          0.0%             95.3%               0.0%             100.0%
   2014             0            $ 0.00             0          0.0%             95.3%               0.0%             100.0%
   2015             0            $ 0.00             0          0.0%             95.3%               0.0%             100.0%
   2016             0            $ 0.00             0          0.0%             95.3%               0.0%             100.0%
Thereafter          0            $ 0.00             0          0.0%             95.3%               0.0%             100.0%
  Vacant            0                NA         6,984          4.7%            100.0%               0.0%             100.0%
-----------------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-79

--------------------------------------------------------------------------------
                              PAOLI SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $40,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  Lewis J. Brandolini III
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.010%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          24
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
 TAX/INSURANCE                             Yes

ONGOING MONTHLY RESERVES
 TAX/INSURANCE                             Yes
 REPLACEMENT                            $1,385
 TI/LC*                                 $6,250

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $40,000,000
CUT-OFF DATE BALANCE/SF                                                     $241
CUT-OFF DATE LTV                                                           77.4%
MATURITY DATE LTV                                                          68.6%
UW DSCR ON NCF                                                             1.20x

--------------------------------------------------------------------------------

*     Capped at $300,000.

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                               Paoli, PA
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                166,234
OCCUPANCY AS OF APRIL 1, 2006                                              99.1%
YEAR BUILT / YEAR RENOVATED                                          1956 / 2000
APPRAISED VALUE                                                      $51,700,000
PROPERTY MANAGEMENT                         Brandolini Property Management, Inc.
UW ECONOMIC OCCUPANCY                                                      95.8%
UW REVENUES                                                           $4,428,652
UW TOTAL EXPENSES                                                       $842,809
UW NET OPERATING INCOME (NOI)                                         $3,585,844
UW NET CASH FLOW (NCF)                                                $3,470,895

--------------------------------------------------------------------------------

                                      D-80

--------------------------------------------------------------------------------
                              PAOLI SHOPPING CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                    % OF NET                            % OF TOTAL
                                     RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL     ANNUAL BASE       LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF      BASE RENT       RENT         EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 ACME ........................    Ba3/BBB-/BBB         61,000         36.7%     $  9.99    $  609,390       16.5%     February 2024
 Paoli Pharmacy ..............      NR/NR/NR           13,724          8.3      $ 25.88       355,177        9.6      November 2010
 Pier One Imports ............      NR/B/NR            12,400          7.5      $ 24.50       303,800        8.2      February 2012
 Ann Taylor ..................      NR/NR/NR            6,800          4.1      $ 30.43       206,924        5.6       January 2015
 Talbot's ....................     Baa1/A-/NR           5,600          3.4      $ 25.00       140,000        3.8       January 2013
                                                     --------        -----                 ----------      -----
 TOTAL MAJOR TENANTS .........                         99,524         59.9%     $ 16.23    $1,615,291       43.8%
NON-MAJOR TENANTS ............                         65,185         39.2      $ 31.75     2,069,593       56.2
                                                       ------        -----                 ----------      -----
OCCUPIED TOTAL ...............                        164,709         99.1%     $ 22.37    $3,684,884      100.0%
VACANT SPACE .................                          1,525          0.9
                                                      -------        -----
PROPERTY TOTAL ...............                        166,234        100.0%
                                                      =======        =====
------------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                                                                                                        CUMULATIVE %
               # OF LEASES   WA BASE RENT/   TOTAL SF    % OF TOTAL     CUMULATIVE %      % OF BASE        OF BASE
     YEAR        EXPIRING     SF EXPIRING    EXPIRING   SF EXPIRING*   OF SF ROLLING*   RENT ROLLING*   RENT ROLLING*
---------------------------------------------------------------------------------------------------------------------

   2006            1             $24.50        1,600        1.0%             1.0%             1.1%           1.1%
   2007            3             $30.64        4,443        2.7%             3.6%             3.7%           4.8%
   2008            3             $26.37        6,780        4.1%             7.7%             4.9%           9.6%
   2009            9             $37.08       17,666       10.6%            18.3%            17.8%          27.4%
   2010            4             $24.91       22,824       13.7%            32.1%            15.4%          42.8%
   2011            3             $30.67        6,944        4.2%            36.2%             5.8%          48.6%
   2012            5             $26.59       21,100       12.7%            48.9%            15.2%          63.8%
   2013            2             $27.65        7,900        4.8%            53.7%             5.9%          69.7%
   2014            2             $32.88        2,272        1.4%            55.1%             2.0%          71.8%
   2015            2             $36.11        9,800        5.9%            61.0%             9.6%          81.4%
   2016            1             $32.27        2,380        1.4%            62.4%             2.1%          83.5%
Thereafter         1              $9.99       61,000       36.7%            99.1%            16.5%         100.0%
  Vacant           0                 NA        1,525        0.9%           100.0%             0.0%         100.0%
---------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-81

--------------------------------------------------------------------------------
                             THE PARAMOUNT BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $39,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                           Stanley Garber
TYPE OF SECURITY                                                            Both
MORTGAGE RATE                                                             5.440%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST-ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                      Yes
SHADOW RATING(1)                                                       AAA / Aaa

UP-FRONT RESERVES
 TAX                                       Yes

ONGOING MONTHLY RESERVES
 TAX/INSURANCE(2)                          Yes
 REPLACEMENT(3)                      Springing

ADDITIONAL FINANCING(4)                                                     None

CUT-OFF DATE BALANCE                                                 $39,500,000
CUT-OFF DATE BALANCE/SF                                                      $62
CUT-OFF DATE LTV                                                           16.0%
MATURITY DATE LTV                                                          16.0%
UW DSCR ON NCF                                                             5.46x

--------------------------------------------------------------------------------

(1)   Fitch and Moody's have confirmed that the Paramount Building Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

(2)   Ongoing monthly insurance reserves will be required upon an event of default or certain other conditions as specified in the related Mortgage
      Loan documents.

(3)   An amount of $10,093 will be required upon an event of default or if the
      DSC ratio falls below 1.50x.

(4)   Future mezzanine debt of up to $4.5 million is permitted so long as no event of default has occurred and is continuing as set forth in the related Mortgage Loan documents.

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                         Mixed Use -- Office/Retail
SIZE (SF)                                                                638,566
OCCUPANCY AS OF FEBRUARY 1, 2006                                           98.8%
YEAR BUILT / YEAR RENOVATED                                          1926 / 2006
APPRAISED VALUE                                                     $247,500,000
PROPERTY MANAGEMENT                          Newmark & Company Real Estate, Inc.
UW ECONOMIC OCCUPANCY                                                      95.8%
UW REVENUES                                                          $25,418,923
UW TOTAL EXPENSES                                                    $12,566,214
UW NET OPERATING INCOME (NOI)                                        $12,852,709
UW NET CASH FLOW (NCF)                                               $11,737,185

--------------------------------------------------------------------------------

                                      D-82

--------------------------------------------------------------------------------
                             THE PARAMOUNT BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                           TENANT SUMMARY
--------------------------------------------------------------------------------------------------

                                           RATINGS(1)      NET RENTABLE     % OF NET        BASE
               TENANT                  MOODY'S/S&P/FITCH     AREA (SF)    RENTABLE AREA   RENT PSF
--------------------------------------------------------------------------------------------------

MAJOR TENANTS
 New York City Off-Track Betting ...       NR/NR/NR          148,748           23.3%       $23.58
 Hard Rock Cafe ....................       NR/NR/NR           44,970            7.0        $57.31
 Atkinson Koven Feinberg Engineers .       NR/NR/NR           38,025            6.0        $25.28
 Hardesty & Hanover ................       NR/NR/NR           35,250            5.5        $27.14
 Voltage Video .....................       NR/NR/NR           22,596            3.5        $23.19
                                                             -------          -----
 TOTAL MAJOR TENANTS ...............                         289,589           45.3%       $29.44
NON-MAJOR TENANTS ..................                         341,161           53.4        $37.80
                                                             -------          -----
OCCUPIED TOTAL .....................                         630,750           98.8%       $33.96
VACANT SPACE .......................                           7,816            1.2
                                                             -------          -----
PROPERTY TOTAL .....................                         638,566          100.0%
                                                             =======          =====
--------------------------------------------------------------------------------------------------

                                                               % OF
                                          ANNUAL BASE      TOTAL ANNUAL
               TENANT                         RENT          BASE RENT      LEASE EXPIRATION
--------------------------------------------------------------------------------------------

MAJOR TENANTS
 New York City Off-Track Betting ...      $ 3,507,003          16.4%         June 2010(2)
 Hard Rock Cafe ....................        2,577,061          12.0          January 2021
 Atkinson Koven Feinberg Engineers .          961,300           4.5          October 2014
 Hardesty & Hanover ................          956,664           4.5       Multiple Spaces(3)
 Voltage Video .....................          523,890           2.4       Multiple Spaces(4)
                                          -----------         -----
 TOTAL MAJOR TENANTS ...............      $ 8,525,918          39.8%
NON-MAJOR TENANTS ..................       12,894,959          60.2
                                          -----------         -----
OCCUPIED TOTAL .....................      $21,420,877         100.0%
VACANT SPACE .......................

PROPERTY TOTAL .....................
--------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   In addition to the 148,748 square feet that expires in June 2010, the tenant pays $2,400 in annual base rent for an unspecified amount of storage space at the mortgaged property. The storage space expires on a month-to-month basis.

(3)   Under the terms of multiple leases, approximately 317 square feet expire on a month-to-month basis, approximately 380 square feet expire in
      October 2007 and approximately 34,553 square feet expire in December
      2018.

(4)   Under the terms of multiple leases, approximately 949 square feet expire on a month-to-month basis and approximately 21,647 square feet expire in
      November 2011.

-----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
              # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF BASE      CUMULATIVE % OF
   YEAR         EXPIRING        EXPIRING      EXPIRING     EXPIRING*       SF ROLLING*     RENT ROLLING*   BASE RENT ROLLING*
-----------------------------------------------------------------------------------------------------------------------------

   2006           33             $32.01        44,938         7.0%             7.0%             6.7%              6.7%
   2007           15             $52.75        21,994         3.4%            10.5%             5.4%             12.1%
   2008           14             $32.02        20,124         3.2%            13.6%             3.0%             15.1%
   2009           13             $34.13        32,093         5.0%            18.7%             5.1%             20.3%
   2010           20             $26.56       204,927        32.1%            50.8%            25.4%             45.7%
   2011           11             $33.03        46,616         7.3%            58.1%             7.2%             52.9%
   2012            5             $32.06        18,867         3.0%            61.0%             2.8%             55.7%
   2013            4             $64.52        23,726         3.7%            64.7%             7.1%             62.8%
   2014            5             $31.64        53,648         8.4%            73.1%             7.9%             70.7%
   2015            2             $29.24         9,807         1.5%            74.7%             1.3%             72.1%
   2016            2             $25.25        28,546         4.5%            79.1%             3.4%             75.4%
Thereafter         8             $41.92       125,464        19.6%            98.8%            24.6%            100.0%
  Vacant           0                 NA         7,816         1.2%           100.0%             0.0%            100.0%
-----------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-83

--------------------------------------------------------------------------------
                                SHERRY LANE PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $39,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                           JPMorgan Investment Management
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.930%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          12
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
 ENGINEERING                            $2,585

ONGOING MONTHLY RESERVES
 TAX/INSURANCE(1)                    Springing
 REPLACEMENT(2)                      Springing
 TI/LC(3)                            Springing

ADDITIONAL FINANCING(4)                                                     None

CUT-OFF DATE BALANCE                                                 $39,000,000
CUT-OFF DATE BALANCE/SF                                                     $136
CUT-OFF DATE LTV                                                           62.4%
MATURITY DATE LTV                                                          54.1%
UW DSCR ON NCF                                                             1.20x

--------------------------------------------------------------------------------

(1)   Onging monthly tax and insurance reserves will be required upon an event of default and certain other conditions as specified in the related
      Mortgage Loan documents.

(2)   Ongoing monthly replacement reserves in the amount of $4,774 will be required upon an event of default and certain other conditions as described in the related Mortgage Loan documents.

(3)   A monthly TI/LC reserve in the amount of $23,869 will be required upon an event of default and certain other conditions as set forth in the related
      Mortgage Loan documents.

(4)   Future mezzanine debt is permitted subject to, among other criteria specified in the related Mortgage Loan documents, a maximum combined LTV ratio of 75.0% as described in the related Mortgage Loan documents.

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Dallas, TX
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                286,429
OCCUPANCY AS OF DECEMBER 8, 2005                                           84.2%
YEAR BUILT / YEAR RENOVATED                                            1982 / NA
APPRAISED VALUE                                                      $62,500,000
PROPERTY MANAGEMENT                         Cottonwood Partners Management, LTD.
UW ECONOMIC OCCUPANCY                                                      85.0%
UW REVENUES                                                           $7,174,424
UW TOTAL EXPENSES                                                     $3,498,223
UW NET OPERATING INCOME (NOI)                                         $3,676,200
UW NET CASH FLOW (NCF)                                                $3,330,560

--------------------------------------------------------------------------------

                                      D-84

--------------------------------------------------------------------------------
                                SHERRY LANE PLACE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      % OF TOTAL
                             RATINGS*        NET RENTABLE     % OF NET       BASE RENT     ANNUAL     ANNUAL BASE
        TENANT           MOODY'S/S&P/FITCH    AREA (SF)     RENTABLE AREA       PSF      BASE RENT       RENT       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Bank of Texas .......     Baa1/BBB+/A-          43,851          15.3%        $ 25.50    $1,118,011       18.9%         May 2011
 Abby Office Centers..       NR/NR/NR            17,580           6.1         $ 23.00       404,340        6.8       November 2008
 Park City Club ......       NR/NR/NR            16,657           5.8         $ 22.50       374,783        6.3       December 2017
 Morgan Keegan .......       Aa3/A+/A+           16,509           5.8         $ 25.84       426,593        7.2       December 2008
 Palmer & Cay ........      Aa3/A+/AA-           14,297           5.0         $ 27.42       392,080        6.6        October 2010
                                                 ------         -----                    ----------      -----
 TOTAL MAJOR TENANTS..                          108,894          38.0%        $ 24.94    $2,715,806       45.9%
NON-MAJOR TENANTS ....                          132,389          46.2         $ 24.21     3,205,037       54.1
                                                -------         -----                    ----------      -----
OCCUPIED TOTAL .......                          241,283          84.2%        $ 24.54    $5,920,843      100.0%
VACANT SPACE .........                           45,146          15.8
                                                -------         -----
PROPERTY TOTAL .......                          286,429         100.0%
                                                =======         =====
------------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

----------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF BASE      CUMULATIVE % OF
   YEAR        EXPIRING       EXPIRING       EXPIRING     EXPIRING*       SF ROLLING*     RENT ROLLING*   BASE RENT ROLLING*
----------------------------------------------------------------------------------------------------------------------------

   2006          10             $21.93        12,552          4.4%             4.4%             4.6%              4.6%
   2007          13             $23.60        20,081          7.0%            11.4%             8.0%             12.7%
   2008          12             $24.61        62,213         21.7%            33.1%            25.9%             38.5%
   2009          10             $23.97        36,776         12.8%            46.0%            14.9%             53.4%
   2010          10             $26.04        34,733         12.1%            58.1%            15.3%             68.7%
   2011          12             $25.40        58,271         20.3%            78.4%            25.0%             93.7%
   2012           0              $0.00             0          0.0%            78.4%             0.0%             93.7%
   2013           0              $0.00             0          0.0%            78.4%             0.0%             93.7%
   2014           0              $0.00             0          0.0%            78.4%             0.0%             93.7%
   2015           0              $0.00             0          0.0%            78.4%             0.0%             93.7%
   2016           0              $0.00             0          0.0%            78.4%             0.0%             93.7%
Thereafter        2             $22.50        16,657          5.8%            84.2%             6.3%            100.0%
  Vacant          0                 NA        45,146         15.8%           100.0%             0.0%            100.0%
----------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-85

--------------------------------------------------------------------------------
                            WILSHIRE ROXBURY BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $35,789,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                                           KWI Property Fund I, L.P. and
                                                       KW Property Fund II, L.P.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             6.370%
MATURITY DATE                                                       May 11, 2011
AMORTIZATION TYPE                                                  Interest-Only
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            60 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
 TAX/INSURANCE                      Yes
 TI/LC                              $341,000
 REPLACEMENT                        $1,000,000
 CNB RESERVE                        $1,538,000

ONGOING MONTHLY RESERVES
 TAX/INSURANCE                      Yes
 REPLACEMENT                        $1,436

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $35,789,000
CUT-OFF DATE BALANCE/SF                                                     $332
CUT-OFF DATE LTV                                                           70.2%
MATURITY DATE LTV                                                          70.2%
UW DSCR ON NCF                                                             1.29x

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                       Beverly Hills, CA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                107,664
OCCUPANCY AS OF MARCH 31, 2006                                             92.9%
YEAR BUILT / YEAR RENOVATED                                          1973 / 2005
APPRAISED VALUE                                                      $51,000,000
PROPERTY MANAGEMENT                              Kennedy-Wilson Properties, Ltd.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $4,715,288
UW TOTAL EXPENSES                                                     $1,763,437
UW NET OPERATING INCOME (NOI)                                         $2,951,852
UW NET CASH FLOW (NCF)                                                $2,951,852

--------------------------------------------------------------------------------

                                      D-86

--------------------------------------------------------------------------------
                            WILSHIRE ROXBURY BUILDING
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          % OF TOTAL
                                    RATINGS*      NET RENTABLE      % OF NET     BASE RENT  ANNUAL BASE     ANNUAL       LEASE
TENANT                         MOODY'S/S&P/FITCH    AREA (SF)    RENTABLE AREA      PSF         RENT      BASE RENT    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Synergy Workplaces ........        NR/NR/NR         25,602          23.8%         $38.15   $  976,800       24.7%     January 2016
 City National Bank ........        A3/A-/A-         24,641          22.9          $42.00    1,034,922       26.2     September 2008
 EH World ..................        NR/NR/NR          8,935           8.3          $43.20      385,992        9.8      October 2014
 John Paul Mitchell Systems         NR/NR/NR          8,214           7.6          $39.96      328,231        8.3      November 2013
 Behr, Abrahmson Kaller, LLP        NR/NR/NR          6,979           6.5          $39.60      276,368        7.0      November 2010
                                                    -------         -----                   ----------      -----
 TOTAL MAJOR TENANTS .......                         74,371          69.1%         $40.37   $3,002,314       75.9%
NON-MAJOR TENANTS ..........                         25,622          23.8          $37.21      953,303       24.1
                                                    -------         -----                   ----------      -----
OCCUPIED TOTAL .............                         99,993          92.9%         $39.56   $3,955,617      100.0%
VACANT SPACE ...............                          7,671           7.1
                                                    -------         -----
PROPERTY TOTAL .............                        107,664         100.0%
                                                    =======         =====
------------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------

            # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF BASE      CUMULATIVE % OF
  YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*       SF ROLLING*     RENT ROLLING*   BASE RENT ROLLING*
---------------------------------------------------------------------------------------------------------------------------

   2006          3              $3.53         1,529         1.4%             1.4%             0.1%              0.1%
   2007          0              $0.00             0         0.0%             1.4%             0.0%              0.1%
   2008          2             $42.00        24,641        22.9%            24.3%            26.2%             26.3%
   2009          1             $42.52         3,335         3.1%            27.4%             3.6%             29.9%
   2010          4             $39.59        13,504        12.5%            39.9%            13.5%             43.4%
   2011          1             $39.60           982         0.9%            40.9%             1.0%             44.4%
   2012          0              $0.00             0         0.0%            40.9%             0.0%             44.4%
   2013          4             $40.14        10,385         9.6%            50.5%            10.5%             54.9%
   2014          1             $43.20         8,935         8.3%            58.8%             9.8%             64.7%
   2015          2             $37.95        11,080        10.3%            69.1%            10.6%             75.3%
   2016          3             $38.15        25,602        23.8%            92.9%            24.7%            100.0%
Thereafter       0             $ 0.00             0         0.0%            92.9%             0.0%            100.0%
  Vacant         0                 NA         7,671         7.1%           100.0%             0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-87

--------------------------------------------------------------------------------
                            WYNDHAM HOTEL GREENSPOINT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $34,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                   Sunstone Pledgeco, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.660%
MATURITY DATE                                                     March 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                      Yes
SHADOW RATING(1) (FITCH / MOODY'S)                                   BBB+ / Baa1

UP-FRONT RESERVES
  TAX                                      Yes

ONGOING MONTHLY RESERVES
  TAX/INSURANCE(2)                         Yes
  REPLACEMENT(3)                           Yes
  EXCESS CASH                        Springing

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $34,000,000
CUT-OFF DATE BALANCE/ROOM                                                $72,034
CUT-OFF DATE LTV                                                           40.6%
MATURITY DATE LTV                                                          36.4%
UW DSCR ON NCF                                                             3.52x

--------------------------------------------------------------------------------

(1)   Fitch and Moody's have confirmed that the Wyndham Hotel Greenspoint Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

(2)   Monthly insurance escrows shall be required if (i) insurance is not provided under a blanket insurance policy, (ii) evidence that insurance premiums have been paid is not provided to the mortgagee, or (iii) if valid certificates of insurance for the policies are not provided as described in the related Mortgage Loan documents.

(3)   Monthly replacement reserve is defined as the greater of (i) 4% of monthly revenue for the month occuring two calendar months prior to the payment date or (ii) the actual reserve required under formalized agreement.

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Houston, TX
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 472
OCCUPANCY AS OF DECEMBER 31, 2005*                                         86.3%
YEAR BUILT / YEAR RENOVATED                                          1984 / 2005
APPRAISED VALUE                                                      $83,810,000
PROPERTY MANAGEMENT                              Sunstone Hotel Properties, Inc.
UW ECONOMIC OCCUPANCY                                                      88.0%
UW REVENUES                                                          $27,976,614
UW TOTAL EXPENSES                                                    $18,667,638
UW NET OPERATING INCOME (NOI)                                         $9,308,976
UW NET CASH FLOW (NCF)                                                $8,288,389

--------------------------------------------------------------------------------

*     Based on the trailing 12-month period ending December 31, 2005.

                                      D-88

--------------------------------------------------------------------------------
                            WYNDHAM HOTEL GREENSPOINT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
EXECUTIVE KING ..............................................                156
STANDARD KING ...............................................                 54
DOUBLE/DOUBLE ...............................................                220
PARLOR ......................................................                 13
PRESIDENTIAL SUITE ..........................................                  3
JR. SUITE ...................................................                 26
                                                                          ------
  TOTAL .....................................................                472
                                                                          ======

BALLROOM SPACES                                                      SQUARE FEET
--------------------------------------------------------------------------------
RAPHAEL BALLROOM ............................................             15,200
WEDGEWOOD ROOM ..............................................              4,200
SALONS ......................................................              6,271
CAMPOBELLO ROOM .............................................              1,100
GALLERY .....................................................              3,992
PINNACLE SUITE ..............................................                861
                                                                          ------
  TOTAL .....................................................             31,624
                                                                          ======

FOOD AND BEVERAGE
--------------------------------------------------------------------------------
STEAK & CHOP HOUSE
BAY TREE
STARBUCK'S COFFEE
THE CRUCIBLE SPORTS BAR

OTHER AMENITIES
--------------------------------------------------------------------------------
OUTDOOR POOL, EXERCISE CENTER, AIRPORT
SHUTTLE, GIFT SHOP, RENTAL CAR AGENCY,
CONFERENCE CENTER
GUEST LAUNDRY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR ........................................................               2005
LATEST PERIOD ...............................................               2005
OCCUPANCY ...................................................              86.3%
ADR .........................................................             $93.64
REVPAR ......................................................             $80.81
UW OCCUPANCY ................................................              88.0%
UW ADR ......................................................             $98.11
UW REVPAR ...................................................             $86.34

--------------------------------------------------------------------------------

                                      D-89

--------------------------------------------------------------------------------
                            SHOPPES AT NORTH VILLAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $30,856,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Equity Fund Advisors, Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.150%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                              Interest-Only ARD
INTEREST-ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           114 / IO
LOCKBOX                                                                Springing

UP-FRONT RESERVES
 TI/LC                                $250,000

ONGOING MONTHLY RESERVES
 TAX/INSURANCE(1)                    Springing
 REPLACEMENT                         Springing
 TI/LC(2)                                  Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                 $30,856,000
CUT-OFF DATE BALANCE/SF                                                     $136
CUT-OFF DATE LTV                                                           63.6%
MATURITY DATE LTV                                                          63.6%
UW DSCR ON NCF                                                             1.67x

--------------------------------------------------------------------------------

(1)   Ongoing monthly tax and insurance reserves will be required upon an event of default.

(2)   From August 11, 2014 through March 11, 2015 mortgagee must deposit the lesser of $93,750 or 1/8th of the difference between $750,000 and the balance of the reserve on July 11, 2014.

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Saint Joseph, MO
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                226,160
OCCUPANCY AS OF SEPTEMBER 30, 2005                                         95.0%
YEAR BUILT / YEAR RENOVATED                                            2005 / NA
APPRAISED VALUE                                                      $48,500,000
PROPERTY MANAGEMENT                                   Equity Fund Advisors, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $4,069,706
UW TOTAL EXPENSES                                                     $1,311,155
UW NET OPERATING INCOME (NOI)                                         $2,758,550
UW NET CASH FLOW (NCF)                                                $2,650,233

--------------------------------------------------------------------------------

                                      D-90

--------------------------------------------------------------------------------
                            SHOPPES AT NORTH VILLAGE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     % OF TOTAL
                             RATINGS*        NET RENTABLE     % OF NET      BASE RENT     ANNUAL     ANNUAL BASE
        TENANT           MOODY'S/S&P/FITCH    AREA (SF)     RENTABLE AREA      PSF      BASE RENT       RENT       LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Hollywood Theatre ...       NR/NR/NR            30,000          13.3%       $ 14.50    $  435,000       15.0%        April 2020
 TJ Maxx .............        A3/A/NR            28,000          12.4        $  8.00       224,000        7.7          May 2015
 Michaels ............       Ba1/NR/NR           21,300           9.4        $  9.50       202,350        7.0          June 2015
 Bed Bath & Beyond ...       NR/BBB/NR           20,000           8.8        $ 12.00       240,000        8.3        January 2016
 Best Buy ............      NR/BBB/BBB+          20,000           8.8        $ 13.00       260,000        9.0        January 2016
                                                -------         -----                   ----------      -----
 TOTAL MAJOR TENANTS..                          119,300          52.8%       $ 11.41    $1,361,350       47.0%
NON-MAJOR TENANTS ....                           95,474          42.2        $ 16.06     1,533,460       53.0
                                                -------         -----                   ----------      -----
OCCUPIED TOTAL .......                          214,774          95.0%       $ 13.48    $2,894,810      100.0%
VACANT SPACE .........                           11,386           5.0
                                                -------         -----
PROPERTY TOTAL .......                          226,160         100.0%
                                                =======         =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF     % OF BASE      CUMULATIVE % OF
   YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*       SF ROLLING*     RENT ROLLING*   BASE RENT ROLLING*
----------------------------------------------------------------------------------------------------------------------------

   2006           0              $0.00             0          0.0%             0.0%             0.0%              0.0%
   2007           0              $0.00             0          0.0%             0.0%             0.0%              0.0%
   2008           0              $0.00             0          0.0%             0.0%             0.0%              0.0%
   2009           3             $23.84         4,460          2.0%             2.0%             3.7%              3.7%
   2010           7             $16.65        35,576         15.7%            17.7%            20.5%             24.1%
   2011           0              $0.00             0          0.0%            17.7%             0.0%             24.1%
   2012           0              $0.00             0          0.0%            17.7%             0.0%             24.1%
   2013           0              $0.00             0          0.0%            17.7%             0.0%             24.1%
   2014           1             $33.00         1,500          0.7%            18.4%             1.7%             25.9%
   2015           7             $11.88        86,238         38.1%            56.5%            35.4%             61.2%
   2016           3             $12.05        57,000         25.2%            81.7%            23.7%             85.0%
Thereafter        1             $14.50        30,000         13.3%            95.0%            15.0%            100.0%
  Vacant          0                 NA        11,386          5.0%           100.0%             0.0%            100.0%
----------------------------------------------------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

                                      D-91

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o     GENERAL. For a detailed presentation of certain characteristics of the
      Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2
      to the Prospectus Supplement for certain information regarding multifamily
      Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for
      certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus
      Supplement for certain information relating to the commercial tenants of the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for
      certain information relating to cross-collateralized and cross-defaulted
      Mortgage Loans. See Annex A-6 to the Prospectus Supplement for certain information relating to the EDS Building Loan.

-----------------------------------------------------------------------------------------
                             SIGNIFICANT SPONSOR CONCENTRATION
-----------------------------------------------------------------------------------------
                            # OF LOANS/                                      % OF CUT-OFF
                             MORTGAGED                   AGGREGATE CUT-OFF    DATE POOL
SPONSOR                      PROPERTIES   LOAN NUMBERS      DATE BALANCE       BALANCE
-----------------------------------------------------------------------------------------

David Lichtenstein ......     2/11           1, 24         $342,590,000          12.0%
Joe Moinian .............      2/2           3, 34         $196,200,000           6.9%
DiamondRock Hospitality
  Limited Partnership and
  Bloodstone TRS, Inc. ..      1/1               2         $195,000,000           6.8%
-----------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                                WEIGHTED        WEIGHTED      WEIGHTED
                            AVERAGE CUT-OFF    AVERAGE UW      AVERAGE
SPONSOR                         DATE LTV      DSCR ON NCF   MORTGAGE RATE
-------------------------------------------------------------------------

David Lichtenstein ......        79.9%           1.21x          5.556%
Joe Moinian .............        58.2%           1.47x          5.691%
DiamondRock Hospitality
  Limited Partnership and
  Bloodstone TRS, Inc. ..        64.6%           1.86x          5.877%
-------------------------------------------------------------------------

o     CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Two (2) groups of
      Mortgage Loans, representing approximately 1.1% of the Cut-Off Date Pool
      Balance, are cross-collateralized and/or cross-defaulted with one or more
      Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the
      Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described below) will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool.
      The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and/or
      cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other
      Mortgage Loans are subject to cross-collateralization or cross-default provisions.

                                      D-92

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o     SUBORDINATE FINANCING.

------------------------------------------------------------------------------------------------------------------------------------
                                                   EXISTING SUBORDINATE FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
EXISTING SUBORDINATE FINANCING                                   # OF LOANS               LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Secured by Mortgaged Property ................................        1                       44                          0.5%
Mezzanine Debt Secured by Ownership Interests in Borrower ....       10       3, 4, 5, 22, 25, 27, 49, 76, 80, 87        16.2%
Unsecured "Guarantor Obligation" .............................        1                       63                          0.4%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    FUTURE SUBORDINATE FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
FUTURE SUBORDINATE FINANCING                                      # OF LOANS              LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Mezzanine Debt Secured by Ownership Interests in Borrower ......      15          1, 4, 8, 13, 16, 17, 22, 25,           25.8%
                                                                                   28, 45, 46, 51, 76, 81, 92
Secured by Mortgaged Property ..................................       1                       53                         0.5%
Unsecured or by Mezzanine Debt Secured by Ownership Interests in
  Borrower .....................................................       4                 21, 29, 42, 50                   3.0%
------------------------------------------------------------------------------------------------------------------------------------

See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional
Risks" in the Prospectus Supplement.

----------------------------------------------------------------------------------------------------------------------------
                                                    SUBORDINATE COMPANION LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                   CUT-OFF DATE   % OF CUT-OFF   CUT-OFF DATE SUBORDINATE
                                                    PRINCIPAL      DATE POOL            COMPANION
          MORTGAGE LOAN              LOAN NUMBER     BALANCE        BALANCE            LOAN BALANCE         PRIMARY SERVICER
----------------------------------------------------------------------------------------------------------------------------

Marriott -- Chicago, IL ...........       2        $195,000,000        6.8%            $25,000,000           Wachovia Bank
530 Fifth Avenue ..................       3        $175,000,000        6.1%            $25,000,000           Wachovia Bank
Hercules Plaza ....................       7         $77,892,043        2.7%            $19,993,033           Wachovia Bank
Brookside West ....................      71         $10,280,955        0.4%            $   679,913           Wachovia Bank
Hilton Garden Inn -- Napa, CA .....      74          $9,910,219        0.3%            $   744,820           Wachovia Bank
The Retreat Apartments ............      84          $7,560,000        0.3%            $   472,500           Wachovia Bank
Weatherly Apartments ..............      89          $6,700,000        0.2%            $   335,000           Wachovia Bank
Rao's City Views Apartment
  Building ........................      97          $6,100,000        0.2%            $   400,000           Wachovia Bank
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                    PARI PASSU LOAN
---------------------------------------------------------------------------------------------------------------------------
                                                       CUT-OFF DATE    % OF CUT-OFF DATE   % OF PARI PASSU    CONTROLLING
        MORTGAGE LOAN                LOAN NUMBER   PRINCIPAL BALANCE     POOL BALANCE           DEBT          TRANSACTION
---------------------------------------------------------------------------------------------------------------------------

Prime Outlets Pool ................       1          $315,340,000            11.0%               50%         WBCMT 2006-C23
---------------------------------------------------------------------------------------------------------------------------

                                      D-93

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex E

SHORT-TERM COLLATERAL SUMMARY

Mortgage Loan Number	Property Name	Cut-Off Date Balance	Balloon Balance(1)	Remaining Term	Remaining IO Term	Cut-Off Date LTV Ratio	DSCR
Class A-1
25	Caribbean Corporate Center	$26,500,000	$25,487,433	50	19	71.4%	1.20x

Class A-1 Total Balloon Payment			$25,487,433			71.4%	1.20x
Class A-1 Amortization			60,336,567
Total Class A-1 Certificate Balance			$85,824,000

Class A-2
132	La-Z Boy - Glendale, AZ	$3,415,000	$3,415,000	54	54	59.9%	1.95x
108	Lowe's - Enterprise, AL	$4,859,000	4,859,000	55	55	66.1%	1.66x
121	Federal Express - Rockford, IL	$3,998,000	3,998,000	55	55	64.5%	1.94x
144	CVS - Richland Hills, TX	$2,379,000	2,379,000	55	55	64.7%	1.99x
148	CVS - Alpharetta, GA	$2,015,000	2,015,000	55	55	65.0%	1.83x
150	David's Bridal - Lenexa, KS	$1,799,000	1,799,000	56	56	54.4%	2.00x
40	Crowne Plaza - Worcester, MA	$17,301,881	15,721,964	57		69.5%	1.40x
70	Hampton Inn Bowie	$10,450,352	9,464,694	57		73.6%	1.72x
149	Staples - Crossville, TN	$1,885,000	1,885,000	57	57	64.4%	2.01x
151	Rite Aid - Saco, ME	$1,375,000	1,375,000	57	57	55.0%	2.46x
91	Oak Haven Assisted Living	$6,300,000	6,161,661	58	34	67.0%	1.45x
138	Office Depot Plaza	$2,990,000	2,990,000	58	58	65.0%	1.75x
50	Caprock Center	$14,720,000	14,187,723	59	23	80.0%	1.23x
18	Wilshire Roxbury Building	$35,789,000	35,789,000	60	60	70.2%	1.29x

Class A-2 Total Balloon Payment			$106,040,042			69.9%	1.49x
Class A-2 Amortization			16,396,958
Total Class A-2 Certificate Balance			$122,437,000

Class A-3
52	EDS Building	$14,062,394	$11,181,340	68		49.7%	1.55x
42	Summit Ridge Business Park	$16,900,000	16,255,052	70	34	74.4%	1.23x
34	808 South Olive Street and 801-807 South Hill Street	$21,200,000	19,890,836	71	11	80.0%	1.25x
99	Hampton Inn - Fairhaven, MA	$5,955,285	5,506,836	82	10	51.8%	1.84x
102	Hampton Inn - Franklin, MA	$5,249,516	4,854,213	82	10	48.6%	2.07x

Class A-3 Total Balloon Payment(2)			$57,688,277			66.5%	1.44x
Class A-3 Amortization			723
Total Class A-3 Certificate Balance			$57,689,000

(1)	As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates (or, in the case of ARD Loans, their Anticipated Repayment Dates) and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS—Yield Considerations" in the prospectus supplement.

(2)	With respect to loan numbers 99 and 102, there is a nominal amount of the aggregate balloon balance that will be distributed to the Class A-PB1 Certificates.

E-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption "RISK FACTORS" on page 14 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

March 21, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
General	50
Mortgage Loans—Leases	50
CMBS	54
Certificate Accounts	54
Credit Support	55
Cash Flow Agreements	55
Pre-Funding	55
YIELD CONSIDERATIONS	56
General	56
Pass-Through Rate	56
Payment Delays	56
Shortfalls in Collections of Interest Resulting from Prepayments	56
Prepayment Considerations	57
Weighted Average Life and Maturity	58
Controlled Amortization Classes and Companion Classes	59
Other Factors Affecting Yield, Weighted Average Life and Maturity	59
THE SPONSOR	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
General	62
Distributions	62
Distributions of Interest on the Certificates	63
Distributions of Principal of the Certificates	64
Components	64
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	65
Allocation of Losses and Shortfalls	65
Advances in Respect of Delinquencies	65
Reports to Certificateholders	66
Voting Rights	67
Termination	67
Book-Entry Registration and Definitive Certificates	68
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
General	70
Assignment of Mortgage Assets; Repurchases	70
Representations and Warranties; Repurchases	71
Certificate Account	72
Collection and Other Servicing Procedures	75
Realization upon Defaulted Mortgage Loans	76
Hazard Insurance Policies	77
Due-on-Sale and Due-on-Encumbrance Provisions	78

Servicing Compensation and Payment of Expenses	78
Evidence as to Compliance	79
Certain Matters Regarding the Master Servicer and the Depositor	79
Events of Default	80
Rights upon Event of Default	81
Amendment	81
List of Certificateholders	82
The Trustee	82
Duties of the Trustee	82
Certain Matters Regarding the Trustee	82
Resignation and Removal of the Trustee	83
DESCRIPTION OF CREDIT SUPPORT	84
General	84
Subordinate Certificates	84
Cross-Support Provisions	84
Insurance or Guarantees with Respect to Mortgage Loans	85
Letter of Credit	85
Certificate Insurance and Surety Bonds	85
Reserve Funds	85
Credit Support with Respect to CMBS	86
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
General	86
Types of Mortgage Instruments	87
Leases and Rents	87
Personalty	87
Cooperative Loans	88
Junior Mortgages; Rights of Senior Lenders	89
Foreclosure	90
Bankruptcy Laws	93
Environmental Considerations	96
Due-on-Sale and Due-on-Encumbrance	97
Subordinate Financing	97
Default Interest and Limitations on Prepayments	98
Certain Laws and Regulations; Types of Mortgaged Properties	98
Applicability of Usury Laws	98
Servicemembers Civil Relief Act	98
Americans with Disabilities Act	99
Forfeiture in Drug, RICO and Money Laundering Violations	99
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	99
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
Federal Income Tax Consequences for REMIC Certificates	101
General	101
REMICs	101
Taxation of Owners of REMIC Regular Certificates	103
Taxation of Owners of REMIC Residual Certificates	109
Prohibited Transactions Tax and Other Taxes	116
Termination	117
Reporting and Other Administrative Matters	117
Backup Withholding with Respect to REMIC Certificates	118
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	118

General	118
Characterization of Investments in Grantor Trust Certificates	119
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
General	127
Prohibited Transaction Exemptions	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 134 in this prospectus.

In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels, motels and other hospitality properties;

•	office buildings;

•	nursing homes, assisted living facilities and similar properties;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	owner-occupied commercial properties;

•	warehouse, mini-warehouse, cold storage, or self-storage facilities;

•	recreational vehicle and mobile home parks;

•	manufactured housing communities;

•	parking lots;

•	commercial properties occupied by one or more tenants;

•	entertainment or sports arenas;

•	restaurants;

•	marinas;

•	mixed use properties;

•	movie theaters;

•	amusement and theme parks;

•	destination resorts, golf courses and similar properties;

•	educational centers;

•	casinos;

•	bank branches; and

•	unimproved land,

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of one or more classes of certificates;

•	over collateralization;

•	letters of credit;

•	insurance policies;

•	bonds;

•	repurchase obligations;

•	guarantees;

•	reserve funds; and/or

•	a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the casemay be. The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements; and/or

•	yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	"regular interests" or "residual interests" in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under "RISK FACTORS", summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

•	the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

•	the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund;

•	the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

•	the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending	Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•	in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties	Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties	Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See ‘‘—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ above. Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building's tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property's:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities	Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility's age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower's equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law	Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus supplement, and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES— Environmental Considerations’’ in this prospectus and ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property	Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans	We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates’’ and ‘‘—Taxation of Owners of REMIC Residual Certificates’’ in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks	Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be ‘‘legal non conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES —Leases and Rents’’ in this prospectus.

Inspections of the Mortgaged Properties Were Limited	The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "—Mortgage Loans—Leases", unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents" in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "—Leases" above.

While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service

Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under "DESCRIPTION OF CREDIT SUPPORT" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements" above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See "RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment" in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses" in this prospectus.

Prepayment Considerations

A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services – NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" and "—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates" in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6- month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments", exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class. See "RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "YIELD CONSIDERATIONS" in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "—General" above. To that extent, the descriptions set forth under "—Distributions of Interest on the Certificates" and "—Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of EquityParticipations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)    the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)    the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)    the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)    the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)    the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)    the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)    with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)    the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)    the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)    the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

(xiv)    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates" in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Events of Default", "—Rights upon Event of Default" and "—Resignation and Removal of the Trustee" in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (‘‘Clearstream’’) or Euroclear Bank S.A./N.V., as operator (the ‘‘Euroclear Operator’’) of the Euroclear System (the ‘‘Euroclear System’’) (in Europe) if they are participants of such respective system (‘‘Participants’’), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the

Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)    all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "DESCRIPTION OF CREDIT SUPPORT" in this prospectus;

(v)    any advances made as described under "DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies" in this prospectus;

(vi)    any amounts paid under any cash flow agreement, as described under "DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements" in this prospectus;

(vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "—Assignment of Mortgage Assets; Repurchases" and "—Representations and Warranties; Repurchases" above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "—Realization upon Defaulted Mortgage Loans" below; and all liquidation proceeds resulting from any mortgage asset purchased as described under "DESCRIPTION OF THE CERTIFICATES—Termination" in this prospectus;

(viii)    any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "—Servicing Compensation and Payment of Expenses" below;

(ix)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

(x)    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "—Hazard Insurance Policies" below;

(xi)    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)    to make distributions to the certificateholders on each distribution date;

(ii)    to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies" in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)    to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)    to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)    if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "—Realization Upon Defaulted Mortgage Loans" below;

(vii)    to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "—Certain Matters Regarding the Master Servicer and the Depositor" below;

(viii)    if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "—Certain Matters Regarding the Trustee" below;

(x)    to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates" and "—Prohibited Transactions Tax and Other Taxes" in this prospectus;

(xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)    to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "—Certificate Account" above and "—Servicing Compensation and Payment of Expenses" below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations" in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance" in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See "YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments" in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)    a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)    a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)    the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)    a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See "RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See "DESCRIPTION OF THE CERTIFICATES—Credit Enhancement Provider" in the accompanying propspectus supplement.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases" in this prospectus. For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "—Environmental Considerations" below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "—Bankruptcy Laws" below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "—Foreclosure—Cooperative Loans" below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "—Leases and Rents" above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans" in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "STATE AND OTHER TAX CONSEQUENCES" in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See "DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements" in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See " —Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "—Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "—Market Discount" above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller's income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under "—Market Discount" and "—Premium" above.

REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "U.S. Person" means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "—Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the "Inducement Fee Regulations") under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the "Modified REMIC Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "—Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under "—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount" above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "—Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "—Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "—Sales of REMIC Residual Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "—General" above.

Excess Inclusions.    Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "—Foreign Investors in REMIC Residual Certificates" below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual

Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)    the present value of any consideration given the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)   the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)    the following requirements are satisfied:

(i)    the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)   the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "—Foreign Investors in REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual's adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "—Basis Rules, Net Losses and Distributions" above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a "disqualified organization" generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "—Taxation of Owners of REMIC Regular Certificates—Market Discount" above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	"obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

•	"real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions" above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "—Market Discount" below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "—If Stripped Bond Rules Do Not Apply" below for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "—Sales of Grantor Trust Certificates" below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "—If Stripped Bond Rules Do Not Apply" and "—Market Discount."

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "—Grantor Trust Reporting" below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium" above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount" above.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "—If Stripped Bond Rules Do Not Apply" above. Further, under the rules described in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in "—If Stripped Bond Rules Apply" above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "—Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "—If Stripped Bond Rules Apply" above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in "widely held fixed investment trusts" and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificatcholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates" and "—Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates" above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA

CONSIDERATIONS", the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "METHOD OF DISTRIBUTION" in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. § 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets,

LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be.

A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

"Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

"Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates" in this prospectus.

"Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

"Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

"Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

"DTC" means The Depository Trust Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

"Loan-to-Value Ratio" means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

"Net Operating Income" means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

"REMIC" means a "real estate mortgage investment conduit" under the Code.

"REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

"REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

"SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

"Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

"Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

"Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

The file ‘‘WBCMT 2006-C25 Free Writing Prospectus Annexes A1-6.xls’’, which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the ‘‘WBCMT 2006-C25 Free Writing Prospectus Annexes A1-6.xls’’ file.

To open the file, insert the diskette into your floppy drive. Copy the file ‘‘WBCMT 2006-C25 Free Writing Prospectus Annexes A1-6.xls’’ to your hard drive or network drive. Open the file ‘‘WBCMT 2006-C25 Free Writing Prospectus Annexes A1-6.xls’’ as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Disclaimer’’, ‘‘A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties’’ or ‘‘A-2 Certain Information Regarding Multifamily Mortgaged Properties’’ or ‘‘A-3 Reserve Account Information’’ or ‘‘A-4 Commercial Tenant Schedule’’ or ‘‘A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios)’’ or "A-6 Debt Service Payment Schedule for the EDS Building Loan", respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

Level 11-12

Prospectus Supplement

Summary of Prospectus Supplement	S-6
Overview of the Certificates	S-7
The Parties	S-9
Important Dates and Periods	S-14
The Certificates	S-15
The Mortgage Loans	S-35
Risk Factors	S-50
Description of the Mortgage Pool	S-95
Servicing of the Mortgage Loans	S-152
Description of the Certificates	S-185
Yield and Maturity Considerations	S-219
Material Federal Income Tax Consequences	S-231
ERISA Considerations	S-232
Legal Investment	S-235
Certain Relationships Among Parties	S-235
Legal Matters	S-236
Ratings	S-236
Index of Defined Terms	S-238
Prospectus
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
YIELD CONSIDERATIONS	56
THE SPONSOR	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
DESCRIPTION OF CREDIT SUPPORT	84
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

$2,637,006,000
(Approximate)

Wachovia Commercial
Mortgage Securities, Inc.
(Depositor)

Wachovia Bank Commercial
Mortgage Trust

Commercial Mortgage
Pass-Through
Certificates Series 2006-C25

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

BB&T Capital Markets

Credit Suisse

NOMURA

May    , 2006